Exhibit 10.15

EXECUTION COPY

RECEIVABLES PURCHASE AGREEMENT

dated

23 OCTOBER 2015

between

MAUSER-WERKE GMBH

NCG BUCHTENKIRCHEN GMBH

MAUSER BENELUX B.V.

MAUSER UK LIMITED

MAUSER FRANCE S.A.S.

MAUSER ITALIA S.P.A.

MAUSER CANADA LTD.

MAUSER USA FINANCE, LLC

NATIONAL CONTAINER GROUP FINANCE, LLC

as Originators

MAUSER-WERKE GMBH

as Master Servicer

MAUSER HOLDING SARL

as Performance Guarantor

and

ING LUXEMBOURG S.A.

as Purchaser, Transaction Administrator and Beneficiary

Baker & McKenzie

Partnerschaft von Rechtsanwälten,

Wirtschaftsprüfern und Steuerberatern mbB

Bethmannstraße 50-54

60311 Frankfurt/Main

Germany

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TABLE OF CONTENTS

1. Definitions and Interpretation	3

2. Sale and Purchase of Receivables	31

3. Purchase Dates, Conditions Precedent, Etc.	34

4. Terms and Conditions Governing Purchases	39

5. Consequences of the Purchase	46

6. Determination of the Purchase Price	47

7. Initial Purchase Price and Global Initial Purchase Price	48

8. Global Deferred Purchase Price	49

9. Fees	50

10. Waterfall	50

11. Payments	56

12. Intermediate Closing of the Current Accounts and Intermediate Payment	68

13. Tax Gross-Up	74

14. Representations and Warranties	77

15. Undertakings	83

16. Credit Enhancement Event	96

17. Termination	97

18. Indemnity	102

19. Recourse	105

20. The Transaction Administrator	106

21. Survival of Clauses	106

22. Sale by the Purchaser of any Global Portfolio	106

23. Compensation	106

24. Communications	107

25. Confidentiality and Disclosure	110

26. Exercise of Rights	111

27. Amendments	111

28. Ottawa Convention	111

29. Election of Domicile (woonstkeuze / élection de domicile)	111

30. Governing Law and Jurisdiction	112

31. Partial Invalidity	113

32. Counterparts	113

Schedule 1 List of Originators	114

Schedule 2 Eligibility Criteria for Purchase	116

Schedule 3 Purchase Price	121

I

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II

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RECEIVABLES PURCHASE AGREEMENT

This receivables purchase agreement (the “Agreement”) is dated 23 October 2015 and entered into between

1.	MAUSER-WERKE GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) having its office at Schildgesstraße 71-163, 50321 Brühl, Federal Republic of Germany, registered with the commercial register (Handelsregister) at the Local Court (Amtsgericht) of Cologne under registration number HRB 58469 (the “German Originator 1” and the “Master Servicer”);

2.	NCG BUCHTENKIRCHEN GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) having its office at Schildgesstraße 71-163, 50321 Brühl, Federal Republic of Germany, registered with the commercial register (Handelsregister) at the Local Court (Amtsgericht) of Cologne under registration number HRB 69927 (the “German Originator 2” and together with the German Originator 1 referred to as the “German Originators”);

3.	MAUSER BENELUX B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its office at Souvereinstraat 1, 4903RH Oosterhout, The Netherlands, registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under registration number 20043110 (the “Dutch Originator”);

4.	MAUSER UK LIMITED, a company incorporated under the laws of England and Wales with company number 05798825 and having its registered office at 100 New Bridge Street, London, EC4V 6JA, England (the “English Originator”);

5.	MAUSER FRANCE S.A.S., a limited liability company (société par actions simplifiée) organised and existing under French law, having its registered office at 100 Rue Louis Blanc, 60160 Montataire, France and registered with the Registre du Commerce et des Sociétés of Compiègne under number 451 764 070 (the “French Originator”);

6.	MAUSER ITALIA S.P.A., a joint stock company (società per azioni) incorporated under the laws of Italy and registered with the commercial register (registro delle imprese) under registration number and tax code 04159500968, having its office at Via Lazio 16, 20056 Grezzago (MI), Italy (the “Italian Originator”);

7.	MAUSER CANADA LTD., a Canadian limited liability company incorporated in the Province of New Brunswick having its registered office at Brunswick House, 44 Chipman Hill Suite 1000, Saint John NB, E2L 4S6, Canada (the “Canadian Originator”);

8.	MAUSER USA FINANCE, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, U.S.A. (the “U.S. Originator 1”); and

9.	NATIONAL CONTAINER GROUP FINANCE, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, U.S.A. (the “U.S. Originator 2”, and together with the U.S. Originator 1 referred to as the “U.S. Originators”);

together the “Originators”;

10.	MAUSER HOLDING S.A.R.L., a limited liability company (Société à responsabilité limitée) organised and existing under the laws of Luxembourg and having its office at Rue Guillaume Kroll 5, 1882 Luxembourg, Luxembourg, registered with the Luxembourg register of commerce and companies under registration number B 186.922 (the “Performance Guarantor”);

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11.	ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser” or the “Beneficiary”); and

12.	ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Transaction Administrator”).

The Purchaser, Beneficiary, Transaction Administrator and ING Luxembourg S.A. acting in any other capacity under any Transaction Document are together referred to as “ING Luxembourg”.

Recitals

A.	The Originators (other than the U.S. Originators) originate trade receivables in the course of their business. Such receivables result from the delivery of products and/or provision of services. The U.S. Originators acquire such receivables originated by Mauser USA, LLC (the “U.S. Company 1”) and from National Container Group, LLC (the “U.S. Company 2” and together with the U.S. Company 1 referred to as the “U.S. Companies”), respectively, in the course of their business under the U.S. Contribution Agreements entered into with the U.S. Originators.

B.	The Originators and the Purchaser agree, based on the terms and conditions set out in this Agreement and pursuant to applicable local law (which includes in the case of the French Originator the provisions of article L. 313-23 et seq. of the French Code Monétaire et Financier and in case of the Italian Originator the provisions of the Italian Factoring Law (as defined below)), will sell and assign to the Purchaser on a daily basis as from the First Purchase Date, trade receivables that comply with the Eligibility Criteria (as defined herein) (the “Program”).

C.	Within the framework of the Program, the Master Servicer and the other Originators will, on the date hereof, also enter into a Servicing Agreement with the Purchaser and the Transaction Administrator setting out the terms and conditions upon which the Master Servicer and the other Originators will be appointed to act on behalf of the Purchaser as Servicers to service and to collect the Purchased Receivables.

D.	Within the framework of the Program, the Performance Guarantor will, on the date hereof, grant a guarantee as guarantee of the obligations of any Originator and any Servicer under the Transaction Documents, subject to and in accordance with the terms of the Performance Guarantee Letter.

E.	The Transaction Administrator will administer the Program in accordance with the terms of this Agreement.

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It is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Under the Agreement, in addition to the terms defined in the recitals, unless the context otherwise requires, the following terms shall have the following meanings:

“Administration Costs” means the administration costs corresponding to the tasks and duties to be performed by the Transaction Administrator under the Program.

“Affected Originator” shall have the meaning ascribed to such term in Clause 16.3.

“Affiliate” means, in relation to any entity, a Subsidiary of that entity or a Holding Company of that entity or any other Subsidiary of that Holding Company.

“Agreement” means this receivables purchase agreement, including its annexes and schedules.

“Applicable Margin in CAD” means 210 bps per annum.

“Applicable Margin in EUR” means 190 bps per annum.

“Applicable Margin in GBP” means 210 bps per annum.

“Applicable Margin in USD” means 210 bps per annum.

“Applicable Taxes” has the meaning ascribed to such term in Clause 13 (Tax Gross-Up).

“Associated Rights” means, with respect to any Receivable, all of the relevant Originator’s rights (including accessory rights and ancillary rights), privileges, interests, benefits and claims of any nature whatsoever relating to that Receivable under the contract from which the Receivable arises (including any indemnity rights and any late payment interest that may be due), all of the Originator’s interests in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable, all guarantees, insurance or other agreements or arrangements of whatever character supporting or securing payment of such Receivables, including any Security Interest related thereto, including (without limitation):

(a)	with respect to any English Receivable or Canadian Receivable, any right, title, interest or benefit of the relevant Originator in relation to such English Receivable or Canadian Receivable (as the case may be), including (but not limited to):

(i)	the right to demand, sue for, recover, receive and/or to grant a discharge in respect of the whole or part of the amounts due or to become due in connection with such English Receivable or Canadian Receivable, as the case may be (including any indemnity rights and any late payment interest that may be due);

(ii)	the benefit of any and all representations, warranties and undertakings relating to the relevant English Receivable or Canadian Receivable, as the case may be, given or assumed by the relevant Obligor(s);

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(iii)	the benefit of any and all causes and rights of actions relating to the relevant English Receivable or Canadian Receivable, as the case may be, against the relevant Obligor(s);

(iv)	the benefit of any applicable retention of title provisions;

(v)	all claims for the provision of security;

(vi)	all indemnity claims against the relevant Obligor(s) for non-performance by such Obligor(s) of any of its (their) obligations;

(vii)	all restitution claims against the relevant Obligor(s) in the event that the contract from which the relevant Receivable arises is void; and

(viii)	any moneys or proceeds paid or payable to such Originator (in any capacity whatsoever) in respect of such Canadian Receivable (or English Receivable, as the case may be);

(b)	with respect to any German Receivable, including but not limited to any and all rights in relation to such Receivable which pass to the Purchaser by virtue of Section 401 of the German Civil Code;

(c)	with respect to any Dutch Receivable, any and all rights (including any ancillary rights (nevenrechten) and accessory rights (afhankelijke rechten) in relation to such Dutch Receivable which pass to the Purchaser by virtue of Article 6:142 of the Dutch Civil Code or otherwise pursuant to Dutch law;

(d)	with respect to any French Receivables, any and all rights in relation to such French Receivable which pass to the Purchaser by virtue of Article 1692 of the French Code civil and/or Article L.313-27 of the French Code monétaire et financier;

(e)	with respect to any Italian Receivables, any and all rights in relation to such Italian Receivable which pass to the Purchaser by virtue of Article 1263 of the Italian Civil Code; and

(f)	with respect to any U.S. Receivable:

(i)	all the right, title, interest and benefit of the relevant U.S. Originator in each such U.S. Receivable and all general intangibles related thereto, including the right to demand, sue for, recover, receive and grant receipts for all principal amounts outstanding from time to time under each such U.S. Receivable;

(ii)	the claim (if any) for the payment of default interest under the contract relating to each such U.S. Receivable; and

(iii)	all other existing and future claims and rights under, pursuant to, or in connection with each such U.S. Receivable and the underlying contract, including, but not limited to:

(A)	other related ancillary rights and claims, including but not limited to, independent unilateral rights as well as dependent unilateral rights by the exercise of which the relevant contract is altered, in particular the right of termination, if any, and the right of rescission, if any, but which are not of a personal nature;

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(B)	all claims of any U.S. Originator against an Obligor pursuant to the general business conditions of the U.S. Originators in accordance with the relevant contracts;

(C)	all claims against insurance companies or other third Persons assigned to any U.S. Originator in accordance with the relevant contracts;

(D)	claims for the provision of collateral;

(E)	indemnity claims for non-performance;

(F)	restitution claims against any Obligor in the event that the underlying contract is void;

(G)	all other payment claims and payment intangibles under any relevant contract against an Obligor; and

(H)	all other related ancillary rights and claims under the relevant U.S. Contribution Agreement of the relevant U.S. Originator against the relevant U.S. Company 1 in respect of any such U.S. Receivables.

“Available Amount in CAD” means any amount in CAD calculated and described as such in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Available Amount in EUR” means any amount in EUR calculated and described as such in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Available Amount in GBP” means any amount in GBP calculated and described as such in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Available Amount in USD” means any amount in USD calculated and described as such in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Available Cap” means the maximum liability amount under any Credit Insurance Contract after deduction of all Claim amounts, converted into EUR at the relevant Exchange Rate introduced to the Credit Insurance Company under such Credit Insurance Contract during the relevant Insurance Year.

“Backup Servicer” means any person designated as backup servicer from time to time in accordance with the Backup Servicing Agreement.

“Backup Servicing Agreement” means any backup servicing agreement from time to time between the Master Servicer, the Purchaser and the Transaction Administrator relating to the provision of back-up collection and servicing in relation to the Purchased Receivables, in form and substance satisfactory to the Purchaser.

“Backup Servicing Costs” means any costs in relation to any Backup Servicer as calculated and due and payable in accordance with the Backup Servicing Agreement.

“Base Rate in CAD” means, in relation to any Charges Period, CDOR.

“Base Rate in EUR” means in relation to any Charges Period, EURIBOR.

“Base Rate in GBP” means, in relation to any Charges Period, GBP LIBOR.

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“Base Rate in USD” means, in relation to any Charges Period, USD LIBOR.

“Beneficiary” means the Purchaser acting in its capacity as beneficiary under any Credit Insurance Contract.

“Blocking Notice” means any notice sent by the Purchaser to a Dedicated Collection Account Bank upon the occurrence of a Credit Enhancement Event or a Termination Event in accordance with any Security Interest Agreement.

“Bribery Act” means the Bribery Act 2010 of the UK.

“Business Day” means a day (other than a Saturday or a Sunday) on which the commercial banks are open for business in Belgium, Luxembourg, The Netherlands and Brühl, Germany, and, in relation to any date for payment in EUR, CAD, GBP and USD, which is a Target Day.

“CAD” means the lawful currency of Canada.

“CAD Amount” means, in respect of any amount denominated in a currency other than CAD, an amount equal to that amount converted into CAD at the relevant Exchange Rate and, in respect of any amount denominated in CAD, that amount.

“CAD Shortfall” means the shortfall of the Available Amount in CAD in order to fully satisfy the payment obligations or internal allocations due under Clause 10.2(a)(i) up to and including 10.2(a)(vii) or Clause 10.2(b)(i) up to and including 10.2(b)(ix).

“Calculation and Payment Report” means the report for each relevant Currency, substantially in the form of Schedule 18 (Calculation and Payment Report).

“Calculation Date” means each day which is two (2) Business Days before a Settlement Date.

“Calculation Period” means any period from and excluding a Cut-off Date up to and including the immediately following Cut-off Date.

“Canadian Adverse Claim” has the meaning ascribed to “Adverse Claim” in the Securities Transfer Act (Ontario).

“Canadian Assignment Agreement” means the Canadian assignment agreement executed substantially in a form as attached under Schedule 6 Part 3 (Forms of Transfer Documents).

“Canadian Deposit Account Control Agreement” means the respective deposit account control agreement entered into or about the date hereof between, among others, the Master Servicer, the relevant Canadian Originator and the credit institution mentioned therein.

“Canadian Originator(s)” has the meaning ascribed thereto above and any Originator incorporated, formed and having its principal place of business in Canada.

“Canadian Receivable” means any Receivable owned by a Canadian Originator.

“CDOR” means for a period equal to the relevant interest period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on the appropriate page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate) as of 10.15am (Toronto, Ontario time) on the relevant quotation date. In all cases, if the rate is below zero, CDOR will be deemed zero.

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“Change of Control” has the meaning given to such term in the First Lien Credit Agreement as of the date hereof.

“Charges” means the sum of (a) the Backup Servicing Costs and (b) the Costs.

“Charges Period” means each successive period from and including a Settlement Date to (but excluding) the immediately following Settlement Date.

“Claims” means any form for claims provided for under any Credit Insurance Contract in order to initiate the indemnification procedure under such Credit Insurance Contract.

“Collections” means, with respect to any Purchased Receivable, all cash proceeds, set off, other cash proceeds or other amounts received or recovered in respect thereof, including, without limitation, any payments made by way of cheques, on any bill of exchange, promissory note or other negotiable instrument issued in respect of such Purchased Receivable to any holder thereof (whether or not issued in breach of any provisions of the Agreement), all cash proceeds from enforcement of security with respect to such Purchased Receivable, all cash proceeds distributed for the benefit of the Purchaser or for the benefit of the relevant Originator and subsequently forwarded to the Purchaser, resulting from an indemnification under a Credit Insurance Contract, and, as applicable, all recoveries of VAT from any relevant tax authority relating to any unpaid Purchased Receivable.

“Collections Transfer Date” means:

(a)	as from one month after the First Purchase Date, each Tuesday, or if a Tuesday is not a Business Day, the immediately following Business Day; and

(b)	if imposed by the Purchaser in accordance with Clause 17 (Termination) or the Servicing Agreement, each Business Day.

“Conditions Precedent Delivery Date” has the meaning ascribed thereto in Clause 3.2.

“Contractual Dilution” means, with respect to any Purchased Receivable, allowed reductions for such Purchased Receivable known as of the relevant Purchase Date, limited to reductions arising under a contract and applying at the time that such Purchased Receivable arises.

“Contractual Payment Term” has the meaning ascribed to such term in Schedule 3 Part 2 (Calculation of the Purchase Price) to this Agreement.

“Costs” means the sum of (a) the Funding Costs, (b) the Administration Costs and (c) the Servicing Costs.

“Credit and Collection Policies” means the policies described in Schedule 4 (Credit and Collection Policies and General Conditions of Sale).

“Credit Enhancement Event” means any of the events and circumstances listed in Clause 16.1.

“Credit Insurance Company” means Atradius Credit Insurance N.V., represented by its German branch (Niederlassung) Atradius Kreditversicherung and/or any other credit insurance company acceptable to the Purchaser.

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“Credit Insurance Contract(s)” means (i) the credit insurance contract(s) entered into in connection with this transaction providing insurance cover for, amongst others, the Purchased Receivables, in form and substance satisfactory to the Purchaser, and/or (ii) each other credit insurance policy subscribed by the relevant Originator with the Credit Insurance Company(ies) in accordance with the Transaction Documents.

“Credit Insurance Required Rating Condition” means, with respect to any Credit Insurance Company, that the long term senior unsecured obligations of such Credit Insurance Company have, at all times, at least one of the Credit Insurance Required Ratings and that such rating is not withdrawn.

“Credit Insurance Required Ratings” means each of the following credit ratings: A- by Standard & Poor’s, A3 by Moody’s, A- by Fitch.

“Credit Limit” means, with respect to an Obligor (with the exception of the Obligors set out in Schedule 13 (List of Obligors with Rating)), the credit insurance limit for such Obligor, as determined in accordance with the relevant Credit Insurance Contract(s).

“Council Regulation (EC) 2271/96” means Council Regulation (EC) No. 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom.

“Currency” means CAD, EUR, GBP or USD.

“Current Account” means the Current Account in EUR and/or the Current Account in CAD and/or the Current Account in GBP and/or the Current Account in USD.

“Current Account in CAD” means the current account mechanism in CAD entered into between the Purchaser and the Master Servicer, acting in its own name and in the name and on behalf of the Originators, as described in Clause 11(a).

“Current Account in EUR” means the current account mechanism in EUR entered into between the Purchaser and the Master Servicer, acting in its own name and in the name and on behalf of the Originators, as described in Clause 11(a).

“Current Account in GBP” means the current account mechanism in GBP entered into between the Purchaser and the Master Servicer, acting in its own name and in the name and on behalf of the Originators, as described in Clause 11(a).

“Current Account in USD” means the current account mechanism in USD entered into between the Purchaser and the Master Servicer, acting in its own name and in the name and on behalf of the Originators, as described in Clause 11(a).

“Current Portion of the GIPP” means the product of (i) the Outstanding Nominal Value of all receivables that are Eligible Receivables for Purchase and that are within the Contractual Payment Term and (ii) 1 minus the Total Reserve Rate.

“Cut-off Date” means the last calendar day of any calendar month, it being understood that (i) the Cut-off Date for the purpose of the determination of the Receivables that are part of the Initial Originator Portfolios (the “Initial Cut-off Date”) and (ii) the first Cut-off Date following the First Purchase Date shall be the dates as agreed separately between the Purchaser and the Master Servicer prior to the First Purchase Date.

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“Days Sales Outstanding” or “D.S.O.” means, in relation to the Originators:

(a)	(the Global Portfolio on the last day of the relevant Calculation Period + the Global Portfolio of the three previous months, each time as existing on the last day of the relevant Calculation Period) * 30; divided by

(b)	Sales of the relevant Calculation Period + Sales of the three previous Calculation Periods.

“Dedicated Collection Account” means in respect of each Originator, the bank account(s) identified in Schedule 7 (List of Dedicated Collection Accounts per Originator) and the account(s) replacing such accounts, with the prior written consent of the Purchaser, or any further account(s) held in the name of such Originator as notified by the relevant Originator to the Purchaser in writing.

“Dedicated Collection Account Bank” means any credit institution where a Dedicated Collection Account is held and that (i) meets the Dedicated Collection Account Required Rating Condition or (ii) is a member of the ING Group.

“Dedicated Collection Account Bank Required Ratings” means BBB- by Standard & Poor’s, Baa3 (by Moody’s) and BBB- (by Fitch).

“Dedicated Collection Account Required Rating Condition” means, with respect to a Dedicated Collection Account Bank, that the long term senior unsecured obligations of such Dedicated Collection Account Bank have at least one of the Dedicated Collection Account Bank Required Ratings from time to time.

“Deemed Collections” means the Deemed Collections in CAD and/or Deemed Collections in EUR and/or Deemed Collections in GBP and/or the Deemed Collections in USD.

“Deemed Collections in CAD” has the meaning indicated in Clause 11(b) (Current Account in CAD).

“Deemed Collections in EUR” has the meaning indicated in Clause 11(b) (Current Account in EUR).

“Deemed Collections in GBP” has the meaning indicated in Clause 11(b) (Current Account in GBP).

“Deemed Collections in USD” has the meaning indicated in Clause 11(b) (Current Account in USD).

“Defaulted Receivable” means a Receivable:

(a)	all or part of the Outstanding Nominal Value of which remains unpaid past its due date for more than 90 days;

(b)	that has become a Written-off Receivable; or

(c)	of which the Obligor has become Insolvent.

“Deferred Purchase Price in CAD” or “CAD DPP” means that portion of the Purchase Price in CAD of the Portfolio in CAD which is payable to the Originators on a deferred basis pursuant to the terms of the Agreement and calculated in accordance with Schedule 3.

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“Deferred Purchase Price in Euro” or “EUR DPP” means that portion of the Purchase Price in Euro of the Portfolio in Euro which is payable to the Originators on a deferred basis pursuant to the terms of the Agreement and calculated in accordance with Schedule 3.

“Deferred Purchase Price in GBP” or “GBP DPP” means that portion of the Purchase Price in GBP of the Portfolio in GBP which is payable to the Originators on a deferred basis pursuant to the terms of the Agreement and calculated in accordance with Schedule 3.

“Deferred Purchase Price in USD” or “USD DPP” means that portion of the Purchase Price in USD of the Portfolio in USD which is payable to the Originators on a deferred basis pursuant to the terms of the Agreement and calculated in accordance with Schedule 3.

“Delinquent Receivable” means a Receivable of which all or part of the Outstanding Nominal Value remains unpaid past its due date for more than 60 days.

“Dilution” means, in respect of any Receivable, the sum of any Contractual Dilution and any Non-contractual Dilution.

“Dilution Reserve Floor” has the meaning set out in Schedule 3 Part 2 (Calculation of the Purchase Price).

“Dilution Reserve Rate” has the meaning set out in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Dispute” has the meaning set out in Clause 30.9.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for a payment to be made in connection with the Transaction Documents which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or system-related nature) to the treasury or payments operations of a Party preventing that Party, or any other Party:

(i)	from performing its payment obligations under the Transaction Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Transaction Documents,

and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Due Diligence” has the meaning ascribed to such term in Clause 15.2(d)(i).

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Originator(s)” has the meaning ascribed thereto above and any Originator incorporated and having its centre of main interests (as defined pursuant to Council Regulation (EC) No 1346/2000 of 29 May 2000) in The Netherlands.

“Dutch Receivable” means any Receivable owned by a Dutch Originator.

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“Dutch Transfer Deed” means the relevant Dutch transfer deed executed substantially in a form as attached under Schedule 6 Part 1 (Forms of Transfer Documents).

“Eligibility Criteria” means the criteria specified in Schedule 2 (Eligibility Criteria for Purchase).

“Eligible Jurisdiction” means any jurisdiction other than Greece, Cyprus, Syria, Cuba, Iran, North Korea, Myanmar and Sudan and any other jurisdictions which are embargoed by export restrictions of the relevant Originator’s jurisdiction.

“Eligible Obligor” has the meaning ascribed to such term in Schedule 2 (Eligibility Criteria for Purchase).

“Eligible Receivable for Calculation of the GIPP” or “E.R.C.G.” has the meaning ascribed thereto in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Eligible Receivables for Purchase” means any Receivables, originated by an Originator, which, on the relevant Purchase Date for such Receivables, comply with all the Eligibility Criteria set out under item 1 (Eligible Receivables) and item 2 (Eligible Obligors) of Schedule 2 (Eligibility Criteria for Purchase).

“Employee Plan” means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the U.S. Code, and in respect of which any U.S. Originator or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“English Declaration of Trust” means each collection account declaration of trust to be declared by the English Originator over all of its rights, title, interest and benefit, present and future, in the relevant Dedicated Collection Accounts located in the United Kingdom into which amounts in respect of English Receivables originated by the English Originator are collected, in favour of the Purchaser and itself (in its capacity as a beneficiary) on the terms therein.

“English Legal Reservation” means a statutory assignment for the purpose of section 136 of the Law of Property Act 1925, being an express notice in writing to the underlying obligor.

“English Originator” has the meaning ascribed thereto above and any Originator established and having its centre of main interests in England and Wales.

“English Receivable” means any Receivable governed by the laws of England and Wales.

“ERISA” means, at any date, the U.S. Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the U.S. Code would be deemed at any relevant time to be a single employer with the U.S. Originator, pursuant to Section 414(b), (c), (m) or (o) of the U.S. Code or Section 4001 of ERISA.

“ERISA Event” means (i) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event; (ii) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional

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contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA; (iii) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan; (iv) any failure by any Employee Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the U.S. Code or Section 302 of ERISA) applicable to such Employee Plan, in each case whether or not waived; (v) the failure to make a required contribution to any Employee Plan that would reasonably be expected to result in the imposition of an encumbrance under Section 430(k) of the U.S. Code or Section 303(k) of ERISA or a filing under Section 412(c) of the U.S. Code or Section 302(c) of ERISA, of any request for a minimum funding variance with respect to any Employee Plan or Multiemployer Plan; (vi) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the U.S. Code or Section 406 of ERISA; (vii) the complete or partial withdrawal of the US Originator or any ERISA Affiliate from any Employee Plan or a Multiemployer Plan; (viii) the US Originator or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA) as a result of the termination of, or the respective US Originator’s or any ERISA Affiliate’s withdrawal from, an Employee Plan or a Multiemployer Plan; (ix) the receipt by the US Originator or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability relating to an Employee Plan.

“EUR Amount” means, in respect of any amount denominated in a currency other than EUR, an amount equal to that amount converted into EUR at the relevant Exchange Rate and, in respect of any amount denominated in EUR, that amount.

“EUR Shortfall” means the shortfall of the Available Amount in EUR in order to fully satisfy the payments or internal allocations due under Clause 10.1(a)(i) up to and including 10.1(a)(vii) or Clause 10.1(b)(i) up to and including 10.1(b)(ix).

“EURIBOR” means the rate for deposits in EUR for a period equal to the relevant interest period, which appears on the Reuters Index Page “Euribor 01” (or such other page on that service or such other service as may, in the Purchaser’s determination, replace it for the purposes of displaying such rate) as of 11am, Brussels time, on the relevant quotation date. If such rate does not appear on the Reuters Index page Euribor 01, the rate for that period will be determined on the basis of the rates at which deposits in EUR are offered by the reference banks at approximately 11am, Brussels time, on the relevant quotation date to prime banks in EUR-zone interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. In all cases, if the rate is below zero, EURIBOR will be deemed zero.

“Euro”, “EUR” or “€” means the single currency of the Participating Member States.

“Exchange Rate” means, where the context requires, in respect of a particular date, the exchange rate of any relevant currency against such other currency, as most recently published by the European Central Bank for such date.

“Excluded Taxes” has the meaning ascribed to such term in Clause 18.2(b)(iii).

“Expenses” has the meaning set out in Schedule 5 (Charges and Expenses).

“FATCA” means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code or any associated regulations or other official guidance, (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental

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agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above, or (iii) any agreement pursuant to the implementation of paragraphs (i) or (ii) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	any obligation for money borrowed and debt balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of finance leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group of the Obligor which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group of the Obligor relating to any post-retirement benefit scheme;

(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

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“First Lien Credit Agreement” means the New York law governed first lien credit agreement dated 31 July 2014 amongst, inter alia, the Parent, MAUSER U.S. CORPORATE, LLC, Mauser Corporate GmbH, MAUSER HOLDING NETHERLANDS B.V., several lenders party thereto from time to time and Credit Suisse AG, as administrative agent and collateral agent.

“First Purchase Date” has the meaning provided in Clause 3.2.

“Five Largest Obligors” means, at any time and with respect to each Available Cap, the five largest Obligors or Group of Obligors (and for the purpose hereof, all Obligors belonging to the same Group are considered as one single Obligor) owing Purchased Receivables to the Originators taken as a whole, as well as to each Originator individually, and covered by such Credit Insurance Contract, but excluding the Obligors listed or whose parent is listed in Schedule 13 (List of Obligors with Rating), and such exclusion to apply only (i) for as long as such Obligors maintain at a minimum the rating set out opposite their name or (ii) if the rating requirement applies to their parent, for as long as their parent maintains at a minimum the rating and such Obligor remains a wholly owned subsidiary of the rated parent Group. For the purpose of this definition, the largest Obligors or Group of Obligors will be determined on the basis of the Outstanding Nominal Value of Receivables owing by such Obligors or Group of Obligors on the relevant determination date.

“French Eligible Receivable for Purchase” has the meaning ascribed to such term in Clause 4.5(a).

“French Obligor Notice” means a notice in the form set out in Schedule 17 (Form of French Obligor Notice) and referred to in Clause 17.3 (x).

“French Originator(s)” has the meaning ascribed thereto above and any Originator established and having its centre of main interests (as defined pursuant to Council Regulation (EC) No 1346/2000 of 29 May 2000) in France.

“French Receivable” means a Receivable governed by French law and assigned by a French Originator.

“French Transfer Document” means a transfer document substantially in the form set out in Schedule 6 Part 2 (Form of French Transfer Documents)] and complying with the provisions of articles L.313-23 et seq. of the French Code Monétaire et Financier.

“Funding Costs” means the costs of funds defined as such in Schedule 5 (Charges and Expenses).

“General Conditions of Sale” means the general conditions of sale, attached in Part 2 of Schedule 4 (Credit and Collection Policies and General Conditions of Sale).

“GBP” means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland and shall include references to Pounds, Sterling and £.

“GBP Amount” means, in respect of any amount denominated in a currency other than GBP, an amount equal to that amount converted into GBP at the relevant Exchange Rate and, in respect of any amount denominated in GBP, that amount.

“GBP LIBOR” means the rate for deposits in GBP for a period equal to the relevant interest period, which appears on the appropriate Reuters Index Page as of 11.45am, London time, on the relevant quotation date. If such rate does not appear on the appropriate Reuters Index page, the rate for that period will be determined on the basis of the rates at which deposits in GBP are offered by the reference banks at approximately 11.45am, London time, on the relevant quotation date to prime banks in London interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. In all cases, if the rate is below zero, LIBOR will be deemed zero.

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“GBP Shortfall” means the shortfall of the Available Amount in GBP in order to fully satisfy the payments or internal allocations due under Clause 10.3(a)(i) up to and including 10.3(a)(vii) or Clause 10.3(b)(i) up to and including 10.3(b)(ix).

“German Civil Code” means the German Civil Code (Bürgerliches Gesetzbuch).

“German Originator(s)” has the meaning ascribed thereto above and any Originator established and having its centre of main interests in Germany.

“German Receivable” means a Receivable governed by German law.

“Global Initial Purchase Price” or “GIPP” means the sum of the EUR Amount of the Global Initial Purchase Price in CAD, the Global Initial Purchase Price in EUR, the Global Initial Purchase Price in GBP and Global Initial Purchase Price in USD.

“Global Initial Purchase Price in CAD” or “CAD GIPP” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Global Initial Purchase Price in EUR” or “EUR GIPP” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Global Initial Purchase Price in GBP” or “GBP GIPP” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Global Initial Purchase Price in USD” or “USD GIPP” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Global Portfolio” means, on any given date, the sum of the Global Portfolio in EUR and the EUR Amount of the Global Portfolio in CAD, the Global Portfolio in GBP and the Global Portfolio in USD.

“Global Portfolio in CAD” means, on any given date, the Outstanding Nominal Value in CAD of all Purchased Receivables in CAD originated by any Originator, after exclusion of the relevant Written-off Receivables in CAD on that date.

“Global Portfolio in EUR” means, on any given date, the Outstanding Nominal Value in EUR of all Purchased Receivables in EUR originated by any Originator, after exclusion of the relevant Written-off Receivables in EUR on that date.

“Global Portfolio in GBP” means, on any given date, the sum of the Outstanding Nominal Value in GBP of all Purchased Receivables in GBP originated by any Originator, after exclusion of the relevant Written-off Receivables in GBP on that date.

“Global Portfolio in USD” means, on any given date, the Outstanding Nominal Value in USD of all Purchased Receivables in USD originated by any Originator, after exclusion of the relevant Written-off Receivables in USD on that date.

“Group” means, in respect of any entity at any time, such entity and its Affiliates for the time being.

“Holding Company” means, in relation to an entity, any other entity in respect of which it is a Subsidiary.

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“Indemnity” means any indemnity as described in Clause 18 (Indemnity).

“Ineligible Receivables for Purchase” means Receivables that, on the relevant Purchase Date for such Receivables, do not comply with all the Eligibility Criteria.

“Initial Originator Portfolio” has the meaning ascribed thereto in Clause 4.1 (Purchase of Originator Portfolios on the First Purchase Date).

“ING Group” means the companies involved in the Program and held directly or indirectly by ING Group N.V.

“ING Sweep Account” means the bank account held with ING Luxembourg S.A., the account details of which details will be notified by the Purchaser to the Master Servicer.

“Initial Purchase Price in CAD” or “CAD IPP” means that portion of the Purchase Price in CAD of the Portfolio in CAD calculated in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price).

“Initial Purchase Price in Euro” or “EUR IPP” means that portion of the Purchase Price in Euro of the Portfolio in Euro calculated in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price).

“Initial Purchase Price in GBP” or “GBP IPP” means that portion of the Purchase Price in Euro of the Portfolio in GBP calculated in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price).

“Initial Purchase Price in USD” or “USD IPP” means that portion of the Purchase Price in USD of the Portfolio in USD calculated in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price).

“Insolvency Act 1986” means the United Kingdom Insolvency Act 1986 applicable in England and Wales and Scotland.

“Insolvent” or “Insolvency” means, with respect to a person or entity, any of the following events occurring in respect of such person or entity:

(a)	such person or entity applies for (or a third party applies in respect of it for) the opening of bankruptcy proceedings, composition proceedings or reorganisation proceedings or commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

(b)	such person or entity is unable to pay its debt as they fall due;

(c)	such person takes any corporate action or other steps are taken or legal proceedings are started for the liquidation, insolvency, bankruptcy, winding-up, dissolution, administration, examinership or reorganisation of, for the appointment of a liquidator, provisional liquidator, receiver, receiver-manager, administrator, (whether appointed by the court or otherwise), bank administrator, bank liquidator, administrative receiver, examiner, conservator, guardian, custodian, nominee, supervisor, trustee in bankruptcy or sequestration, judicial factor or other similar officer of it or of any of all (or substantially all) of its revenues and assets; or

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(d)	any event occurs which, under the laws of any relevant jurisdiction has a similar or analogous effect to any of those events mentioned in paragraphs (a) to (c) above and without prejudice to the foregoing, in particular (A) with respect to any person or entity formed and existing in any member state of the European Union, any insolvency proceedings in the meaning of European regulation 1346/2000 on insolvency proceedings, or European regulation 2015/848 as applicable, or (B) with respect to any English person or entity, it is unable to pay its debts within the meaning of section 123(1) of the Insolvency Act 1986 (other than subsection 123(1)(a)) or 123(2) of the Insolvency Act 1986 (or, where applicable, sections 222 to 224 of the Insolvency Act 1986), and

(i)	in relation to a UK person or entity, it includes (i) the making of a general assignment or trust for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged bankrupt or insolvent, or having had an order entered or granted against such person for relief in any bankruptcy or insolvency proceeding or for the winding-up or dissolution or for the appointment of a liquidator, administrator, trustee, receiver, administrative receiver or similar officer in respect of it or the whole or any substantial part of its assets, (iv) the filing by such person of a petition or answer seeking reorganisation, liquidation, dissolution, administrative receivership or similar relief (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator, the service of a notice of intention to appoint an administrator or the taking of any steps to appoint an administrator) under any applicable law, (v) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such person or of all or any substantial part of such person’s assets, (vi) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such person in any proceeding against such person seeking (A) reorganisation, liquidation, dissolution or similar relief under any applicable law or (B) the appointment of a trustee, liquidator, receiver, administrator, administrative receiver or similar official of such person or of all or any substantial part of such person’s assets, or (C) the failure by such person generally to pay its debts as such debts become due;

(ii)	in relation to a German person or entity, that (A) such person or entity is over-indebted (überschuldet) according to section 19 of the German Insolvency Code (Insolvenzordnung – “InsO”) or unable to pay its debts when due (zahlungsunfähig) according to section 17 InsO or that (B) a petition has been filed for the opening of insolvency proceedings (Antrag auf Eröffnung des Insolvenzverfahrens) against such person or entity by itself or a third party (in case of a filing by a third party unless such filing is obviously frivolous or vexatious and has been dismissed within 30 days after filing) or a competent court has instituted insolvency proceedings against such person or entity (Eröffnung des Insolvenzverfahrens) or the institution of an insolvency proceeding was rejected because of lack of assets (Abweisung mangels Masse);

(iii)	in relation to a Dutch person or entity, it includes, without limitation, being declared bankrupt (failliet verklaard), granted a preliminary suspension of payments (voorlopige surseance van betaling) and a petition being presented to or order made by a court for the bankruptcy (faillissement) or suspension of

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payments (surseance van betaling), being subject to special measures on the basis of the Financial Institutions (Special Measures) Act, a Dutch person or entity has ceased to pay its debt (in de toestand verkeert te hebben opgehouden te betalen) pursuant to Article 1 of the Dutch Bankruptcy Act (Faillissementswet), having filed a notice under Article 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990) and a trustee (curator), administrator (bewindvoerder) or similar officer being appointed in respect of the Dutch Originator or any of its assets or a creditor of the Originator attaches all or a material part of the assets of the Originator, or a conservatory attachment (conservatoir beslag) or an executory attachment (executoriaal beslag) has been initiated; and

(iv)	in relation to a French person or entity, any of the following steps or proceedings:

(A)	a judicial order for its redressement judiciaire, liquidation judiciaire, sauvegarde, sauvegarde accélérée or sauvegarde financière accélérée under articles L.620-1 et seq. of the French Code de commerce;

(B)	any administrateur judiciaire, administrateur provisoire, mandataire ad hoc, conciliateur or mandataire liquidateur or any other person appointed as a result of any proceedings described in this definition of insolvency or similar officer is appointed in respect of it or any of its assets; or

(C)	its shareholders, directors or other officers request the appointment of a administrateur judiciaire, administrateur provisoire, mandataire ad hoc, conciliateur or mandataire liquidateur or any other person appointed as a result of any proceedings described in this definition of Insolvency or similar officer in respect of it or any of its assets; or

(v)	in relation to a U.S. person or entity, it includes, without limitation, (i) generally not paying its debts as such debts become due, (ii) admitting in writing its inability to pay its debts generally, (iii) making a general assignment for the benefit of creditors (or the equivalent), (iii) any proceeding being instituted by or against it seeking to adjudicate it bankrupt or insolvent (or the equivalent), (iv) seeking liquidation, winding up, reorganization, arrangement, adjustment, judicial management, protection, relief, moratorium or composition of it or its debts under the U.S. Bankruptcy Code or similar debtor relief laws of the United States or other applicable jurisdictions or any other law relating to bankruptcy, insolvency, judicial management, or reorganization or relief of debtors or the like or (v) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vi)	in respect to an Italian entity, any proceeding or corporate resolution or filing or order pertaining to any company or corporation:

(A)	concerning its voluntary or involuntary liquidation (other than on a solvent basis), bankruptcy, insolvency, winding-up, dissolution, reorganisation, moratorium, composition or other relief with respect to it or its debts; or

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(B)	aimed at seeking appointment of, or taking possession by, a receiver, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or

(C)	relating to arrangement with creditors (concordato preventivo), adjustment of creditors’ claims (concordato fallimentare), forced administrative liquidation (liquidazione coatta amministrativa) extraordinary administration of large companies in difficulty or in insolvency (amministrazione straordinaria delle grandi imprese in stato di insolvenza) or assignment for the benefit of creditors under article 1977 of the Italian Civil Code and/or any other procedure producing similar effects, piani di risanamento under article 67, paragraph 3, lett (d) of Italian Royal Decree no. 267 dated 16 March 1942, as amended and/or supplemented from time to time, accordi di ristrutturazione (including the accordi di ristrutturazione di debiti under article 182-bis of Italian Royal Decree no. 267 dated 16 March 1942, as amended and/or supplemented from time to time) as well as any other procedure indicated as recovery procedure (“procedura di risanamento”) or liquidation procedure (“procedura di liquidazione”) under Legislative Decree no. 170 dated 21 May 2004 as amended and/or supplemented from time to time; and

(vii)	in relation to any entity which is resident in Canada, such entity admitting its inability to pay its liabilities generally as they become due, or making a general assignment for the benefit of creditors; or otherwise acknowledging its insolvency; or any proceedings being instituted by or against such entity seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding-up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, receiver-manager, trustee, custodian or similar official for its or a substantial part of its property and, if such proceeding has been instituted against such entity, either such proceeding not being stayed or dismissed within fifteen (15) days or a receiver, receiver-manager, trustee, custodian or other similar official being appointed for it or any substantial part of its property; or such entity taking any action to authorize any of the actions described above; or a receiver being privately appointed in respect of a substantial part of such entity’s assets.

“Insurance Cap” means each relevant cap or maximum liability amount as determined in each Credit Insurance Contract.

“Insurance Year” means with respect to each Credit Insurance Contract, the yearly period with respect to which losses are determined pursuant to such Credit Insurance Contract.

“Invoice” means, with respect to any Receivable, the invoice issued by the relevant Originator to the relevant Obligor, evidencing such Receivable.

“Italian Civil Code” means the Italian “codice civile”, the initial version of which was approved by Italian Royal Decree No. 262 of 16 March 1942.

“Italian Factoring Law” means Italian law no. 52 of 21 February 1991, as amended and/or supplemented from time to time.

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“Italian Receivable” means any Receivable governed by Italian law and assigned by an Italian Originator.

“Largest Obligor” means, at any time and with respect to each Insurance Cap, the largest Obligor or Group of Obligors (and for the purpose hereof, all Obligors belonging to the same Group are considered as one single Obligor) owing Purchased Receivables to the Originators taken as a whole, as well as to each Originator individually, and covered by such Credit Insurance Contract, but excluding the Obligors listed or whose parent is listed in Schedule 13 (List of Obligors with Rating), and such exclusion to apply only (i) for as long as such Obligors maintain at a minimum the rating set out opposite their name or (ii) if the rating requirement applies to their parent, for as long as their parent maintains at a minimum the rating and such Obligor remains a wholly owned subsidiary of the rated parent Group. For the purpose of this definition, the largest Obligor or Group of Obligors will be determined on the basis of the Outstanding Nominal Value of Purchased Receivables owing by such Obligor or Group of Obligors on the relevant determination date.

“Legal Opinion” means any legal opinion delivered to the Purchaser under Clause 3 (Purchase Dates, Conditions Precedent, Etc) of this Agreement.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Leverage Ratio” has the meaning given to the term “Consolidated First Lien Leverage Ratio” in the First Lien Credit Agreement, as amended in accordance with the First Lien Credit Agreement from time to time.

“Licence” means, in relation to each Originator and the Master Servicer, any licence, authorisation, consent, agreements, working permits, exemption and registrations required (a) to enable such party to enter into and perform its obligations under the Transaction Documents and (b) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation or organisation, as applicable, of the Transaction Documents.

“Limited Default Reserve Rate” has the meaning set out in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Local Business Day” means, in relation to any Originator, a day (other than a Saturday or a Sunday) on which the commercial banks are open for business in Belgium, Luxembourg and the jurisdiction of the Originator.

“Master Servicer” means Mauser-Werke GmbH.

“Mauser Group” means the Parent and its Subsidiaries from time to time.

“Maximum Program Amount” means EUR 100,000,000 or its equivalent in USD, CAD and GBP (such equivalent being calculated using the relevant Exchange Rate).

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“Multiemployer Plan” means a “multiemployer plan” (as defined in Section (3)(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of the U.S. Originator or any ERISA Affiliate.

“Nominal Value” means, with respect to any Receivable, the notional amount of such Receivable expressed in the currency of such Receivable, including VAT and other Taxes if any, as reflected in the books of the relevant Originator and mentioned on the Invoice evidencing such Receivable.

“Nominal Value in CAD” means the Nominal Value for any Receivable denominated in CAD.

“Nominal Value in EUR” means the Nominal Value for any Receivable denominated in EUR.

“Nominal Value in GBP” means the Nominal Value for any Receivable denominated in GBP.

“Nominal Value in USD” means the Nominal Value for any Receivable denominated in USD.

“Non-contractual Dilution” means any reduction or cancellation, in whole or in part, of the Nominal Value of any Purchased Receivable by reason of the occurrence of any of the following circumstances and excluding any Contractual Dilution:

(a)	any credit note, rebate, discount or allowances for prompt payment, for quantity, for return of goods or as fidelity or relationship premium, invoicing error or cancellation or any other commercial adjustment, granted by the Originator in accordance with the relevant Credit and Collection Policies;

(b)	any change in the terms or cancellation of a contract under which the Receivable arises or the Receivable which reduces the amount payable by the Obligor or the related Receivable;

(c)	any set-off exercised by the relevant Obligor in respect of any claim by such Obligor as to amounts owed by it on such Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction, and whether agreed by the Originator or arising by operation of law);

(d)	any specifically asserted dispute, counterclaim or defence whatsoever, including without limitation, any non-payment by the relevant Obligor due to failure by any Originator to deliver any merchandise or provide any services (excluding, for the avoidance of doubt, any dispute resulting from non-payment of the Obligor due to the Obligor being Insolvent);

(e)	any amounts being deducted by the Obligor or the Originator or Master Servicer from the Collections, due to any Tax imposed by way of withholding or deduction on the payments to be made by such Obligor to the Originator or Master Servicer;

(f)	any recourse or claim of third party on such Purchased Receivable;

(g)	with respect to a Purchased Receivable of which the Obligor is Insolvent, any expenses saved by the Originator by the non-payment of agent’s commission, non-fulfilment of the relevant contract or otherwise; and

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(h)	with respect to a Purchased Receivable of which the Obligor is Insolvent, any sales, VAT or other Taxes saved by the Originator due to the non-payment of that Purchased Receivable.

“Notified Level” means, with respect to the Monthly Default Ratio, the Dilution Ratio, the Days Sales Outstanding or the Weighted Average Contractual Payment Term, the maximum percentage or the maximum number of days (as applicable) that may not be exceeded, it being understood that such percentage or number of days may be amended pursuant to Clause 3.4.

“Obligor” means an entity set out in the records of any Originator as debtor of a Receivable, obliged to make payment for the delivery of goods or provision of services evidenced by a contract for which an Invoice has been issued by the relevant Originator (or, if different, the entity so obliged, including for the avoidance of doubt, any entity that has assumed the obligation of payment of any Invoice issued by any Originator in the ordinary course of business).

“Off-Set Reduction” means the amount (in CAD, EUR, GBP or in USD) determined on the day immediately preceding the Cut-off Date equal, for each Obligor, to the lower of: (i) the aggregate of all amounts (including customer deposits) owed by the relevant Originators on such Cut-off Date to such Obligor, or (ii) the unpaid balance of such Obligor.

“Originator” means any entity defined as such above unless it has ceased to be an Originator in accordance with Clause 17 (Termination) of this Agreement.

“Originator Portfolios” means, collectively, the Initial Originator Portfolio and any Subsequent Originator Portfolio.

“Other Applicable Taxes” has the meaning ascribed to such term in Clause 13 (Tax Gross-Up).

“Ottawa Convention” has the meaning set out in Clause 28 (Ottawa Convention).

“Outstanding Nominal Value” means, at any time with respect to any Receivable, its Nominal Value less (a) any Dilution in relation to such Receivable (expressed in the relevant currency) and (b) any Collection, including any indemnities from any Credit Insurance Company with respect to such Receivable (expressed in the relevant currency).

“Outstanding Nominal Value in CAD” means, the Outstanding Nominal Value for any Receivable denominated in CAD.

“Outstanding Nominal Value in EUR” means, the Outstanding Nominal Value for any Receivable denominated in EUR.

“Outstanding Nominal Value in GBP” means, the Outstanding Nominal Value for any Receivable denominated in GBP.

“Outstanding Nominal Value in USD” means, the Outstanding Nominal Value for any Receivable denominated in USD.

“Parent” means Mauser Holding S.À.R.L., a limited liability company (Société à responsabilité limitée) organised and existing under the laws of Luxembourg and having its office at Rue Guillaume Kroll 5, 1882 Luxembourg, Luxembourg, registered with the Luxembourg register of commerce and companies under registration number B 186.922.

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“Participating Member State” means any member state of the European Community that adopts or has adopted the EUR as its lawful currency in accordance with legislation of the European Community relating to the Economic and Monetary Union.

“Performance Guarantor” means the Parent.

“Performance Guarantee Letter” means the letter agreement entered into on 23 October 2015 between the Performance Guarantor and the Purchaser pursuant to which the Performance Guarantor makes various undertakings regarding the performance by, amongst others, the Originators and the Servicers of their respective obligations under the Transaction Documents.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Portfolio” means the sum of the Portfolio in EUR, the Portfolio in CAD, the Portfolio in GBP and the Portfolio in USD, each converted in EUR using the relevant Exchange Rate as at the immediately preceding Cut-off Date, or with respect to the Initial Originator Portfolios, as at the Initial Cut-off Date.

“Portfolio in CAD” means, for the purposes of the Calculation and Payment Report, the Outstanding Nominal Value in CAD of all the Purchased Receivables in CAD as at the relevant Purchase Date and as originated by any Originator during the Calculation Period ending on such Cut-off Date, or with respect to the Initial Originator Portfolios, as at the Initial Cut-off Date.

“Portfolio in EUR” means, for the purposes of the Calculation and Payment Report, the Outstanding Nominal Value in EUR of all the Purchased Receivables in EUR as at the relevant Purchase Date and as originated by any Originator during the Calculation Period ending on such Cut-off Date, or with respect to the Initial Originator Portfolios, as at the Initial Cut-off Date.

“Portfolio in GBP” means, for the purposes of the Calculation and Payment Report, the Outstanding Nominal Value in GBP of all the Purchased Receivables in GBP as at the relevant Purchase Date and as originated by any Originator during the Calculation Period ending on such Cut-off Date, or with respect to the Initial Originator Portfolios, as at the Initial Cut-off Date.

“Portfolio in USD” means, for the purposes of the Calculation and Payment Report, the Outstanding Nominal Value in USD of all the Purchased Receivables in USD as at the relevant Purchase Date and as originated by any Originator during the relevant Calculation Period ending on such Cut-off Date, or with respect to the Initial Originator Portfolios, as at the Initial Cut-off Date.

“Program” has the meaning ascribed to such term in recital (B).

“Purchase Date” has the meaning ascribed to such term in Clause 3.1.

“Purchase Price” means, as the case may be, the Purchase Price in CAD, the Purchase Price in EUR, the Purchase Price in GBP or the Purchase Price in USD.

“Purchase Price in CAD” means the purchase price in respect of Purchased Receivables in CAD, as described in Clause 6 (Determination of the Purchase Price), including statutory VAT, if any.

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“Purchase Price in EUR” means the purchase price in respect of Purchased Receivables in EUR, as described in Clause 6 (Determination of the Purchase Price), including statutory VAT, if any.

“Purchase Price in GBP” means the purchase price in respect of Purchased Receivables in GBP, as described in Clause 6 (Determination of the Purchase Price), including statutory VAT, if any.

“Purchase Price in USD” means the purchase price in respect of Purchased Receivables in USD, as described in Clause 6 (Determination of the Purchase Price), including statutory VAT, if any.

“Purchased Receivable” means any Purchased Receivable in EUR, Purchased Receivable in CAD, Purchased Receivable in GBP or Purchased Receivable in USD.

“Purchased Receivable in CAD” means, on any given date, any Eligible Receivable for Purchase denominated in CAD and assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser and either totally or partially unpaid on such date and funded by the Purchaser.

“Purchased Receivable in EUR” means, on any given date, any Eligible Receivable for Purchase denominated in EUR and assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser and either totally or partially unpaid on such date and funded by the Purchaser.

“Purchased Receivable in GBP” means, on any given date, any Eligible Receivable for Purchase denominated in GBP and assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser and either totally or partially unpaid on such date and funded by the Purchaser.

“Purchased Receivable in USD” means, on any given date, any Eligible Receivable for Purchase denominated in USD and assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser and either totally or partially unpaid on such date and funded by the Purchaser.

“Receivable” means any indebtedness relating to principal, costs and any other amounts (including VAT, where and as applicable) owed to any Originator by an Obligor as a result (directly or indirectly) of a sale of goods or a provision of services by such Originator (other than the U.S. Originators) or a U.S. Company in its ordinary course of business.

“Receivable in CAD” means any Receivable denominated in CAD.

“Receivable in EUR” means any Receivable denominated in EUR.

“Receivable in GBP” means any Receivable denominated in GBP.

“Receivable in USD” means any Receivable denominated in USD.

“Renewal Date” means, in case of a renewal of the Program granted by the Purchaser in accordance with Clause 17.1:

(a)	the Settlement Date occurring 24 calendar months following the First Purchase Date; or

(b)	the Settlement Date occurring at or immediately prior to the expiration of the Renewal Period.

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“Renewal Period” has the meaning ascribed to such term in paragraph (b) of Clause 17.1.

“Restricted Party” means a person that is (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on any Sanctions List; (ii) located in, incorporated under the laws of, or acting on behalf of a person located in or organized under the laws of any country or territory that is the target of country-wide Sanctions (which shall include Cuba, Iran, North Korea, Sudan and Syria); or (iii) otherwise a target of Sanctions.

“Sales” means, with respect to a Calculation Date, the sum of the Outstanding Nominal Value in EUR of all the Purchased Receivables in EUR, the EUR Amount of the Outstanding Nominal Value in CAD of all the Purchased Receivables in CAD, the EUR Amount of the Outstanding Nominal Value in GBP of all the Purchased Receivables in GBP and the EUR Amount of the Outstanding Nominal Value in USD of all Purchased Receivables in USD originated during the immediately preceding Calculation Period as of the date of purchase of such Receivables.

“Sanctions” means any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, Her Majesty’s Treasury, the United Nations Security Council or the European Union.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury of the United Kingdom, or any similar list maintained by, or public announcement of Sanctions designation made by, the United States Department of State or any other U.S. government entity, the United Nations Security Council, any United Nations Security Council Sanctions Committee, the European Union or its Member States.

“Scheduled Termination Date” means 23 October 2017, unless the Program is extended in accordance with Clause 17.1 (b), in which case the Scheduled Termination Date shall be the end of the relevant Renewal Period.

“Second Lien Credit Agreement” means the New York law governed second lien credit agreement dated 31 July 2014 amongst, inter alia, the Parent, MAUSER U.S. CORPORATE, LLC, Mauser Corporate GmbH, MAUSER HOLDING NETHERLANDS B.V., several lenders party thereto from time to time and Credit Suisse AG, as administrative agent and collateral agent.

“Security Interest” means, in respect of any asset, any lien, mortgage, trust, delegation of claims, pledge, fixed or floating charge, encumbrance (including any conditional sale or other title retention or extended retention of title agreement), transfer for security purposes, security interest (or agreement to create a security interest) in, on or over such asset, or third party or other guarantee (including inter alia on demand guarantee) or other preferential arrangement having the practical effect of any of the foregoing related thereto.

“Security Interest Agreements” means any of the agreements entered into or to be entered into by any Originator according to which such Originator shall grant a Security Interest over each relevant Dedicated Collection Account for the benefit of the Purchaser in form and substance satisfactory to the Purchaser, which in the case of the U.S. Originators shall mean the U.S. Collection Account Management Agreements, which in the case of the English Originator shall mean the English Declaration of Trust and which in the case of a Canadian Originator shall mean the Canadian Deposit Account Control Agreement.

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“Servicing Agreement” means the servicing agreement between the Purchaser and the Originators in their capacity as servicers dated 23 October 2015.

“Servicing Costs (CAD)” means the costs borne by the Purchaser in relation to the payment of the Servicing Fee (CAD) (the amount of which shall include any applicable VAT, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable)).

“Servicing Costs (EUR)” means the costs borne by the Purchaser in relation to the payment of the Servicing Fee (EUR) (the amount of which shall include any applicable VAT, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable)).

“Servicing Costs (GBP)” means the costs borne by the Purchaser in relation to the payment of the Servicing Fee (GBP) (the amount of which shall include any applicable VAT, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable)).

“Servicing Costs (USD)” means the costs borne by the Purchaser in relation to the payment of the Servicing Fee (USD) (the amount of which shall include any applicable Tax, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable)).

“Servicing Fee” means the Servicing Fee (EUR) and/or the Servicing Fee (CAD) and/or the Servicing Fee (GBP) and/or the Servicing Fee (USD).

“Servicing Fee (CAD)” means the fee defined as such in Clause 5 of the Servicing Agreement, including statutory VAT, if any, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable.

“Servicing Fee (EUR)” means the fee defined as such in Clause 5 of the Servicing Agreement, including statutory VAT, if any, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable.

“Servicing Fee (GBP)” means the fee defined as such in Clause 5 of the Servicing Agreement, including statutory VAT, if any, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable.

“Servicing Fee (USD)” means the fee defined as such in Clause 5 of the Servicing Agreement, including any applicable Tax, but excluding VAT that is due by the Purchaser subject to the reverse charge mechanism under Council Directive 2006/11/EC, if and where applicable.

“Servicing Termination Event” has the meaning ascribed thereto in the Servicing Agreement.

“Settlement Date” means, without prejudice to Clause 16 (Credit Enhancement Event), the twentieth (20) day of each month or, if such day is not a Business Day, the next following Business Day and in respect of the sale of the Initial Originator Portfolios, in accordance with

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and subject to the provisions of Clause 4 (Terms and Conditions Governing Purchases), the First Purchase Date and it being understood that the first Settlement Date following the First Purchase Date will be the date prior to the First Purchase Date as agreed separately between the Purchaser and the Master Servicer.

“Signing Date” means 23 October 2015.

“Structuring Fee” shall have the meaning ascribed in Clause 9.2 (a).

“Subsequent Originator Portfolio” has the meaning ascribed thereto in Clause 4.2 (Purchase of Originator Portfolios on any subsequent Purchase Date).

“Subsidiary” means in relation to an entity, any entity that is controlled directly or indirectly by that entity, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or to determine the composition of a majority of the board of directors (or like board) of such person, in each case whether by virtue of ownership of share capital, contract or otherwise.

“Suspense Amount” means the amounts which have been received on any Dedicated Collection Account with respect to Purchased Receivables, but which have not yet been reconciled with an Obligor.

“Target” means the second generation Trans-European Automated Real-time Gross Settlement Express Transfer Payment System (Target2) or any successor thereto.

“Target Day” means any day on which Target is open for the settlement of payments in EUR and/or USD.

“Tax” means any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, any tax authority.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Template Report” means the report substantially in the form of Schedule 2 of the Servicing Agreement and amended from time to time as agreed between the Master Servicer and the Transaction Administrator.

“Termination Date” means the earliest of:

(a)	the Scheduled Termination Date;

(b)	in respect of a particular Originator, the date as notified by such Originator and approved by the Purchaser in accordance with Clause 17.1 (c);

(c)	the occurrence of an event referred to in Clause 17.2 (a); and

(d)	the date on which a termination notice shall have been delivered pursuant to and in accordance with Clause 17.2(b).

“Termination Event” means any of the events described in Clause 17.2 and, if a grace or remedy period is provided thereunder, a Termination Event shall only occur upon the expiration of such grace or remedy period and provided that it is not cured within such period.

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“Theoretical Default Reserve” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price) to this Agreement.

“Theoretical Default Reserve Rate” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price) to this Agreement.

“Total Collections” means, with respect to the Purchased Receivables in EUR, the sum of all items booked in the Current Account in EUR under Clauses 11(b)(i) and 11(b)(ii) and mutatis mutandis with respect to the Purchased Receivables in CAD, the Purchased Receivables in GBP and the Purchased Receivables in USD, the sum of all items booked in the Current Account in the corresponding currency under Clauses 11(b)(i) and 11(b)(ii). For the avoidance of doubt, indemnities paid by any Credit Insurance Company to the Purchaser or for the benefit of the Purchaser in each relevant currency shall be part of the Total Collections and, if collected by the relevant Originator (or by any Servicer or the Performance Guarantor), shall be booked in the Current Account in the corresponding currency.

“Total Reserve Rate” has the meaning set out in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Transaction Documents” means: (a) this Agreement, (b) any Transfer Document, (c) the Servicing Agreement, (d) the Backup Servicing Agreement, (e) the Security Interest Agreements, (f) the Performance Guarantee Letter, (g) the Credit Insurance Contracts, (h) the U.S. Contribution Agreements (i) the powers of attorney included in Schedule 14 (Forms of Power of Attorney), and (j) any other document designated as such by ING Luxembourg and the Master Servicer.

“Transfer Document” means each of the Dutch Transfer Deed, the French Transfer Document and the Canadian Assignment Agreement.

“Transmission Date” means, without prejudice to Clause 16 (Credit Enhancement Event), each date which is 6 Business Days before a Settlement Date (the first Transmission Date occurring after the end of the first Calculation Period).

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UCC” means, with respect to any U.S. Originator, the Uniform Commercial Code as in effect on the date hereof in the jurisdiction of incorporation or organization, as applicable, or principal place of business, of such U.S. Originator.

“U.S. Adverse Claim” means any charge, encumbrance, proprietary or security interest, lien or retention of title, any form of extended retention of title, priority, or other right or claim in, over or on a U.S. Receivable or Associated Rights created in favour of another person, other than any claim established or that may be deemed established pursuant to the Transaction Documents.

“U.S. Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101–1532, as amended.

“U.S. Code” means, at any date, the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“U.S. Collection Account Management Agreement” means the respective deposit account control agreement entered into on or about the date hereof between, among others, the Master Servicer, the relevant U.S. Originator and the credit institution mentioned therein in relation to the collection account.

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“U.S. Company” means the entities referred to in Schedule 1 (List of Originators) as U.S. Company.

“U.S. Originator” means the entities referred to in Schedule 1 (List of Originators) as U.S. Originator and any other Originator incorporated, formed or having its principal place of business in the United States of America.

“U.S. Receivable” means any Receivable governed by the laws of any State of the United States of America, the District of Columbia, Puerto Rico or other jurisdiction of the United States.

“U.S. Contribution Agreement” means the contribution agreement, dated as of the date hereof, by and between a U.S. Company 1 and a U.S. Originator 1 and the contribution agreement, dated as of the date hereof, by and between a U.S. Company 2 and a U.S. Originator 2 regarding the transfer of the US Receivables originated by the U.S. Companies.

“USD” means the lawful currency of the United States of America.

“USD Amount” means, in respect of any amount denominated in a currency other than USD, an amount equal to that amount converted into USD at the relevant Exchange Rate and, in respect of any amount denominated in USD, that amount.

“USD LIBOR” means the rate for deposits in USD for a period equal to the relevant interest period, which appears on the appropriate Reuters Index Page as of 11.45 a.m., London time, on the relevant quotation date. If such rate does not appear on the appropriate Reuters Index page, the rate for that period will be determined on the basis of the rates at which deposits in USD are offered by the reference banks at approximately 11.45 a.m., London time, on the relevant quotation date to prime banks in London interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. In all cases, if the rate is below zero, LIBOR will be deemed zero.

“USD Shortfall” means the shortfall of the Available Amount in USD in order to fully satisfy the payments or internal allocations due under Clause 10.4(a) (i) to (vii) or Clause 10.4(b) (i) to (ix).

“Variation of the Purchase Price in CAD” has the meaning ascribed thereto in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Variation of the Purchase Price in EUR” has the meaning ascribed thereto in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Variation of the Purchase Price in GBP” has the meaning ascribed thereto in Schedule 3 Part 1 (Calculation of the Purchase Price).

“Variation of the Purchase Price in USD” has the meaning ascribed thereto in Schedule 3 Part 1 (Calculation of the Purchase Price).

“VAT” means (a) any tax imposed in compliance with the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax, as amended, and; (b) any other tax of a similar fiscal nature, whether imposed in a member state of the European Union in substitution for, or in addition to, such tax, or imposed elsewhere.

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“VAT Dilution” means the amount of VAT relating to the supply underlying a Receivable purchased by the Purchaser which an Originator has paid to the competent tax authorities and which such Originator fails to recover from the competent tax authorities and to forward to the Purchaser upon a Receivable becoming (partly or totally) uncollectable within in the meaning of the applicable VAT laws and regulations.

“VAT Dilution Reserve Rate” has the meaning ascribed to such term in Schedule 3 Part 1 (Calculation of the Purchase Price) to this Agreement.

“Weighted Average Contractual Payment Term” has the meaning ascribed to such term in Schedule 3 Part 2 (Calculation of the Purchase Price) to this Agreement.

“Written-off Receivable” means collectively, Written-off Receivables in CAD, Written-off Receivables in EUR, Written-off Receivables in USD and Written-off Receivables in GBP.

“Written-off Receivable in CAD” means a Receivable in CAD which has been written off or should be written off as irrecoverable in accordance with the Credit and Collection Policies by the relevant Originator.

“Written-off Receivable in EUR” means a Receivable in EUR which has been written off or should be written off as irrecoverable in accordance with the Credit and Collection Policies by the relevant Originator.

“Written-off Receivable in GBP” means a Receivable in GBP which has been written off or should be written off as irrecoverable in accordance with the Credit and Collection Policies by the relevant Originator.

“Written-off Receivable in USD” means a Receivable in USD which has been written off or should be written off as irrecoverable in accordance with the Credit and Collection Policies by the relevant Originator.

“Yield Reserve Rate” has the meaning set out in Schedule 3 Part 1 (Calculation of the Purchase Price).

1.2	Interpretation

Unless stated to the contrary or the context requires otherwise, in the Agreement (including its preamble and its schedules):

(a)	a reference to a “Clause” or a “Schedule” is a reference to a clause or a schedule to the Agreement;

(b)	a reference to the Agreement shall include its preamble and schedules;

(c)	the index and the headings are for convenience or reference only and shall not be used in construing the Agreement;

(d)	words appearing in a language other than English shall have the meaning ascribed to them under the law of the corresponding jurisdiction and such meaning shall prevail over their translation into English, if any;

(e)	a reference to set off shall include corresponding rights and powers under applicable law;

(f)	a reference to a person covers its assignees, transferees and successors;

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(g)	a reference to a document means such document, as modified, replaced by novation or complemented;

(h)	a reference to a Transaction Document shall be construed to mean such transaction document, as amended after the Signing Date and as may be amended and supplemented from time to time;

(i)	a reference to a provision of law shall mean such provision, as amended or re-enacted from time to time;

(j)	a reference to “Parties” shall be constructed as reference to the parties to the Agreement; and “Party” means any of the Parties; and

(k)	a reference to a time of day shall be construed as a reference to time in Brussels.

2.	SALE AND PURCHASE OF RECEIVABLES

2.1	Subject to the other terms and provisions of this Clause 2 (Sale and Purchase of Receivables), to the terms and conditions of Clauses 3 (Purchase Dates, Conditions Precedent, Etc) and 4 (Terms and Conditions Governing Purchases), as applicable, on each Purchase Date (commencing on the First Purchase Date), each Originator, as absolute legal and beneficial owner with full title guarantee, hereby irrevocably agrees to offer, sell, transfer and assign, absolutely and subject to no further conditions, to the Purchaser, and the Purchaser hereby agrees to accept such offer, to purchase and acquire, without recourse except as otherwise provided in this Agreement, all of such Originator’s right, title, interest and benefit in and to all Receivables that:

(i)	(A)	are or have come into existence, or in connection with the French Receivables only, (a) to which it has title as at the preceding Cut-Off Date, (b) to which it has or will have title during the current Calculation Period and (c) to which it will have title during the following Calculation Period; and

(B)

with respect to the Italian Receivables only, (a) are or have come into existence as of the date hereof, or (b) pursuant to article 3, paragraph 3, of the Italian Factoring Law, will come into existence provided that the contracts under which such Receivables arise have been executed prior to the earlier of 24 months from the date hereof and the Termination Date;

(ii)	(a) satisfy the Eligibility Criteria, or (b) with respect to German Receivables only, which are unequivocally identified by the relevant German Originator by way of entry in its IT or accounting system (which selection shall be conclusive for purposes of the assignment of the German Receivables and by way of which the relevant German Originator confirms that such German Receivables satisfy the Eligibility Criteria), or (c) with respect to French Receivables only, satisfy the Eligibility Criteria for Purchase on the relevant Purchase Date or at the time such Receivables will come into existence; and

(iii)	which have not been previously acquired by the Purchaser,

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to the fullest extent permitted under applicable laws, together with all Associated Rights, in each case:

(i)	subject to the terms and conditions set out in this Agreement; and

(ii)	(a) for U.S. Receivables, in accordance with the laws of the State of New York, (b) for Canadian Receivables, in accordance with the laws of the Province of Ontario (and the federal laws of Canada applicable therein), (c) for French Receivables, in accordance with the provisions of articles L.313-23 et seq. of the French Code Monétaire et Financier, (d) for Italian Receivables, in accordance with the Italian Factoring Law and the Italian Civil Code, (e) for German Receivables, in accordance with Section 398 et seqq. of the German Civil Code, (f) for English Receivables, which will be assigned in accordance with section 136 of the Law of Property Act 1925, subject to the English Legal Reservations being served on or after the occurrence of a Termination Event, and (g) for Dutch Receivables, in accordance with Article 3:94 of the Dutch Civil Code.

2.2	The Purchaser will have full title and interest in the Purchased Receivables as a result of the sale, assignment and transfer made under this Agreement. The Purchaser shall enjoy complete and exclusive control over the Purchased Receivables and, in particular, shall be free to dispose of the Purchased Receivables as it sees fit in its sole discretion, provided that no such disposal may have an adverse effect on the accounting treatment of the Program for the Mauser Group. The provisions of this Clause 2.2, to the extent they relate to English Receivables, are subject to the English Legal Reservation being served on or after the occurrence of a Termination Event.

2.3	As a consequence of the assignment and transfer made under this Agreement, the Purchaser will have the right to service, monitor and administer the collection of Purchased Receivables and perform any other actions in relation thereto at its sole discretion, provided, however, that the Purchaser shall not have the right to notify the Obligors of the assignments and transfers made under this Agreement and to initiate any legal proceedings as against any of the Obligors in relation to Purchased Receivables prior to the occurrence of a Termination Event. Each Originator agrees that the Purchaser will, based upon the terms of the Servicing Agreement, appoint the Master Servicer for the purpose of the servicing, monitoring, administration and collection in relation to the Purchased Receivables. Without prejudice to the rights of the Master Servicer under the Servicing Agreement to sub-contract or delegate the performance of any of its obligations under the Servicing Agreement, the Master Servicer will remain fully liable to the Purchaser to the same extent and under the same terms as if it was itself performing the obligations under the Servicing Agreement. Furthermore, the Purchaser may appoint the Backup Servicer to act as backup servicer to the Master Servicer and to replace, or to assist in arranging replacement for, the Master Servicer upon the occurrence of a Servicing Termination Event, all on the terms of the Backup Servicing Agreement (and as further described in the Servicing Agreement).

2.4	Each Originator hereby irrevocably appoints the Master Servicer to act as its agent (mandatario con rappresentanza with respect to the Italian Originator), for the purposes of this Agreement or any other of the Transaction Documents to which it is a party, in the name and on behalf of each such Originator and irrevocably authorises:

(a)	the Master Servicer to perform the following tasks and to comply with the following obligations in its name and on its behalf, pursuant to the terms of a mandate (mandaat/mandat) (mandato with respect to the Italian Originator) that each Originator expressly hereby grants to the Master Servicer and which the Master Servicer accepts, as acknowledged by all Parties:

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(i)	to fulfil, execute and send to ING Luxembourg and/or the Transaction Administrator any documents to be filled out, executed and/or sent by any Originator in connection with the Transaction Documents, including any Transfer Document and Template Report and any other transfer agreement that would be required or useful to transfer ownership of, or to identify, Purchased Receivables under this Agreement;

(ii)	to supply all information concerning each Originator and the Master Servicer, contemplated by the Transaction Documents, to ING Luxembourg and the Transaction Administrator and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Originator, notwithstanding that they may affect the Originator, without further reference to or the consent of that Originator; and

(iii)	to conduct any other task and to comply with any other obligation explicitly stated in this Agreement in its name and on its behalf; and

(b)	the Transaction Administrator to give directly to the Master Servicer, who will be deemed to have received and accepted for any Originator, any notice, demand or other communication and to deliver any report or document provided for under the Transaction Documents in order to manage the Program.

(c)	The mandate (mandaat/mandat) (mandato with respect to the Italian Originator) granted pursuant to this Clause 2.4, shall be irrevocable (to the extent allowed by any applicable law) and may only be terminated:

(iv)	by any Originator when it is no longer a Party to this Agreement;

(v)	when such termination would occur mandatorily by operation of applicable law; or

(vi)	upon termination of this Agreement and of the Servicing Agreement.

(d)	For purposes of the authorisations in accordance with this Clause 2.4 and to the full extent permitted by applicable law, each Originator hereby exempts the Master Servicer from the restrictions on self-dealing (Insichgeschäft) and multiple representation (Mehrfachvertretung) set forth in Section 181 of the German Civil Code respectively from any similar provisions under any other applicable law (including contratto con se stesso pursuant to Article 1395 of the Italian Civil Code).

2.5	The Purchaser hereby appoints the Transaction Administrator to act as its agent and representative to perform certain tasks in the name and on behalf of the Purchaser in connection with the Program, subject to and in accordance with the terms of this Agreement and the other Transaction Documents.

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3.	PURCHASE DATES, CONDITIONS PRECEDENT, ETC

3.1	Purchase Dates

For the purposes of this Agreement (including Clause 2.1), the following dates are “Purchase Dates”:

(a)	for each Originator (other than the French Originator and the Italian Originator), each Local Business Day as from the First Purchase Date, as long as no Termination Event has occurred; and

(b)	for the French Originator and the Italian Originator, on each Settlement Date.

3.2	Conditions Precedent

The sale and assignment of the Initial Originator Portfolios by the Originators to the Purchaser shall occur (subject, in the case of the English Receivables to compliance with the provisions of Clause 4.7(c) of this Agreement) on the second Business Day, which is also a Local Business Day, following the date on which the conditions set out below are fulfilled to the satisfaction of, or waived by, the Purchaser (the “Conditions Precedent Delivery Date”), or any other date as agreed between the Parties (the “First Purchase Date”):

(a)	delivery to the Transaction Administrator of copies of all necessary corporate authorisations (being e.g. a resolution of shareholder(s), of the board of directors, the general meeting and/or supervisory board), certified to be complete and up-to-date as at the Conditions Precedent Delivery Date, for each of the Originators, The U.S. Companies, the Master Servicer and the Performance Guarantor evidencing such party’s approval for the entry into the relevant Transaction Documents, and all transactions contemplated thereunder and, where applicable, authorising a specified person or persons to execute such Transaction Documents on their behalf, and in each case, in form and substance satisfactory to the Purchaser (acing reasonably) and in compliance with any applicable local law requirements and practices, including if required under applicable law, advice from work’s council;

(b)	delivery to the Transaction Administrator of a copy of the constitutional documents of each Originator, the U.S. Companies, the Master Servicer and the Performance Guarantor, certified to be complete up-to-date and in full force and effect at the Conditions Precedent Delivery Date, in form and substance satisfactory to the Purchaser (acing reasonably);

(c)	delivery to the Transaction Administrator of a certificate dated on the Conditions Precedent Delivery Date and executed by two directors (or as otherwise required or permitted, as applicable, under the applicable law and constitutional documents) of each Originator, the Master Servicer and the Performance Guarantor certifying the names and specimen signatures of the officers authorised on behalf of such party to execute the Transaction Documents and any other document to be delivered by such Party under the Program, on which certificate the Purchaser and the Transaction Administrator may conclusively rely, in form and substance satisfactory to the Purchaser (acting reasonably);

(d)	delivery to the Transaction Administrator of a copy of the most recent audited consolidated financial statements of the Parent accompanied by a statement signed by two directors of such party (or as otherwise required under the applicable law and constitutional documents) certifying that such financial statements present fairly, in all

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material respects, the consolidated financial condition as at such dates, and the consolidated statements of comprehensive income and consolidated cash flows for the respective periods then ended of the Parent, in form and substance satisfactory to the Purchaser (acting reasonably);

(e)	delivery to the Transaction Administrator of a solvency certificate executed by each Originator, the Master Servicer and the Performance Guarantor substantially in the form as set out in Schedule 8 (Form of Solvency Certificate) or such other form as expressly agreed between the Purchaser and the Master Servicer, certified to be complete and up-to-date at the Conditions Precedent Delivery Date, in form and substance satisfactory to the Purchaser;

(f)	delivery to the Transaction Administrator of:

(i)	legal opinions addressed to the Purchaser and the Transaction Administrator from Baker & McKenzie as legal advisors to the Purchaser, as to Dutch law, the laws of England and Wales, French law, German law, Italian law, and Canadian law (x) that this Agreement will effect a transfer of legal title to the Purchased Receivables from time to time and (y) customary Tax points in relation to the Program, in each case in a form and substance satisfactory to the Purchaser (acting reasonably);

(ii)	legal opinions addressed to the Purchaser and the Transaction Administrator from Kramer Levin Naftalis & Frankel LLP as legal advisors to the Purchaser and the Transaction Administrator, as to New York law regarding (i) enforceability and security interest (including perfection), (ii) non-violation of New York and US federal law, and (iii) no governmental approvals or filings, in each case in a form and substance satisfactory to the Purchaser (acting reasonably);

(iii)	legal opinion of Richards, Layton and Finger P.A., in form and substance satisfactory to the Purchaser (acting reasonably);

(iv)	legal opinions addressed to the Purchaser and the Transaction Administrator from Locke Lord LLP as legal advisors to the U.S. Originators and U.S. Companies, as to New York law regarding (A) true sale and substantive consolidation issues as between the U.S. Originators and the U.S. Companies, (B) true sale issues as between the U.S. Originators and the Purchaser, in each case in a form and substance satisfactory to the Purchaser (acting reasonably);

(v)	a legal opinion addressed to the Purchaser and the Transaction Administrator from Baker & McKenzie Brussels, as legal advisor to the Purchaser, as to Belgian law, in respect of the validity of the provisions of the Transaction Documents governed by Belgian law, in form and substance satisfactory to the Purchaser (acting reasonably);

(vi)	a legal opinion from Baker & McKenzie Partnerschaft von Rechtsanwälten, Wirtschaftsprüfern und Steuerberatern mbB as legal advisors as to German law, in respect of the validity of the Credit Insurance Contracts; and

(vii)	customary legal opinions addressed to the Purchaser and the Transaction Administrator from Debevoise & Plimpton LLP and other local counsel, as legal advisors to the Originators, the U.S. Companies, Master Servicer and Performance Guarantor, as to (A) the capacity of the Originators, Master

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Servicer and Performance Guarantor to enter into each of the Transaction Documents to which they are a party, (B) the Investment Company status and (C) no conflicts with any material financing documents, in each case in form and substance satisfactory to the Purchaser (acting reasonably).

(g)	delivery to the Transaction Administrator of duly executed copies by all parties thereto of all Transaction Documents (save for the Security Interest Agreements and the Backup Servicing Agreement);

(h)	delivery to the Transaction Administrator by each of the Originators or the Master Servicer of the Template Reports on the performance of the Originator Portfolios to be sold on the First Purchase Date covering the period up to 18 months prior to the Initial Cut-Off Date;

(i)	delivery to the Transaction Administrator by each of the Originators/Master Servicer of the electronic files including the Receivables selected on the basis of the Eligibility Criteria that will be part of the Originator Portfolios in accordance with Clauses 4.1 and 4.2;

(j)	confirmation by the Master Servicer to the Purchaser and the Transaction Administrator via email of the Insurance Cap under any Credit Insurance Contract;

(k)	a copy of any powers of attorney of the authorised signatories and all company authorisations that are required for the Transaction Documents to which each Originator and the Master Servicer is a party, certified true by a duly authorised representative of each relevant company;

(l)	in respect of each relevant Originator, an irrevocable power of attorney substantially in the form of the applicable part of Schedule 14 (Forms of Power of Attorney);

(m)	with respect to each U.S. Originator and each U.S. Company, delivery to the Transaction Administrator of:

(i)	a Certificate of Good Standing issued by the Secretary of State of such U.S. Originator’s jurisdiction of incorporation or organisation;

(ii)	copies of duly completed financing statements (Form UCC-1), which will be filed on the First Purchase Date (i) naming each U.S. Company as the seller in favour of the relevant U.S. Originator as purchaser and (ii) naming each U.S. Originator as the seller in favor of the Purchaser as the purchaser or other similar instruments or documents as may be necessary or in the reasonable opinion of the Purchaser desirable under the UCC of all appropriate jurisdictions to perfect the Purchaser’s ownership interest in all U.S. Receivables and Associated Rights that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser; and

(iii)	copies of search reports certified by parties acceptable to the Purchaser) dated a date reasonably near the First Purchase Date listing all effective financing statements which name such U.S. Originator (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to paragraph (ii) above and such other jurisdictions where the Purchaser may reasonably request, together with copies of such financing statements (none of which shall constitute a U.S. Adverse Claim against the U.S. Receivables or Associated Rights that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser), and similar search reports with respect to judgment liens and Tax liens, showing no such liens; and

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(iv)	copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Purchaser) dated a date reasonably near the First Purchase Date listing all effective financing statements which name each U.S. Company (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to paragraph (ii) above and such other jurisdictions where the Purchaser may reasonably request, together with copies of such financing statements (none of which shall constitute a U.S. Adverse Claim against the U.S. Receivables or Associated Rights that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the U.S. Originators and subsequently to the Purchaser), and similar search reports with respect to judgment liens and Tax liens, showing no such liens on any of the U.S. Receivables that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the U.S. Originators and subsequently to the Purchaser, it being understood that liens released concurrently with the transfer of the U.S. Receivables or Associated Rights to the U.S. Originators shall be permitted;

(n)	with respect to each Canadian Originator, delivery to the Transaction Administrator of:

(i)	a certificate of status issued by the Director under the Business Corporations Act (New Brunswick) and an extra-provincial license issued by the applicable governmental authorities of each jurisdiction where such Canadian Originator is qualified to do business as an extra-provincial corporation, each dated as of a recent date;

(ii)	copies of duly completed financing statements which have been filed pursuant to the Personal Property Security Act (New Brunswick) and any other similar personal property legislation as may be necessary or in the reasonable opinion of the Purchaser desirable in all appropriate jurisdictions in relation to all Canadian Receivables and Associated Rights that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser; and

(iii)	copies of search results conducted pursuant to the Personal Property Security Act (New Brunswick) and any other similar personal property legislation as may be necessary or in the reasonable opinion of the Purchaser desirable dated a date reasonably near the First Purchase Date listing all effective financing statements which name such Canadian Originator (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to paragraph (ii) above and such other jurisdictions where the Purchaser may reasonably request, and similar search reports with respect to other liens, showing no liens on any of the Canadian Receivables that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser;

(o)	with respect to a German Originator, a Dutch Originator and a French Originator, a copy of an up-to-date commercial register extract certified to be up-to-date, true and complete;

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(p)	with respect to a French Originator, an original certificate of incorporation (extrait K-bis) dated less than 15 Business Days prior to the Condition Precedent Delivery Date, issued by the competent registry (Registre du Commerce et des Sociétés);

(q)	a copy of each signed Credit Insurance Contract that covers the Receivables originated by the Originators in form and substance satisfactory to the Purchaser;

(r)	each Originator or the Master Servicer has confirmed via email towards the Purchaser that any formalities required under the relevant Credit Insurance Contract relating to each Originator have been fulfilled to transfer the benefit of such Credit Insurance Contract to the Purchaser; and

(s)	a copy of any other authorisation or other document, opinion or assurance which the Transaction Administrator considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

3.3	Conditions Subsequent

The following conditions subsequent shall be fulfilled as and when as set out below:

(a)	within two (2) months after the First Purchase Date at the latest, with respect to each Originator, completion of a due diligence review by the Purchaser in accordance with Clause 15.2 (d) covering amongst other the Originator Portfolios, systems and practices; the outcome of this due diligence being satisfactory to the Purchaser;

(b)	within three (3) months after the First Purchase Date (or such later date as the Purchaser may reasonably agree), the Master Servicer and each Originator shall grant a first ranking Security Interest (or in case of England, a Security Interest in the form of the English Declaration of Trust to the benefit of the Purchaser) by entering into a Security Interest Agreement regarding the Dedicated Collection Accounts identified opposite the name of the relevant Originator in Schedule 11 (Dedicated Collection Accounts and Security Interests), and to deliver such other documents, opinions and evidence relating to such Security Interest and Security Interest Agreement reasonably requested by the Purchaser and the Transaction Administrator, and shall carry out all action necessary to protect or perfect and shall use best efforts to give a first ranking priority to such Security Interests and Security Interest Agreements (the Master Servicer and each Originator undertake, on a best effort basis only, to arrange for the relevant account banks to waive or subordinate any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account);

(c)	by the date that is three (3) months after the First Purchase Date at the latest, the aggregate amount of Collections paid by the Obligors into the Dedicated Collections Accounts shall at least be 70 per cent. of the aggregate nominal amount of Purchased Receivables outstanding; and

(d)	by the date that is four (4) months after the First Purchase Date at the latest, the aggregate amount of Collections paid by the Obligors into the Dedicated Collections Accounts shall at least be 90 per cent. of the aggregate nominal amount of Purchased Receivables outstanding.

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For the avoidance of doubt, the obligations under lit. (c) and (d) above shall not be construed as a guarantee by the Originators as to the receipt of Collections.

If any one or various of these conditions subsequent are not fulfilled as and when as set out above, the Purchaser shall be entitled to stop the purchase of Receivables and/or to terminate this Agreement pursuant to Clause 17.2(b) mutatis mutandis.

3.4	Notified Level

With respect to the Monthly Default Ratio (as defined in Schedule 3 Part 2 (Calculation of the Purchase Price)), the Dilution Ratio (as defined in Schedule 3 Part 1 (Calculation of the Purchase Price)), the Days Sales Outstanding or the Weighted Average Contractual Payment Term, the Parties acknowledge that the minimum levels are set based on historical data communicated by the Originators to the Purchaser prior to the signing of this Agreement. If (for example after the Due Diligence as referred to in Clause 15.2(d) it appears that those data are incorrect in full or in part, the Purchaser, the Originators and the Master Servicer will enter into negotiations in good faith for a period of no longer than 30 days with a view to agreeing any amendments to such minimum levels or this Agreement as are necessary to ensure that the commercial effect of the obligations in this Agreement remains the same as the commercial effect of the obligations based on the erroneous data. If the Originators, the Master Servicer and the Purchaser do not reach an agreement within said 30 days, the Purchaser shall not be obliged any more to purchase Receivables and the purchased portfolio shall amortize. The obligations of the Master Servicer and the Originators under this Agreement and the Servicing Agreement, in particular to collect the Purchased Receivables, shall remain unaffected.

4.	TERMS AND CONDITIONS GOVERNING PURCHASES

Certain data related to the Eligible Receivables for Purchase to be acquired by the Purchaser under the Program shall be provided by the Originators or the Master Servicer, in accordance with the terms and conditions of the Transaction Documents or, as required by the Transaction Administrator and in particular following termination of the appointment of the Master Servicer under the Servicing Agreement, by any agent appointed for such purpose by the Purchaser. In the latter case, the Program shall be managed on the basis of the available information only.

4.1	Purchase of the Initial Originator Portfolios on the First Purchase Date

(a)	The purchase and transfer of Receivables on the First Purchase Date in accordance with this Agreement will include the Eligible Receivables for Purchase originated by the Originators up to and including 23 October 2015 (the “Initial Originator Portfolio”).

(b)	By no later than 10:00 a.m. CET on the First Purchase Date, the Master Servicer will send to the Purchaser and the Transaction Administrator by electronic mail the electronic files and the list of invoices (in addition to the Template Reports on the performance of the Initial Originator Portfolios that will need to be sent on the second Business Day prior to the First Purchase Date) required pursuant to Clause 3 (Purchase Dates, Conditions Precedent, Etc) as of the Initial Cut-Off Date. The electronic files and the list of invoices will, for each Eligible Receivable for Purchase, include the following information:

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(i)	the name of the relevant Originator and Obligor as well as, if applicable, a code identifying that such Obligor belongs to a Group of companies to which other Obligors equally belong;

(ii)	the address of the Obligor;

(iii)	the date of the invoice;

(iv)	the number of the invoice;

(v)	the Nominal Value, details on Contractual Dilution and, as applicable, the Outstanding Nominal Value on the Initial Cut-off Date;

(vi)	the currency of the invoice;

(vii)	the invoice due date;

(viii)	where applicable, the VAT number of the Obligor;

(ix)	the Credit Limit (if any) of any Obligor (with the exception of the Obligors set out in Schedule 13 (List of Obligors with Rating)), as applicable on the First Purchase Date and the details of the Group to which such Obligor belongs as relevant for the Credit Insurance Contracts;

(x)	to the extent such information is available, indication of any bill of exchange, promissory note, letter of credit or any other mean of payment issued in respect of the relevant Receivable; and

(xi)	the outstanding amount of Off-Set Reduction in EUR, CAD, USD and GBP.

(c)	By no later than 01:00 p.m. CET on the First Purchase Date, but subject to paragraph (d) below, the Transaction Administrator will notify the Purchaser and the Master Servicer, by electronic mail or by fax, of the Purchase Price in CAD, the Purchase Price in EUR, the Purchase Price in GBP and the Purchase Price in USD for the Initial Originator Portfolios to be sold by the Originators and purchased by the Purchaser on the First Purchase Date, by means of the Calculation and Payment Reports.

(d)	The Purchaser may, by notice to the Master Servicer, defer the First Purchase Date as necessary in the event that the information required by the Transaction Administrator pursuant to paragraph (b) above is not timely delivered or if some of the information required in accordance with those provisions is incomplete. Any deferral shall be binding on all Parties, and shall be without prejudice to the obligations of each Originator’s and the Master Servicer’s obligations to indemnify the Purchaser against the losses that may result from such delay or to pay late payment interest on any amount payable by it under this Agreement and without prejudice to the other rights of the Purchaser under this Agreement.

4.2	Settlement of the Purchased Receivables purchased on all subsequent Purchase Dates

(a)	The purchase and transfer of Receivables on any subsequent Purchase Date in accordance with this Agreement will include the Eligible Receivables for Purchase originated by the Originators on or prior to the relevant Cut-off Date and during the relevant Calculation Period (each a “Subsequent Originator Portfolio”).

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(b)	By no later than 10:00 a.m. CET on each Transmission Date, the Master Servicer will send to the Purchaser and the Transaction Administrator by electronic mail the electronic files and the list of invoices (in addition to the Template Reports on the performance of the Subsequent Originator Portfolios) required pursuant to Clause 3 (Purchase Dates, Conditions Precedent, Etc) as of the previous Cut-off Date. The electronic files and the list of invoices will, for each Eligible Receivable for Purchase, include the following information:

(i)	the name of the relevant Originator and Obligor as well as, if applicable, a code identifying that such Obligor belongs to a Group of companies to which other Obligors equally belong;

(ii)	the address of the Obligor;

(iii)	the date of the invoice;

(iv)	the number of the invoice;

(v)	the Nominal Value, details on Contractual Dilution and, as applicable, the Outstanding Nominal Value on the previous Cut-off Date;

(vi)	the currency of the invoice;

(vii)	the invoice due date;

(viii)	where applicable, the VAT number of the Obligor;

(ix)	the Credit Limit (if any) of any Obligor (with the exception of the Obligors set out in Schedule 13 (List of Obligors with Rating)), as applicable on the relevant Purchase Date and the details of the Group to which such Obligor belongs as relevant for the Credit Insurance Contracts;

(x)	to the extent such information is available, indication of any bill of exchange, promissory note, letter of credit or any other mean of payment issued in respect of the relevant Receivable; and

(xi)	the outstanding amount of Off-Set Reduction in EUR, CAD, USD and GBP.

(c)	By no later than 10:00 a.m. CET on the relevant Calculation Date, but subject to paragraph (d) below, the Transaction Administrator will notify the Purchaser and the Master Servicer, by electronic mail or by fax, of the Purchase Price in CAD, the Purchase Price in EUR, the Purchase Price in GBP and the Purchase Price in USD for the Originator Portfolios sold by the Originators and purchased by the Purchaser during the previous Calculation Period, by means of the Calculation and Payment Reports.

(d)	The Purchaser may, by notice to the Master Servicer, defer the relevant Settlement Date as necessary in the event that the information required by the Transaction Administrator pursuant to paragraph (b) above is not timely delivered or if some of the information required in accordance with those provisions is incomplete. Any deferral shall be binding on all Parties, and shall be without prejudice to the obligations of each Originator’s and the Master Servicer’s obligations to indemnify the Purchaser against the losses that may result from such delay or to pay late payment interest on any amount payable by it under this Agreement and without prejudice to the other rights of the Purchaser under this Agreement.

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4.3	Additional terms and conditions relating to German Receivables

The German Receivables shall be sold and assigned pursuant to Clauses 4.1 and 4.2 mutatis mutandis, provided that for this purpose, the stipulations of Clauses 4.1 and 4.2 shall be governed by German law.

4.4	Additional terms and conditions relating to the Dutch Receivables

(a)	This Clause 4.4 shall apply to the sale and transfer of Eligible Receivables for Purchase by any Dutch Originator (the “Dutch Eligible Receivables for Purchase”), without prejudice to the other general provisions of Clause 4.1 (Terms and Conditions Governing Purchases).

(b)	On the First Purchase Date and each Settlement Date, or upon occurrence of a Credit Enhancement Event, on each Collections Transfer Date, the Dutch Originator and the Purchaser shall enter into a Dutch Transfer Deed pursuant to which the Dutch Originator assigns to the Purchaser the Dutch Eligible Receivables listed in the relevant Dutch Transfer Deed on the First Purchase Date or during the Calculation Period preceding the respective Settlement Date or, upon occurrence of a Credit Enhancement Event, listed in the relevant weekly report, in accordance with Article 3:94 Dutch Civil Code. The Master Servicer shall procure for the registration of the Dutch Transfer Deed with the offices of the Dutch tax authorities in Rotterdam, The Netherlands or any other authorized office of the Dutch tax authorities and shall, on each Settlement Date, or, upon occurrence of a Credit Enhancement Event, on each Collections Transfer Date provide the Purchaser with evidence of such registration with the the Dutch tax authorities in Rotterdam, The Netherlands or any other authorized office of the Dutch tax authorities. The assignment of Dutch Receivables will be subject to the conditions of the Dutch Transfer Deed attached as Schedule 6 Part 1 (Dutch Transfer Deed) hereto.

4.5	Additional terms and conditions relating to French Receivables

(a)	Without prejudice to the other general provisions of Clause 4 (Terms and Conditions Governing Purchases), this Clause 4.5 shall apply to the Eligible Receivables for Purchase sold and transferred pursuant to and in accordance with this Agreement which are governed by French law (the “French Eligible Receivables for Purchase”).

(b)	Each transfer of Eligible Receivables for Purchase by the French Originator will be effected by way of a transfer document (acte de cession de créances professionnelles) complying with the provisions of articles L.313-23 et seq. of the French Code Monétaire et Financier.

(c)	The French Originator hereby appoints the Master Servicer to act as its agent to execute and deliver any French Transfer Document to effect the transfer of French Eligible Receivables for Purchase under this Agreement from time to time.

(d)	On the First Purchase Date and on each Transmission Date, the Master Servicer will send to the Purchaser an original French Transfer Document, duly completed and executed by the Master Servicer acting as agent of the French Originator in accordance with Clause (c) above together with a duly completed computer file which (i) set out an accurate description of the French Eligible Receivables for Purchase to be transferred, thereby enabling an indisputable identification of such receivables in accordance with article L. 313-23 of the French Code Monétaire et Financier and (ii)

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include the detailed ageing list of all Purchased Receivables generated or arising during the relevant Calculation Period and (iii) include a list of the Purchased Receivables existing on the last Cut-Off Date, to be assigned on the relevant Settlement Date, as well as any receivable assigned on the preceding Settlement Date.

(e)	On the First Purchase Date and on each following Settlement Date, the Purchaser will affix the date on the relevant French Transfer Document and will send a copy thereof to the Master Servicer and the French Originator.

(f)	Under no circumstances shall the acceptance of an offer by the Purchaser constitute an agreement by the Purchaser to purchase, or by the Originator to sell and transfer, any Receivable not identified in the relevant French Transfer Document.

(g)	In accordance with articles L. 313-23, L. 313-24 and L. 313-27 of the French Code Monétaire et Financier, the transfer of title to the Receivables referred to in any French Transfer Document and all Associated Rights in relation thereto will take effect between the Purchaser and the French Originator as from the date affixed by the Purchaser on the French Transfer Document without the need for any other formalities (sans qu’il soit besoin d’autre formalité), and such transfer shall become enforceable (opposable) against third parties on that date, automatically and without further formality (de plein droit), it being provided that, with respect to any Receivables arising or being generated after the delivery of the relevant French Transfer Document, the Purchaser shall be vested with a right on the relevant Assigned Receivables as from the date on which the relevant Assigned Receivables arises or is generated.

4.6	Additional terms and conditions relating to Italian Receivables

(a)	The sale, transfer and assignment by the Italian Originator of the relevant Eligible Receivables for Purchase which are governed by Italian law shall become enforceable as against third parties (other than the Obligors) on the date on which the Purchaser pays (by means of a payment bearing a date certain at law (data certa)) the relevant Purchase Price to the Italian Originator pursuant to article 5, paragraph 1, of the Italian Factoring Law (for this purpose, the payment of the Purchase Price by wire transfer shall be deemed to be a payment made with a date certain at law pursuant to article 5, paragraph 1-bis of the Italian Civil Code).

(b)	Under no circumstances shall the acceptance of an offer by the Purchaser constitute an agreement by the Purchaser to purchase, or by the Italian Originator to sell and transfer, any Receivable not identified in the electronic files and the list of invoices sent by the Master Servicer (acting in the name and on behalf of the Italian Originator) to the Transaction Administrator and the Purchaser pursuant to Clause 4.1(b) and Clause 4.2(b) above, as the case may.

(c)	It is understood that the notice by the Transaction Administrator pursuant to Clause 4.1(c) and Clause 4.2(c) above, as the case may be, shall be deemed as the acceptance for the purchase of the Receivables, together with all relevant Associated Rights, identified in the electronic files and the list of invoices sent by the Master Servicer (acting in the name and on behalf of the Purchaser) pursuant to Clause 4.1(b) and Clause 4.2(b) above, as the case may be. To this purpose, the Purchaser hereby appoints the Transaction Administrator to act as its agent to notify, in the name and on behalf of the Purchaser, the notice provided for under Clause 4.1(c) and Clause 4.2(c) above, as the case may be.

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(d)	The transfer of title to the Receivables, together with all relevant Associated Rights, shall be deemed as completed on the date on which the Italian Originator, acting through the Master Servicer, receives the notice by the Purchaser, acting through the Transaction Administrator, provided for under Clause 4.1(c) and Clause 4.2(c) above, as the case may be, but it will take effect between the Purchaser and the Italian Originator as from the subsequent Settlement Date, it being provided that, with respect to any future receivables (arising or being generated after the relevant Settlement Date), such transfer shall occur as from the date on which the relevant Assigned Receivables arise or are generated.

4.7	Additional terms and conditions relating to English Receivables

(a)	The provisions of Clause 2.1 and Clause 4.1(c) (to the extent it relates to the acceptance of an offer to purchase English Receivables) shall not apply to the acceptance of an offer in respect of English Receivables, which shall instead be governed by the provisions of this Clause 4.7.

(b)	Each offer delivered pursuant to Clause 2.1 in respect of English Receivables shall constitute an irrevocable offer by the English Originator binding upon it with full title guarantee to sell by way of assignment and to assign to the Purchaser all of the English Originator’s right, title and interest in and relating to the English Receivables designated in such offer at the relevant Purchase Prices.

(c)	No offer to sell English Receivables shall be delivered until the occurrence of the Conditions Precedent Delivery Date.

(d)	The parties hereto agree that each offer delivered pursuant to Clause 2.1 in respect of English Receivables shall be irrevocable and if not accepted by the Settlement Date following the Calculation Period during which the relevant English Receivables were generated shall lapse.

(e)	Upon acceptance of any offer in writing, all of the English Originator’s right, title, interest in, to and under (present and future, actual or contingent) the English Receivables to which such acceptance relates shall thereupon be assigned to the Purchaser to the fullest extent possible under English law and otherwise on the terms and conditions of this Agreement and such offer.

(f)	The English Originator will take all such steps and comply with all such formalities as the Purchaser may require to perfect or to evidence or secure title to the English Receivables assigned (or purported to be assigned by the English Seller) pursuant to this Clause 4.7, including, but without limitation, the execution by the English Originator of a written assignment of such Eligible Receivables.

(g)	The provisions of this Clause 4.7 are subject to the English Legal Reservation being served on or after the occurrence of a Termination Event.

(h)	The provisions of this Clause 4.7 (including all non-contractual obligations) shall be governed by and construed in accordance with English law. The courts of England have jurisdiction to settle any dispute arising out of or in connection with this Clause 4.7 or any other provisions of the Receivables Purchase Agreement which are governed by English law (a “Dispute”) (including a dispute regarding the existence, validity or termination of the Receivables Purchase Agreement or the consequences of its nullity so far as the provisions of such agreement relate to English law). The parties hereto agree that the courts of England are the most appropriate and convenient courts

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to settle Disputes between them and, accordingly, that they will not argue to the contrary. Notwithstanding this Clause 4.7, any party hereto may take proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, parties may take concurrent proceedings in any number of jurisdictions.

4.8	Additional terms and conditions relating to U.S. Receivables

Duly executed copies of the U.S. Contribution Agreements shall have been received by the Purchaser.

4.9	Additional terms and conditions relating to Canadian Receivables

(a)	This Clause 4.9 shall apply to the sale and transfer of Eligible Receivables for Purchase by any Canadian Originator (the “Canadian Eligible Receivables for Purchase”), without prejudice to the other general provisions of Clause 4 (Terms and Conditions Governing Purchases).

(b)	The Canadian Originator hereby assigns and transfers to the Purchaser all present and future Canadian Eligible Receivables for Purchase. The Canadian Originator shall provide, on the First Purchase Date and each Transmission Date, the following information in relation to each Canadian Receivable which has come into existence since the last time the Canadian Originator has provided such information to the Purchaser:

(i)	the name of the Obligor as well as, if applicable, a code identifying that such Obligor belongs to a Group of companies to which other Obligors equally belong;

(ii)	the address of the Obligor;

(iii)	the date of the invoice;

(iv)	the number of the invoice;

(v)	the Nominal Value, details on Contractual Dilution and, as applicable, the Outstanding Nominal Value on the Initial Cut-off Date;

(vi)	the currency of the invoice;

(vii)	the invoice due date;

(viii)	where applicable, the VAT number of the Obligor;

(ix)	the Credit Limit (if any) of any Obligor (with the exception of the Obligors set out in Schedule 13 (List of Obligors with Rating)), as applicable on the First Purchase Date and the details of the Group to which such Obligor belongs as relevant for the Credit Insurance Contracts;

(x)	to the extent such information is available, indication of any bill of exchange, promissory note, letter of credit or any other mean of payment issued in respect of the relevant Receivable; and

(xi)	the outstanding amount of Off-Set Reduction in CAD.

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5.	CONSEQUENCES OF THE PURCHASE

5.1	This Agreement constitutes an outright transfer of legal title to the Purchased Receivables subject to the full completion of the transfer formalities set forth herein, and not a security arrangement for any obligations of the Originators. The Purchaser shall have full title to and interest in the Purchased Receivables as from the Purchase Date, shall be free to further dispose of such Purchased Receivables (subject to Clause 2.2), and shall be fully entitled to receive and retain for its own account the Total Collections in respect of such Purchased Receivables.

5.2	Without prejudice to Clause 18 (Indemnity), it is expressly agreed between the relevant Originator and the Purchaser that the transfer of the Purchased Receivables is made without recourse to such Originator, and the relevant Originator shall have no liability to the Purchaser for the failure of an Obligor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. It is further agreed that the relevant Originator shall not be jointly and severally liable with the Obligors for the payment of said Purchased Receivables, and credit risk in relation to such Purchased Receivables will pass to the Purchaser upon assignment and transfer of such Purchased Receivables.

All Parties acknowledge that the Originators do not assume any performance risk on the Purchased Receivables nor do they guarantee, in any manner, the payment of the Purchased Receivables by the respective Obligors.

5.3	The Purchased Receivables will be transferred on any relevant Purchase Date with all the Associated Rights. For the avoidance of doubt, the benefits arising from any relevant Credit Insurance Contract shall be agreed upon by the Parties and the relevant Credit Insurance Company, as the case may be, by way of a separate agreement.

5.4	Should the electronic files and Transfer Documents referred to under Clauses 4.1, 4.2 and 4.4 contain any data regarding Receivables that are Ineligible Receivables for Purchase on the relevant Purchase Date, or with respect to future Receivables, at the time such Receivables came into existence, and as soon as any Party becomes aware of the ineligibility of those Receivables, such Party shall immediately inform the Purchaser, Transaction Administrator and the relevant Originator thereof by written notice, which may be by electronic mail. If the Parties only became aware of the ineligibility after such Ineligible Receivables for Purchase have been taken into account to determine the Purchase Price in accordance with Clause 6 (Determination of the Purchase Price), an amount corresponding to (i) the Outstanding Nominal Value in the currency of funding of such Ineligible Receivables for Purchase, plus (ii) the amount of all reasonable and duly demonstrated costs, fees, expenses and liabilities incurred by the Purchaser in connection with the purchase and the holding of such Receivable shall be credited in favour of the Purchaser to the relevant Current Account in accordance with Clause 10.1(b)(iii). If at the time of such credit, any Collections in relation to such Ineligible Receivables for Purchase have been credited in favour of the Purchaser to the relevant Current Account (as the case may be), an amount equal to such Collections will be credited in favour of the Master Servicer for further credit to the relevant Originator to the relevant Current Account on the immediately following Settlement Date. Upon, and subject to, full payment of the amounts as set out in this Clause 5.4, in respect of all relevant Ineligible Receivables for Purchase (including those for which a Transfer Document was executed pursuant to Clause 4.4), the Purchaser shall re-assign and re-transfer such Receivable to the relevant Originator on the immediately following Settlement Date, or on such other date as may be agreed between the Parties. The Purchaser shall perform such steps and deliver such documents as may be reasonably necessary to give effect to such re-assignments and re-transfer to the relevant Originator.

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5.5	Upon satisfaction or waiver of the conditions precedent of Clause 3.2, the Master Servicer and the Originators can only demand performance by the Purchaser of its obligations to pay the Purchase Price in accordance with Clause 7 (Initial Purchase Price and Global Initial Purchase Price) and enforce such obligations subject to Clause 19.1, but waive the right to demand rescission of any purchase made pursuant to this Agreement.

5.6	Insofar as applicable (and excluding the English Receivables), each Originator and the Master Servicer shall take any action legally permitted to assist in collecting any VAT refund for the benefit of the Purchaser following credit losses on a Purchased Receivable, including, but not limited to, acquiring the relevant Purchased Receivable at a price equal to any VAT refund available for collection and any amounts recoverable from the relevant Obligor (if any) and pay such purchase price upon and to the extent of receipt of VAT refund and any amounts recovered from the Obligor.

With respect to the English Receivables, upon the English Originator becoming aware that a Purchased Receivable sold by it becomes (partly or totally) uncollectable, the English Originator and the Purchaser will co-operate with a view to making and maximising all possible VAT claims pursuant to section 36 of the UK VAT Act 1994. This may include the re-assignment of the relevant Purchased Receivable by the Purchaser to the English Originator (the mechanism of which is to be determined between those parties) in order for the English Originator to claim appropriate VAT relief the benefit of which shall be paid by the English Originator to the Purchaser.

6.	DETERMINATION OF THE PURCHASE PRICE

6.1	On each Purchase Date, the Purchaser will acquire the Eligible Receivables for Purchase owned by the Originators on such date at a Purchase Price calculated on the basis on:

(a)	with respect to the Receivables in CAD, the Outstanding Nominal Value in CAD of the Purchased Receivables in CAD and which comprises the CAD IPP payable on the next succeeding Settlement Date according to the provisions of Clause 7 (Initial Purchase Price and Global Initial Purchase Price), and the CAD DPP payable according to the provisions of Clause 8 (Global Deferred Purchase Price).

(b)	with respect to the Receivables in Euro, the Outstanding Nominal Value in Euro of the Purchased Receivables in Euro and which comprises the EUR IPP payable on the next succeeding Settlement Date according to the provisions of Clause 7 (Initial Purchase Price and Global Initial Purchase Price), and the EUR DPP payable according to the provisions of Clause 8 (Global Deferred Purchase Price);

(c)	with respect to the Receivables in GBP, the Outstanding Nominal Value in GBP of the Purchased Receivables in GBP and which comprises the GBP IPP payable on the next succeeding Settlement Date according to the provisions of Clause 7 (Initial Purchase Price and Global Initial Purchase Price), and the GBP DPP payable according to the provisions of Clause 8 (Global Deferred Purchase Price); and

(d)	with respect to the Receivables in USD, the Outstanding Nominal Value in USD of the Purchased Receivables in USD and which comprises the USD IPP payable on the next succeeding Settlement Date according to the provisions of Clause 7 (Initial Purchase Price and Global Initial Purchase Price), and the USD DPP payable according to the provisions of Clause 8 (Global Deferred Purchase Price).

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6.2	The determination of the CAD IPP, CAD DPP, EUR IPP, EUR DPP, GBP IPP, GBP DPP, USD IPP and USD DPP shall be made in accordance with the calculation principles included in Schedule 3 Part 1 (Calculation of the Purchase Price).

7.	INITIAL PURCHASE PRICE AND GLOBAL INITIAL PURCHASE PRICE

7.1	The Initial Purchase Price in CAD

(a)	The CAD IPP is the first part of the Purchase Price in CAD payable for the Portfolio in CAD on a Settlement Date.

(b)	The CAD IPP is calculated on each Calculation Date in accordance with Schedule 3 and are paid according to Clause 11(b).

(c)	The computation of the CAD IPP shall bind the parties except in case of manifest error.

7.2	The Global Initial Purchase Price in CAD

At any Calculation Date, the CAD GIPP will be calculated in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price).

7.3	The Initial Purchase Price in EUR

(a)	The EUR IPP is the first part of the Purchase Price in Euro payable for the Portfolio in Euro on a Settlement Date.

(b)	The EUR IPP is calculated on each Calculation Date in accordance with Schedule 3 and are paid according to Clause 11(b).

(c)	The computation of the EUR IPP shall bind the parties except in case of manifest error.

7.4	The Global Initial Purchase Price in Euro

At any Calculation Date, the EUR GIPP will be calculated in accordance with Schedule 3.

7.5	The Initial Purchase Price in GBP

(a)	The GBP IPP is the first part of the Purchase Price in GBP payable for the Portfolio in Euro, Portfolio in GBP and the Portfolio in CAD on a Settlement Date.

(b)	The GBP IPP is calculated on each Calculation Date in accordance with Schedule 3 and are paid according to Clause 11(b).

(c)	The computation of the GBP IPP shall bind the parties except in case of manifest error.

7.6	The Global Initial Purchase Price CAD

At any Calculation Date, the CAD GIPP will be calculated in accordance with Schedule 3.

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7.7	The Initial Purchase Price in USD

(a)	The USD IPP is the first part of the Purchase Price in USD payable for the Portfolio in USD on a Settlement Date.

(b)	The USD IPP is calculated on each Calculation Date in accordance with Schedule 3 and is paid according to Clause 11(b).

(c)	The computation of the USD IPP shall bind the Parties except in case of manifest error.

7.8	The Global Initial Purchase Price in USD

At any Calculation Date, the USD GIPP will be calculated in accordance with Schedule 3.

7.9	The Global Initial Purchase Price

The sum of the CAD GIPP, the EUR GIPP, the GBP GIPP and the USD GIPP (converted on the basis of the relevant Exchange Rate) shall never be higher than the Maximum Program Amount. For the avoidance of doubt, the obligation of the Purchaser to pay the CAD IPP, the EUR IPP, the GBP IPP and the USD IPP is not contingent upon the receipt of Collections.

8.	GLOBAL DEFERRED PURCHASE PRICE

At any Calculation Date, the GDPP in Euro as applicable to the Global Portfolio in CAD, the Global Portfolio in Euro, the Global Portfolio in GBP and the GDPP in USD as applicable to the Global Portfolio in USD will be calculated in accordance with Schedule 3 Part 2.

Each installment of the GDPP in CAD, the GDPP in Euro, the GDPP in GBP and the GDPP in USD is determined and payable by the Purchaser on each Settlement Date in accordance with Clauses 10 and 11(b).

From the occurrence of a Termination Date, no further installment of the GDPP in CAD, the GDPP in Euro, the GDPP in GBP and the GDPP in USD shall be paid unless and until the balance of the CAD GIPP, the EUR GIPP, the GBP GIPP or the USD GIPP has been reduced to zero and any credit balance of the Current Account in CAD, the Current Account in Euro, the Current Account in GBP or the Current Account in USD (as the case may be) shall have been duly paid to the Purchaser. Thereafter, the installment of the GDPP in CAD, the GDPP in Euro, the GDPP in GBP or the GDPP in USD, as the case may be, will be determined and payable on each Settlement Date in accordance with Clauses 10 and 11(b).

In no circumstances will the Purchaser be liable to pay any installment of the GDPP in CAD, the GDPP in Euro, the GDPP in GBP or the GDPP in USD (as the case may be) as an independent liability, since the Purchaser’s liability vis-à-vis the Master Servicer and the Originators under the Transaction Document is limited to the net balance on the Current Account in CAD, the Current Account in Euro, the Current Account in GBP or the Current Account in USD as specified in Clause 11(b). For the avoidance of doubt neither the the GDPP in CAD, the GDPP in Euro, the GDPP in GBP nor the GDPP in USD represent a liability of the Purchaser other than to the extent of the installment of the GDPP in CAD, the GDPP in Euro, the GDPP in GBP or the GDPP in USD payable pursuant hereto.

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9.	FEES

9.1	All fees due under this Agreement will be borne jointly and severally by the Originators and paid in the name and on behalf of the Originators by the Master Servicer.

9.2	The Originators, in accordance with an intra-group allocation mechanism agreed with the Master Servicer, undertake to pay the following fees:

(a)	an upfront fee expressed in EUR, equivalent to EUR 350,000 (or as the case may be due to tax gross-up in accordance with Clause 13(a)), payable on or after the First Purchase Date (the “Structuring Fee”) on the following account of the Purchaser with IBAN: and BIC/SWIFT: BBRUBEBB with reference; and

(a)	the charges and expenses calculated pursuant to Schedule 5 (Charges and Expenses).

9.3	The payment of the fees and costs contemplated under this Clause 9 (Fees) are payable by the Master Servicer, but for the account of the Originators in accordance with Clause 9.1, and shall be made in EUR by wire transfer. The Purchaser will supply each Originator and the Master Servicer with reasonable details and justification of any such fees.

9.4	With respect to the French Originator only and for the purpose of articles L.313-1, L.313-2, R.313-1 et seq. of the French Code de la Consommation and article L. 313-4 of the French Code Monétaire et Financier, each Party acknowledges that the effective global rate (taux effectif global) is calculated on the date of the Agreement, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs and expenses payable under the Agreement will be maintained at their original level throughout the term of the Agreement.

The effective global rate (taux effectif global) calculated on the basis of 360 calendar days is EURIBOR – 1 month rate of 0.07% per annum, the effective global rate would be 2.168 % per annum.

The above rate is given as an indication and shall not be binding on the Purchaser after the Signing Date and is calculated on the basis of EUR 11,000,000, the Applicable Margin in EUR and taking into account the commissions and various fees and expenses payable by the French Originator on the terms of the Agreement.

10.	WATERFALL

10.1	Waterfall on Receivables in EUR

(a)	Prior to the occurrence of a Termination Date and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in EUR shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority and if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on Receivables in EUR for such part of those amounts that has not been paid through the Current Account in EUR;

(ii)	to pay the Charges denominated in EUR;

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(iii)	to cover the Indemnities denominated in EUR that were left unpaid by the Originators and/or the Master Servicer;

(iv)	to allocate in or towards payment of the MinIPP in EUR;

(v)	to allocate to the Decrease of EUR GIPP;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in EUR, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in EUR;

(viii)	to allocate, on a pari passu and pro rata basis, in or towards payment of the EUR Amount of the CAD Shortfall, the GBP Shortfall and the USD Shortfall; and

(ix)	to allocate in or towards payment of the GDPP in EUR.

(b)	After the occurrence of a Termination Date in relation to the Program and not only to an Originator and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in EUR shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority, if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay the Backup Servicing Costs denominated in EUR;

(ii)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on the Receivables in EUR for such part of those amounts that have not been paid through the Current Account in EUR;

(iii)	to pay the Costs denominated in EUR (other than any Servicing Costs (EUR));

(iv)	to cover the Indemnities denominated in EUR that were left unpaid by the Originators and of the Master Servicer;

(v)	to allocate in or towards payment of the MinIPP in EUR;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in EUR, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in EUR;

(viii)	to allocate to the Decrease of EUR GIPP;

(ix)	to cover the payment of the Servicing Costs (EUR) (including any VAT);

(x)	to allocate, on a pari passu and pro rata basis, in or towards payment of the EUR Amount of the CAD Shortfall, the GBP Shortfall and the USD Shortfall; and

(xi)	to allocate in or towards payment of the GDPP in EUR.

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10.2	Waterfall on Receivables in CAD

(a)	Prior to the occurrence of a Termination Date and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in CAD shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority and if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on Receivables in CAD for such part of those amounts that has not been paid through the Current Account in CAD;

(ii)	to pay the Charges denominated in CAD;

(iii)	to cover the Indemnities denominated in CAD that were left unpaid by the Originators and/or by of the Master Servicer;

(iv)	to allocate in or towards payment of the MinIPP in CAD;

(v)	to allocate to the Decrease of CAD GIPP;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in CAD, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in CAD;

(viii)	to allocate, on a pari passu and pro rata basis, in or towards payment of the CAD Amount of the EUR Shortfall, the GBP Shortfall and the USD Shortfall; and

(ix)	to allocate in or towards payment of the GDPP in CAD.

(b)	After the occurrence of a Termination Date in relation to the Program and not only to an Originator and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price and Loan Amount), the Available Amount in CAD shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority, if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay the Backup Servicing Costs denominated in CAD;

(ii)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on the Receivables in CAD for such part of those amounts that have not been paid through the Current Account in CAD;

(iii)	to pay the Costs denominated in CAD (other than any Servicing Cost (CAD));

(iv)	to cover the Indemnities denominated in CAD that were left unpaid by the Originators and/or by the Master Servicer;

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(v)	to allocate in or towards payment of the MinIPP in CAD;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in CAD, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in CAD;

(viii)	to allocate to the Decrease of CAD GIPP;

(ix)	to cover the payment of the Servicing Costs (CAD) (including any VAT);

(x)	to allocate, on a pari passu and pro rata basis, in or towards payment of the CAD Amount of the EUR Shortfall, the GBP Shortfall and the USD Shortfall; and

(xi)	to allocate in or towards payment of the GDPP in CAD.

10.3	Waterfall on Receivables in GBP

(a)	Prior to the occurrence of a Termination Date and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in GBP shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority and if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on Receivables in GBP for such part of those amounts that has not been paid through the Current Account in GBP;

(ii)	to pay the Charges denominated in GBP;

(iii)	to cover the Indemnities denominated in GBP that were left unpaid by the Originators and/or by of the Master Servicer;

(iv)	to allocate in or towards payment of the MinIPP in GBP;

(v)	to allocate to the Decrease of GBP GIPP;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in GBP, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in GBP;

(viii)	to allocate, on a pari passu and pro rata basis, in or towards payment of the GBP Amount of the CAD Shortfall, the EUR Shortfall and the USD Shortfall; and

(ix)	to allocate in or towards payment of the GDPP in GBP.

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(b)	After the occurrence of a Termination Date in relation to the Program and not only to an Originator and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price and Loan Amount), the Available Amount in GBP shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority, if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay the Backup Servicing Costs denominated in GBP;

(ii)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on the Receivables in GBP for such part of those amounts that have not been paid through the Current Account in GBP;

(iii)	to pay the Costs denominated in GBP (other than any Servicing Cost (GBP));

(iv)	to cover the Indemnities denominated in GBP that were left unpaid by the Originators and/or by the Master Servicer;

(v)	to allocate in or towards payment of the MinIPP in GBP;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in GBP, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in GBP;

(viii)	to allocate to the Decrease of GBP GIPP;

(ix)	to cover the payment of the Servicing Costs (GBP) (including any VAT);

(x)	to allocate, on a pari passu and pro rata basis, in or towards payment of the GBP Amount of the CAD Shortfall, the EUR Shortfall and the USD Shortfall; and

(xi)	to allocate in or towards payment of the GDPP in GBP.

10.4	Waterfall on Receivables in USD

(a)	Prior to the occurrence of a Termination Date and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in USD shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority and if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on Receivables in USD for such part of those amounts that has not been paid through the Current Account in USD;

(ii)	to pay the Charges denominated in USD;

(iii)	to cover the Indemnities denominated in USD that were left unpaid by the Originators and/or the Master Servicer;

(iv)	to allocate in or towards payment of the MinIPP in USD;

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(v)	to allocate to the Decrease of USD GIPP;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in USD, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in USD;

(viii)	to allocate, on a pari passu and pro rata basis, in or towards payment of the USD Amount of the EUR Shortfall, the GBP Shortfall and the CAD Shortfall; and

(ix)	to allocate in or towards payment of the GDPP in USD.

(b)	After the occurrence of a Termination Date in relation to the Program and not only to an Originator and in accordance with Schedule 3 Part 1 (Calculation of the Purchase Price), the Available Amount in USD shall be applied on each Calculation Date by the Transaction Administrator on behalf of the Purchaser to the payments or internal allocations as set out in Clause 11 (Payments) in the following order of priority, if and to the extent that the payments or the allocations ranking higher have been made in full:

(i)	to pay the Backup Servicing Costs denominated in USD;

(ii)	to pay all liabilities then due and payable on account of any Tax and VAT due in relation to the Program on the Receivables in USD for such part of those amounts that have not been paid through the Current Account in USD;

(iii)	to pay the Costs denominated in USD (other than any Servicing Costs (USD));

(iv)	to cover the Indemnities denominated in USD that were left unpaid by the Originators and of the Master Servicer;

(v)	to allocate in or towards payment of the MinIPP in USD;

(vi)	to allocate in or towards payment of any other amount due to the Purchaser denominated in USD, if any;

(vii)	to allocate in or towards payment of the Incremental Initial Purchase Price in USD;

(viii)	to allocate to the Decrease of USD GIPP;

(ix)	to cover the payment of the Servicing Costs (USD) (including any VAT);

(x)	to allocate, in or towards payment of the EUR Shortfall converted to USD on the basis of the relevant Exchange Rate;

(xi)	to allocate, on a pari passu and pro rata basis, in or towards payment of the USD Amount of the EUR Shortfall, the GBP Shortfall and the CAD Shortfall; and

(xii)	to allocate in or towards payment of the GDPP in USD.

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11.	PAYMENTS

(a)	The Purchaser and the Master Servicer, acting in the name and on behalf of each Originator, it being understood that the Master Servicer will act as central party for all Originators, will enter into (i) a current account relationship in EUR for administrative purposes (the “Current Account in EUR”), (ii) a current account relationship in GBP for administrative purposes (the “Current Account in GBP”), (iii) a current account relationship in CAD for administrative purposes (the “Current Account in CAD”), and (iv) a current account relationship in USD for administrative purposes (the “Current Account in USD”) so that, subject to Clause 12 (Intermediate Closing of the Current Accounts and Intermediate Payment), the payments of the various sums due by (A) any Originator to the Purchaser, or (B) by the Purchaser to any Originator, or (C) by the Purchaser to the Master Servicer, will take place by booking any amount due on the relevant Current Account.

Such payments shall be entered into the relevant Current Account on each Calculation Date and be settled exclusively in (i) EUR in relation to the Current Account in EUR, (ii) CAD in relation to the Current Account in CAD, (iii) GBP in relation to the Current Account in GBP and (iv) USD in relation to the Current Account in USD.

Each Current Account is indivisible. However, for administrative purposes, the subheadings described below will be created. The creation of these subheadings will in no way affect the indivisibility of each Current Account.

The amounts to be booked to a Current Account on any Calculation Date shall include solely those amounts payable on the Settlement Date immediately following such Calculation Date in accordance with and subject to the order of priority provided for in Clause 10.1 to 10.4.

(b)	Unless the amounts referred to in each of the subheadings (i) to (viii) below with respect to the relevant Current Account have been directly transferred to the Purchaser (or to any of its duly appointed agents) by the relevant Originator, the following amounts will be booked to the relevant Current Accounts:

CURRENT ACCOUNT IN EUR

IN FAVOUR OF THE PURCHASER:

(i)	Collections (information supplied by the Master Servicer on behalf of the Originators)

(A)	These are the EUR Amounts of the cash payments received with respect to the Purchased Receivables in EUR, whoever makes such payment and whatever the modalities of such payment, during the immediately preceding Calculation Period. For the avoidance of doubt, any Suspense Amount received during the immediately preceding Calculation Period (to the extent in EUR) will form part of this subheading, but will not be allocated to any Purchased Receivable.

(B)	In case one of the Obligors of the Purchased Receivables in EUR makes a partial payment (by means of compensation or any other method) which cannot be applied to a particular Receivable, such payment shall be allocated in order from most to least delinquent amongst all Receivables from that Obligor.

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(C)	These amounts will be deemed to be booked on the Current Account in EUR on the Calculation Date preceding the Settlement Date on which they are due to be transferred to the Purchaser pursuant to Clause 12 (Intermediate Closing of the Current Accounts and Intermediate Payment).

(D)	If any Originator breaches its undertaking set out in Clause 15.3(c), a Collection shall arise for the EUR Amount of the Outstanding Nominal Value of the relevant Purchased Receivable in EUR and will be deemed to be booked on the Current Account in EUR on the day such a breach arises.

(ii)	Deemed Collections in EUR (information supplied by the Master Servicer on behalf of the Originators)

(A)	This represents the amount by which the EUR Amount of the Outstanding Nominal Value in EUR of Purchased Receivables in EUR has been reduced as the consequence of one of the following events:

I.	any Dilution (including any VAT Dilution) during the immediately preceding Calculation Period, other than the EUR Amount of a Dilution (including any VAT Dilution) which has been deducted from the Nominal Value of the Purchased Receivables in EUR when calculating the Purchase Price in EUR of such Purchased Receivables in EUR in accordance with Clause 6 (Determination of the Purchase Price) (if any);

II.	a Purchased Receivable in EUR, fully or partially paid at the end of the preceding Calculation Period, for which no adjustment of the Outstanding Nominal Value in EUR has been made as per Clause 6 (Determination of the Purchase Price), the amount of the Deemed Collection corresponds to the EUR Amount of such total or partial payment; and

III.	any element that has an analogous effect as a Dilution (including any VAT Dilution), as admitted by any Originator or recognised in a court of law.

(B)	For the purposes of this Agreement, Deemed Collections in EUR will be allocated to a Purchased Receivable owing by the relevant Obligor in respect of which such Deemed Collections in EUR have occurred.

(C)	Deemed Collections in EUR will be booked on the Current Account in EUR on the Calculation Date immediately following the Calculation Period during which the events referred to in paragraph (A) above arose.

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(iii)	Any Indemnity denominated in EUR or the EUR Amount of an Indemnity relating to a Purchased Receivable in EUR payable by the Originators and/or the Master Servicer to the Purchaser

(A)	These are the amounts payable by the Originators and/or the Master Servicer to the Purchaser pursuant to Clause 18 (Indemnity).

(B)	The amount of the Indemnity will be booked on the Current Account in EUR on the day such Indemnity is payable.

(iv)	Any other amount in EUR due under this Agreement to ING Luxembourg by any Originator (information supplied by the Master Servicer on behalf of the Originators)

(A)	Such amount will be booked on the Current Account in EUR on the day the Master Servicer, acting in the name and on behalf of the Originators, any relevant Originator or a court recognises that ING Luxembourg is entitled to such amount.

(v)	Any advance payment of the Purchase Price made by the Purchaser to the Originators

(A)	This amount represents the amounts paid by the Purchaser to the Originators as an advance of the Purchase Price in accordance with the provisions of Clause 12.3(b)(ii), or Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in EUR on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in EUR will not be entered more than once in such Current Account in EUR.

IN FAVOUR OF THE ORIGINATORS AND THE MASTER SERVICER:

(i)	The Initial Purchase Price in EUR (if any) paid for the Sales in EUR acquired by the Purchaser during the immediately preceding Calculation Period.

This amount will be booked on the Current Account in EUR on the Calculation Date immediately following the Calculation Period.

(ii)	The total EUR Amount of payment cancellations

(A)	Certain forms of payment used by an Obligor can give rise to the cancellation of the payment of Purchased Receivables in EUR previously booked on the Current Account in EUR and thus paid to the Purchaser.

(B)	The amount of the cancellation will be booked on the Current Account in EUR on the date on which the payment into the relevant Originator’s account is cancelled.

(iii)	The instalment of GDPP in EUR (if any) determined in accordance with Clause 10.1.

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(iv)	Collections in respect of Ineligible Receivables for Purchase as referred to in Clause 5.4.

(v)	The Servicing Fees (EUR) payable to the Master Servicer in accordance with Clause 5 of the Servicing Agreement.

This amount will be booked on the Current Account in EUR on the Calculation Date immediately preceding the relevant Settlement Date.

(vi)	Any other amount denominated in EUR due by the Purchaser to any Originator and/or the Master Servicer

The amount due and denominated in EUR will be booked on the Current Account in EUR on the day the Purchaser, or a court order, recognises that any Originator and/or Master Servicer is entitled to such amount.

(vii)	Any payment of excess of Collections made by the Master Servicer (on behalf of the Originators) to the Purchaser

(A)	This amount represents the amounts paid by the Master Servicer to the Purchaser in accordance with the provisions of Clause 12.3(b)(i) or Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in EUR on the day the amount is payable to the Originators.

The amount will be booked on the Current Account in EUR on the Calculation Date immediately following the Calculation Period, in favour of the Master Servicer.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in EUR will not be entered more than once in such Current Account in EUR.

CURRENT ACCOUNT IN GBP

IN FAVOUR OF THE PURCHASER:

(i)	Collections (information supplied by the Master Servicer on behalf of the Originators)

(A)	These are the GBP Amounts of the cash payments received with respect to the Purchased Receivables in GBP, whoever makes such payment and whatever the modalities of such payment, during the immediately preceding Calculation Period. For the avoidance of doubt, any Suspense Amount received during the immediately preceding Calculation Period (to the extent in GBP) will form part of this subheading, but will not be allocated to any Purchased Receivable.

(B)	In case one of the Obligors of the Purchased Receivables in GBP makes a partial payment (by means of compensation or any other method) which cannot be applied to a particular Receivable, such payment shall be allocated in order from most to least delinquent amongst all Receivables from that Obligor.

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(C)	These amounts will be deemed to be booked on the Current Account in GBP on the Calculation Date preceding the Settlement Date on which they are due to be transferred to the Purchaser pursuant to Clause 12 (Intermediate Closing of the Current Accounts and Intermediate Payment).

(D)	If any Originator breaches its undertaking set out in Clause 15.3(c), a Collection shall arise for the GBP Amount of the Outstanding Nominal Value of the relevant Purchased Receivable in GBP and will be deemed to be booked on the Current Account in GBP on the day such a breach arises.

(ii)	Deemed Collections in GBP (information supplied by the Master Servicer on behalf of the Originators)

(A)	This represents the amount by which the GBP Amount of the Outstanding Nominal Value in GBP of Purchased Receivables in GBP has been reduced as the consequence of one of the following events:

I.	any Dilution (including any VAT Dilution) during the immediately preceding Calculation Period, other than the GBP Amount of a Dilution (including any VAT Dilution) which has been deducted from the Nominal Value of the Purchased Receivables in GBP when calculating the Purchase Price in GBP of such Purchased Receivables in GBP in accordance with Clause 6 (Determination of the Purchase Price) (if any);

II.	a Purchased Receivable in GBP, fully or partially paid at the end of the preceding Calculation Period, for which no adjustment of the Outstanding Nominal Value in GBP has been made as per Clause 6 (Determination of the Purchase Price), the amount of the Deemed Collection corresponds to the GBP Amount of such total or partial payment; and

III.	any element that has an analogous effect as a Dilution (including any VAT Dilution), as admitted by any Originator or recognised in a court of law.

(B)	For the purposes of this Agreement, Deemed Collections in GBP will be allocated to a Purchased Receivable owing by the relevant Obligor in respect of which such Deemed Collections in GBP have occurred.

(C)	Deemed Collections in GBP will be booked on the Current Account in GBP on the Calculation Date immediately following the Calculation Period during which the events referred to in paragraph (A) above arose.

(iii)	Any Indemnity denominated in GBP or the GBP Amount of an Indemnity relating to a Purchased Receivable in GBP payable by the Originators and/or the Master Servicer to the Purchaser

(A)	These are the amounts payable by the Originators and/or the Master Servicer to the Purchaser pursuant to Clause 18 (Indemnity).

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(B)	The amount of the Indemnity will be booked on the Current Account in GBP on the day such Indemnity is payable.

(iv)	Any other amount in GBP due under this Agreement to ING Luxembourg by any Originator (information supplied by the Master Servicer on behalf of the Originators)

(A)	Such amount will be booked on the Current Account in GBP on the day the Master Servicer, acting in the name and on behalf of the Originators, any relevant Originator or a court recognises that ING Luxembourg is entitled to such amount.

(v)	Any advance payment of the Purchase Price made by the Purchaser to the Originators

(A)	This amount represents the amounts paid by the Purchaser to the Originators as an advance of the Purchase Price in accordance with the provisions of Clause 12.3(c) (ii), Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in GBP on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in GBP will not be entered more than once in such Current Account in GBP.

IN FAVOUR OF THE ORIGINATORS AND THE MASTER SERVICER:

(i)	The Initial Purchase Price in GBP (if any) paid for the Sales in GBP acquired by the Purchaser during the immediately preceeding Calculation Period.

This amount will be booked on the Current Account in GBP on the Calculation Date immediately following the Calculation Period.

(ii)	The total GBP Amount of payment cancellations

(A)	Certain forms of payment used by an Obligor can give rise to the cancellation of the payment of Purchased Receivables in GBP previously booked on the Current Account in GBP and thus paid to the Purchaser.

(B)	The amount of the cancellation will be booked on the Current Account in GBP on the date on which the payment into the relevant Originator’s account is cancelled.

(iii)	The instalment of GDPP in GBP (if any) determined in accordance with Clause 10.3.

(iv)	Collections in respect of Ineligible Receivables for Purchase as referred to in Clause 5.4.

(v)	The Servicing Fees (GBP) payable to the Master Servicer in accordance with Clause 5 of the Servicing Agreement.

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This amount will be booked on the Current Account in GBP on the Calculation Date immediately preceding the relevant Settlement Date.

(vi)	Any other amount denominated in GBP due by the Purchaser to any Originator and/or the Master Servicer

The amount due and denominated in GBP will be booked on the Current Account in GBP on the day the Purchaser, or a court order, recognises that any Originator and/or Master Servicer is entitled to such amount.

(vii)	Any payment of excess of Collections made by the Master Servicer (on behalf of the Originators) to the Purchaser

(A)	This amount represents the amounts paid by the Master Servicer to the Purchaser in accordance with the provisions of Clause 12.3(c)(i), Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in GBP on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in GBP will not be entered more than once in such Current Account in GBP.

CURRENT ACCOUNT IN USD

IN FAVOUR OF THE PURCHASER:

(i)	Collections (information supplied by the Master Servicer on behalf of the Originators)

(A)	These are the USD Amounts of the cash payments received with respect to the Purchased Receivables in USD, whoever makes such payment and whatever the modalities of such payment, during the immediately preceding Calculation Period. For the avoidance of doubt, any Suspense Amount received during the immediately preceding Calculation Period (to the extent in USD) will form part of this subheading, but will not be allocated to any Purchased Receivable.

(B)	In case one of the Obligors of the Purchased Receivables in USD makes a partial payment (by means of compensation or any other method) which cannot be applied to a particular Receivable, such payment shall be allocated in order from most to least delinquent amongst all Receivables from that Obligor.

(C)	These amounts will be deemed to be booked on the Current Account in USD on the Calculation Date preceding the Settlement Date on which they are due to be transferred to the Purchaser pursuant to Clause 12 (Intermediate Closing of the Current Accounts and Intermediate Payment).

(D)	If any Originator breaches its undertaking set out in Clause 15.3(c), a Collection shall arise for the USD Amount of the Outstanding Nominal Value of the relevant Purchased Receivable in USD and will be deemed to be booked on the Current Account in USD on the day such a breach arises.

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(ii)	Deemed Collections in USD (information supplied by the Master Servicer on behalf of the Originators)

(A)	This represents the amount by which the USD Amount of the Outstanding Nominal Value in USD of Purchased Receivables in USD has been reduced as the consequence of one of the following events:

I.	any Dilution (including any VAT Dilution) during the immediately preceding Calculation Period, other than the USD Amount of a Dilution (including any VAT Dilution) which has been deducted from the Nominal Value of the Purchased Receivables in USD when calculating the Purchase Price in USD of such Purchased Receivables in USD in accordance with Clause 6 (Determination of the Purchase Price) (if any);

II.	a Purchased Receivable in USD, fully or partially paid at the end of the preceding Calculation Period, for which no adjustment of the Outstanding Nominal Value in USD has been made as per Clause 6 (Determination of the Purchase Price), the amount of the Deemed Collection corresponds to the USD Amount of such total or partial payment;

III.	any element that has an analogous effect as a Dilution (including any VAT Dilution), as admitted by any Originator or recognised in a court of law.

(B)	For the purposes of this Agreement, Deemed Collections in USD will be allocated to a Purchased Receivable owing by the relevant Obligor in respect of which such Deemed Collections in USD have occurred.

(C)	Deemed Collections in USD will be booked on the Current Account in USD on the Calculation Date immediately following the Calculation Period during which the events referred to in paragraph (A) above arose.

(iii)	Any Indemnity denominated in USD or the USD Amount of an Indemnity relating to a Purchased Receivable in USD payable by the Originators and/or the Master Servicer to the Purchaser

(A)	These are the amounts payable by the Originators and/or the Master Servicer to the Purchaser pursuant to Clause 18 (Indemnity).

(B)	The amount of the Indemnity will be booked on the Current Account in USD on the day such Indemnity is payable.

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(iv)	Any other amount in USD due under this Agreement to ING Luxembourg by any Originator (information supplied by the Master Servicer on behalf of the Originators)

(A)	Such amount will be booked on the Current Account in USD on the day the Master Servicer, acting in the name and on behalf of the Originators, any relevant Originator or a court recognises that ING Luxembourg is entitled to such amount.

(v)	Any advance payment of the Purchase Price made by the Purchaser to the Originators

(A)	This amount represents the amounts paid by the Purchaser to the Originators as an advance of the Purchase Price in accordance with the provisions of Clause 12.3(d) (ii) or Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in USD on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in USD will not be entered more than once in such Current Account in USD.

IN FAVOUR OF THE ORIGINATORS AND THE MASTER SERVICER:

(i)	The Initial Purchase Price in USD (if any) paid for the Sales in USD acquired by the Purchaser

This amount will be booked on the Current Account in USD on the Calculation Date immediately following the Calculation Period.

(ii)	The total USD Amount of payment cancellations

(A)	Certain forms of payment used by an Obligor can give rise to the cancellation of the payment of Purchased Receivables in USD previously booked on the Current Account in USD and thus paid to the Purchaser.

(B)	The amount of the cancellation will be booked on the Current Account in USD on the date on which the payment into the relevant Originator’s account is cancelled.

(iii)	The instalment of GDPP in USD (if any) determined in accordance with Clause 10.4.

(iv)	Collections in respect of Ineligible Receivables for Purchase as referred to in Clause 5.4.

(v)	The Servicing Fees (USD) payable to the Master Servicer in accordance with Clause 5 of the Servicing Agreement

This amount will be booked on the Current Account in USD on the Calculation Date immediately preceding the relevant Settlement Date.

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(vi)	Any other amount denominated in USD due by the Purchaser to any Originator and/or the Master Servicer

The amount due and denominated in USD will be booked on the Current Account in USD on the day the Purchaser, or a court order, recognises that any Originator and/or Master Servicer is entitled to such amount.

(vii)	Any payment of excess of Collections made by the Master Servicer (on behalf of the Originators) to the Purchaser

(A)	This amount represents the amounts paid by the Master Servicer to the Purchaser in accordance with the provisions of Clause 12.3(d) (i) or Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in USD on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in USD will not be entered more than once in such Current Account in USD.

CURRENT ACCOUNT IN CAD

IN FAVOUR OF THE PURCHASER:

(i)	Collections (information supplied by the Master Servicer on behalf of the Originators)

(A)	These are the CAD Amounts of the cash payments received with respect to the Purchased Receivables in CAD, whoever makes such payment and whatever the modalities of such payment, during the immediately preceding Calculation Period. For the avoidance of doubt, any Suspense Amount received during the immediately preceding Calculation Period (to the extent in CAD) will form part of this subheading, but will not be allocated to any Purchased Receivable.

(B)	In case one of the Obligors of the Purchased Receivables in CAD makes a partial payment (by means of compensation or any other method) which cannot be applied to a particular Receivable, such payment shall be allocated in order from most to least delinquent amongst all Receivables from that Obligor.

(C)	These amounts will be deemed to be booked on the Current Account in CAD on the Calculation Date preceding the Settlement Date on which they are due to be transferred to the Purchaser pursuant to Clause 12 (Intermediate Closing of the Current Accounts and Intermediate Payment).

(D)	If any Originator breaches its undertaking set out in Clause 15.3 (c) or (e), a Collection shall arise for the CAD Amount of the Outstanding Nominal Value of the relevant Purchased Receivable in CAD and will be deemed to be booked on the Current Account in CAD on the day such a breach arises.

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(ii)	Deemed Collections in CAD (information supplied by the Master Servicer on behalf of the Originators)

(A)	This represents the amount by which the CAD Amount of the Outstanding Nominal Value in CAD of Purchased Receivables in CAD has been reduced as the consequence of one of the following events:

I.	any Dilution (including any VAT Dilution) during the immediately preceding Calculation Period, other than the CAD Amount of a Dilution (including any VAT Dilution) which has been deducted from the Nominal Value of the Purchased Receivables in CAD when calculating the Purchase Price in CAD of such Purchased Receivables in CAD in accordance with Clause 6 (Determination of the Purchase Price) (if any);

II.	a Purchased Receivable in CAD, fully or partially paid at the end of the preceding Calculation Period, for which no adjustment of the Outstanding Nominal Value in CAD has been made as per Clause 6 (Determination of the Purchase Price), the amount of the Deemed Collection corresponds to the CAD Amount of such total or partial payment;

III.	any element that has an analogous effect as a Dilution (including any VAT Dilution), as admitted by any Originator or recognised in a court of law.

(B)	For the purposes of this Agreement, Deemed Collections in CAD will be allocated to a Purchased Receivable owing by the relevant Obligor in respect of which such Deemed Collections in CAD have occurred.

(C)	Deemed Collections in CAD will be booked on the Current Account in CAD on the Calculation Date immediately following the Calculation Period during which the events referred to in paragraph (A) above arose.

(iii)	Any Indemnity denominated in CAD or the CAD Amount of an Indemnity relating to a Purchased Receivable in CAD payable by the Originators and/or the Master Servicer to the Purchaser

(A)	These are the amounts payable by the Originators and/or the Master Servicer to the Purchaser pursuant to Clause 18 (Indemnity).

(B)	The amount of the Indemnity will be booked on the Current Account in CAD on the day such Indemnity is payable.

(iv)	Any other amount in CAD due under this Agreement to ING Luxembourg by any Originator (information supplied by the Master Servicer on behalf of the Originators)

(A)	Such amount will be booked on the Current Account in CAD on the day the Master Servicer, acting in the name and on behalf of the Originators, any relevant Originator or a court recognises that ING Luxembourg is entitled to such amount.

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(v)	Any advance payment of the Purchase Price made by the Purchaser to the Originators

(A)	This amount represents the amounts paid by the Purchaser to the Originators as an advance of the Purchase Price in accordance with the provisions of Clause 12.3(a)(ii) or Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in CAD on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in CAD will not be entered more than once in such Current Account in CAD.

IN FAVOUR OF THE ORIGINATORS AND THE MASTER SERVICER:

(i)	The Initial Purchase Price in CAD (if any) paid for the Sales in CAD acquired by the Purchaser

This amount will be booked on the Current Account in CAD on the Calculation Date immediately following the Calculation Period.

(ii)	The total CAD Amount of payment cancellations

(A)	Certain forms of payment used by an Obligor can give rise to the cancellation of the payment of Purchased Receivables in CAD previously booked on the Current Account in CAD and thus paid to the Purchaser.

(B)	The amount of the cancellation will be booked on the Current Account in CAD on the date on which the payment into the relevant Originator’s account is cancelled.

(iii)	The instalment of GDPP in CAD (if any) determined in accordance with Clause 10.2.

(iv)	Collections in respect of Ineligible Receivables for Purchase as referred to in Clause 5.4.

(v)	The Servicing Fees (CAD) payable to the Master Servicer in accordance with Clause 5 of the Servicing Agreement

This amount will be booked on the Current Account in CAD on the Calculation Date immediately preceding the relevant Settlement Date.

(vi)	Any other amount denominated in CAD due by the Purchaser to any Originator and/or the Master Servicer

The amount due and denominated in CAD will be booked on the Current Account in CAD on the day the Purchaser, or a court order, recognises that any Originator and/or Master Servicer is entitled to such amount.

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(vii)	Any payment of excess of Collections made by the Master Servicer (on behalf of the Originators) to the Purchaser

(A)	This amount represents the amounts paid by the Master Servicer to the Purchaser in accordance with the provisions of Clause 12.3(a)(i), Clause 17 (Termination) or the Servicing Agreement.

(B)	The amount will be booked on the Current Account in CAD on the day the amount is payable to the Originators.

It is well understood that the above entries will be made without duplication, so that the same amount in respect of the same Purchased Receivable in CAD will not be entered more than once in such Current Account in CAD.

12.	INTERMEDIATE CLOSING OF THE CURRENT ACCOUNTS AND INTERMEDIATE PAYMENT

12.1	Terms and conditions of intermediate closing of the Current Accounts

(a)	The Transaction Administrator shall calculate on each Calculation Date the intermediate closing balances of the Current Account in EUR, the Current Account in CAD, the Current Account in USD and the Current Account in GBP to be paid on the immediately following Settlement Date, taking into account all entries scheduled to take place until the immediately preceding Cut-off Date (or, if so specified in Clause (b), on such Calculation Date). The obligations of the Master Servicer and the Purchaser resulting in such scheduled entries shall be cancelled as of such Settlement Date and replaced by an obligation to pay or, as the case may be, a right to receive payment of the amount of the respective balance of the Current Account in EUR, the Current Account in CAD, Current Account in USD or Current Account in GBP. The balances resulting from each intermediate closing will be paid in favour of the Master Servicer, acting in the name and on behalf of any Originator, or in favour of the Purchaser, as the case may be, notwithstanding the consequences that a seizure or any other similar measure imposed on the whole or part of the amounts due by one party to the other would have on such balance.

(b)	The payments described in above paragraph (a) will take place on the Settlement Date immediately following the relevant Calculation Date.

(c)	The provisions of this Clause 12.1 are without prejudice to Clause 16.2 of this Agreement.

(d)	The Master Servicer, as agent for the Originators, shall allocate any balances payable in favour of, or payable by, each relevant Originator in accordance with Clause 12.1(a), between the relevant Originators.

12.2	Terms and conditions governing payments

(a)	By electronic mail or by fax, not later than 10.00 a.m. Brussels time on the Transmission Date immediately following the end of a Calculation Period, the Master Servicer, acting in the name and on behalf of the Originators, will inform the Transaction Administrator of the global amounts booked for each subheading on the relevant Current Account since the previous intermediate closing of such Current Accounts, as well as any corrective entries, insofar as such data is to be supplied by it in accordance with Clause 11(b) and to the extent it has not otherwise been reported in accordance with the Transaction Documents.

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(b)	On the Calculation Date immediately following the end of a Calculation Period, on the basis of the information supplied by the Master Servicer, acting in the name and on behalf of the Originators, the Transaction Administrator will compute, on the basis of the information available to it, the balances of the relevant Current Accounts payable on the relevant Settlement Date and deliver such balances to the Master Servicer and the Purchaser by means of the Calculation and Payment Report for each relevant Currency, such report being sent by electronic mail or by fax before 10.00 a.m. Brussels time.

(c)	The Master Servicer, the Originators and the Purchaser agree that the computation of the closing balance of any Current Account calculated and delivered by the Transaction Administrator will be binding on each other, except in case of manifest error.

(d)	On each Settlement Date, the Master Servicer, acting in the name and on behalf of the Originators shall pay to the Purchaser:

(i)	the amount of the balance of the Current Account in CAD in accordance with the allocation made by the Transaction Administrator, by transfer to the bank IBAN: and BIC/Swift: CELLLULL, Correspondent Bank: Royal Bank of Canada, Toronto, Swift: ROYC CA T2, Account Number: with reference: Settlement - from the relevant bank account as designated by the Master Servicer from time to time;

(ii)	the amount of the balance of the Current Account in EUR in accordance with the allocation made by the Transaction Administrator, by transfer to the bank IBAN: and BIC/Swift: CELLLULL with reference: Settlement - from the relevant bank account as designated by the Master Servicer from time to time;

(iii)	the amount of the balance of the Current Account in GBP in accordance with the allocation made by the Transaction Administrator, by transfer to the bank IBAN: and BIC/Swift: CELLLULL, Correspondent Bank: Deutsche Bank, London, Swift: DEUT GB 2L, Account Number: with reference: Settlement - from the relevant bank account as designated by the Master Servicer from time to time; and

(iv)	the amount of the balance of the Current Account in USD in accordance with the allocation made by the Transaction Administrator, by transfer to the bank IBAN: and BIC/Swift: CELLLULL, Correspondent Bank: Bank of America NYC, Swift: , Account Number: with reference: Settlement - from the relevant bank account as designated by the Master Servicer from time to time.

(e)	If, following a lack of funds the balance of the relevant Current Account due to the Purchaser on the Settlement Date cannot be paid in full or in part to the Purchaser, the Master Servicer, acting in the name and on behalf of the Originators, will owe late interest to the Purchaser, calculated at:

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(i)	CDOR (one month), plus Applicable Margin in CAD plus 2% per annum on the amount to be paid, in respect of any balance of the Current Account in CAD;

(ii)	EURIBOR (one month), plus Applicable Margin in EUR plus 2% per annum on the amount to be paid, in respect of any balance of the Current Account in EUR;

(iii)	GBP LIBOR (one month), plus Applicable Margin in GBP plus 2% per annum on the amount to be paid, in respect of any balance of the Current Account in GBP; and

(iv)	USD LIBOR (one month), plus Applicable Margin in USD plus 2% per annum on the amount to be paid, in respect of any balance of the Current Account in USD,

until the Business Day following receipt of full payment of the amount due.

(f)	The Purchaser undertakes to credit, under value Settlement Date:

(i)	the CAD account of the Master Servicer acting in its own name and in the name and on behalf of the Originators, with the amount of the balance of the Current Account in CAD if this balance is in favour of the Master Servicer (for the avoidance of doubt, the amount of the balance of the Current Account in CAD shall be shared over the CAD accounts of the relevant Originators, and, as the case may be, the Master Servicer);

(ii)	the EUR account of the Master Servicer acting in its own name and in the name and on behalf of the Originators, with the amount of the balance of the Current Account in EUR, if this balance is in favour of the Master Servicer (for the avoidance of doubt, the amount of the balance of the Current Account in EUR shall be shared over the EUR accounts of the relevant Originators, and, as the case may be, the Master Servicer);

(iii)	the GBP account of the Master Servicer acting in its own name and in the name and on behalf of the Originators, with the amount of the balance of the Current Account in GBP if this balance is in favour of the Master Servicer (for the avoidance of doubt, the amount of the balance of the Current Account in GBP shall be shared over the GBP accounts of the relevant Originators, and, as the case may be, the Master Servicer); and

(iv)	the USD account of the Master Servicer acting in its own name and in the name and on behalf of the Originators, with the amount of the balance of the Current Account in USD if this balance is in favor of the Master Servicer (for the avoidance of doubt, the amount of the balance of the Current Account in USD shall be shared over the USD accounts of the relevant Originators, and, as the case may be, the Master Servicer).

(g)	Payment by the Purchaser in accordance with Clause 12.2(f)(i) to 12.2(f)(iv) to the Master Servicer, acting in its own name and in the name and on behalf of the Originators, will discharge all of the Purchaser’s payment obligation in favor of the Originators, and the Master Servicer and the Master Servicer and the Originators will no longer have any claim or recourse against the Purchaser for any such amounts.

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(h)	As of the Signing Date, the accounts used in order to effect any payment in accordance with Clause 12.2(f) are:

(A)	IBAN: and BIC/Swift: GEBADE33 for payments in CAD;

(B)	IBAN: and BIC/Swift: GEBADE33 for payments in EUR;

(C)	IBAN: and BIC/Swift: GEBADE33 for payments in GBP; and

(D)	IBAN: and BIC/Swift: GEBADE33 for payments in USD.

The Master Servicer shall provide the Purchaser with all necessary account details in order to effect any payment in accordance with Clause 12.2(f) at the latest on the relevant Calculation Date.

12.3	Transfers of Collections and advance payments of the Purchase Price

(a)	If on any Collections Transfer Date, on the basis of a weekly report (or, in case of acceleration in accordance with Clause 17.3, a daily report):

(i)	the Global Initial Purchase Price in CAD as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, exceeds the sum of (i) the Theoretical GIPP CAD as of two Business Days prior to such Collections Transfer Date and (ii) the cleared CAD amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date by more than CAD 200,000, then the Master Servicer, acting in the name and on behalf of the Originators, undertakes to credit the ING Sweep Account ( and BIC/Swift: CELLLULL, Correspondent Bank: Royal Bank of Canada, Toronto, Swift: ROYC CA T2, Account Number: with reference: Sweep Payment - ) with the amount of the entire excess; or

(ii)	the Theoretical GIPP CAD as of such Collections Transfer Date and the cleared CAD amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date exceed the amount of Global Initial Purchase Price in CAD as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, the Purchaser undertakes to credit the bank account of the Master Servicer, acting in the name and on behalf of the Originators, with number IBAN: and BIC/Swift: GEBADE33, with an amount equal to the minimum of such excess and of the EUR amounts standing to the credit of the ING Sweep Account.

Where the “Theoretical GIPP CAD” or “ThGIPP CAD” means

ThGIPP CAD = Min (CAD N.E.R.B. * (1 – R)); Maximum Program Amount)

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(b)	If on any Collections Transfer Date, on the basis of a weekly report (or, in case of acceleration in accordance with Clause 17.3, a daily report):

(i)	the Global Initial Purchase Price in EUR as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, exceeds the sum of (i) the Theoretical GIPP EUR as of two Business Days prior to such Collections Transfer Date and (ii) the cleared EUR amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date by more than EUR 200,000, then the Master Servicer, acting in the name and on behalf of the Originators, undertakes to credit the ING Sweep Account ( and BIC/Swift: CELLLULL with reference: Sweep Payment - ) with the amount of the entire excess; or

(ii)	the Theoretical GIPP EUR as of such Collections Transfer Date and the cleared EUR amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date exceed the amount of Global Initial Purchase Price in EUR as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, the Purchaser undertakes to credit the bank account of the Master Servicer, acting in the name and on behalf of the Originators, with number IBAN: and BIC/Swift: GEBADE33, with an amount equal to the minimum of such excess and of the EUR amounts standing to the credit of the ING Sweep Account.

Where the “Theoretical GIPP EUR” or “ThGIPP EUR” means

ThGIPP EUR = Min (EUR N.E.R.B. * (1 – R)); Maximum Program Amount)

(c)	If on any Collections Transfer Date, on the basis of a weekly report (or, in case of acceleration in accordance with Clause 17.3, a daily report):

(i)	the Global Initial Purchase Price in GBP as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, exceeds the sum of (i) the Theoretical GIPP GBP as of two Business Days prior to such Collections Transfer Date and (ii) the cleared GBP amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date by more than GBP 200,000, then the Master Servicer, acting in the name and on behalf of the Originators, undertakes to credit the ING Sweep Account ( and BIC/Swift: CELLLULL, Correspondent Bank: Deutsche Bank, London, Swift: DEUT GB 2L, Account Number: with reference: Sweep Payment - ) with the amount of the entire excess; or

(ii)	the Theoretical GIPP GBP as of such Collections Transfer Date and the cleared GBP amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date exceed the amount of Global Initial Purchase Price in GBP as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, the Purchaser undertakes to credit the bank account of the Master Servicer, acting in the name and on behalf of the Originators, with number IBAN: and BIC/Swift: GEBADE33, with an amount equal to the minimum of such excess and of the EUR amounts standing to the credit of the ING Sweep Account.

Where the “Theoretical GIPP GBP” or “ThGIPP GBP” means

ThGIPP GBP = Min (GBP N.E.R.B. * (1 – R)); Maximum Program Amount)

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(d)	Except in relation to any Receivables in USD originated by the U.S. Originators, if on any Collections Transfer Date, on the basis of a weekly report (or, in case of acceleration in accordance with Clause 17.3, a daily report):

(i)	the Global Initial Purchase Price in USD as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, exceeds the sum of (i) the Theoretical GIPP USD as of two Business Days prior to such Collections Transfer Date and (ii) the cleared USD amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date by more than USD 200,000, then the Master Servicer, acting in the name and on behalf of the Canadian Originator, undertakes to credit the ING Sweep Account IBAN: and BIC/Swift: CELLLULL, Correspondent Bank: Bank of America NYC, Swift: BOFA US 3N, Account Number: with reference: with reference Sweep Payment - ) with the amount of the entire excess; or

(ii)	the Theoretical GIPP USD as of such Collections Transfer Date and the cleared USD amounts standing to the credit of the ING Sweep Account as of such Collections Transfer Date exceed the amount of Global Initial Purchase Price in USD as from the Cut-Off Date corresponding to the immediately preceding Settlement Date, the Purchaser undertakes to credit the bank account of the Master Servicer, acting in the name and on behalf of the Originators, with number IBAN: and BIC/Swift: GEBADE33, with an amount equal to the minimum of such excess and of the USD amounts standing to the credit of the ING Sweep Account.

Where the “Theoretical GIPP USD” or “ThGIPP USD” means

ThGIPP USD = Min (USD N.E.R.B. * (1 – R)); Maximum Program Amount)

(e)	The U.S. Originators may grant intercompany loans to the U.S. Companies and/or may distribute dividends to the U.S. Companies, to the extent and upon the terms provided for in such entity’s limited liability company agreement dated as of the date hereof, unless a Termination Event occurs, following which the U.S. Originators are not entitled to make payments to any other entity except the Purchaser in accordance with the applicable Transaction Documents. Notwithstanding the foregoing, the U.S. Originators may not grant intercompany loans to the U.S. Companies or distribute dividends to the U.S. Companies if such loan or distribution would cause the difference between (x) the Outstanding Nominal Value (at the time of contribution) of all Purchased Receivables and other assets contributed to such U.S. Originator and (y) the aggregate amount of loans and distributions made by a given U.S. Originator to the U.S. Companies to be less than 3% of the total assets of such U.S. Originator at such time (including the right to receive payment of the GDPP in USD from the Purchaser but excluding intercompany loans to the U.S. Companies).

(f)	The Master Servicer shall provide the Purchaser in case of any changes to the account details in order to effect any payment, referred to in the above paragraphs (a) to (d), at least two Business Days in advance of the Collections Transfer Date.

(g)	Any payment by the Purchaser, referred to in the above paragraphs (a) to (d), to the Master Servicer, acting in the name and on behalf of the Originators, will discharge the Purchaser’s payment obligation for advances of the Purchase Price in favour of the Originators, towards all such Originators and the Originators and the Master Servicer will no longer have any claim or recourse against the Purchaser for any such amounts.

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13.	TAX GROSS-UP

(a)	All payments to be made by any Originator, the Performance Guarantor and/or by the Master Servicer to the Purchaser and/or the Beneficiary and/or the Transaction Administrator under the Transaction Documents shall be made free and clear of and without withholding or deduction for or payment of or on account of current or future Tax, unless such deduction or withholding or payment is required by law in connection with such payments and relates to Taxes other than Excluded Taxes (such covered Taxes hereinafter referred to as “Applicable Taxes”). In such a case, the sum payable by any such Originator and/or by the Master Servicer in respect of which such deduction or withholding or payment which is required to be or is made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding or payment of Applicable Taxes (and any additional deduction or withholding or payment for or on account of Applicable Tax in respect of such increased amount), the Purchaser and/or the Beneficiary and/or the Transaction Administrator receives and retains (free from liability in respect of any such deduction or withholding or payment) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding or payment been made or required to be made. For the avoidance of doubt, each Originator, the Performance Guarantor and/or the Master Servicer shall be under no obligation to make an increased payment on account of:

(i)	any Taxes imposed by the jurisdiction in which the Purchaser is treated as resident for tax purposes or imposed as a result of a present or former connection between the Purchaser and the jurisdiction imposing such Tax (other than connections arising from the Purchaser becoming a party to, performing its obligations under, receiving payments under, or engaging in any other transaction pursuant to any Transaction Documents), on or measured by the overall net income of the Purchaser;

(ii)	any Taxes that are imposed by any jurisdiction other than the jurisdiction mentioned in (i) above, provided that such Taxes result from the Purchaser maintaining in such other jurisdiction a permanent establishment or dependent agent solely by employing own employees in that other jurisdiction;

(iii)	any Taxes or other impositions under FATCA; and

(iv)	the failure of the Purchaser, the Beneficiary or the Transaction Administrator to comply with Clause 13(f).

(b)	In respect of VAT (if and insofar as applicable in the relevant jurisdiction), any Originator, the Performance Guarantor and/or the Master Servicer (as applicable) shall pay any present or future stamp, court, transaction or documentary taxes or any other excise or property or income Taxes, VAT, custom duties, charges or similar levies imposed by any governmental entity or taxing authority therein which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to the Transaction Documents which payments shall be inclusive of any VAT properly chargeable thereon or which may be required to assure the admissibility in evidence of the Transaction Documents including, but not limited to, for German VAT purposes, the event that the Purchaser has been or is deemed by the relevant authorities or courts to have a permanent establishment (Betriebsstätte) or

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the central place of administration (Geschäftsleitungsbetriebsstätte) because of the activities of the Originators, the Performance Guarantor, the Master Servicer or any person acting on behalf of the Purchaser or being otherwise involved in the transaction with respect to this Agreement or the Servicing Agreement or otherwise, or because of a permanent representative (ständiger Vertreter), in Germany, or because of any secondary liability of the Purchaser pursuant to section 13c of the German VAT Code (Umsatzsteuergesetz) for any VAT owed by the Originators in respect of any Purchased Receivable, and excluding Excluded Taxes (such covered Taxes hereinafter referred to as “Other Applicable Taxes”). For the avoidance of doubt, each Originator, the Performance Guarantor and/or by the Master Servicer shall be under no obligation to make an increased payment on account of:

(i)	any Taxes imposed by the jurisdiction in which the Purchaser is treated as resident for tax purposes or imposed as a result of a present or former connection between the Purchaser and the jurisdiction imposing such Tax (other than connections arising from the Purchaser becoming a party to, performing its obligations under, receiving payments under, or engaging in any other transaction pursuant to any Transaction Documents), on or measured by the overall net income of the Purchaser;

(ii)	any Taxes that are imposed by any jurisdiction other than the jurisdiction mentioned in (i) above, provided that such Taxes result from the Purchaser maintaining in such other jurisdiction a permanent establishment or dependent agent solely by employing own employees in that other jurisdiction;

(iii)	any Taxes or other impositions under FATCA; and

(iv)	the failure of the Purchaser, the Beneficiary or the Transaction Administrator to comply with Clause 13(f).

(c)	The Master Servicer, acting in the name and on behalf of the Originators, shall be entitled to declare a Termination Date if any Applicable Taxes and Other Applicable Taxes are due at any time by providing 30 days prior written notice of termination to the Purchaser and/or the Beneficiary and/or the Transaction Administrator.

(d)	Any Originator, the Performance Guarantor and/or the Master Servicer shall indemnify the Purchaser and/or the Beneficiary and/or the Transaction Administrator for the full amount of Applicable Taxes and Other Applicable Taxes (including, without limitation, any Applicable Taxes and Other Applicable Taxes imposed on amounts payable under this Clause 13 (Tax Gross-Up) paid by the Purchaser and/or the Beneficiary and/or the Transaction Administrator and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. The indemnity under this paragraph (d) shall not apply to the extent the Purchaser/Beneficiary has received and retained (after the payment of all Applicable Taxes) the full amount that would have been received had no Applicable Tax been required to be deducted or withheld from a payment made to the Purchaser/Beneficiary and such payment having been grossed up under paragraph (a) above.

(e)	Within 30 days after the date of any payment of Applicable Taxes, the Master Servicer, acting in the name and on behalf of the Originators and the Performance Guarantor, shall provide the Transaction Administrator with a copy of a receipt evidencing payment thereof. If Applicable Taxes are in principle payable in respect of any payment hereunder by any Originator and/or by the Master Servicer and/or the

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Performance Guarantor but an exemption or relief in relation to such Applicable Taxes is available, the Master Servicer, acting in the name and on behalf of the Originators and the Performance Guarantor, and/or any Originator shall, upon the reasonable request of the Transaction Administrator, provide the Purchaser and/or the Beneficiary and/or the Transaction Administrator with a certificate from each relevant taxing authority, or an opinion of tax counsel acceptable to the Purchaser and/or the Beneficiary and/or the Transaction Administrator, in either case stating that such payment may be exempt from or not effectively subject to Applicable Taxes and, if applicable, explaining the conditions for such exemption or relief.

(f)	If any Originator, the Performance Guarantor and/or the Master Servicer becomes obliged to pay any Applicable Taxes or Other Applicable Taxes with respect to any amounts payable to the Purchaser and/or the Beneficiary and/or the Transaction Administrator hereunder, the Purchaser and/or the Beneficiary and/or the Transaction Administrator shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would avoid or reduce the amount of such Applicable Taxes or Other Applicable Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of the Purchaser and/or the Beneficiary and/or the Transaction Administrator, such steps would be disadvantageous to the Purchaser and/or the Beneficiary and/or the Transaction Administrator. It is understood that the Purchaser and/or the Beneficiary and/or the Transaction Administrator will in any event not be required to transfer their rights and obligations under the Program or the Transaction Documents to another branch than the branch which was involved in the set-up of the Program. If the Purchaser, the Beneficiary and the Transaction Administrator are entitled to an exemption from or reduction of withholding tax with respect to any payment under this Agreement, upon request from the Originator, the Performance Guarantor or the Master Servicer, the Purchaser, the Beneficiary and the Transaction Administrator shall provide an applicable certification establishing such exemption or reduction. Without limiting the foregoing, (i) on or prior to each Renewal Date, the Purchaser, the Beneficiary and the Transaction Administrator shall provide a properly completed IRS Form W-8BEN establishing its entitlement to the benefits of the income tax treaty between the United States and Luxembourg, and (ii) if a payment would be subject to any Tax imposed by FATCA, the Purchaser, the Beneficiary and the Transaction Administrator shall deliver at the time or times prescribed by law or as reasonably requested by the Originator or the Master Servicer, such documentation prescribed by applicable law and such additional documentation as may be necessary for the Originator, the Performance Guarantor and the Master Servicer (or sub-servicer) to comply with their obligations under FATCA.

(g)	Provided that no Termination Event has occurred and is continuing, all amounts payable under and pursuant to this Clause 13(g) (by way of indemnity) shall be paid on the Settlement Date immediately following the date on which the Purchaser and/or the Beneficiary and/or the Transaction Administrator makes written demand therefore or if the immediately following Settlement Date occurs less than ten Business Days after the date of such demand, the next following Settlement Date provided that if after the date of such demand the relevant Settlement Date contemplated in this paragraph (g) will not occur, the amounts contemplated in this paragraph (g) shall be paid no later than 45 Business Days after the date of such demand. If a Termination Event has occurred and is continuing and is not remedied in accordance with Clause 17.1(a) all amounts payable under and pursuant to this Clause 13 (Tax Gross-Up) shall become immediately due and payable upon demand being made by the Purchaser and/or the Beneficiary and/or the Transaction Administrator.

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(h)	If a withholding tax is required by law in connection with the payment of the Purchase Price of the Italian Receivables and relates to Applicable Taxes, the Italian Originator shall apply such withholding tax on an amount increased to the extent necessary to ensure that, after the making of such withholding of Applicable Taxes, the Italian Originator will be legally entitled not to exercise its right of recourse for the applied withholding tax vis-à-vis the Purchaser, shall abstain from exercising its right of recourse for the applied withholding tax vis-à-vis the Purchaser and shall deliver to the Purchaser an original receipt (or certified copy thereof) reasonably satisfactory to that Purchaser that the tax withholding has been applied or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)	If for whatever reason the Italian Originator recharges or must recharge the withholding tax applied in connection with the payment of the Purchase Price of the Italian Receivables relating to Applicable Taxes to the Purchaser, the Italian Originator shall promptly keep harmless the Purchaser from such burden, by paying to the Purchaser the same amount, increased to the extent necessary to ensure that, after the making of any deduction or withholding or payment of Applicable Taxes (and any additional deduction or withholding or payment for or on account of Applicable Tax in respect of such increased amount), the Purchaser receives and retains (free from liability in respect of any such deduction or withholding or payment) a net sum equal to the sum which it has been originally recharged by the Italian Originator to the Purchaser. For the avoidance of doubt, the obligations under this Clause 13 (i) are not in addition to existing claims under the remainder of this Agreement (no double counting).

14.	REPRESENTATIONS AND WARRANTIES

14.1	Representations and warranties common to the Originators and the Master Servicer

During the time this Agreement remains in force, including, for the avoidance of doubt, following accessions, each of the Originators, the Performance Guarantor and the Master Servicer represents and warrants to the Purchaser with respect to itself that:

(a)	it is a company duly organized and validly existing under the law of its jurisdiction of incorporation or organisation, as applicable;

(b)	it has full capacity, power and authority and has taken all necessary corporate or other organizational action to (i) authorize the entry into and delivery of the Transaction Documents to which it is party and to perform its obligations thereunder and (ii) own its property and assets and conduct its business as such business is presently conducted, except in the case of clause (ii) as would not be material to the Originators, the Performance Guarantor and the Master Servicer taken as a whole;

(c)	with respect to each entity incorporated under the laws of The Netherlands with a works council (ondernemingsraad) (including any central, group, joint or any other works council (centrale, groeps-, gemeenschappelijke of andere ondernemingsraad)), all legal requirements in connection with such works council(s) regarding the execution, delivery and performance by the Originators and the Master Servicer of the Transaction Documents have been satisfied and, if required under Dutch law, unconditional positive advise of the works council(s) has been obtained;

(d)	no Change of Control has occurred;

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(e)	(i) it has validly executed the Transaction Documents to which it is party and (ii) the entry into and performance by it of, and the transactions contemplated by the Transaction Documents to which it is party do not and will not (A) conflict with its constitutional documents, (B) require any action by or in respect of, or filing, recording or enrolling with, any governmental body, agency court official or other authority (except such filing recording or enrolling as shall have been made), or (C) contravene, or constitute a default under, any provision of applicable law or regulation or by-laws of it, judgment, injunction, order, decree or other instrument binding upon it;

(f)	it complies in all material respects with the laws and regulations applicable to its activities;

(g)	no Credit Enhancement Event, no Termination Event has occurred and is continuing, other than those events which have been notified to the Transaction Administrator pursuant to Clause 15.2(j), it being understood for the avoidance of doubt that such notification shall not affect the Purchaser’s rights and remedies under the Transaction Documents;

(h)	no Insolvency has occurred in relation to it;

(i)	as of the date hereof, except for those proceedings which have been disclosed to the Purchaser prior to the date of this Agreement, no legal proceedings (including any insolvency and enforcement proceedings) material to the Originators, the Performance Guarantor and the Master Servicer taken as a whole exist or, as far as it is aware, are threatened against it;

(j)	subject to the Legal Reservations, the Transaction Documents to which it is a party, constitute the legal, valid and binding obligation of each Originator, the Master Servicer, the Performance Guarantor and/or the Performance Guarantor enforceable against such party in accordance with its terms, and that no assignment and transfer of Receivables hereunder will breach the terms of any facility (including, but not limited to the First Lien Credit Agreement, the Second Lien Credit Agreement and, in each case, any agreements related thereto) or other of its covenants, or constitute an event of default under such facilities (including, but not limited to the First Lien Credit Agreement, the Second Lien Credit Agreement and, in each case, any documents related thereto);

(k)	any information and data provided to the Purchaser or the Transaction Administrator by it or on its behalf under any Transaction Documents to which it is party is true, accurate and complete in all material respects as of the date such information is supplied, including without limitation the Template Reports and the electronic files referred to in Clause 4 (Terms and Conditions Governing Purchases) and the information provided by or on behalf of the Originators, the Performance Guarantor and Master Servicer to the Purchaser and the Transaction Administrator in relation to the preparation of the Transaction Documents and the transactions contemplated thereby, including without limitation historical data as set out in Schedule 10 (Historical Data of the Originator Portfolios) (provided that it is not a violation of this Clause if the historical data is incorrect only because of exchange rate fluctuations), information on the business of the Originators, information on the Credit and Collection Policies and any Due Diligence made by the Purchaser (or its accountant appointed by the Purchaser) is accurate in all material respects as of the date so provided and, as of such date, it does not contain any misstatement of a material fact nor omits to state as of the day hereof any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Originators, Performance Guarantor and Master Servicer taken as a whole;

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(l)	it has complied in all material respects with the applicable Credit and Collection Policies and will not make any material change to such policies unless with the prior written consent of the Purchaser;

(m)	with respect to the Originators only, each sale of each Receivable under the Agreement is made on arm’s length terms, in the corporate interests of the relevant Originator, and each sale will be entered into by the relevant Originator on the basis that it will materially benefit the relevant Originator and will promote its success for the benefit of its members as a whole;

(n)	with respect to the Originators and the Master Servicer only, it has the software, hardware, information technology and human resources necessary to allow it (i) to individually identify, manage, collect and recover the Purchased Receivables, (ii) to track Total Collections in respect of each of the Purchased Receivables, (iii) to mark Purchased Receivables as sold to and belonging to the Purchaser and (iv) to comply with the other obligations under the Transaction Documents, including without limitation the obligation to provide information to the Purchaser and the Transaction Administrator in accordance with the Transaction Documents;

(o)	it has timely paid or made adequate provision for the payment of all Taxes, assessments and other governmental charges, except any such Taxes, assessments or charges which are not material to the Originators, the Performance Guarantor and the Master Servicer taken as a whole or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with applicable accounting standards shall have been set aside on its books;

(p)	except with respect to the U.S. Originators and the Canadian Originator, its center of main interest, within the meaning of article 3 of the European regulation n° 1346/2000 dated 29 May 2000, or the European regulation n° 2015/848 dated 20 May 2015 as applicable, is in the same jurisdiction as the one of its registered office;

(q)	no Security Interest, attachment or seizure whatsoever or any rights in rem, encumbrance or any arrangement with analogous effect in respect of Receivables, other than in favour of the Purchaser (or the Purchaser’s successor in title), has been created or exists (i) in relation to any Purchased Receivable, any Associated Rights or any business of which the Purchased Receivables form part, or (ii) in respect of any bank account on which the Purchased Receivables are collected or paid (except in each case of (A) the Security Interest to be created under the Transaction Documents or (B) any prior ranking pledge over the Dedicated Collection Accounts created pursuant to the relevant account bank’s standard terms and conditions and right of offset for fees and expenses relating to a Dedicated Collection Account (it being understood that the Master Servicer and each Originator undertake, on a best effort basis only, to arrange for the relevant account banks to waive or subordinate any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account), (C) with respect to any Receivables, any banker’s right of set-off for fees and expenses only relating to any Dedicated Collection Account (other than Dedicated Collection Accounts that are subject to a U.S. Collection Account Management Agreement or a Canadian Deposit Account Control Agreement) in accordance with the relevant Originator’s ordinary banking

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arrangements and (D) any encumbrance, security, surety, charge or third party right released concurrently with the assignment of the U.S. Receivable by the respective U.S. Originator to the Purchaser in accordance with this Agreement);

(r)	(i) it, and to its knowledge, its officers, employees and agents has not made, offered to make, promised to make or authorised the payment or giving of, or requested, agreed to receive or accepted, directly or indirectly, any bribe, rebate, payoff, facilitation payment or kickback, or made any other payment or done any other act, in each case, prohibited under the FCPA or the Bribery Act or any other applicable anti-corruption law or regulation, (ii) it has taken reasonable steps to implement adequate systems, controls and procedures to prevent its officers, agents, employees and any other persons performing services for it (or on its behalf) from engaging for its benefit (or on its behalf) in any conduct prohibited under the FCPA, the Bribery Act or any other applicable anti-corruption law or regulation;

(s)	neither it nor to its knowledge any of its directors, officers or employees, affiliates or agents: (i) is a Restricted Party; (ii) has engaged or is engaging in any transaction or conduct that would be reasonably expected to result in it becoming a Restricted Party; (iii) except as would not have a material adverse effect on the Originators, the Performance Guarantor and the Master Servicer taken as a whole or ever has been in violation of or subject to an investigation relating to Sanctions; and (iv) will, knowingly, directly or indirectly, use the proceeds from the sale of any Purchased Receivables, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purposes of entering into any transaction with, or financing the activities of, or for the benefit of, any person or entity that at the time of such funding, is the subject of any Sanctions, provided that the representations made in this Clause 14.1(s) shall not be made by or with respect to any member of the Mauser Group organised in (i) a member state of the European Union to the extent that the making of such representations would result in any violation of, or conflict with, the Council Regulation (EC) 2271/96 or (ii) the Federal Republic of Germany to the extent that the making of such representations would result in any violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Aussenwirtschaftsverordnung) or any other applicable anti-boycott statute;

(t)	with respect to the Originators only, at the time of the transfer to the Purchaser, any Purchased Receivable complies with the Eligibility Criteria specified in Schedule 2 (Eligibility Criteria for Purchase);

(u)	with respect to the German Receivables offered that are subject to any extended retention of title arrangements (verlängerte Eigentumsvorbehalte), under German or other applicable law, (i) it is entitled under the provisions of such extended retention of title arrangement to sell and transfer the German Receivables to the Purchaser and (ii) it is authorised by the relevant supplier, or in accordance with German or other applicable law, to collect the German Receivables and such authorisation has not been revoked or otherwise terminated and (iii) the Purchase Price to be paid for such German Receivables by the Purchaser is higher than the amounts due and payable to the relevant supplier;

(v)	with respect to German Originators only, they have not opted to make the assignment of Purchased Receivables subject to VAT;

(w)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation or organisation, as applicable, in relation to the Transaction Documents;

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(x)	there is no circumstance making it reasonably likely that any Licence will expire or be withdrawn, terminated or not renewed;

(y)	subject to the Legal Reservations, in any legal proceeding taken in its jurisdiction of incorporation or organisation, as applicable, in relation to any Transaction Document to which it is a party, the choice of law expressed in such document to be the governing law of it and any judgment obtained in such jurisdiction will be recognised and enforced;

(z)	the communication by it in accordance with the Transaction Documents of any information or data and the delivery by it of any records or reports relating to (i) any Obligor or any person having granted an Associated Right in connection with Purchased Receivables (if applicable), (ii) any Purchased Receivable and/or (iii) any Associated Right in connection with the Program does not violate any provision of applicable privacy protection laws or data protection laws or any contractual confidentiality undertaking;

(aa)	the redaction of any confidential information in accordance with Clause 15.2(e) will not impair the collectability of the Purchased Receivables and will not restrict the ability of the Purchaser to exercise any of its rights or to perform any of its obligations with respect to the Purchased Receivables or in accordance with any of the Transaction Documents;

(bb)	subject to the fact that the assignment of each English Receivable is not enforceable against third parties until the English Legal Reservation is served on or after the occurrence of a Termination Event, the assignment of each Receivable purported to be assigned under the Transaction Documents and the attached Associated Rights is valid and binding between the Originators and the Purchaser, or in the case of any U.S. Company, between the respective U.S. Company and the respective U.S. Originator, enforceable against third parties and to the best of the Originator’s knowledge, no challenge has been raised by any person in relation to such assignment;

(cc)	the relevant Originator is not a foreign financial institution as defined in FATCA, and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto;

(dd)	with respect to the U.S. Originators and Canadian Originators only, it has taken all actions necessary or desirable to establish and maintain the Purchaser’s valid and enforceable first priority ownership interest in the U.S. Receivables and the Canadian Receivables (as the case may be), and, in each case, the Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser, in each case, free and clear of any U.S. Adverse Claim or Canadian Adverse Claim, as the case may be, (save any common law banker’s lien and right of offset for fees and expenses relating to a Dedicated Collection Account that are permitted under this Agreement), including recording and filing, at its own expense, financing statements, and, if necessary, continuation or financing change statements in respect of such financing statements, and has delivered file-stamped copies of such continuation statements as necessary and taken such other action to perfect, protect or more fully evidence the interest of the Purchaser, as the Purchaser may reasonably request;

(ee)	with respect to the U.S. Originators and Canadian Originators only, except as provided above, it has not changed its name, merged, amalgamated with or into or consolidated with any other entity (except where it was the surviving entity) or been the subject of

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any proceeding under the U.S. Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors’ Arrangement Act (Canada) or other similar (provincial or federal) legislation as the case may be within the last five years;

(ff)	with respect to the U.S. Originators and Canadian Originators only, the relevant U.S. Originator or the Purchaser, as applicable, shall acquire a valid and enforceable perfected first priority ownership interest in each U.S. Receivables and Canadian Receivables and Associated Rights that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the U.S. Originator or the Purchaser, as applicable, free and clear of any U.S. Adverse Claim and Canadian Adverse Claim (save any common law banker’s lien and right of offset for fees and expenses relating to a Dedicated Collection Account that are permitted under this Agreement);

(gg)	with respect to the U.S. Originators only, it is not, and is not controlled by, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, or is exempt from all provisions of such act;

(hh)	with respect to the U.S. Originators only, no transaction contemplated hereby requires compliance by the relevant U.S. Originator with any bulk sales act or similar law;

(ii)	with respect to the U.S. Originators and Canadian Originators only, the U.S. Originator or the Purchaser, as applicable, has given reasonably equivalent value to the relevant U.S. Originator or Canadian Originator (as the case may be) in consideration for the sale and assignment to it of the U.S. Receivables and Canadian Receivables, and in each case, Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the U.S. Originator or the Purchaser, as applicable, from the relevant U.S. Originator, and each such sale and assignment was not made for or on account of an antecedent debt owed by the relevant U.S. Originator to it and no such sale or assignment is or is reasonably likely to be voidable under any section of the U.S. Bankruptcy Code or any applicable U.S. state law and the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors’ Arrangement Act (Canada) or other similar (provincial or federal) legislation as the case may be;

(jj)	during the five year period prior to the date hereof and, as applicable, each Purchase Date on which this representation is made, except as would not be material to the Originators, the Performance Guarantor and the Master Servicer, taken as a whole, (i) with respect to the U.S. Originators only, no ERISA Event has occurred, is occurring, or is reasonably likely to occur with respect to which any of the relevant U.S. Originator or ERISA Affiliate has or is reasonably likely to incur any material liability, (ii) each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations, (iii) there no actions, suits or claims pending against or involving any Employee Plan (other than routine claims for benefits) or threatened, which would reasonably be expected to be asserted successfully against any Employee Plan, and (iv) all material contributions to or under each such Employee Plan that are required by law to be made to such plan have been made within the applicable time limits prescribed thereby (including the permissible extension); and

(kk)	with respect to the Canadian Originator only:

(i)	the Canadian Originator is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

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(ii)	the registered office and chief executive office of the Canadian Originator are located in the province of Ontario;

(iii)	the Canadian Originator is duly licensed to collect sales taxes in all applicable provinces and territories of Canada;

(iv)	no transaction contemplated hereby requires compliance with any bulk sales legislation or other law of similar application;

(v)	no third party has any right of retention of title over the goods sold by the Canadian Originator to the Debtors;

(vi)	the terms and conditions of any commercial contract executed by the Canadian Originator prevail over those asserted by any third party;

(ll)	with respect to the Dutch Originator only:

(i)	the Dutch Originator is the proprietor (rechthebbende) and has the right to dispose of (beschikkingsbevoegdheid) the Dutch Receivable purported to be assiged at the time of the assignment of a Dutch Receivable and registration of the Dutch Transfer Deed and there are no contractual restrictions on the Dutch Originator to dispose of such Dutch Receivables or (if such restrictions exist) all steps to permit an assignment of such Dutch Receivables to the Purchaser have been taken and all required consents to do so have been obtained; and

(ii)	no VAT is due by the Dutch Originator in any country other than The Netherlands; and

(mm)	with respect to a German Originator and a Dutch Originator, on each Purchase Date, it has paid all German VAT and Dutch VAT, respectively, then due and payable by it.

Each of the representations and warranties under this Clause 14.1 by each Originator and/or by the Master Servicer shall be repeated as true and correct on each Purchase Date, it being understood that the representations under (t) and (bb) above shall only be given on each Purchase Date with respect to the Receivables that are purchased on such Purchase Date.

15.	UNDERTAKINGS

15.1	General

Each of the Master Servicer, the Performance Guarantor and the Originators undertakes that it shall:

(a)	preserve and maintain its corporate existence;

(b)	except with respect to the U.S. Originators and the Canadian Originator, maintain its centre of main interests in its jurisdiction of incorporation or organisation, as applicable, and not have any establishment in another jurisdiction by way of a branch or agency (in each case, within the meaning of Council Regulation (EC) No.1346/2000, or the European regulation (EU) No. 2015/848 as applicable, on insolvency proceedings);

(c)	obtain, maintain in full force and effect and comply in all material respects with the terms of all Licences;

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(d)	comply in all material respects with all applicable laws, rules and regulations, orders, judgements, injunctions or awards binding on it, its business or assets and, where relevant, the Purchased Receivables sold by it and the related contracts;

(e)	ensure that its payment obligations under the Transaction Documents to which it is a party rank at any times at least pari passu with all its other, present, actual or contingent, unsecured and unsubordinated obligations and liabilities;

(f)	procure that its form of incorporation or organisation, as applicable, or (except as permitted by paragraph (g) below) its corporate structure is not modified, unless with the prior written consent of the Purchaser and the Transaction Administrator;

(g)	not consolidate, amalgamate or merge with or into, or sell, lease or transfer all or substantially all of its assets to any other person, unless (i) the Originator gave the Purchaser at least thirty (30) days’ prior written notice of such transaction (or such shorter period as may be expressly agreed in writing by the Purchaser), (ii) the person surviving such transaction is either (A) already an Originator organised in the same jurisdiction as the merging entity or (B) an entity organised in the same jurisdiction as one of the Originators and executes and delivers to the Purchaser an agreement by which such person assumes the obligations of the Originator under all of the Transaction Documents to which such Originator is a party, or confirms, in writing that such obligations remain enforceable against such person (in each case, in form and substance reasonably satisfactory to the Purchaser) together with such other documents and certificates and opinions of counsel as the Purchaser may reasonably request, and (iii) all action to perfect and protect the interests of the Purchaser in and to the Purchased Receivables and the Associated Rights and under any of the Transaction Documents reasonably requested by the Purchaser shall have been taken by and at the expense of the Originator;

(h)	ensure that all required filings, recordings or enrolments are at all times maintained in accordance with applicable laws and regulations for the legality, validity or enforceability of the Transaction Documents and its obligations thereunder;

(i)	other than in favour of the Purchaser (or the Purchaser’s successor in title), or (i) the Security Interest to be created under the Transaction Documents, or (ii) any prior ranking pledge over the Dedicated Collection Accounts created pursuant to the relevant account bank’s standard terms and conditions and right of offset for fees and expenses relating to a Dedicated Collection Account (it being understood that the Master Servicer and each Originator undertake, on a best effort basis only, to arrange for the relevant account banks to waive or subordinate any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account) and (iii) with respect to any Receivables, any banker’s right of set-off for fees and expenses only relating to any Dedicated Collection Account (other than Dedicated Collection Accounts that are subject to a U.S. Collection Account Management Agreement or a Canadian Deposit Account Control Agreement) in accordance with the relevant Originator’s ordinary banking arrangements, not create or allow to exist any Security Interest, attachment or seizure whatsoever or any rights in rem, encumbrance or any arrangement with analogous effect in respect of Purchased Receivables;

(j)	not, knowingly, directly or indirectly, use all or any part of the proceeds of the sale of any Purchased Receivables, or lend, make payments, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other

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person or entity to fund any activities or business with any Restricted Party or in any other manner that will result in a violation by any person (including any Person participating in the transaction) of Sanctions, which Sanctions are in effect at the time such use, lending, payment, contribution, funding or making funds available, provided that the undertakings set out in this Clause 15.1(j) shall not apply to any member of the Mauser Group organised in (i) a member state of the European Union to the extent that the making of such representations would result in any violation of, or conflict with, the Council Regulation (EC) 2271/96 or (ii) the Federal Republic of Germany to the extent that the making of such representations would result in any violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Aussenwirtschafts-verordnung) or any other applicable anti-boycott;

(k)	[reserved];

(l)	with respect to the U.S. Originators only, not change its name, identity or corporate or other organizational structure (including through a merger) or make any other change which could cause any UCC financing statement filed in connection with this Agreement or any other U.S. Transaction Document to become “seriously misleading” under Section 9-506 of the UCC, unless at least thirty (30) days prior to the effective date of such change the relevant U.S. Originator delivers to the Purchaser (a) such documents, instruments or agreements, executed by the relevant U.S. Obligor as necessary to reflect such change and to continue the perfection of the Purchaser’s ownership interest in the U.S. Receivables and Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser, and (b) new or revised U.S. Collection Account Management Agreements executed by the account banks which reflect such change and enable the Purchaser to continue to exercise its rights;

(m)	with respect to the Canadian Originator only, not change its name, identity or structure (including through amalgamation or a merger) or make any other change which could cause any financing statement filed in connection with this Agreement or any other Transaction Document to become unlawful, unless at least thirty (30) days prior to the effective date of such change the Canadian Originator delivers to the Purchaser (a) such documents, instruments or agreements, executed by the Canadian Originator as necessary to reflect such change and to continue the perfection of the Purchaser’s ownership interest in the Canadian Receivables and Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser, and (b) new or revised Canadian Deposit Account Control Agreements executed by the account banks which reflect such change and enable the Purchaser to continue to exercise its rights;

(n)	with respect to the U.S. Originators, the Canadian Originator and the Master Servicer only, take all actions necessary or desirable to establish and maintain the Purchaser’s valid and enforceable first priority ownership in the assigned U.S. Receivables, Canadian Receivables and the Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser by each U.S. Originator and each Canadian Originator, and proceeds with respect thereto, in each case, free and clear of any U.S. Adverse Claim or Canadian Adverse Claim (save any common law banker’s lien and right of offset for fees and expenses relating to a Dedicated Collection Account that are permitted under this Agreement), including recording and filing, at its own expense, financing statements, and, if necessary, continuation statements in respect of such financing statements, and delivering file-stamped copies of such continuation statements as necessary and taking such other action to perfect, protect or more fully evidence the interest of the

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Purchaser, as the Purchaser may reasonably request; provided, however, that the original contracts and other documents, unless for a note or instrument, regarding the assigned U.S. Receivables and Associated Rights related thereto that have been assigned, sold, transferred or purported to be assigned, sold or transferred to the Purchaser will not be physically delivered to the Purchaser in accordance with and subject to the terms of this Agreement, but will be held by the respective U.S. Originators, as bailee, on behalf of the Purchaser; provided further that the Master Servicer, U.S. Originators and the Canadian Originator, shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall reasonably request and the Master Servicer, the U.S. Originators and the Canadian Originator hereby agree that if they fail to perform such acts or do such things, the Purchaser is hereby irrevocably authorized to perform such acts and do such things on behalf of the Master Servicer and any U.S. Originator and Canadian Originator and at the Master Servicer’s and U.S. Originator’s and Canadian Originator’s own cost;

(o)	with respect to the U.S. Originators only, promptly and in any event within 30 calendar days after an officer of a U.S. Originator has knowledge that any ERISA Event has occurred, send to the Purchaser, and the Purchaser shall receive, a written statement from an officer of the relevant U.S. Originators, describing such ERISA Event and the action, if any, which it proposes to take with respect to such ERISA event and a copy of any notice filed with the PBGC or the U.S. Internal Revenue Service pertaining to such ERISA Event, provided, however, that no such statement will be required unless the event giving rise to such statement, when aggregated with all other ERISA Events, would be reasonably expected to be material to the Originators, the Performance Guarantor and the Master Servicer, taken as a whole; and

(p)	with respect to the Canadian Originator:

(i)	to notify the Purchaser at least thirty (30) days prior to changing its corporate name;

(ii)	to notify the Purchaser at least sixty (60) days prior to changing the jurisdiction in which its registered office, head office or chief executive office is located;

(iii)	to continue to record the sale of the Canadian Receivables to the Purchaser as a sale for financial account and other reporting purpose to the extent permitted in accordance with generally accepted accounting principles and to make a notation in the notes to its financial statements that the sale of the Canadian Receivables to the Purchaser is a sale for legal purposes; and

(q)	to promptly execute and deliver all instruments and documents and take all action that may be necessary or desirable, or that the Purchaser has reasonably requested, (1) to perfect, preserve or protect the Purchaser’s ownership interest in the Canadian Receivables, or to enable the Purchaser to exercise or enforce any of its rights hereunder in accordance with the terms hereof, including, but not limited to, the filing or registration in any jurisdiction of any and all financing statements or other similar instruments or other registrations with respect to the sale, transfer and assignment to the Purchaser of any ownership interest in the Canadian Receivables, and (2) to obtain discharges and releases necessary to discharge or release all adverse claims in the Canadian Receivables.

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15.2	Information, Accounts, Records

Each of the Master Servicer, the Performance Guarantor and the Originators undertakes:

(a)	to supply to the Purchaser and the Transaction Administrator (i) its latest consolidated annual financial statements of the Parent as soon as possible and in any event within the 180 days following the end of its accounting year (it being agreed that the furnishing to the Purchaser and the Transaction Administrator of the annual report on Form 10-K for such year of the Parent, or of such Person of which the Parent is a Subsidiary, as filed with the SEC will satisfy the Parent’s obligations under this Clause 15.2(a)(i) with respect to such year) and (ii) the latest unaudited consolidated quarterly accounts of the Parent, as soon as possible and in any event within 60 days after the end of the relevant quarterly period;

(b)	to keep proper documents, books, records and other information necessary for the control and the recovery of the Purchased Receivables and the monitoring of the Program;

(c)	(i) ensure that its computer systems, records and documents relating to the Purchased Receivables enable the proper performance of its obligations pursuant to the Transaction Documents; (ii) identify and individualise in its computer and accounting systems each Purchased Receivable and all Associated Rights; (iii) record without ambiguity in its computer and accounting systems each Purchased Receivable as being owned by the Purchaser; (iv) identify in its computer system the Purchased Receivables which have become Defaulted Receivables; and (v) identify in its computer system the Dilutions relating to each relevant Obligor;

(d)	with respect to any Originator, the Performance Guarantor or the Master Servicer, maximum (i) once per calendar year (except if the Due Diligence (as defined below) is deemed unsatisfactory by the Purchaser and/or the Transaction Administrator (acting reasonably), in which case additional Due Diligence may be carried out and without prejudice to the Purchaser’s right to require additional due diligence prior to the renewal of the Program), (ii) as well as at any time following the occurrence of any event referred to in Clause 17 (Termination) and it being understood that each Due Diligence prior to the occurrence of any event referred to in Clause 17 (Termination) may relate to up to 9 entities based on a selection to be made at the Purchaser’s sole discretion between the Originators, the Performance Guarantor and the Master Servicer:

(i)	to allow the Purchaser, the Transaction Administrator and the accounting firm appointed by the Purchaser to carry out the Due Diligence, to enter the premises at which they carry on business to carry out a due diligence and in this framework inspect, verify, check and take copies of any relevant books, orders, accounts, records, correspondence and documents regardless of the medium on which they are contained in respect of the Purchased Receivables, the Associated Rights, the Dedicated Collection Accounts (and for these purposes, the Originators and the Master Servicer shall release the relevant Dedicated Collection Account Banks from their obligation to preserve banking secrecy towards the Purchaser and the Transaction Administrator) and collection systems of the Originators and the Master Servicer and such due diligence will include procedures to satisfy the Purchaser and/or the Transaction Administrator as to the accuracy of the information delivered from time to time by the Master Servicer and/or the Originators, the existence of the Purchased Receivables, and Dedicated Collection Accounts, their

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compliance with the representations and warranties given by the Originators and evidence as to their performance (the “Due Diligence”). The Purchaser and the Transaction Administrator may decide to perform the Due Diligence by its own means (but at the expense of the relevant Originator) or to have such Due Diligence conducted by any external accounting firm appointed by the Purchaser or the Transaction Administrator or acting for its benefit, in each case at the expense of the relevant Originator. The Purchaser or the Transaction Administrator shall inform the relevant Originator of such decision and of the required scope of the Due Diligence at the latest three (3) calendar weeks before the contemplated date for the start of the Due Diligence;

(ii)	without prejudice to the Purchaser’s other rights and remedies under the Transaction Documents, to implement in the timeframe communicated by the Purchaser and/or the Transaction Administrator and its agents, advisors or representatives any reasonable recommendation or improvement relating to any of their obligations under the Agreement issued by the Purchaser and its external agents, advisors or representatives following the above-mentioned Due Diligence;

(e)	without prejudice to the information obligations as set out in Clause 4 (Terms and Conditions Governing Purchases), to supply the Purchaser with all documents needed for the collection and the recovery of any Purchased Receivable or all documents from Obligors certifying the existence and the amount of the Purchased Receivables, provided that each such document may, if needed to comply with confidentiality restrictions applicable to the party delivering such documents, be redacted so that no information covered by such confidentiality restrictions is disclosed in violation of such restrictions;

(f)	with respect to any Originator, in case of good faith suspicion of fraud (based upon reasonable indications) and if such suspicion is not cleared by the delivery of appropriate documents to the Purchaser and/or the Transaction Administrator, to request at the expense of the relevant Originator its auditors to contact a sample of Obligors to ensure the existence of the Purchased Receivables;

(g)	without prejudice to Clause 15.5, to notify the Purchaser and the Transaction Administrator of any change in its Credit and Collection Policies;

(h)	to notify the Purchaser and the Transaction Administrator of any fact, circumstance, legal proceeding filed against it, change in its structure, its activities, its assets or its economic or financial situation, change in law or regulation that may materially affect the Program;

(i)	with respect to any Originator, at any time within normal business hours, subject to reasonable prior written notice, to allow the Purchaser, the Transaction Administrator and its agents, advisors or representatives to conduct an on-site examination of its books, records and documents in order to check (i) the compliance with the immediate endorsement to the Purchaser of all bills of exchange or promissory notes in accordance with Clause 15.3(c) or (ii) the compliance with the requirement to give the Dedicated Collection Account Bank instruction to settle payments by electronic bill of exchange by magnetic strip only by direct transfer into the relevant Dedicated Collection Account and (iii) the compliance with German VAT administration; provided that such inspections may not occur more frequently than twice per calendar year unless the Purchaser in good faith (based upon reasonable indications) believes that the relevant Originator has breached any of its obligations with respect to any of the foregoing in paragraphs (i) through (iii);

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(j)	to notify the Purchaser and the Transaction Administrator of an Credit Enhancement Event or Termination Event;

(k)	to notify the Purchaser and the Transaction Administrator as soon as it becomes aware that an Obligor is or has become Insolvent;

(l)	to notify the Purchaser and the Transaction Administrator without undue delay upon any amendments in relation to the covenants (including, but not limited to the financial covenants) set out in the First Lien Credit Agreement have been made and the Master Servicer, the Originators and the Performance Guarantor hereby consent that the Purchaser and/or the Purchaser Administrator may request and receive any such information directly from the agent under the First Lien Credit Agreement; and

(m)	in case the First Lien Credit Agreement is terminated or ceases to exist for any other reason, to notify the Purchaser and enter into good faith negotiations with the Purchaser with a view to adapt any stipulations in this Agreement which refer to the First Lien Credit Agreement.

15.3	Concerning the Purchased Receivables

Each Originator undertakes:

(a)	not to dispossess itself of any document representing a Purchased Receivable, and to remit them to the Purchaser or the Transaction Administrator, at first demand, provided that each such document may, if needed to comply with confidentiality restrictions applicable to the party delivering such documents, be redacted so that no information covered by such confidentiality restrictions is disclosed in violation of such restrictions;

(b)	except in accordance with the Transaction Documents, not to exercise an ownership interest over any Purchased Receivables or the rights, options, privileges, appeals, title deeds and/or interests relating thereto without having obtained the prior written approval of the Purchaser;

(c)	not to draw any bill of exchange in connection with a Purchased Receivable, nor to demand or receive from any Obligor, or otherwise permit the creation by any Obligor of, any promissory note or any other instrument for which the applicable law requires additional formalities for the transfer in connection with a Purchased Receivable, except if such bill of exchange or promissory note has been endorsed and delivered to the Purchaser or if the additional formalities applied to such instrument have been met on the Purchase Date or, if such bill of exchange, promissory note or instrument is created after the relevant Purchase Date, such bill of exchange, promissory note or instrument is endorsed and delivered simultaneously with its creation and subject to any applicable laws;

(d)	not to sell, assign, transfer, subrogate or otherwise dispose of, grant to any party other than the Purchaser or permit to exist in favour of any party other than the Purchaser any Security Interest or encumber any Purchased Receivables and any Associated Rights except, (i) the Security Interest to be created under the Transaction Documents, (ii) any prior ranking pledge over the Dedicated Collection Accounts created pursuant to the relevant account bank’s standard terms and conditions and right of offset for fees

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and expenses relating to a Dedicated Collection Account (it being understood that the Master Servicer and each Originator undertake, on a best effort basis only, to arrange for the relevant account banks to waive or subordinate any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account) and (iii) with respect to any Receivables, any banker’s right of set-off for fees and expenses only relating to any Dedicated Collection Account (other than Dedicated Collection Accounts that are subject to a U.S. Collection Account Management Agreement or a Canadian Deposit Account Control Agreement) in accordance with the relevant Originator’s ordinary banking arrangements;

(e)	not without prior consent of the Purchaser, to extend, amend, grant a payment extension or otherwise modify the terms of any Purchased Receivable, except as provided in the Credit and Collection Policies and provided that no payment extension will be granted that exceeds 60 days;

(f)	to issue all Invoices in connection with Purchased Receivables within 30 days as of the date of delivery of the products;

(g)	not to create, incur, assume or permit to exist any Security Interest in respect of the Dedicated Collection Accounts, except for the Security Interests granted to the Purchaser in accordance with this Agreement and, (i) the Security Interest to be created under the Transaction Documents, (ii) any prior ranking pledge over the Dedicated Collection Accounts created pursuant to the relevant account bank’s standard terms and conditions and right of offset for fees and expenses relating to a Dedicated Collection Account (it being understood that the Master Servicer and each Originator undertake, on a best effort basis only, to arrange for the relevant account banks to subordinate any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account) and (iii) with respect to any Receivables, any banker’s right of set-off for fees and expenses only relating to any Dedicated Collection Account (other than Dedicated Collection Accounts that are subject to a U.S. Collection Account Management Agreement or a Canadian Deposit Account Control Agreement) in accordance with the relevant Originator’s ordinary banking arrangements;

(h)	with respect to German Receivables subject to extended retention of title rights, (i) to duly pay any amounts outstanding to the relevant supplier and (ii) to give notice of any withdrawal of the permission by a supplier of an Originator to collect the assigned German Receivables on behalf of such supplier (Widerruf der Einzugsermächtigung);

(i)	to inform the Purchaser and the Transaction Administrator of any Insurance Cap or at the time any change to any Insurance Cap is made, any change to any Insurance Cap under any Credit Insurance Policy the benefits of which are assigned to the Purchaser;

(j)	in the case of the Canadian Originator, to ensure that the law governing any Purchased Receivable in CAD is the law of the province of Ontario and the federal law of Canada applicable therein, that the relevant Obligor is not located in the province of Quebec and each such Canadian Receivable is denominated payable CAD or USD; and

(k)	not to use its right under the general terms and conditions to set off any claims against an Obligor against claims against any member of the Mauser Group.

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15.4	Concerning the Purchaser’s fiscal residency certificate

Upon reasonable request of any Originator, the Purchaser and the Transaction Administrator shall provide the relevant Originator with the Purchaser’s fiscal residency certificate.

15.5	Concerning the Credit and Collection Policies and General Conditions of Sale

Each Originator and the Master Servicer undertakes:

(a)	to comply with the applicable Credit and Collection Policies;

(b)	not to make any change to the Credit and Collection Policies, unless:

(i)	the Purchaser and the Transaction Administrator have been informed in writing by the Master Servicer not later than 20 calendar days prior to the anticipated effective date of such change, which notice shall describe the proposed change in detail; and

(ii)	either:

(A)	such change is minor and administrative in nature and would not be materially prejudicial to the collectability of all or a substantial part of the Purchased Receivables; or

(B)	the Purchaser has delivered to the Master Servicer its written consent to the proposed amendment (which will not be unreasonably withheld).

In the event the Purchaser does not provide its consent within 20 calendar days following the date of notification of such change by the relevant Originator or Master Servicer to the Purchaser (such day including), the notified change shall be deemed to have been consented to by the Purchaser. Each Originator and Master Servicer shall at each anniversary of the Signing Date (until the Termination Date) provide the Purchaser with an overview of any change made to the Credit and Collection Policies since such overview was most recently provided (or, on the first anniversary of this Agreement, since the Signing Date).

15.6	Concerning the Dedicated Collections Accounts

Each Originator and the Master Servicer undertakes:

(a)	that Dedicated Collections Accounts will only be held with Dedicated Collections Accounts Banks;

(b)	that:

(i)	promptly after the relevant Dedicated Collection Account became operational but in any case no later than two months after the First Purchase Date, but prior to any delivery of any notification to an Obligor in accordance with Clause 17.3, all Obligors are at all times instructed to pay amounts due in respect of the Purchased Receivables into the relevant Dedicated Collection Accounts; and

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(ii)	at any time after the delivery of any notification to an Obligor, all Obligors are at all times instructed to pay amounts due in respect of the Purchased Receivables in accordance with the instructions set out in the notification;

(c)	not to allow the creation of any debit balance in respect of any Dedicated Collection Account at any time, except for any day light facilities in relation to the Dedicated Collection Accounts held with ING Bank N.V. by any Dutch Originator at the date of this Agreement, it being understood that such day light facilities will be terminated with immediate effect at the latest on the second Business Day following delivery of the Blocking Notice; and

(d)	to use best efforts that (i) a first ranking pledge over the relevant Dedicated Collection Accounts (it being understood that any prior ranking pledge over the Dedicated Collection Accounts and any right of offset for fees and expenses created pursuant to such account bank’s standard terms and conditions relating to a Dedicated Collection Account shall be permitted so long as the Master Servicer and each Originator uses, best effort, to arrange for the relevant account banks to subordinate any such encumbrance) will be created under the Security Interest Agreements and (ii) to obtain all necessary confirmations, waivers or consents for the purpose of granting such a first ranking pledge from the relevant account bank.

15.7	Additional legal memoranda

In the event that, with respect to any jurisdiction where the sales per annum by all Originators to Obligors located in such jurisdiction represent at least 10% of the total sales by all Originators, the Purchaser and the Transaction Administrator may commission (at the expense of the relevant Originator(s) with sales in such jurisdiction) an additional legal memorandum in substantially the form as reasonably acceptable to the Purchaser regarding such new jurisdiction.

15.8	Credit Insurance Contracts

Each Originator and/or the Master Servicer undertakes, in respect of any Credit Insurance Contract the benefits of which are to be distributed to the Purchaser following the purchase of a Receivable, to perform any and all reasonable acts necessary under such Credit Insurance Contract to ensure that any benefit to be distributed to the Purchaser deriving from such Credit Insurance Contract is preserved and not to take any action or omit to take any action that would result in such benefit for the Purchaser being lost (including but not limited to, making any material change to such Credit Insurance Contract that would detrimentally affect the benefit distributed to the Purchaser, without the prior consent of Purchaser, which cannot be unreasonably be withheld).

15.9	Information on Bills of Exchange or promissory notes

Despite item 1(cc) of Schedule 2 (Eligibility Criteria), each Originator undertakes to inform the Purchaser and the Master Servicer, as soon as such information is available, of any bill of exchange, promissory note, letter of credit or any other similar payment instrument issued in respect of any Purchased Receivable.

15.10	Stamp Duty

The Parties hereto undertake to take all reasonable measure to avoid that any Tax shall become due and payable in respect of any Transaction Document, due to such documents being brought into a jurisdiction where such Taxes would become due and payable (save, in

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respect of the Purchaser or any of its agents, and subject to the other provisions of the Transaction Documents, if this would be required in order to allow the Purchaser to collect amounts due in respect of any Purchased Receivable in such jurisdiction and start legal proceedings in connection therewith in such jurisdiction, in which case the Purchaser would be indemnified therefor in accordance with Clause 13(b)).

15.11	Performance of obligations under the contracts under which Purchased Receivables arise

Each of the Originators and the Master Servicer covenants that it shall perform all of its obligations and comply with all provisions and covenants under the contracts under which the Purchased Receivables and any Associated Rights arise to the same extent as if such Purchased Receivables and Associated Rights had not been sold pursuant to the Transaction Documents.

15.12	Conduct

Each of the Originators and the Master Servicer undertakes not to take any action in respect of the Purchased Receivables that may reasonably be expected to affect the existence, the validity, the collectability or the enforceability thereof or (except as provided in the Credit and Collection Policies) delay any action towards defaulting Obligors.

15.13	Further assurance

Each of the Originators and the Master Servicer undertakes to use all reasonable endeavours to, at its own expense, take whatever action the Purchaser may reasonably require in writing to protect, exercise, demonstrate or effect its rights over Purchased Receivables and Associated Rights pursuant to this Agreement or any Transaction Document to which it is a party in particular if such rights are challenged by any third party (including the Obligor).

15.14	German VAT

(a)	Each German Originator shall file with the competent tax authorities all German VAT advance tax returns (Umsatzsteuervoranmeldungen) to be made or filed by it, shall fulfil all other German VAT related duties and obligations which it has vis-à-vis the German tax authorities pursuant to applicable German law (including applicable statements by the German tax authorities) related thereto and shall pay any VAT balance (Umsatzsteuerzahllast) owing and payable when due to the competent German tax authorities in accordance with applicable German law (including applicable statements by the German tax authorities) or in accordance with “best practice” as being accepted by the competent German tax authority.

(b)	The German Originators shall indemnify the Purchaser with respect to any VAT owing and payable vis-à-vis the German tax authorities (including, without limitation, secondary liabilities (Haftungsschulden).

(c)	On a quarterly basis, on the 10th Business Day after filing of the last German VAT advance tax returns for the relevant quarter, the German Originators shall provide the Purchaser with a VAT statement, substantially in the form of Schedule 15 (Form of VAT Certificate of German Originators) hereof for the relevant quarter, unless a Credit Enhancement occurs, following which the German Originators shall provide the Purchaser with a VAT statement, substantially in the form of Schedule 15 (Form of VAT Certificate of German Originators) hereof on the 10th Business Day after filing of each monthly German VAT advance tax return.

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(d)	Upon reasonable request of the Purchaser, each German Originator shall inform the Purchaser of possible VAT claims against it or VAT notices by the German tax authorities received by it without undue delay.

(e)	Upon reasonable request (in case of doubt as to whether a German Originator has paid VAT in accordance with its legal obligations) of the Purchaser, the relevant German Originator shall in consultation with its tax department procure that its accountants or, alternatively, a reputable accounting or tax firm, confirms to the Purchaser that (i) such German Originator has made and filed with the competent tax authorities all VAT related advance tax returns (Umsatzsteuervoranmeldungen), when due and in the required form and (ii) either no payments in relation to VAT had to be made or the respective VAT has been paid or if not yet paid, the due date and the amount of such payments.

(f)	Upon reasonable request (but only in the case that an accountant confirmation was not issued in accordance with Clause 15.14(e) or, if so issued, was not reasonably appropriate to satisfy the Purchaser’s information request), each German Originator shall provide to the Purchaser (subject to compliance with the data protection standards) with all VAT advance tax returns (Umsatzsteuervoranmeldungen) to be made or filed by it and evidence in relation to settlement of VAT resulting from such VAT tax return in respect of Receivables sold to the Purchaser.

(g)	Upon a German Originator becoming aware that a Purchased Receivable sold by it becomes (partly or totally) uncollectable within in the meaning of Section 17 para 2 no 1 sentence 1 German VAT Act (Umsatzsteuergesetz), such German Originator shall make the corresponding corrections pursuant to section 17 para 1 German VAT Act (Umsatzsteuergesetz) in the respective pre-assessment period (Voranmeldungszeitraum). The relevant German Originator shall be treated as having received an amount equal to the corrected VAT amount on the date on which any VAT balance (Umsatzsteuerzahllast) owing and payable for such pre-assessment period (Voranmeldungszeitraum) is due to the competent German tax authorities in accordance with applicable German law (including applicable statements by the German tax authorities), and such amount shall, for the purposes of this Agreement, be treated as a Deemed Collection.

15.15	Dutch VAT

(a)	Each Dutch Originator shall file with the competent tax authorities all Dutch VAT returns (aangifte omzetbelasting) to be made or filed by it, shall fulfil all other Dutch VAT related duties and obligations which it has vis-à-vis the Dutch tax authorities pursuant to applicable Dutch law (including applicable statements by the Dutch tax authorities) related thereto and shall pay any VAT balance (verschuldigde omzetbelasting) owing and payable when due to the competent Dutch tax authorities in accordance with applicable Dutch law (including applicable statements by the Dutch tax authorities) or in accordance with “best practice” as being accepted by the competent Dutch tax authority.

(b)	The Dutch Originators shall indemnify the Purchaser with respect to any VAT owing and payable vis-à-vis the Dutch tax authorities (including, without limitation, secondary liabilities (hoofdelijke aansprakelijkheid).

(c)	[reserved]

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(d)	Upon reasonable request of the Purchaser, each Dutch Originator shall inform the Purchaser of possible VAT claims against it or VAT notices by the Dutch tax authorities received by it without undue delay.

(e)	Upon reasonable request (in case of doubt as to whether a Dutch Originator has paid VAT in accordance with its legal obligations) of the Purchaser, the relevant Dutch Originator shall in consultation with its tax department procure that its accountants or, alternatively, a reputable accounting or tax firm, confirms to the Purchaser that (i) such Dutch Originator has made and filed with the competent tax authorities all VAT related tax returns (aangifte omzetbelasting), when due and in the required form and (ii) either no payments in relation to VAT had to be made or the respective VAT has been paid or if not yet paid, the due date and the amount of such payments.

(f)	Upon reasonable request (but only in the case that an accountant confirmation was not issued in accordance with Clause 15.15(e) or, if so issued, was not reasonably appropriate to satisfy the Purchaser’s information request), each Dutch Originator shall provide (subject to compliance with the data protection standards) with all tax returns (aangifte omzetbelasting) to be made or filed by it and evidence in relation to settlement of VAT resulting from such VAT tax return in respect of Receivables sold to the Purchaser.

(g)	Pursuant to the decree from the Dutch Ministry of Finance of 5 September 2003, DGB2003/4484M, the Dutch Originator shall authorize the Purchaser to request (on behalf of the Dutch Originator) for a refund of Dutch VAT on a Purchased Receivable sold by it that becomes (partly or totally) uncollectable within in the meaning of Article 29(1) of the Dutch VAT act and to receive such VAT refund directly on a bank account held by the Purchaser. To this effect, the Dutch Originator hereby grants to the Purchaser a power of attorney. Upon the Dutch Originator becoming aware that a Purchased Receivable sold by it becomes (partly or totally) uncollectable within in the meaning of Article 29(1) of the Dutch VAT act, the Dutch Originator will immediately inform the Purchaser. If and to the extent that the Dutch Originator fails to timely inform the Purchaser resulting in a denial of the VAT refund request by the Dutch tax authorities, then the Dutch Originator will indemnify the Purchaser for all losses and/or damages relating thereto. For the avoidance of doubt, any Dutch Originator will refrain from filing a request for a refund of VAT on a Purchased Receivable sold by it that becomes (partly or totally) uncollectable within in the meaning of Article 29(1) of the Dutch VAT act for which it has authorized the Purchaser to file such VAT refund request, unless it has received written instructions from the Purchaser to do so. Upon reasonable request of the Purchaser, any Dutch Originator and, shall inform the Purchaser or procure that the Purchaser is informed of possible VAT claims against it or VAT notices by the Dutch tax authorities received by it without undue delay. If and to the extent that the Collector of State Taxes (de Ontvanger) offsets the VAT refund with an amount payable by any Dutch Originator, such amount shall, for the purposes of this Agreement, become payable to Purchaser immediately.

15.16	US payments by cheque and lock-box accounts

After the date that is 90 days after the First Purchase Date, the U.S. Originators shall deposit or caused to be deposited any payments received by cheque from Obligors in respect of Purchased Receivables in lock-box accounts maintained in the name of the relevant U.S. Originator. After such date, the U.S. Originators shall ensure that any such lock-box accounts are subject at all times to a control agreement, in form satisfactory to the Purchaser, in favor of the Purchaser.

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15.17	CAD payments by cheque and lock-box accounts

After the date that is 90 days after the First Purchase Date, the Canadian Originator shall deposit or caused to be deposited any payments received by cheque from Obligors in respect of Purchased Receivables in lock-box accounts maintained in the name of the Canadian Originator. After such date, the Canadian Originator shall ensure that any such lock-box accounts are subject at all times to a control agreement, in form satisfactory to the Purchaser, in favor of the Purchaser.

15.18	Collections to be paid into the Dedicated Collection Accounts

The Originators shall use commercially reasonable efforts to ensure that the aggregate amount of Collections paid by the Obligors into the Dedicated Collections Accounts shall be 100 percent. of the aggregate nominal amount of Purchased Receivables outstanding by the date that is five months after the First Purchase Date at the latest. For the avoidance of doubt, the obligations under this Clause 15.18 shall not be construed as a guarantee by the Originators as to the receipt of Collections.

15.19	U.S. Contribution Agreements

The U.S. Originators shall not amend or terminate, or allow to be amended or terminated, the U.S. Contribution Agreements.

15.20	Separateness

Each U.S. Originator shall comply in all respects material to its separateness with such entity’s limited liability company agreement dated as of the date hereof.

16.	CREDIT ENHANCEMENT EVENT

16.1	Each of the events or circumstances set out in this Clause 16.1 is an “Credit Enhancement Event”:

(a)	an investigation by any official body for fraud, theft, breach of trust, forgery or corruption is commenced against any Originator, the Performance Guarantor or the Master Servicer as well as against any members of their management bodies, in their function of members of such management bodies;

(b)	in any jurisdiction where such action is applicable, a receiver, receiver-manager, administrative receiver, temporary administrator (administrateur provisoire or voorlopig bewindvoerder), administrator (stille bewindvoerder) or similar official is appointed to manage the business of the Master Servicer, the Performance Guarantor or any Originator;

(c)	if any of the Originators or Master Servicer grants an extension of payment with respect to Purchased Receivables having an aggregate Outstanding Nominal Value of more than 10% of the Global Portfolio, whether or not such grant has been made in accordance with the Credit and Collection Policies; or

(d)	the Leverage Ratio calculated on the last day of each fiscal quarter exceeds 6.75 to 1.00.

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16.2	Subject to Clause 16.3, and without prejudice to the provisions set out in Clause 17.3 in case of a Termination Event, upon and after the occurrence of a Credit Enhancement Event and as long as such Credit Enhancement Event is not remedied or waived, the Purchaser shall, notwithstanding any other provision in the Transaction Documents, have the right to:

(a)	appoint the Backup Servicer in accordance with the Backup Servicer Agreement to administer the Program on a daily basis, including a reconciliation of the Purchased Receivables, an allocation of the cash-flows with respect to the Program, a storage of the records of the Obligors and an assessment of its ability to assume the full servicing of the Purchased Receivables (being understood that such Backup Servicer may only be activated and assume the servicing tasks in accordance with Clause 17.3(vii));

(b)	impose more frequent Collections Transfer Dates and remove or reduce the amount of excess as from which the sweep will be triggered, as referred to in Clauses 12.3(a)(i), 12.3(b)(i), 12.3(c)(i) and 12.3(d)(i);

(c)	reduce the Calculation Period and increase the regularity of the sending of any Calculation and Payment Report, as the case may be;

(d)	change the regularity of the Settlement Dates, the Calculation Dates and the Cut-off Dates;

(e)	send (i) a Blocking Notice to one or more Dedicated Collection Account Banks and/or (ii) a notice to one or more Credit Insurance Companies in accordance with the relevant Credit Insurance Contracts;

(f)	perfect the transfer of Dutch Eligible Receivables for Purchase in accordance with Clause 4.4 on a weekly basis; and

(g)	take all steps it considers necessary or desirable under the laws of England and Wales to perfect its interests in the Receivables, provided that the Purchaser shall not be entitled to reveal any sale and assignment of English Receivables to the applicable Obligor(s) unless a Termination Event has occurred.

16.3	If a Credit Enhancement Event as described in Clause 16.1(b) occurs with respect to one or more Originators (the “Affected Originator(s)”), the consequences of such Credit Enhancement Event as set out in Clause 16.2 of this Agreement will only apply with respect to such Affected Originator(s) and not with respect to any other Originators.

17.	TERMINATION

17.1	General

(a)	The Program will terminate on the Termination Date.

(b)	The Purchaser will make a decision as to the renewal of the Program at the latest on the Settlement Date falling twelve calendar months prior to each Renewal Date. If a renewal is granted by the Purchaser, the Program shall be renewed for a new period of one year starting on the Settlement Date on which (or immediately following the date on which) the Program would have terminated if it would not have been renewed and expiring on the Settlement Date occurring at or immediately following the expiration of the relevant renewal period (a “Renewal Period”). If a renewal is not granted by the Purchaser, a Termination Date will occur on the relevant Renewal Date.

(c)	Each Originator may, for its own account, ask to terminate its participation in the Program by giving not less than 30 calendar days’ prior written notice to the Purchaser and the Transaction Administrator. If approved by the Purchaser, a Termination Date for such Originator will occur at the expiration of such notice period.

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17.2	Termination Events

(a)	The Program will be terminated automatically without notice by the Purchaser, and a Termination Date will occur, if any Originator, the Master Servicer and/or the Performance Guarantor, becomes subject to Insolvency.

(b)	The Program will be terminated, and a Termination Date will occur, upon delivery of a termination notice by the Purchaser or the Transaction Administrator to the Master Servicer that one of the following events or circumstances (together with the event set out under Clause 17.2(a) above, each a “Termination Event”) has occurred and is continuing:

(i)	any Originator or the Master Servicer fails to pay on the due date of such payment any amount due under any Transaction Document, unless payment is made within:

(A)	in the case the failure to pay is caused by a Disruption Event, five (5) Business Days of its due date; or

(B)	in the case the failure is not caused by a Disruption Event, three (3) Business Days of its due date;

(ii)	any representation or warranty made or deemed made by or on behalf of it or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; and/or

(iii)	a default of any Originator, the Performance Guarantor or the Master Servicer with respect to any payment of principal of, or interest on, any Financial Indebtedness in excess of EUR 75,000,000 (or the equivalent in another currency by applying the Exchange Rate) beyond the grace period, if any, provided in the instrument or agreement under which such Financial Indebtedness was created, provided that such default shall not constitute a Termination Event unless and until the respective Financial Indebtedness has been declared due and payable by the respective creditors; provided however that if the respective creditors rescind such acceleration in writing within 90 Business Days after such acceleration, such event shall automatically cease to constitute a cross-default from and after such date;

(iv)	any of the Originators or the Master Servicer fails to perform any of its obligations (including undertakings) under Clauses 15.1(c), 15.1(h), 15.1(j), 15.2(c), 15.2(d), 15.2(e), 15.2(f), 15.2(g), 15.2 (k), 15.3(c), 15.3(h), 15.3(i), 15.6, 15.8 or 15.9 and such non-compliance, if capable of remedy, remains unremedied for five (5) Business Days after the earlier of (i) the date on which it or the Master Servicer receives a notice requiring the same to be remedied before the expiry of such remedy period and (ii) the date on which it becomes aware of such breach;

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(v)	any of the Originators or the Master Servicer fails to perform any of its obligations (including undertakings) under any other provision of any Transaction Document and such non-compliance, if capable of remedy, remains unremedied for 30 calendar days (except for the undertaking under Clause 15.1(a) for which no cure period will be available), after the earlier of (i) the date on which it or the Master Servicer receives a notice requiring the same to be remedied before the expiry of such remedy period and (ii) the date on which it becomes aware of such breach;

(vi)	the Master Servicer fails to deliver any Template Report on the relevant Transmission Date and such failure is not remedied within five (5) Business Days after the relevant Transmission Date;

(vii)	the Weighted Average Contractual Payment Term exceeds 90 days or the most recent Notified Level;

(viii)	any Transaction Document is terminated or becomes invalid, illegal or unenforceable or ceases of being capable of performance pursuant to its terms, unless the illegality, invalidity or cessation can be remedied by making a filing, recording or enrolment with a court, other authority or other party and such filing, recording or enrolment is made within ten (10) Business Days after the earlier of (i) the date on which the Master Servicer receives a notice requiring the same to be remedied before the expiry of such period and (ii) the date on which the Master Servicer becomes aware of the same;

(ix)	a Credit Enhancement Event (except for Clause 16.1 (d)) which is continuing for a period of more than ten consecutive calendar days;

(x)	a Change of Control occurs;

(xi)	the initial Due Diligence of the Originators’ Receivables portfolio reveals adverse elements or circumstances that are reasonably likely to affect the performance of the Program result;

(xii)	the Credit Insurance Company gives a notice to the Purchaser, the Originators or the Master Servicer purporting to terminate any Credit Insurance Contract or to declare any Credit Insurance Contract void or any Credit Insurance Contract otherwise becomes void or unenforceable or ceases to be in effect, for other reasons than due to the Purchaser or the Beneficiary with a Credit Insurance Company that has the required ratings, provided that no Termination Event shall occur if such Credit Insurance Contract is replaced in form and substance satisfactory to the Purchaser (acting reasonably) prior to its termination or its becoming void or unenforceable;

(xiii)	the Credit Insurance Company refuses to indemnify the Purchaser or the Beneficiary in accordance with the relevant Credit Insurance Contract and such conduct is due to a breach by the Master Servicer or any Originator of its servicing-related obligations under the Transaction Documents;

(xiv)	the aggregate amount of claims introduced to the Credit Insurance Company exceed 25% of the Insurance Cap;

(xv)	the Credit Insurance Company does not comply with the Credit Insurance Required Rating Condition and within two months from the date of such non-compliance a replacement (i) satisfying the Credit Insurance Required Rating Condition and (ii) satisfactory to the Purchaser (acting reasonably) is not in place;

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(xvi)	no agreement is reached at the expiry of the 30 days’ period referred to in Clause 3.4;

(xvii)	on any Settlement Date, the EUR Amount of the aggregate Outstanding Nominal Value of all (i) Ineligible Receivables that were unduly taken into account for the calculation of the Purchase Price as of the immediately preceding Cut-Off Date and (ii) Purchased Receivables as at the immediately preceding Cut-off Date for which the obligations under Clause 15.3(c) and 15.3(e) are not complied with, represents more than 5 per cent. of the Global Portfolio as of the Cut-Off Date, it being understood that this should not apply for a period of 90 days following the Signing Date to Receivables sold by the Canadian Originator that are ineligible for the reason of being subject to the laws of a Province of Canada other than Ontario;

(xviii)	the Monthly Default Ratio, as set out in the Calculation and Payment Reports, exceeds (x) 0.87 per cent. if no Notified Level has been notified or (y) the most recent Notified Level if a Notified Level has been notified;

(xix)	the Theoretical Default Reserve Rate determined on each Calculation Date as applied to the Global Portfolio covered by the relevant Insurance Cap on the immediately previous Cut-off Date, as set out in the Calculation and Payment Reports, exceeds the Available Cap;

(xx)	the Dilution Ratio, as set out in the Calculation and Payment Reports, exceeds (x) 1.31 per cent. if no Notified Level has been notified or (y) the most recent Notified Level if a Notified Level has been notified;

(xxi)	the Days Sales Outstanding, as set out in the Calculation and Payment Reports, exceeds (x) 45 days if no Notified Level has been notified or (y) the most recent Notified Level if a Notified Level has been notified;

(xxii)	any U.S. Originator becomes, or becomes controlled by, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, or is no longer exempt from all provisions of such act; and/or

(xxiii)	the Leverage Ratio calculated on the last day of each fiscal quarter exceeds 7.00 to 1.00.

17.3	Consequences of a Termination Event

(a)	Upon the occurrence of a Termination Event:

(i)	the Purchaser will cease to purchase new Eligible Receivables for Purchase under this Agreement as from such Termination Event or Termination Date;

(ii)	each Originator or the Master Servicer or Backup Servicer acting on their behalf will provide without delay the ageing balance detailed per Obligor as at the Termination Date;

(iii)	the Collections Transfer Dates become daily (i.e. take place on each Business Day);

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(iv)	the Total Collections received by the Originators will be paid to the Purchaser by the Master Servicer or the Backup Servicer on each Collections Transfer Date;

(v)	the Purchaser may remove or reduce the amount of excess as from which the sweep will be triggered, as referred to in Clauses 12.3(a)(i), 12.3(b)(i), 12.3(c)(i) and 12.3(d)(i);

(vi)	the Purchaser may change the regularity of the Settlement Dates, the Calculation Dates and the Cut-off Dates;

(vii)	the backup servicing in accordance with the Backup Servicing Agreement is activated and the Backup Servicer assumes the servicing tasks of the Master Servicer;

(viii)	no further advance payments of Purchase Price in accordance with Clause 12.3 shall be made to any Originator or the Master Servicer;

(ix)	the Purchaser or Transaction Administrator may require the Master Servicer or the Backup Servicer to promptly notify the Obligors that the Purchased Receivables (other than the French Purchased Receivables) owing by it are assigned or transferred to the Purchaser and/or instruct such Obligors to pay amounts due under the Purchased Receivables (other than the French Purchased Receivables) directly to the Purchaser and, if the Master Servicer or the Backup Servicer fails to do so, notify the Obligors thereof;

(x)	the Purchaser may notify the Obligors that the French Purchased Receivables owing by it are assigned or transferred to the Purchaser and instruct such Obligors to pay amounts due under the French Purchased Receivables directly to the Purchaser, by way of delivery of a French Obligor Notice;

(xi)	the Purchaser may send (i) a Blocking Notice to one or more Dedicated Collection Account Banks and/or (ii) a notice to one or more Credit Insurance Companies in accordance with the relevant Credit Insurance Contracts;

(xii)	the Purchaser may perfect the transfer of Dutch Eligible Receivables for Purchase in accordance with Clause 4.4 on a daily basis;

(xiii)	take all steps it considers necessary or desirable under the laws of England and Wales to perfect its interests in the Receivables; and

(xiv)	the Current Account arrangements set out in Clause 11 of this Agreement shall cease to apply and all monies due from or to the Purchaser shall be applied in accordance with Clause 10 of this Agreement and shall no longer be subject to any netting or set-off.

(b)	Insofar the provisions contained in this Clause do not derogate therefrom, the other Clauses of this Agreement will remain applicable until the parties have conclusively executed their obligations under this Agreement.

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18.	INDEMNITY

18.1	Increased Costs

(a)	If as a result of (1) either the introduction of or any change in, or in the interpretation or application of, any law or regulation, or (2) the compliance by the Purchaser with any law or regulation made after the date of the Transaction Documents, the Purchaser suffers or incurs:

(i)	a reduction in the rate of return from a commitment under or in respect of any Transaction Document or on its capital employed in respect of obligations under any Transaction Document or arising in connection herewith or therewith;

(ii)	an additional or increased cost which is attributable to the Purchaser (or any affiliate thereof) having entered into a commitment in respect of any Transaction Document or funding or performing its obligations hereunder or thereunder or awarded against or incurred by the respective Obligor in respect of the payment of the Collections, including, without limitation, any increased cost arising as a result of a requirement to increase the amount of capital required or expected to be maintained by the Purchaser against any commitment entered into in respect of any Transaction Document; or

(iii)	a reduction of any amount due and payable under any Transaction Document,

then, upon knowledge by the Purchaser of such increased costs, the Purchaser shall notify each Originator and the Master Servicer by delivering to it a certificate specifying the reasons for such increased costs, documented with reasonable detail (provided that such detail does not extend to information and detail that the Purchaser is not legally allowed to disclose, is confidential or price-sensitive in relation to listed shares or other instruments issued by the Purchaser or any entities or person of the ING Group) and the Originators and/or Master Servicer shall indemnify the Purchaser for such increased costs.

The Purchaser, the Originators and the Master Servicer shall work together as soon as possible and in good faith to seek a solution acceptable to the Parties in order to avoid such increased costs.

(b)	Notwithstanding anything contrary in this Clause 18.1, if the Purchaser has entered into an agreement to purchase Receivables from or to make loans to one or more other persons (“Other Persons”), the Purchaser shall allocate in a reasonable manner the liability for any amounts under this Clause 18.1 to each Originator and each Other Person, provided, however, that if in the Purchaser’s opinion such costs are attributable to the Originators and/or the transactions contemplated by any Transaction Document, and not attributable to any Other Person or any other transactions, the Purchaser shall specify so to the Originators and the Master Servicer providing reasonable detail (provided that such detail does not extend to information and detail that the Purchaser is not legally allowed to disclose, is confidential or price-sensitive in relation to listed shares or other instruments issued by the Purchaser or any entities or person of the ING Group) and the Originators shall be solely liable for such costs.

(c)	This Clause 18.1 shall not apply to any increased costs to the extent that such increased costs are (i) compensated for by Clause 13 (Tax Gross-up) (or would have been compensated for under Clause 13 (Tax Gross-up) but were not so compensated

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solely because any of the exclusions in Clause 13 (Tax Gross-up) applied), (ii) or Excluded Taxes, or (iii) attributable to the gross negligent or wilful breach by the Purchaser or any third party acting as the authorized agent of ING Luxembourg of any of ING Luxembourg’s obligations under this Agreement.

(d)	The agreements and obligations of each Originator and the Master Servicer contained in this Clause 18.1 shall survive the termination of any Transaction Document, provided that such agreements and obligations relate to the period during which any obligations of the Originators, the Master Servicer under any Transaction Document remain due and outstanding.

18.2	Indemnities by the Originators

(a)	Without limiting any other rights which ING Luxembourg may have under this Agreement or under any applicable law, each Originator to the extent permitted by law, agrees to indemnify ING Luxembourg and their assignees, directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as “Indemnified Parties”) from and against any and all damages, losses, claims, taxes (including secondary liability, but excluding Excluded Taxes), custom duties, liabilities and related costs and expenses, including reasonable attorneys’ fees (which attorneys may be employees of ING Luxembourg) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or resulting from any Transaction Document.

(b)	Each Originator shall be under no liability under Clause 18.2(a) above to pay:

(i)	Indemnified Amounts to the extent such Indemnified Amounts result from gross negligence or wilful misconduct on the part of the Indemnified Party seeking indemnification or any third party acting as the authorized agent of ING Luxembourg of any of ING Luxembourg’s obligations under this Agreement;

(ii)	Indemnified Amounts to the extent the same constitute losses solely by reason of the Purchased Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor (as distinguished from losses arising in respect of any representation, warranty or covenant made by the relevant Originator where applicable hereunder), except as provided for in Clause 18.4;

(iii)	(A) Taxes imposed by the jurisdiction in which such Indemnified Party is treated as resident for tax purposes or imposed as a result of a present or former connection between the Indemnified Party and the jurisdiction imposing such Tax (other than connections arising from the Indemnified Party becoming a party to, performing its obligations under, receiving payments under, or engaging in any other transaction pursuant to any Transaction Documents), on or measured by the overall net income of such Indemnified Party, (B) any Taxes that are imposed by any jurisdiction other than the jurisdiction mentioned in (A) above, provided that such Taxes result from the Indemnified Party maintaining in such other jurisdiction a permanent establishment or dependent agent solely by employing own employees in that jurisdiction, (C) any Taxes or other impositions under FATCA and (D) any Taxes resulting from the failure of the Purchaser, the Beneficiary or the Transaction Administrator to comply with Clause 13(f) (such Taxes being “Excluded Taxes”);

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(iv)	Indemnified Amounts constituting indirect or unforeseeable damages; or

(v)	indemnified amounts which are compensated for by Clause 13 (Tax Gross-up) (or would have been compensated for under Clause 13 (Tax Gross-up) but were not so compensated solely because any of the exclusions in Clause 13 (Tax Gross-up) applied).

18.3	Indemnities by the Master Servicer

(a)	Without limiting any other rights which ING Luxembourg may have hereunder or under applicable law, the Master Servicer agrees to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or resulting from any breach, non-performance or non-punctual performance of, or faults committed in relation to, the role, functions, task and obligations of the Master Servicer under any Transaction Document.

(b)	The Master Servicer shall be under no liability under Clause 18.3(a) above to pay:

(i)	Indemnified Amounts to the extent such Indemnified Amounts result from gross negligence or wilful misconduct on the part of the Indemnified Party seeking indemnification or any third party acting as the authorized agent of ING Luxembourg of any of ING Luxembourg’s obligations under this Agreement;

(ii)	Indemnified Amounts to the extent the same constitute losses solely by reason of the Purchased Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor (as distinguished from losses arising in respect of any representation, warranty or covenant made by the Master Servicer where applicable hereunder);

(iii)	Excluded Taxes;

(iv)	Indemnified Amounts constituting indirect and unforeseeable damages; or

(v)	indemnified amounts which are compensated for by Clause 13 (Tax Gross-up) (or would have been compensated for under Clause 13 (Tax Gross-up) but were not so compensated solely because any of the exclusions in Clause 13 (Tax Gross-up) applied).

18.4	Indemnity to the Beneficiary

Without limiting any other rights which the Beneficiary may have under this Agreement or under any applicable law, each Originator, the Performance Guarantor and the Master Servicer agrees to indemnify the Beneficiary from and against any loss or expense sustained by the Beneficiary as a result of non-payment, in total or partially, of an indemnity by any Credit Insurance Company to the Beneficiary under any Credit Insurance Contract due to a breach by any Originator, the Performance Guarantor or the Master Servicer of its servicing obligations under the Transaction Documents, except in case of fraud, wilful misconduct or negligence on behalf of the Beneficiary.

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18.5	Tax Credit

If any of the Originators, the Performance Guarantor and/or the Master Servicer makes an increased payment on account of Applicable Taxes or Other Applicable Taxes (Tax Gross-Up) pursuant to Clauses 13(a) or 13(b) or indemnifies an Indemnified Party from and against Applicable Taxes or Other Applicable Taxes, and the Purchaser determines that a Tax Credit is attributable to such payment and the Purchaser, the Beneficiary, the Transaction Administrator or any other entity of the ING Group has obtained and utilised that Tax Credit, the Purchaser shall pay an amount to the Originator, the Performance Guarantor and/or the Master Servicer (as applicable) which the Purchaser determines will leave it (after that payment) in the same after-Tax position as it would have been in had the increased payment pursuant to Clauses 13(a) or 13(b) or indemnity payment on account of the Applicable Taxes or the Other Applicable Taxes not been required to be made by the Originator, the Performance Guarantor and/or by the Master Servicer.

19.	RECOURSE

19.1	Limited recourse

Each of the Originators, the Performance Guarantor and the Master Servicer agrees that its only recourse for payment or repayment of any obligations (with the exception of the Initial Purchase Price in CAD, the Initial Purchase Price in EUR, the Initial Purchase Price in GBP and the Initial Purchase Price in USD) owing to it by the Purchaser under this Agreement and the transactions contemplated pursuant to this Agreement, shall in all events be limited to the Total Collections, to be credited to the Current Account in the corresponding Currency on the relevant Settlement Date (without prejudice to Clause 5.4 and Clause 18.2) which are available for payment, pursuant to Schedule 3 Part 1 (Calculation of the Purchase Price) and Clause 10 (Waterfall). Each of the Originators, the Performance Guarantor and the Master Servicer agrees that it shall not otherwise take or pursue any judicial proceedings or other actions, or join with any person in taking or pursuing any proceedings or actions, against the Purchaser or its assets, or exercise any other right or remedy that it might otherwise have against the Purchaser or its assets, other than in respect of the Total Collections out of which payments may be made pursuant to Schedule 3 Part 1 (Calculation of the Purchase Price) and Clause 10 (Waterfall) for repayment of any obligations referred to in the immediately preceding sentence, and that the Purchaser shall not otherwise be liable for any such obligations.

19.2	No recourse against stockholders

No recourse under any obligation, covenant or agreement of ING Luxembourg as contained in this Agreement shall be made against any incorporator, stockholder, affiliate, officer, employee or director of ING Luxembourg by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the agreements of ING Luxembourg contained in this Agreement are solely the corporate obligations of ING Luxembourg, and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, affiliates, officers, employees or directors of ING Luxembourg or any of them, under or by reason of any of the respective obligations, covenants or agreements of ING Luxembourg contained in this Agreement, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, affiliate, officer, employee or director of ING Luxembourg for breaches by ING Luxembourg (as the case may be) of any such obligation, covenant or agreement, whether such liability arises by statute or constitution or otherwise, is hereby expressly waived as a condition of and in consideration of the execution of this Agreement.

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20.	THE TRANSACTION ADMINISTRATOR

The Transaction Administrator will monitor the Purchased Receivables and prepare, on each Calculation Date, the Calculation and Payment Reports for each relevant Currency, which will be sent by fax or electronic mail to the Purchaser, the Originators and the Master Servicer. The Transaction Administrator is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party and it is agreed and understood that the Transaction Administrator’s duties under the Transaction Documents are solely mechanical and administrative in nature.

21.	SURVIVAL OF CLAUSES

The agreements and obligations of each Originator, the Performance Guarantor and the Master Servicer contained in Clauses 18 (Indemnity) and 19 (Recourse) shall survive the termination of this Agreement and shall remain valid and binding for five years after the Termination Date.

22.	SALE BY THE PURCHASER OF ANY GLOBAL PORTFOLIO

22.1	The Purchaser shall be entitled to assign or transfer, wholly or partially, its rights, interest in or title to the Purchased Receivables, without any requirement for the consent of any Originator, the Performance Guarantor or the Master Servicer. Following such an assignment or transfer, each of the Transaction Administrator, the Originators, the Performance Guarantor and the Master Servicer agrees that any assignee or transferee of all or any of the Purchased Receivables shall have all of the rights and benefits and be bound by all of the obligations and duties in respect of the Purchased Receivables so assigned or transferred as if the term Purchaser explicitly refers to such assignees or transferees, and no such assignment shall in any way impair the rights or the benefits of the Purchaser from time to time hereunder.

22.2	The Purchaser shall be entitled to assign or transfer, wholly or partially, its contractual rights in respect of any Transaction Document without any requirement for the consent of any Originator, the Performance Guarantor or of the Master Servicer, provided that no such assignment or transfer may have an adverse effect on the accounting treatment of the Program for the Mauser Group.

22.3	None of the Originators, the Performance Guarantor or the Master Servicer shall be entitled to assign or transfer all or any of its rights or obligations under the Transaction Documents at any time except with the prior written consent of the Transaction Administrator and the Purchaser.

22.4	The Transaction Administrator shall not be entitled to assign or transfer all or any of its rights or obligations under the Transaction Documents at any time except with the prior written consent of the Purchaser.

23.	COMPENSATION

23.1	Each Party is allowed to claim compensation from the other Party if, following the non-execution of all or part of the obligations of the latter, such Party suffers a direct loss.

23.2	The amounts claimed or received by any Party in application of Clause 18 (Indemnity) do not reduce in any way the amounts that may be claimed or received from the other Party in any other way.

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24.	COMMUNICATIONS

24.1	Any notification or communication under the Agreement will be addressed to the other party in the following manner:

(a)	To the Originators:

(i)	By registered mail or express courier: to the address set out in Schedule 1 (List of Originators);

(ii)	By fax at the following number(s): to the facsimile number set out in Schedule 1 (List of Originators); or

(iii)	By electronic mail to the following addresses: to the address set out in Schedule 1 (List of Originators).

(b)	To the Master Servicer:

Mauser-Werke GmbH

Schildgesstraße 71-163

50321 Brühl

Germany

Attn.: Global Finance

Email: finance@mausergroup.com

Tel: +49 2232 78 1139/+49 2232 78 1234

Fax: +49 2232 78 19 1139/ +49 2232 78 19 1234

(c)	To the Purchaser:

ING LUXEMBOURG S.A.

52 Route d’Esch

L-2965 Luxembourg

Email: general.lending@ing.lu

Tel: +352 44 99 6948

        +352 44 99 2020

Fax: +352 44 99 9342

Name: Simon Lecocq

Email: Simon.lecocq@ing.be

Tel: +32 2 547 33 77

Name: Kathleen Burkhardt

Email: Kathleen.burkhardt@ing.be

Tel: +32 2 547 66 65

Name: Julien Bouchat

Email: julien.bouchat@ing.lu

Name: Hélène Rehbinder

Email: helene.rehbinder@ing.lu

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Name: Jean Sebastien Boreux

Email: jeansebastien.boreux@ing.be

Tel: +32 2 547 33 88

Operational matters:

ING LUXEMBOURG S.A.

Centre Drosbach, 12E Rue Guillaume Kroll, L-1882

Luxembourg

Email: loan.admin@ing.lu

Tel: +352 44 99 4230

        +352 44 99 9342

Fax: +352 44 99 4970

Name: Cédric Mine

Email: cedric.mine@ing.lu

Name: Annabel Colling

Email: annabel.colling@ing.lu

Name: Lionel Schul

Email: lionel.schul@ing.be

Name: Steve Parren

Email: steve.parren@ing.be

(d)	To the Transaction Administrator and Beneficiary:

ING LUXEMBOURG S.A.

52 Route d’Esch

L-2965 Luxembourg

Email: general.lending@ing.lu

Tel: +352 44 99 6948

        +352 44 99 2020

Fax: +352 44 99 9342

Name: Simon Lecocq

Email: Simon.lecocq@ing.be

Tel: +32 2 547 33 77

Name: Kathleen Burkhardt

Email: Kathleen.burkhardt@ing.be

Tel: +32 2 547 66 65

Name: Julien Bouchat

Email: julien.bouchat@ing.lu

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Name: Hélène Rehbinder

Email: helene.rehbinder@ing.lu

Name: Jean Sebastien Boreux

Email: jeansebastien.boreux@ing.be

Tel: +32 2 547 33 88

Operational matters:

ING LUXEMBOURG S.A.

Centre Drosbach, 12E Rue Guillaume Kroll, L-1882

Luxembourg

Email: loan.admin@ing.lu

Tel: +352 44 99 4230

       +352 44 99 9342

Fax: +352 44 99 4970

Name: Cédric Mine

Email: cedric.mine@ing.lu

Name: Annabel Colling

Email: annabel.colling@ing.lu

Name: Lionel Schul

Email: lionel.schul@ing.be

Name: Steve Parren

Email: steve.parren@ing.be

(e)	To the Performance Guarantor:

Mauser Holding S.à r.l.

5, rue Guillaume Kroll

L-1025 Luxembourg

Attn: Board of Managers

Email: adlux-domc@alterdomus.lu

Tel: +352 48 18 28 3461

Fax: +352 48 18 28 3453

with a copy to (which shall not constitute notice):

Mauser-Werke GmbH

Schildgesstraße 71-163

50321 Brühl

Germany

Attn.: Global Finance

Email: finance@mausergroup.com

Tel: +49 2232 78 1139/+49 2232 78 1234

Fax: +49 2232 78 19 1139/+49 2232 78 19 1234

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Any change to the contact details relating to any Originator, the Master Servicer, the Performance Guarantor, the Purchaser, the Transaction Administrator or the Beneficiary, as set out above will only take effect on the 5th day following the delivery by post of a registered letter containing such change.

24.2	Unless otherwise specified in this Clause, all notifications or communications will be effected by registered mail, express courier, fax or, to the extent permitted under any applicable law, email. These notifications and communications will be deemed to have been made on the date (i) of their delivery by post in the case of a registered letter, or (ii) indicated on the document established by the fax and confirming the dispatch.

24.3	Any notification referred to in Clause 17 (Termination) will be made by registered letter at the post with acknowledgement of receipt. Any notification to Obligors will be made in accordance with the applicable local law requirements, as set out in this Agreement.

24.4	Each of the Originators, the Master Servicer and the Performance Guarantor authorises ING Luxembourg to act on the basis of the notifications received at the fax number of ING Luxembourg indicated under Clause 24.1 if:

(a)	the fax has been sent from an Originator’s fax number or from the Master Servicer’s fax number, as indicated under Clause 24.1; and

(b)	the signatures appended on the fax (verified with reasonable care) are on their face those of the officers empowered to issue such notifications for account of any Originator, the Performance Guarantor or from the Master Servicer (to this effect, the Originators, the Performance Guarantor and the Master Servicer shall be responsible to provide ING Luxembourg an up-to-date list of officers empowered for such purpose together with specimen signatures).

24.5	The communications referred to in Clause 4 (Terms and Conditions Governing Purchases) (other than the Transfer Documents) will be carried out exclusively by computer, i.e. by transfer via the Internet of computer records or on a computer disk sent by mail. The electronic records thereof maintained by ING Luxembourg shall constitute prima facie evidence of the existence, time and contents of such communications.

24.6	Each of the Originators, the Performance Guarantor and the Master Servicer authorises ING Luxembourg to act on the basis of communications received in accordance with this Clause 24 and bears full responsibility for any damage that may result from the fact that ING Luxembourg may have acted on the basis of such communications.

25.	CONFIDENTIALITY AND DISCLOSURE

25.1	No party hereto shall disclose this Agreement or any information, which that party has acquired under or in connection with this Agreement, to any person other than:

(a)	a person expressed to be a party to any Transaction Document to the extent required for purposes of performing its contractual obligations thereunder or the exercise of its rights thereunder (subject to such party agreeing or having agreed to confidentiality undertakings substantially in the form of this Clause 25);

(b)	a person about to become a party to any Transaction Document in order to enable such Person to consider the entering into such Transaction Document (subject to such Person agreeing to confidentiality undertakings substantially in the form of this Clause 25);

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(c)	in connection with any legal or administrative proceedings arising out of or in connection with this Agreement or any other Transaction Document or the preservation or maintenance of its rights thereunder;

(d)	if required by applicable law, regulation or any competent supervisory authority;

(e)	its officers, employees or agents; or

(f)	its auditors or legal or other professional advisors.

Any other disclosure of this Agreement or any information acquired under or in connection therewith requires the prior written consent of each other Party.

25.2	This Clause 25 shall survive the termination of this Agreement.

26.	EXERCISE OF RIGHTS

26.1	All rights conferred to any Party by this Agreement or any other of the Transaction Documents or by any other document delivered pursuant to or incidental thereto, including rights conferred by law, shall be cumulative and may be exercised at any time.

26.2	The fact that a Party does not exercise one of its rights under the Transaction Documents shall in no way be treated as a waiver of such right.

26.3	The exercise of a right by a Party shall prevent such Party neither from exercising this same right in the future (to the extent that the former exercise did not cause such right to cease), nor from exercising any other right simultaneously or subsequently.

26.4	Each Party agrees to perform its obligations under this Agreement and the other Transaction Documents to which it is a party in good faith.

27.	AMENDMENTS

No amendment to this Agreement will be effective unless made in writing and signed by the Parties to the Agreement.

28.	OTTAWA CONVENTION

The Parties agree to opt out entirely of the UNIDROIT Convention of 28 May 1988 on International Factoring (the “Ottawa Convention”) and any other provisions of any law in any other country or territory implementing the Ottawa Convention, pursuant to Article 3 of the Ottawa Convention.

29.	ELECTION OF DOMICILE (WOONSTKEUZE / ÉLECTION DE DOMICILE)

Without prejudice to any other mode of service allowed under any relevant law, each Originator:

(a)	irrevocably elects domicile at the offices of bailiff Philippe Mormal, having its offices at Avenue du Bois de la Cambre 212, 1050 Brussels in relation to any proceedings before the Belgian courts or any other legal action in connection with any Transaction Document; and

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(b)	agrees that failure by bailiff Philippe Mormal to notify the relevant Originator of the process will not invalidate the proceedings concerned.

30.	GOVERNING LAW AND JURISDICTION

30.1	This Agreement (and any non-contractual obligations arising out or in connection with this Agreement) (other than each sale and transfer of Eligible Receivables for Purchase French Receivables, Italian Receivables, U.S. Receivables, German Receivables, Dutch Receivables, English Receivables or Canadian Receivables) by an Originator to the Purchaser shall be governed by, and construed in accordance with, the laws of Belgium.

30.2	Each sale and transfer of a French Receivable effected or to be effected in accordance with the terms set forth under Clause 4.5 (Additional Terms and conditions relating to French Receivables) and Schedule 6 Part 2 (Form of French Transfer Documents) of this Agreement shall be governed by, and construed in accordance with French law.

30.3	Each sale and transfer of an Italian Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with Italian Factoring Law and the Italian Civil Code.

30.4	Each sale and transfer of a U.S. Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

30.5	Each sale and transfer of a Canadian Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

30.6	The obligation to transfer (de tot overdracht van rechten verplichtende overeenkomst) and each sale and transfer of a Dutch Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with, the laws of The Netherlands.

30.7	Each sale and transfer of a German Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with, the laws of Germany.

30.8	Each sale and transfer of an English Receivable effected or to be effected in accordance with the terms of this Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

30.9	The Parties agree that the courts of Brussels, Belgium are (subject to Clause 30.10) to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”)) and for such purpose the Parties irrevocably submit to the jurisdiction of the courts of Belgium.

30.10	The agreement contained in Clause 30.9 is included for the benefit of ING Luxembourg only. Accordingly, notwithstanding the exclusive agreement in Clause 30.9 and to the extent allowed by law, ING Luxembourg shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, ING Luxembourg may take concurrent proceedings in any number of jurisdictions.

Receivables Purchase Agreement (ING/Mauser)

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30.11	Each of the Parties irrevocably waives any objections to the jurisdiction of any court referred to in Clause 28 (Ottawa Convention).

30.12	Should Clause 30.10 be or become illegal, invalid or unenforceable, this shall not affect the legality, validity or enforceability of Clause 30.9.

31.	PARTIAL INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will, in any way, be affected or impaired.

32.	COUNTERPARTS

This Agreement may be signed (manually or by facsimile) and delivered in one or more counterparts, all of which, taken together, shall constitute one and the same document.

This Agreement has been executed in 14 originals on the date stated at the beginning of this Agreement. Each Party acknowledges having received one original of this Agreement.

Schedule 1

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SCHEDULE 1

LIST OF ORIGINATORS

1.	MAUSER-WERKE GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) having its office at Schildgesstraße 71-163, 50321 Brühl, Federal Republic of Germany, registered with the commercial register (Handelsregister) at the Local Court (Amtsgericht) of Cologne under registration number HRB 58469 (the German Originator 1),

Email:	finance@mausergroup.com
Fax:	+49 2232 78 19 1139/ +49 2232 78 19 1234;

2.	NCG BUCHTENKIRCHEN GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung) having its office at Schildgesstraße 71-163, 50321 Brühl, Federal Republic of Germany, registered with the commercial register (Handelsregister) at the Local Court (Amtsgericht) of Cologne under registration number HRB 69927 (the German Originator 2 and together with the German Originator 1 referred to as the German Originators),

Email:	Finance@mausergroup.com
Fax:	+49 2232 78 19 1139;

3.	MAUSER BENELUX B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its office at Souvereinstraat 1, 4903RH Oosterhout, The Netherlands, registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under registration number 20043110 (the Dutch Originator),

Email:	ton.okkerman@mausergroup.com
Fax:	+31162426746;

4.	MAUSER UK LIMITED, a company incorporated under the laws of England and Wales with company number 05798825 and having its registered office at 100 New Bridge Street, London, EC4V 6JA, England (the English Originator),

Email:	chris.denman@mausergroup.com
Fax:	+441706754985;

5.	MAUSER FRANCE S.A.S., a limited liability company (société par actions simplifiée) organised and existing under French law, having its registered office at 100 Rue Louis Blanc, 60160 Montataire, France and registered with the Registre du Commerce et des Sociétés of Compiègne under number 451 764 070 (the French Originator),

Email:	valerie.dubut@mausergroup.com
Fax:	+33 369578120;

6.	MAUSER ITALIA S.P.A., a joint stock company (società per azioni) incorporated under the laws of Italy and registered with the commercial register (registro delle imprese) under registration number and tax code 04159500968, having its office at Via Lazio 16, 20056 Grezzago (MI), Italy (the Italian Originator),

Email:	detlef.ebner@mausergroup.com
Fax:	+39(0)2909365248;

Schedule 1

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7.	MAUSER CANADA LTD., a Canadian limited liability company incorporated in the Province of New Brunswick having its registered office at Brunswick House, 44 Chipman Hill Suite 1000, Saint John NB, E2L 4S6, Canada (the Canadian Originator),

Email:	George.Hazineh@mausergroup.com
Fax:	+19053325515;

8.	MAUSER USA, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808 and having its principal office at 35-C Cotters Lane, East Brunswick, New Jersey 08816 (the “U.S. Company 1”),

Email:	elizabeth.miller@mausergroup.com
Fax:	+17323537092;

9.	NATIONAL CONTAINER GROUP, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808 and having its principal office at 3620 W 38th St, Chicago, Illinois 60632 (the “U.S. Company 2” and together with the U.S. Company the “U.S. Companies”),

Email:	mikec@nationalcontainer.com
Fax:	+1-773-847-7557;

10.	MAUSER USA FINANCE, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (the “U.S. Originator 1”),

Email:	elizabeth.miller@mausergroup.com
Fax:	+17323537092; and

11.	NATIONAL CONTAINER GROUP FINANCE, LLC, a limited liability company incorporated under the laws of Delaware (United States of America) having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (the “U.S. Originator 2”, and together with the U.S. Originator 1 the “U.S. Originators”),

Email:	mikec@nationalcontainer.com
Fax:	+1-773-847-7557.

Schedule 2

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SCHEDULE 2

ELIGIBILITY CRITERIA FOR PURCHASE

1.	Eligible Receivables

The Receivables that qualify for purchase are receivables that satisfy each of the following criteria on the relevant Purchase Date:

(a)	the Receivable arises from a contract (i) entered into with an Originator (other than a U.S. Originator) or a U.S. Company, (ii) which is duly authorised and validly executed and, to the extent relevant, delivered by all parties thereto, and (iii) which constitutes legal valid and binding obligations of each of the relevant parties thereto which are and will be enforceable against such parties in accordance with their terms;

(b)	unless otherwise previously approved by the Purchaser, the Receivable is governed by the laws of the local jurisdiction of the relevant Originator (being, The Netherlands, the United States of America, the United Kingdom, Germany, Italy, France and Ontario (Canada)), provided that (i) the Receivables originated by the Canadian Originator may be governed by the laws of the Province of Ontario or the laws of the United States of America, (ii) Receivables originated by the English Originator may be governed by the laws of England and Wales and German law and (iii) any Originator may sell Receivables governed by German law;

(c)	the Receivable is fully owned by the relevant Originator (with respect to Receivables originated by a German Originator, without prejudice to security assignments relating to such Receivables under extended retention of title arrangements (verlängerte Eigentumsvorbehalte) provided that the conditions outlined in item 1. (l) below and in Clause 14.1 (u) are met);

(d)	the Receivable constitutes a collection obligation which is legally valid, enforceable (subject, however, to credit risk) and unconditional under any applicable law;

(e)	the Receivable arises in the ordinary course of business of the relevant Originator (other than a U.S. Originator) or a U.S. Company;

(f)	the Receivable is free from any encumbrance, privilege, surety, charge or third party’s rights (with respect to Receivables originated by a German Originator, without prejudice to security assignments relating to such Receivables under extended retention of title arrangements (verlängerte Eigentumsvorbehalte) provided that the conditions outlined in item 1. (l) below and in Clause 14.1(u) are met), unless such encumbrance, privilege, surety, charge or third party’s rights is released concurrently with the assignment of the Receivable by the respective Originator to the Purchaser in accordance with this Agreement;

(g)	the Receivable is subject to an Invoice (compliant with applicable VAT and other taxation requirements) and the Invoice number of the Receivable is unique and does not refer to any other receivables of the same Originator;

(h)	the Contractual Payment Term for the Receivable is higher than 1 day and does not exceed 120 days from the date of invoice; no advance payment is due with respect to the Receivable;

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(i)	the terms of contract do not require the consent of the relevant Obligor to assign the Receivable (unless such consent has been obtained), and there is no other restriction to the assignability of the Receivable, or if such restriction or consent right applies, it has been waived or such restriction or consent right is not effective by respective law (whereas for these purposes, a German Receivable shall be regarded as free from restrictions on assignability if any such restrictions are overcome by virtue of Section 354a German Commercial Code or Section 9-406 of the Uniform Commercial Code as in effect in the State of New York or Article L.442-6 II of the French Commercial code (code de commerce) or Section 40(4) of the Ontario Personal Property Security Act);

(j)	the Receivable satisfies the Credit and Collection Policies and the relevant Originator’s General Conditions of Sale;

(k)	the Receivable does not carry interest (other than, as the case may be, late payment interest);

(l)	the Receivable does not originate from the resale or processing of products which had been acquired by the relevant Originator subject to a reservation of title, unless the reservation of title has lapsed already due to the payment of the original acquisition price or unless, in respect of an extended retention of title arrangements (verlängerte Eigentumsvorbehalte) relating to a German Receivable, the conditions set out in Clause 14.1(u) are satisfied;

(m)	save as otherwise agreed in Clause 4 (Terms and Conditions Governing Purchases), the Receivable is expressed and payable in EUR, USD, CAD or GBP and, for the avoidance of doubt, excluding any payment in kind.

(n)	the Receivable is owed by an Eligible Obligor acting out of an establishment located in an Eligible Jurisdiction;

(o)	the Receivable arises solely from the delivery of goods and/or provision of services, which have been fully delivered or fully provided in the manner required by paragraph (q) below;

(p)	the Receivable is a receivable for which the relevant Originator (i) has fully performed the contractual obligations required for the relevant Obligor to be obliged to pay the Receivable arising therefrom (or, if not fulfilled, have been waived in writing by the relevant Obligor) and (ii) has not undertaken any action that may affect the rights of the Purchaser in relation to the Receivable or that may affect its validity, its legality or its enforceable nature;

(q)	the Receivable is a receivable with regard to which there is no dispute or litigation or which, in the view of the relevant Originator and the Master Servicer, is not likely to be the subject of a dispute or litigation and there is no prohibition on payment or (except as provided in paragraph (ee) below) right or entitlement of any kind for the non-payment of the full amount due in respect of the Receivable when due (except the potential discharge in bankruptcy of the relevant Obligor), and the relevant Obligor has not raised any express objection for making payment in full of such Receivable;

(r)	the Receivable is a receivable for which any licenses, approvals or registration procedures that may be necessary are obtained, given or effected in a satisfactory manner;

Schedule 2

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(s)	the Receivable is not subject to any withholding or deduction for or on account of Applicable Taxes and such Receivable is transferable free and clear of any Applicable Taxes and Other Applicable Taxes (including without limitation local stamp or documentary duties, transfer taxes, or any other similar levies) in the local jurisdiction;

(t)	the Receivable is not a Written-off Receivable;

(u)	the Receivable has not been the subject of a payment extension, except where such payment extension is in compliance with the Credit and Collection Policies;

(v)	the Receivable is not a Defaulted Receivable or a Delinquent Receivable;

(w)	[reserved];

(x)	the Receivable is covered under the Credit Insurance Contract (taking into account all limitations and conditions set out in the Credit Insurance Contract) and the Outstanding Nominal Value of the Receivable, when aggregated with any other Purchased Receivables owing by such Obligor to any such Originator does not exceed the applicable Credit Limit as defined in such Credit Insurance Contract, provided that this eligibility criterion does not apply to Receivables owed by Obligors which are listed in Schedule 13 (List of Obligors with Rating)), provided, however, that such Obligor shall have the minimum rating as set out in Schedule 13;

(y)	the purchase of such Receivable does not result in the aggregate of the Outstanding Nominal Value of the Purchased Receivables (including such Receivable) due from the Five Largest Obligors to exceed the Available Cap;

(z)	the purchase of such Receivable does not result in the aggregate of the Outstanding Nominal Value of the Purchased Receivables (including such Receivable) due from the Largest Obligor covered by the relevant Credit Insurance Contract to exceed 50% of the Available Cap;

(aa)	the purchase of such Receivable does not result in the Global Portfolio (including such Receivable) to exceed the relevant Maximum Program Amount;

(bb)	the Receivable is not a receivable owing from an Obligor with respect to which the Originators have Receivables outstanding of which more than 10% are Defaulted Receivables;

(cc)	is a Receivable for which no promissory notes, bills of exchange, letters or credit or other instruments of payment have been issued, unless (except with respect to Dutch Receivables) such promissory notes, bills of exchange, letters of credit are duly endorsed to the Purchaser simultaneously with the transfer to the Purchaser;

(dd)	[reserved];

(ee)	the Receivable arises under a contract which does not contain a confidentiality provision that would restrict the ability of the Purchaser or the Transaction Administrator (or their advisers) to exercise their rights to collect the Purchased Receivables and obtain and use the information required to be delivered the Transaction Documents with respect to the Purchased Receivables;

Schedule 2

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(ff)	the Receivable is payable by the Obligor in cash (including by wire transfer), except as provided in paragraph (cc), or, in the case of U.S. Receivables, Canadian Receivables and French Receivables, by way of cheques, provided that, after the date that is two months after the Signing Date, in the case of French Receivables cheque payments shall only be permitted if the Parties to this Agreement have prior agreed on procedures satisfactory to the Purchaser in order to adequately mitigate the risk exposure of the Purchaser;

(gg)	the Receivable has a face amount which includes VAT (to the extent applicable) payable thereon and, for the avoidance of doubt, Receivables represented by an Invoice including only VAT are not eligible;

(hh)	the Receivable does not represent claims in connection with the execution by an Originator of a contract which is subcontracted to a third party;

(ii)	in the case of an English Receivable, does not arise under the United Kingdom Consumer Credit Act 1974;

(jj)	each of the Receivables is validly existing; and

(kk)	the Dutch Receivables are not subject to any attachment (beslag), seizure or similar measure, nor encumbered by any security right (zekerheidsrecht), limited right (beperkt recht) or similar encumbrance, other than the encumbrances created or permitted by the Transaction Documents and no opinion rights have been granted in favour of any third party with regard to the Dutch Receivables.

2.	Eligible Obligors

An Eligible Obligor, is an Obligor which, on the Purchase Date on which a Receivable held against it is purported to be sold by the Originator to the Purchaser:

(a)	is not a company belonging to the same Group as the Originator that owns the Receivable;

(b)	does not have as sole activity the exclusive distribution of the products of the relevant Originator, nor a franchisee;

(c)	is not Insolvent or subject to Insolvency proceedings;

(d)	is not subject to any immunity from jurisdiction and execution;

(e)	[reserved];

(f)	is not an agent of the relevant Originator acting on a commission basis (as opposed to an agent acting as principal and on a full price basis);

(g)	is not a company belonging to the same Group as the Purchaser;

(h)	is not a natural person, an unincorporated partnership of two or three partners or an unincorporated association and is not a German partnership (Personengesellschaft) with an individual person as a general partner (Komplementär), provided that in respect of a German partnership (Personengesellschaft) with an individual person as a general partner (Komplementär), such partnership has a VAT number;

Schedule 2

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(i)	is not subject to any applicable consumer credit legislation;

(j)	is incorporated in an Eligible Jurisdiction;

(k)	if it is listed in Schedule 13, (i) does not exceed the applicable limit and (ii) shall have the minimum rating, each as set out in Schedule 13;

(l)	[reserved];

(m)	Except during the period set forth in Clause 2.3 to satisfy the conditions subsequent, has received instructions to pay directly amounts due to the Originator to a Dedicated Collection Account; and

(n)	in the case of an English Receivable, the Obligor is resident or incorporated under the law of England and Wales and subject to the jurisdiction of the English courts.

The parties explicitly understand and agree that the Eligibility Criteria for Purchase shall be applied in respect of each Receivable without double counting concentration limits obtained on the basis of different criteria.

Schedule 3

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SCHEDULE 3

PURCHASE PRICE

Terms defined in the Agreement to which this Schedule 3 (Purchase Price) is a schedule, will have the same meaning in this Schedule 3 (Purchase Price), unless specified otherwise.

In this Schedule 3 (Purchase Price), unless specified otherwise, a reference to a “Clause” means a reference to a clause of this Schedule 3 (Purchase Price).

PART 1

CALCULATION OF THE PURCHASE PRICE

1.	General Principles

The Transaction Administrator shall calculate the Purchase Price for the Portfolio on the basis of the calculation principles listed in this Schedule.

For each applicable currency referred to in the Agreement, after having checked the consistency of the underlying data, the Transaction Administrator shall on each Calculation Date compute the following payments and internal allocations as defined in subheading 4 below by reference to the preceding Calculation Period:

(a)	the Eligible Receivables for Calculation of the GIPP;

(b)	the Total Reserve Rate;

(c)	the Variation of the GIPP;

(d)	the Available Amount;

(e)	the Deferred Purchase Price and Initial Purchase Price; and

(f)	the Global Initial Purchase Price and the Global Deferred Purchase Price

The Transaction Administrator shall determine on each Calculation Date the Total Reserve Rate based on the data for the immediately preceding Calculation Period and, as the case may be, the other previous Calculation Periods. Following a Termination Date which results in a change in frequency of the Cut-off Dates, the Transaction Administrator will use for the determination of the Total Reserve Rate the aggregated data of the relevant consecutive Calculation Periods prior to the Calculation Date totalling a period of one month, and, as the case may be, the previous other Calculation Periods.

2.	Applying the Available Amount

Subsequent to performing the calculations listed above, the Purchaser, based on the determinations made by the Transaction Administrator, shall, on each Settlement Date, apply the Available Amount in CAD, the Available Amount in EUR, the Available Amount in GBP,

Schedule 3

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and the Available Amount in USD to the relevant payments or internal allocations in accordance with the applicable order of priority included in Clause 10 (Waterfall) of the Agreement.

3.	Exchange Rate

For the purposes of the calculations under 4 below, all amounts in USD, GBP and CAD shall be converted in EUR using the Exchange Rate prevailing on the Cut-off Date immediately preceding the relevant Calculation Date.

4.	The Calculation Principles

A.	The Eligible Receivables for Calculation of the GIPP

Based on the provided data, the Transaction Administrator shall calculate on each Calculation Date, with reference to the values existing on the immediately preceding Cut-off Date

•	the Outstanding Nominal Value of the Eligible Receivables for Purchase less the Suspense Amount on the Cut-off Date (the “E.R.C.G.”); and

•	the Net Eligible Receivables Balance, which amounts to the E.R.C.G. less the Off-Set Reduction (“N.E.R.B.”)

“CAD N.E.R.B.” means, on any Calculation Date, the portion of the E.R.C.G. corresponding to the Purchased Receivables in CAD as of the immediately preceding Cut-off Date less the Off-set Reduction in CAD on such Cut-off Date, converted to EUR using the relevant Exchange Rate.

“EUR N.E.R.B.” means, on any Calculation Date, the portion of the E.R.C.G. corresponding to the Purchased Receivables in EUR as of the immediately preceding Cut-off Date less the Off-set Reduction in EUR on such Cut-off Date.

“GBP N.E.R.B.” means, on any Calculation Date, the portion of the E.R.C.G. corresponding to the Purchased Receivables in GBP as of the immediately preceding Cut-off Date less the Off-set Reduction in GBP on such Cut-off Date, converted to EUR using the relevant Exchange Rate.

“USD N.E.R.B.” means, on any Calculation Date, the amount equal to the portion of the E.R.C.G. corresponding to the Purchased Receivables in USD as of the immediately preceding Cut-off Date less the Off-set Reduction in USD on such Cut-off Date, converted to EUR using the relevant Exchange Rate.

B.	The Total Reserve Rate

The Total Reserve Rate (R) shall be calculated by reference to the Purchased Receivables of all Originators and is the sum of:

(i)	the sum of Limited Default Reserve Rate and the greater of (the Dilution Reserve Rate and the Dilution Reserve Floor); and

(ii)	the Yield Reserve Rate.

Schedule 3

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The Total Reserve Rate shall be calculated in accordance with the calculation methods listed hereinafter. In no circumstance shall the portion of the Purchase Price deducted when calculating the Initial Purchase Price on account of the Dilution Reserve Rate or the Yield Reserve Rate be available to compensate ING for losses resulting from any Purchased Receivables becoming uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligors

1.	The calculation method for the Limited Default Reserve Rate

5.26% x max[Five Largest Obligors; Theoretical Default Reserve]
E.R.C.G.

Where the Theoretical Default Reserve is equal to the Theoretical Default Reserve Rate * N.E.R.B.

For the avoidance of doubt, the Limited Default Reserve Rate can only be used to cover up to 5% per loss incurred from receivables covered by the Credit Insurance Contract. Losses relating to the Defaulted Receivables of debtors listed in Schedule 13 (List of Obligors with Rating) are entirely taken by the Purchaser.

2.	The calculation method for the Dilution Reserve Rate

The “Dilution Reserve Rate” is equal to the sum of (A) the Dynamic Dilution Reserve Rate and (B) the Non-stressed Dilution Reserve Rate and (C) the VAT Dilution Reserve Rate.

The VAT Dilution Reserve Rate to cover VAT Dilutions is calculated as follows:

20% x [Five Largest Obligors (excluding the U.S. Originators)]
E.R.C.G.

(A) The Dynamic Dilution Reserve Rate is the higher of:

a.	The Dilution Reserve Floor

b.	[(Dilution Stress Factor * Expected Dilution) + Dilution Volatility Factor] * Dilution Horizon Ratio.

where:

The “Dilution Reserve Floor” is listed in Schedule 3 Part 2.

The “Dilution Stress Factor” is a multiplier set in function of the targeted credit rating for the Dilution Reserve Rate in accordance with S&P’s methodology. The applied Dilution Stress Factor is listed in Schedule 3 Part 2.

The “Expected Dilution” corresponds, on each Calculation Date, to the average of the 12 previous consecutive Monthly Dilution Ratios ending on the Cut-off Date immediately preceding such Calculation Date.

The “Monthly Dilution Ratio” on each Calculation Date is calculated as follows:

Schedule 3

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where:

Non – Contractual Dilution of the Calculation Period
Sales generating the Dilution of the Calculation Period

the “Sales generating the Dilution of the Calculation Period” are the sales generated in the Calculation Period to which the Dilution of the Calculation Period of the relevant Calculation Date is related, i.e. the sales generated in the Calculation Period which ended on or about Z days before the last day of the calendar month immediately preceding the relevant Calculation Period.

“Z” is equal to period between the issuance of an invoice and the issuance of a related credit note (or equivalent) as determined by the Transaction Administrator following the initial Due Diligence and reviewed during (and possibly adjusted as a result of) the annual Due Diligence. The applied “Z” is listed in Schedule 3 Part 2.

The “Dilution Volatility Factor” is calculated on each Calculation Date as follows:

Deviation * Gross up Factor

where:

The “Deviation” is, on each Calculation Date, the amount by which the maximum over the 12 previous consecutive Monthly Dilution Ratios ending on the immediately preceding Cut-off Date (“Dilution Spike”) exceeds the Expected Dilution.

The Deviation is calculated as follows:

Dilution Spike – Expected Dilution

The “Gross up Factor” is calculated as follows:

Dilution Spike
Expected Dilution

The “Dilution Horizon Ratio” is calculated as follows:

Cumulated daily sales over the Adjusted Dilution Horizon * Adjustment Factor
ERCG

where:

1.	Cumulated daily sales over the Dilution Horizon represents on every Calculation Date, the sum over the Dilution Horizon ending on and including the immediately preceding Cut-off Date, of the Nominal Value of the Purchased Receivables less any Contractual Dilution in relation to such Purchased Receivables

Schedule 3

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2.	the Adjusted Dilution Horizon is equal to the rounding up or down of the Dilution Horizon to the closest multiple of 30;

3.	the Dilution Horizon is equal to Z increased with 30 days;

4.	the Dilution Rolling Sales Adjustment Factor is equal to the Dilution Horizon divided by the Adjusted Dilution Horizon

(B) The Non-Stressed Dilution Rate

The Non-Stressed Dilution Rate amounts to the Contractual Dilution divided by the E.R.C.G.

3.	The calculation method for the Yield Reserve Rate

The “Yield Reserve Rate” is the higher of:

1.	the Yield Reserve Floor; and

2.	the Dynamic Yield Reserve Rate,

where the “Dynamic Yield Reserve Rate” amounts on each Calculation Date to the sum of (i) the Reserve Rate for Costs other than the Servicing Costs and (ii) the Reserve Rate for the Backup Servicing Costs. The Yield Reserve Floor is listed in Part 2 of Schedule 4.

a)	Reserve Rate for Costs other than the Servicing Costs

The “Reserve Rate for Costs other than the Servicing Costs” is equal to

(a+b)*Assumed Liquidation Period / E.R.C.G.

where:

“a” is calculated as the sum of:

(i)	[(CDOR stress factor * CDOR) + Applicable Margin in CAD] * Maximum Financed Amount * 30/360

(ii)	[(EURIBOR stress factor * EURIBOR) + Applicable Margin in EUR] * Maximum Financed Amount * 30/360

(iii)	[(GBP LIBOR stress factor * GBP LIBOR) + Applicable Margin in GBP] * Maximum Financed Amount * 30/365

(iv)	[(USD LIBOR stress factor * USD LIBOR) + Applicable Margin in USD] * Maximum Financed Amount * 30/360

where:

The applied CDOR, EURIBOR, GBP LIBOR and USD LIBOR stress factors are listed in Part 2 of Schedule 3.

The “Maximum Financed Amount” is the lower of:

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Maximum Program Amount; and

(1-sum of the (i) Limited Default Reserve Rate (ii) Dilution Reserve Floor, (iii) Yield Reserve Floor) * E.R.C.G.

“b” is calculated as follows:

Commitment Fee Rate * (Maximum Program Amount – Opening GIPP)* 30/360

where:

the Commitment Fee Rate is listed in Schedule 5 (Fees, Charges and Expenses).

The “Assumed Liquidation Period” is calculated as follows:

(2 * D.S.O.)/30

b)	The Reserve Rate for the Backup Servicing Costs is calculated as follows

(i)	Before the occurrence of a Credit Enhancement Event: 0

(ii)	After the occurrence of a Credit Enhancement Event:

Assumed Liquidation Period * Backup Servicing Rate Costs for the Yield Reserve * Global Portfolio * 30/360 + EUR equivalent of the Backup Servicing Conversion Fee for the Yield Reserve
E.R.C.G.

where:

The “Backup Servicing Rate Costs for the Yield Reserve” is listed in Part 2

The “Backup Servicing Conversion Fee for the Yield Reserve” is listed in Part 2

C.	The Variation of the GIPP

The “Variation of the GIPP” is calculated as follows:

Variation of the GIPP = ThGIPP – Opening GIPP

where:

ThGIPP = Min (N.E.R.B. * (1 – R)); Maximum Program Amount)

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Opening GIPP = GIPP(t) as at the previous Settlement Date, or in relation to the first Settlement Date, as of the first Purchase Date.

In case the variation of the GIPP is greater than zero, said result will be referred to as the “Increase of GIPP”.

“CAD Increase of GIPP” represents the portion of the Increase of GIPP determined by multiplying the Increase of GIPP with the CAD N.E.R.B. and dividing the result by the N.E.R.B. converted to CAD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

“USD Increase of GIPP” represents the portion of the Increase of GIPP determined by multiplying the Increase of GIPP with the USD N.E.R.B. and dividing the result by the N.E.R.B. converted to USD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the Calculation Date.

“GBP Increase of GIPP” represents the portion of the Increase of GIPP determined by multiplying the Increase of GIPP with the GBP N.E.R.B. and dividing the result by the N.E.R.B. converted to GBP by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

“EUR Increase of GIPP” represents the portion of the Increase of GIPP determined by multiplying the Increase of GIPP with the EUR E.R.C.G. and dividing the result by the N.E.R.B.

In case the variation of the GIPP is less than zero, said result will be referred to as the “Decrease of the GIPP”.

“Decrease of the CAD GIPP” represents the portion of the Decrease of the GIPP determined by multiplying the Decrease of the GIPP with the CAD N.E.R.B and dividing the result by the N.E.R.B converted to CAD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

“Decrease of the GBP GIPP” represents the portion of the Decrease of the GIPP determined by multiplying the Decrease of the GIPP with the USD N.E.R.B and dividing the result by the N.E.R.B converted to USD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

“Decrease of the USD GIPP” represents the portion of the Decrease of the GIPP determined by multiplying the Decrease of the GIPP with the GBP N.E.R.B and dividing the result by the N.E.R.B converted to GBP by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

“Decrease of the EUR GIPP” represents the portion of the Decrease of the GIPP determined by multiplying the Decrease of the GIPP with the EUR N.E.R.B and dividing the result by the N.E.R.B

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

D.	The Available Amount

The “Available Amount in CAD” is equal to the sum of the following items:

(1)	the Total Collections in CAD of the Calculation Period;

(2)	Late Interest Collections in CAD of the Calculation Period (if any);

(3)	Indemnities in CAD to be paid by the Master Servicer acting in the name and on behalf of the Originators (if any); and

(4)	the CAD Increase of GIPP (if any).

The “Available Amount in EUR” is equal to the sum of the following items:

(1)	the Total Collections in EUR of the Calculation Period;

(2)	Late Interest Collections in EUR of the Calculation Period (if any);

(3)	Indemnities in EUR to be paid by the Master Servicer acting in the name and on behalf of the Originators (if any); and

(4)	the EUR Increase of GIPP (if any).

The “Available Amount in GBP” is equal to the sum of the following items:

(1)	the Total Collections in GBP of the Calculation Period;

(2)	Late Interest Collections in GBP of the Calculation Period (if any);

(3)	Indemnities in GBP to be paid by the Master Servicer acting in the name and on behalf of the Originators (if any); and

(4)	the GBP Increase of GIPP (if any).

The “Available Amount in USD” is equal to the sum of the following items:

(1)	the Total Collections in USD of the Calculation Period;

(2)	Late Interest Collections in USD of the Calculation Period (if any);

(3)	Indemnities in USD to be paid by the Master Servicer acting in the name and on behalf of the Originators (if any); and

(4)	the USD Increase of GIPP (if any).

Total Available Amount = Available Amount in EUR + Euro equivalent of Available Amount in USD + Euro equivalent of Available Amount in CAD + Euro equivalent of Available Amount in GBP.

In each case, if any Purchased Receivable has become uncollectible during a Calculation Period on account of the insolvency, bankruptcy or lack of creditworthiness of the relevant Obligor (the resulting loss being referred to as a “Credit Loss”), the calculation of the Available Amount shall be adjusted so that (i) such Credit Loss does not impair the ability of

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

the Originators to recover amounts withheld from the Purchase Price on account of the Dilution Reserve Rate or the Yield Reserve Rate as if such loss had not occurred and (ii) only a Credit Loss with respect to a given receivable covered by the Credit Insurance Contract and only up to an amount equal to the maximum per loss percentage set forth in the calculation method for the Limited Default Reserve Rate will impair the ability of the Originators to recover amounts withheld from the Purchase Price on account of the Limited Default Reserve Rate.

The Deferred Purchase Price (the “DPP”) and the Initial Purchase Price (the “IPP”)

For the purposes of the transaction, the Transaction Administrator shall on each Calculation Date calculate respectively for the aggregate Portfolio acquired from all Originators during the preceding Calculation Period, the IPP and the DPP.

The various Purchase Price calculations shall furthermore be allocated to respectively the Purchased Receivables in CAD, relevant Purchased Receivables in EUR, the Purchased Receivables in GBP and the relevant Purchased Receivables in USD, as follows:

(1)	in relation to the Purchased Receivables in CAD, by multiplying the relevant value with the CAD N.E.R.B. for the relevant Purchased Receivables and dividing the result by the N.E.R.B. for the relevant Purchased Receivables converted to CAD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date,

(2)	in relation to Purchased Receivables in EUR, by multiplying the relevant value with the EUR N.E.R.B. for the relevant Purchased Receivables and dividing the result by the N.E.R.B. for the relevant Purchased Receivables,

(3)	in relation to the Purchased Receivables in GBP, by multiplying the relevant value with the GBP N.E.R.B. for the relevant Purchased Receivables and dividing the result by the N.E.R.B. for the relevant Purchased Receivables converted to GBP by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date, and

(4)	in relation to the Purchased Receivables in USD, by multiplying the relevant value with the USD N.E.R.B. for the relevant Purchased Receivables and dividing the result by the N.E.R.B. for the relevant Purchased Receivables converted to USD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

1.	IPP and DPP

The Deferred Purchase Price (“DPP”) is calculated as follows:

DPP = Portfolio(1) - IPP

where:

the Initial Purchase Price (“IPP”) with respect to a Portfolio originated during a Calculation Period is equal to Portfolio(1) * (1-R)

(1)	for the first Calculation Date, the Portfolio is equal to the E.R.C.G. .

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

The MinIPP is calculated as follows:

MinIPP = Portfolio(1) * (1-MaxDPPrate)

MinIPP in CAD = Portfolio in CAD * (1-MaxDPPrate)

MinIPP in EUR = Portfolio in Euro * (1-MaxDPPrate)

MinIPP in GBP = Portfolio in GBP * (1-MaxDPPrate)

MinIPP in USD = Portfolio in USD * (1-MaxDPPrate)

where:

•	The applied MaxDPP rate is listed in Part 2 of Schedule 3

•	The IncrIPP is calculated as follows:

IncrIPP = ThIPP - MinIPP

where:

The Theoretical Initial Purchase Price (the ThIPP) is calculated as follows

ThIPP = Portfolio(1) * (1-R)

(1)	for the first Calculation Date, the Portfolio is equal to the E.R.C.G.

E.	The Global Initial Purchase Price (the GIPP) and the Global Deferred Purchase Price (the GDPP)

The GIPP is calculated by the Transaction Administrator on each Calculation Date as follows:

GIPP(t) = Opening GIPP + IPP - TCAGIPP

where:

The TCAGIPP is equal to the Total Collections minus the allocations that have been made pursuant to Clause 10 (Waterfall).

CAD GIPP(t) represents the portion of the GIPP(t) determined by multiplying the GIPP(t) with the CAD N.E.R.B. and dividing the result by the N.E.R.B. converted to CAD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

GBP GIPP(t) represents the portion of the GIPP(t) determined by multiplying the GIPP(t) with the GBP N.E.R.B. and dividing the result by the N.E.R.B. converted to GBP by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

USD GIPP(t) represents the portion of the GIPP(t) determined by multiplying the GIPP(t) with the USD N.E.R.B. and dividing the result by the N.E.R.B. converted to USD by using the relevant Exchange Rate as of the Cut-off Date immediately preceding the relevant Calculation Date.

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

EUR GIPP(t) represents the portion of the GIPP(t) determined by multiplying the GIPP(t) with the EUR N.E.R.B and dividing the result by the N.E.R.B

The GIPPtotal is calculated as follows:

GIPPtotal = Minimum (GIPP(t), Maximum Program Amount)

The GDPPtotal is calculated as follows:

GDPtotal = Global Portfolio - GIPtotal

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

PART 2

CALCULATION SPECIFICITIES AND APPLIED PARAMETERS FOR THE

CALCULATION OF THE PURCHASE PRICE

The parameters and variables in this Schedule 3 Part 2 are subject to adjustment from time by the Purchaser to be based on the outcome of any Due Diligence of the Originators and review of the portfolio of Receivables of the Originators from time to time. Adjustments will be informed to the Transaction Administrator in writing or by email.

Applied variables for the calculation of the Purchase Price

Default Stress Factor means 2.25.

Dilution Reserve Floor means 3%.

Dilution Stress Factor means 2.25.

EURIBOR Stress Factor means 2.5.

LIBOR Stress Factor means 2.5.

Liquidation Stress Factor means 2.

MaxDPP means 50%.

Weighted Average Contractual Payment Term means 50 days.

Yield Reserve Floor means 1%.

Z means 60 days.

Backup Servicing Rate Costs for the Yield Reserve means 1.5%

Backup Servicing Conversion Fee for the Yield Reserve means 150.000 USD

The calculation specificities listed hereafter modify and/or complete the calculations principles listed in SCHEDULE 3.

For the purpose of testing the Termination Events, the Theoretical Default Reserve Rate is calculated as follows:

Default Ratio * Loss Horizon Ratio * the Default Stress Factor

where:

The “Default Stress Factor” is a multiplier set in function of the targeted credit rating for the Default Reserve Rate, in accordance with Standard & Poor’s (“S&P”) methodology.

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

The “Default Ratio” is the greatest of the 12 consecutive three-month moving averages of the Monthly Default Ratios ending on the immediately preceding Cut-off Date

The “Monthly Default Ratio” is calculated as follows:

Defaulted Receivables Proxy
Sales Generating the Defaulted Receivables Proxy

where:

the “Defaulted Receivables Proxy” represents, on each Calculation Date, the sum of the Outstanding Nominal Value of all Purchased Receivables which were (I) Eligible Receivables for Purchase for at least one day and (II) Defaulted Receivables as of the immediately preceding Cut-off Date and (III) were not Defaulted Receivables as of any Cut-off Date prior to the immediately preceding Cut-off Date.

The “Sales Generating the Defaulted Receivables Proxy” are the net sales of the Data Period (or Data Periods) (minus any intra-month dilution related to the Data Period or Data Periods) during which the receivables included in the Defaulted Receivables Proxy were generated; i.e. the net sales generated in the Data Period (or Data Periods) that started “X” days before the relevant Calculation Date and ended 30 days later.

“X” is equal to the sum of 90 days and the Weighted Average Contractual Payment Term of the purchased receivables (in days) - as determined by the Transaction Administrator following the initial due diligence and reviewed during (and possibly adjusted as a result of) the annual due diligence

The “Loss Horizon Ratio” is calculated, for any day, as follows:

Cumulated daily sales over the Loss Horizon
E.R.C.G

where:

“Cumulated daily sales over the Loss Horizon” represents on every Calculation Date, the sum over the Loss Horizon ending on and including the immediately preceding Cut-off Date, of the Nominal Value of the Purchased Receivables less any Contractual Dilution in relation to such Purchased Receivables

The “Loss Horizon” is equal the sum of (I) the Weighted Average Contractual Payment Term as of the immediately previous Cut-off Date, and (II) the number of days elapsed from the due date until the day when the Purchased Receivables are no longer eligible for the calculation of the GIPP in accordance with Schedule 3, Clause 4A.

Schedule 3

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

The “Weighted Average Contractual Payment Term” is on each Calculation Date, by reference to the immediately preceding Data Period, equal to:

a)	the sum over all Purchased Receivables of the product of (I) the Nominal Value of each Purchased Receivables less the Contractual Dilution applicable to such Purchased Receivables and (II) the Contractual Payment Term (expressed in number of days) of the relevant Purchased Receivables; divided by

b)	the sum of the Nominal Value of the Purchased Receivables during the relevant Data Period less the Contractual Dilution in relation to such Purchased Receivables

“Contractual Payment Term” means the difference expressed as a number of days from the date of origination of the relevant Purchased Receivables to the original stated due-date of such Purchased Receivables.

Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 4

CREDIT AND COLLECTION POLICIES AND GENERAL CONDITIONS OF SALE

PART 1

DESCRIPTION OF THE CREDIT AND COLLECTION POLICIES OF THE ORIGINATORS

Credit & Collection Policy (Accounts Receivables)

MAUSER Group: All SBUs (Asia, Europe, North America, South America, and Reco/NCG), Corporate & Global Functions

Policy Owner:	Head of Global Finance
Version:	1.1 (English)
Effective Date:	TBD

Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Table of Content

1.	REVISION HISTORY				3

2.	GENERAL ISSUES				4

	2.1.	OBJECTIVE OF THIS GUIDELINE			4

	2.2.	SCOPE AND RESPONSIBILITIES			4

	2.3.	CONTROLS			4

3.	ACCOUNTS RECEIVABLE				5

	3.1.	GENERAL FRAMEWORK AND CONTRACTUAL ISSUES			5

		3.1.1.	Calculation of offers		5

		3.1.2.	General terms and conditions of sale		5

		3.1.3.	Payment terms		5

			3.1.3.1.	Time for payment	5

			3.1.3.2.	Standard terms	6

			3.1.3.3.	Cash discounts	6

			3.1.3.4.	Bonus arrangements	6

			3.1.3.5.	Consignment stock agreements	7

		3.1.4	Credit management		7

	3.2.	INVOICING PROCEDURE			7

	3.3.	HANDLING OF INCOMING PAYMENTS			7

		3.3.1.	Payment instruments		7

		3.3.2.	Bank account		8

		3.3.3.	Due date		8

	3.4.	COLLECTION PROCEDURE AND PROBLEMATIC CASES			8

		3.4.1.	Dunning procedure in case of payment delays		9

		3.4.2.	Dunning stops		9

		3.4.3.	Discontinuance of delivery (or delivery stops)		9

		3.4.4.	Unjustified deduction of cash discounts		10

	3.5.	ACCOUNTS RECEIVABLE WRITE-OFFS			10

	3.6.	ACCOUNTS RECEIVABLE REPORTS			10

	3.7.	INTERCOMPANY RECEIVABLES			11

CREDIT AND COLLECTION POLICY	PAGE 2 OF 11
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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

1.	REVISION HISTORY

Version	Date	Topic	Chapter
1.0	TBD	Issuance of policy	All

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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

2.	GENERAL ISSUES

2.1.	OBJECTIVE OF THIS GUIDELINE

This guideline provides a consistent and group wide foundation for the optimization of the credit and collection process. It contains minimum standards that are to be actively applied throughout the Mauser Group.

Optimizing credit and collection is not a one-off project, but a continuous process.

2.2.	SCOPE AND RESPONSIBILITIES

The guideline is binding for all wholly owned companies of the Mauser Group. The guideline will apply to Joint ventures, and Mauser aims to agree on any peculiarities with the JV partner to the extent necessary.

Any amendments to this guideline require the approval of the Head of Global Finance of Mauser Group and must adhere to the Policy Approval Guideline.

This guideline supersedes all previous policies related to the credit and collection process.

SBU Managers are responsible for the distribution, execution, and compliance with this guideline in their respective companies. Every employee who is involved in the relevant credit and collection procedures (in particular in the sales and finance departments) must ensure that this guideline is applied.

2.3.	CONTROLS

Global Internal Audit will regularly monitor the rules and regulations outlined below.

CREDIT AND COLLECTION POLICY	PAGE 4 OF 11
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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

3.	ACCOUNTS RECEIVABLE

The Mauser Group strives to reduce the capital tied up in accounts receivable (not caused by a decrease in sales) as measured in DSO. DSO targets are agreed annually for each SBU and monitored on a regular basis. The annual results determine the effectiveness of the management of DSO for each SBU.

3.1.	GENERAL FRAMEWORK AND CONTRACTUAL ISSUES

3.1.1.	CALCULATION OF OFFERS

Cost factors such as payment terms, cash discounts, bonuses, consignment stock agreements, insurance (e.g. letter of credit or credit insurance) and handling (banking and payment charges) are taken into account when calculating offers.

3.1.2.	GENERAL TERMS AND CONDITIONS OF SALE

Mauser Group general terms and conditions of sale (GTC) are clearly communicated to all customers. Should a customer be granted terms that differ from the Mauser Group GTC, these have to be documented in writing by the sales department and approved by the Regional Sales Manager. Prior to approval, Global Finance and Legal should be informed of all deviations to be made to ensure differences do not create additional risks for Mauser.

In cases where the GTC do not apply (e.g. in annual contracts with large customers, contracts on projects, etc.), due dates, payment instruments, as well as consequences of late payments are specified separately in each case (e.g. contract, order etc.).

3.1.3.	PAYMENT TERMS

Payment terms define the time (in days) after which an invoice is due, as well as the condition (net or with cash discount).

3.1.3.1. Time for payment

Admissible payment terms for customers (maximum payment terms and cash discounts) should be defined per Country and provided to the Head of Global Finance for approval. A maximum payment term is set at 120 days.

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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Any payment term that is worse for Mauser than the country standard, and any new payment term that is worse than the existing one, has to be authorized by the following persons:

Authority limits (based on annual Group sales with the account)			To be authorized by
All Accounts	up to	500 k EUR	Local Finance Manager (L II) + Regional Head of Sales (LI)

	up to	1,000 k EUR	+ SBU Manager (EC) + Regional Head of Sales* (LI) (Head of Global Finance should be informed)

	over	1,000 k EUR	+ Global Head of Sales & Marketing (EC) + Head of Global Finance

*	For NCG/Reco. Global Head of Sales should be Head of Reco Sales.

3.1.3.2. Standard terms

A standard payment term is normally applicable for “small customers”. The Group defined yearly turnover below which a customer is considered a “small customer” is 250K EUR.

New “small customers” must be placed, at a minimum, on the standard payment term moving-forward. Discussions should be held with existing “small customers” to determine the possibility to change them to the standard payment term (except if their current payment term is more favorable for Mauser than the country standard term).

3.1.3.3. Cash discounts

A cash discount is granted with care, on a 12% p.a. interest basis at maximum.

Example: a cash discount of 1% is equivalent to a time for payment of:

= 360 / 12% x 1% = 30 days

Moving-forward, any discount above 6% p.a. shall be approved by Head of Global Finance.

3.1.3.4. Bonus arrangements

The calculation of bonuses due to customers must be carried out on a unit basis (not based on sales amounts!) to avoid the impact of raw material price increases. Payments must be based on the ex-works-price; freight charges shall not be included.

E.g.: bonus payment at purchase quantity > 2.000; 1% ex-works

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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

3.1.3.5. Consignment stock agreements

Consignment stock agreements are approved by the SBU manager and Global Head of Finance on a case by case basis and should be documented in a central list to ensure transparency to such arrangements.

3.1.4	CREDIT MANAGEMENT

A line of credit limits the degree to which Mauser Group extends a specific amount of unsecured credit to a specific customer for a specific time period. All accounts receivable and confirmed orders are charged against the credit limit.

The identification of credit risks is the responsibility of the sales and accounting / accounts receivable staff. Any risk must be identified (by requesting a credit limit and / or credit review) if possible before submitting an offer, or at the very latest before the contract is signed.

The procedure regarding credit assessments, limit approvals, monitoring and rules for exceeding limits is the responsibility of the local finance managers. These procedures should be communicated and reviewed with the Regional or SBU CFO*. Please note that any local procedures should, at the minimum, adhere to the approval guidelines contained in the Group Internal Approval and Signatures Policy.

3.2.	INVOICING PROCEDURE

Invoices (billing) must be processed timely. Exceptions to this process should receive the Regional or SBU CFOs approval. Invoices are produced and dispatched to customers immediately at the date of delivery / service. Exceptions are the monthly invoices that are forwarded in accordance with individual agreements with the customer.

Invoices clearly stipulate the invoice date, the agreed payment terms, and the account to which the payment has to be effected (“to our account xy with abc-bank” not a number of accounts to choose from). For the participating entities to the factoring program: collection accounts.

Outgoing invoices are free of errors. In cases where it may take several days for the invoice to reach the customer by post, a copy of the outgoing invoice is additionally sent in advance by e-mail or fax.

3.3.	HANDLING OF INCOMING PAYMENTS

Incoming payments are booked timely by the finance department.

The payment behavior of individual customers must be routinely analyzed by Finance/Accounting to identify “bad payers” or defaulters.

3.3.1.	PAYMENT INSTRUMENTS

All efforts are made to promote the most favorable payment instruments (e.g. special initiatives are taken and incentives are offered to existing customers to promote direct debit, to replace checks by bank transfers, etc.). Customer checks received are presented for collection on the day of receipt to the bank with the most favorable

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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Regional or SBU CFO is leading Finance individual on SBU conditions (in case of entities participating to the factoring program, defined Collection Accounts) concerning the value date. Entities included in the Group factoring program are required to request approval from Group Treasury before making any changes to accounts.

3.3.2.	BANK ACCOUNT

Incoming payments are routed to the bank which offers the best conditions (in case of entities participating to the factoring program, defined Collection Accounts).

3.3.3.	DUE DATE

Experience shows that phoning “late payers” before the due date can increase timely collection. Accounts receivable staff should establish a list of “late payers” (customers that regularly pay late) and call them 3 to 4 days before the due date of their invoices.

The phone call with the accounts payable department of the customer must:

•	Establish that the invoice has been received and is being processed, as many invoices ‘go astray’ and require copies. This must be known at the earliest opportunity.

•	Establish that the invoice has been approved (or not) and is waiting for payment

•	Establish a payment date

Calls before due date must be documented (including date of call, name of person contacted, payment date promised, etc.).

Additionally, customers receive in justified cases account statements for reconciliation in order to avoid any problems with the date of payment.

3.4.	COLLECTION PROCEDURE AND PROBLEMATIC CASES

The entire dunning procedure is managed by the finance department of each Mauser Group company. Their first point of contact is the finance department of the customer.

The sales department must do their best to assist in the collection of overdue payments by personal contact with the customer. Their first point of contact is the purchasing department of the customer. Finance provides regular overviews about overdue invoices to the Regional Sales Manager who’s in charge to distribute within the Sales organization. The respective sales employee has to document in writing all measures taken. The sales department may not interrupt or slow down the dunning process.

The Group mandated dunning steps are included in this policy. As dunning legislation may differ by country, exceptions from the standard procedure require approval by the SBU CFO in consultation with the Global Head of Finance and should be documented.

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Schedule 4

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

3.4.1.	DUNNING PROCEDURE IN CASE OF PAYMENT DELAYS

The following principles must be applied. Details are stated in the appendix:

•	Fixed levels of escalation in the dunning procedure are clearly defined.

•	A reasonably short grace period (max. 3 working days) is applied in addition to payment terms, until receivables are automatically considered overdue and written (email will suffice) reminders are sent. The first payment reminder is sent immediately after expiry of this grace period.

•	The time span between reminders (dunning levels) should not exceed 7 calendar days.

•	After the 4 levels of the dunning process have occurred, reviews of outstanding balances should take place and they should be highlighted to the Regional or SBU CFO and management, as necessary.

•	Dunning letters are produced at least twice per week.

•	Late payers may be charged overdue interest and reminder fees (in countries where this is legally possible and ordinary practice).

•	The finance / collection staff is bound to inform Sales and Customer Service staff of sending the second dunning letter immediately.

•	All steps are documented and placed in the customer file.

3.4.2.	DUNNING STOPS

Dunning stops in cases of justified claims / customer complaints are triggered by the sales department The reason must be documented. Dunning stops other than the standard ones (complaints, quality / quantity does not correspond to order, late delivery) must be approved by the Regional or SBU CFO and should be documented. From the date of the dunning stop on, the sales department has a maximum period of time (e.g. 30 days) to assess the claim. If the claim cannot be cleared within this period of time, the sales department has to justify why the prolongation of the dunning stop is necessary.

Those cases where overdue receivables are not caused by customers but rather by internal reasons (e.g. the invoice cannot be considered due because the shipment was defective, the technical documentation was not presented etc.) are documented, analyzed and measures are taken to avoid such incidents in the future. Collection staff need to be trained to identify such complaints and disputes, and to ensure that established procedures are followed in dealing with them.

3.4.3.	DISCONTINUANCE OF DELIVERY (OR DELIVERY STOPS)

Levels of escalation in the dunning procedure are defined.

The occurrence of certain events during the dunning process triggers predefined mandatory measures – in particular all shipments should be stopped, the account should be on hold if a customer has an invoice overdue for 10 or more days and at least two dunning attempts have been made announcing the shipment stop. This initial stop can only be removed by joint approval of the Regional Head of Sales and the Regional or SBU CFO. Sales staff alone cannot approve shipments to customers put on hold.

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MAUSER GROUP

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After 20 days, if the delivery stop has been previously removed, than the orders are once again placed on delivery stop. This secondary stop requires the approval of the Head of Global Sales & Marketing, Regional or SBU CFO (in consultation with the Global Head of Finance), and SBU Manager jointly.

Whenever appropriate to encourage prompt payment, a delivery stop is to be used as a standard collection instrument.

3.4.4.	UNJUSTIFIED DEDUCTION OF CASH DISCOUNTS

Discounts wrongly deducted will be reclaimed by collection staff without consulting the sales department.

3.5.	ACCOUNTS RECEIVABLE WRITE-OFFS

Despite best efforts to screen customers for credit risks, develop payment terms relevant to particular customers, and initiate dunning processes to collect overdue payments there may still be balances which remain outstanding. This will inevitably lead to discussions as to whether a balance should be deemed “uncollectible” and written off.

The receivable balance write-off process should ensure that the dunning process has been completed and all possible steps to collect the balance have been taken. Documented support of all steps taken should accompany all requests for write-offs. Once all support is present, the approvals necessary for write-offs as noted below should be attained. Additionally, the related customer should be highlighted to Sales, management, and should be coded in the system to ensure that no further orders are processed without the proper review and management approval.

Authority limits (based on outstanding balance)			To be authorized by
Local & Key Accounts	up to	50 k EUR	Regional or SBU CFO + Regional Head of Sales

	up to	100 k EUR	+ SBU Manager + Global Head of Sales & Marketing

	over	100 k EUR	+ Head of Global Finance

	over	250 k EUR	+ CFO

3.6.	ACCOUNTS RECEIVABLE REPORTS

Within the accounting system, a procedure is in place, and the necessary reports available, in order to age receivables correctly and identify overdue amounts. Due dates are calculated based on the agreed payment terms. Capturing the correct due dates in the accounting system is crucial in order to ensure that overdue amounts are spotted quickly and acted upon efficiently.

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MAUSER GROUP

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A sufficiently detailed, regular reporting system is in place to ensure that overdue amounts and exceptions are reported immediately (e.g. ageing lists, list of the largest amounts overdue, etc.). Reporting is broken down by areas of responsibility to ensure clear accountability.

The following reports are available:

•	Monthly DSO and adjusted DSO figures per country / division

•	Historical payment behavior per customer in days with liquidity effects on a monthly basis

•	Weekly overdue report per country / division

•	Overdue/risk report – Top 20 overdue customers

For support with these reports please contact the Head of Global Finance. Additionally, for assistance with reports which can be generated from QAD, please contact your respective IT QAD support.

3.7.	INTERCOMPANY RECEIVABLES

Intercompany receivables are not dunned. They are reconciled periodically. Overdue intercompany receivables are escalated to the Global Head of Finance.

CREDIT AND COLLECTION POLICY	PAGE 11 OF 11
MAUSER GROUP

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PART 2

GENERAL CONDITIONS OF SALE

General Terms and Conditions (GT&C)
MAUSER GROUP

Version: III/09

Page 1 of 4

§ 1 General, Application and Scope

1. The following formalised General Terms and Conditions ("GT&C") shall apply exclusively to every company in the MAUSER Group ("MAUSER") located in the Federal Republic of Germany as long as no specific GT&C of the company concerned are valid. MAUSER does not acknowledge conditions of the contractual partner that are contradictory or deviate from these GT&C – unless MAUSER has expressly agreed to the validity of differing conditions in writing. These GT&C shall also apply if MAUSER effects the delivery or service to the contractual partner without reservation despite being aware of conditions of the contractual partner that contradict or differ from these GT&C.

2. All agreements that are concluded between MAUSER and the contractual partner in connection with an offer and/or a contract must be recorded in writing in the contract or offer. Verbal agreements are not binding.

3. These GT&C are only valid for companies in terms of § 14 BGB [German Civil Code] and legal entities under public law.

4. These GT&C shall equally apply to all future business transactions, orders etc. with the contractual partner without necessitating express reference in individual cases. These GT&C replace previous GT&C of MAUSER that may be worded differently.

5. MAUSER retains the right to update or amend the GT&C from time to time. MAUSER will immediately notify the customer of a change to the general terms and conditions. Should such notification be disproportionately difficulty to make, MAUSER will indicate the change on the Internet under www.MAUSERGROUP.com. Should such notice have been made the change is considered accepted unless the customer objects within six weeks in writing or by way of electronic communication if this method has been agreed for business relationships. The time limited is deemed adhered to if the objection reaches MAUSER within six weeks after the notification of change. Failing this, MAUSER will use the amended version of the GT&C as basis for further business relationships.

6. All documents must be sent by post in the original unless a different method has been stipulated in these GT&C or an electronic communication channel has been specifically agreed upon in writing. "In writing" or "in the written form" means the form described in §126 para. 1 and para. 2 BGB.

§ 2 Quotation / Order / Contract Conclusion

1. Quotations from MAUSER are without obligation and non-binding.

2. Each order must contain sufficient details of the desired properties of the goods. MAUSER shall not be liable for any errors, delays or damages caused by incomplete and inaccurate specifications (e.g. "as supplied before"). Information and recommendations on filler materials for MAUSER products are given according to the best knowledge of the particular technology without MAUSER warranting the correctness of this information. The contractual partner is exclusively responsible for performing a suitability test – particularly for dangerous goods. The contractual partner is free to commission the accredited MAUSER test station to perform the suitability test.

3. MAUSER is entitled to deliver standard goods or a constructively altered version of the ordered product without having to inform the contractual partner of this separately as long as the alterations do not affect the normal utility value when compared to the standard goods.

4. All specifications on quotes, order confirmations etc. with regard to measurements, volume and weight include the usual tolerances even when this is not separately indicated. The provisions of the Deutsches Institut fuer Normung (DIN) apply to material strength and quality.

5. Acceptance declarations and all orders require the express confirmation of the sales department by way of letter or also fax in order to be legally effective. The same applies to additions, changes or supplementary agreements.

§ 3 Time of Delivery and Service / Delay in Delivery / Default of Acceptance

1. Times or terms of delivery and service are only binding in individual cases after written confirmation from MAUSER. Confirmed delivery times are not considered exceeded within an additional 10 working day period. Should call-off orders have been agreed upon with the contractual partner, the latter must call-off the delivery without delay and with a reasonable delivery period. The deciding factor for adhering to delivery terms is the arrival of the goods at an agreed receiving centre or, in the case of deliveries requiring setup or assembly as well as work performance, the time of acceptance. The assertion of claims for delay or default against MAUSER is excluded unless these were caused by intent or gross negligence.

2. MAUSER is not responsible for delays in deliveries and services due to force majeure or events that make deliveries significantly more difficult or impossible for MAUSER – this includes, in particular, lack of raw or operating materials, strikes, lock-outs, official orders etc., also when they occur at one of MAUSER's suppliers or pre-suppliers – even if fixed terms and times of delivery have been agreed. These circumstances entitle MAUSER, at its own discretion, to postpone delivery by the duration of the hindrance plus a reasonable start-up period or to withdraw from the contract completely or partially for the unfulfilled portion. MAUSER can only invoke the above mentioned circumstances if MAUSER has immediately informed the contractual partner of these circumstances and if MAUSER has not caused the hindrance of service performance either intentionally or due to gross negligence.

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General Terms and Conditions (GT&C)
MAUSER GROUP

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3. Should the hindrance in terms of § 3 fig. 2 last more than 3 months the contractual partners is entitled to withdraw form the unfulfilled portion of the contract after having granted a reasonable additional deadline. Should the time of delivery or service be extended or MAUSER is released from its obligation of delivery and service, the contractual partner can not derive any claims for damages from this.

4. MAUSER is at all times entitled to make partial deliveries and provide partial performance.

5. Irrespective of the contractual partner's right of withdrawal according § 437 No. 2 BGB [German Civil Code] in the case of delivery, the contractual partner shall only be entitled to withdraw from the contract due to non-performance, delayed or other non-conventionary performance by MAUSER, if MAUSER is responsible for the impairment of performance and a reasonable extension of time set by the contractual partner elapsed unsuccessfully.

6. Should the contractual partner fall into default of acceptance or violate other cooperation obligations MAUSER can claim compensation of resulting damages including possible additional costs. The risk of accidental destruction as well as of accidental deterioration shall pass to the contractual partner as soon as default of acceptance occurs.

§ 4 Prices / Terms of Payment

1. Prices from MAUSER are valid "ex works" (EXW) plus statutory VAT.

2. Amounts invoiced by MAUSER are due for payment without deductions within 30 calendar days from the date of invoice and must be paid directly to MAUSER in cash or by bank transfer / direct debit / bank collection.

3. The deduction of a discount is only permitted on the basis of express written agreement. The deduction of an agreed discount is only allowed if the invoiced amount (minus discount) is available (credited) to MAUSER within 10 days of invoice date.

4. Should the contractual partner fall into arrears with amounts due for payment either in total or part, MAUSER is entitled to charge interest at statutory rates from the due date or default and, at MAUSER's discretion, wholly withdraw from all or part of the contract. MAUSER expressly reserves the right to prove and assert damages beyond this.

§ 5 Passing of Risk

1. Unless there are explicit differing agreements in writing the risk of destruction, deterioration and/or decline passes to the contractual partner when a purchase item leaves the store of the manufacturer (EXW) (§ 11 Point 2). The weights and number of units determined by MAUSER on dispatch are decisive.

2. On request from the contractual partner MAUSER will take out transport insurance and other suitable insurance to the account of the contractual partner in order to safeguard the contractual goods as much as possible.

3. Should MAUSER assume the settlement of transport damages vis-à-vis the forwarder or the insurance company on the basis of a separate agreement, the contractual partner is obligated to immediately send the waybill together with an assessment of damages or statement of facts as well as an assignment of claims to MAUSER. The contractual partner must ensure that damages, deviations in numbers of items or weights are confirmed by the forwarding agent on the waybill.

4. Should a differing agreement be made to deliver goods free to destination, the passing of risk and the place of performance remain unaffected by this. In this case MAUSER shall only pay the freight costs for the contractual partner.

§ 6 Guarantee / Consequences of faulty Delivery

1. Should the delivery or service be faulty MAUSER is entitled, at its own discretion, to either remove the fault or replace the goods. Should MAUSER be responsible for a delay in the removal of fault or replacement of goods, or should the removal of fault or replacement of goods irreversibly fail for other reasons, the contractual partner is entitled to the usual statutory warranty claims. The contractual partner's entitlement for damages and reimbursement of expenses apply only in accordance with § 7. Warranty claims become statute-barred six months after the day of passing of risk.

2. For delivery of several items tolerances do not apply to individual items or partial quantities. For larger orders and special productions MAUSER is permitted to deviate from the number of items ordered to a reasonable extent if the deviation is due to excess or short supply of raw materials or the fact that the production of small amounts as requested by the customer would be uneconomical. Slight deviations in colour and other outer impairments (e.g. surface rust) are not considered to be defects.

3. Claims by the contractual partner according to para. 1 exist only when the contractual partner has immediately informed MAUSER of the defect in writing. Defects that are not immediately detectable at delivery or performance even after careful investigation must be declared to MAUSER immediately on discovery but no later than one month after dispatch. The statutory guarantee period applies to deliberate defects. The above ruling applies equally to the assertion of rights by the contractual partner due to incorrect, short or excess delivery.

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General Terms and Conditions (GT&C)
MAUSER GROUP

Version: III/09 Page 3 of 4

§ 7 Liability

1. Claims for damages by the contractual partner against MAUSER, on whatever legal grounds, are only valid in the case of intent or gross negligence and are limited to foreseeable damages. This limitation of liability in sentence 1 applies equally for the benefit of legal entities, legal representatives, managerial and non-managerial employees and other vicarious agents of MAUSER. The limitation of liability in sentence 1 does not apply to cases of violating essential contractual obligations ("cardinal obligations") that endanger the purpose of the contract as well as injury to life, limb and health of the contractual partner, willful deception and taking on a quality guarantee. The legal liability provisions according to the Product Liability Law remain unaffected.

2. MAUSER is also not liable when goods have been changed by the contractual partner or a third party commissioned by it or if repairs have not been made by MAUSER, unless the damage is not due to the change or repair. MAUSER is not liable for the suitability of its products for specific purposes.

3. Liability for all forms of negligence unless for cases of injury to life, limb and health of the contractual partner or taking on a quality guarantee, is limited to the typical damage that could be anticipated at conclusion of the contract.

4. The above rulings on liability apply equally to the personal liability of employees, workers, co-workers, representative and vicarious agents of MAUSER.

5. The contractual partner releases MAUSER from any claims asserted by third parties in connection with the properties or quality of the goods and services provided by the contractual partner.

6. Except in cases of injury to life and limb, MAUSER's liability is limited in all instances to the maximum compensation of the existing liability insurance, at most, however, to the value of the goods delivered. Liability for indirect damages and consequential damages is excluded as long as this is permissible by law.

7. A legally or officially mandatory statement of the service life is not to be taken as a guaranteed property, an extension of the warranty period or a special guarantee.

§ Retention of Title

1. MAUSER retains title to an object of purchase until all current and future claims due to MAUSER, on whatever legal principle, by the contractual partner and its partners and subsidiaries have been paid in full and without reservation. Should the contractual partner fail to meet its contractual obligations, especially in the case of default on payment, MAUSER has the right to take back the object of purchase. As long as mandatory legislation does not prescribe otherwise, MAUSER taking back the object of purchase does not constitute a withdrawal from the contract unless MAUSER declares this in writing or MAUSER has pledged the object of purchase as collateral. Even after an object of purchase has been taken back MAUSER is authorised to sell it. The sales proceeds – less reasonable sales costs – shall be credited against the contractual partner's accounts payable to MAUSER.

2. The contractual partner must immediately inform MAUSER in writing if the object of purchase has been pledged as collateral or attached by third parties. Should the third party not be able to repay MAUSER the obligatory fees for a judicial or out-of-court claim according to § 771 ZPO [German Civil Code] or § 805 ZPO, the contractual party shall be liable for the costs thus incurred by MAUSER.

3. The contractual partner is entitled to resell the object of purchase in the normal course of business. However, it assigns to MAUSER now and to the full extent of the respective invoice incl. VAT all claims against its buyer or third party arising from the resale – irrespective if the object of purchase has been resold without or after processing. The contractual partner is authorised to collect claims also after these having been assigned to MAUSER. This does not affect MAUSER's right to collect the claims itself. MAUSER, however, commits itself not to collect the claims as long as the contractual partner fulfills its payment obligations toward MAUSER correctly and, in particular, no insolvency proceedings have been instituted against the contractual partner's assets or payments stopped. Should any of the circumstances mentioned in sentence 4 occur, MAUSER can demand that the contractual partner immediately discloses the assigned claims and their debtors, provides all information necessary for collection, surrenders the relevant documents and informs its debtors of the assignment.

4. The contractual partner always carries out processing and alteration of an object of purchase for MAUSER as manufacturer. Should the object of purchase be processed with items that do not belong to MAUSER, then MAUSER acquires joint ownership in the new object or the new objects at a pro rata value of the object of purchase to the other items used at the time of processing. Conditions in para. 1 to 3 apply accordingly to the object or objects produced through processing.

5. Should the object of purchase be inseparably combined with other items that do not belong to MAUSER, then MAUSER shall acquire joint ownership in the new object or new objects at a pro rata value of the object of purchase to the other items combined at the time of combination. Should combination occur in such a way that the contractual partner's object is regarded as the main object, it is agreed that the contractual partner transfers joint ownership to MAUSER pro rata. The contractual partner shall keep custody of the sole or joint

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General Terms and Conditions (GT&C)
MAUSER GROUP

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property thus produced for MAUSER.

6. The contractual partner shall also assign to MAUSER in way of security the claims against third parties that may arise to its benefit from combining the object of purchase with fixed property.

7. MAUSER commits itself to release the securities due to MAUSER on request from the contractual partner to the extent that the liquidable value of the securities exceeds the claims to be secured by 20%. The choice of securities to be released is at the discretion of MAUSER.

§ 9 Right to refuse Performance / Retention / Set-off

The contractual partner is not entitled in the case of possible counterclaims to refuse delivery or performance, withhold delivery or performance or declare a set-off, unless MAUSER has expressly acknowledged these counterclaims or they are legally recognised.

§ 10 Group Settlement Clause

1. The contractual partner agrees that all companies of the MAUSER Group (see point 5) as joint creditors are entitled to claims acquired against it by MAUSER and other companies of the MAUSER Group. These claims can thus be settled against amounts owed to any company of the MAUSER Group by the contractual partner.

2. Beyond Point 1 all of the contractual partner's claims against companies of the MAUSER Group can be set-off against claims that companies of the MAUSER Group hold against other companies of the group to which the contractual partner belongs.

3. The above conditions also apply if either cash payments or bank drafts have been agreed upon and if the claims are due at different times whereby the value date shall be settled each time.

4. The contractual partner waives the right to contradict our determination of the claims to be settled in the event of several co-existing claims (§ 396 para. 1 sentence 2 BGB [German Civil Code]).

5. Companies of the MAUSER Group are MAUSER Industrieverpackungen GmbH and the national and international companies connected to the MAUSER Holding GmbH according to §§ 271 HGB [German Commercial Code] 15 AktG [Company Law], which we shall communicate to you on request.

§ 11 Data Protection

The contractual partner agrees that MAUSER electronically stores and processes all data attributable to the business relationship – including but not limited to personnel and accounting related data – in terms of the German Data Protection Act (Bundesdatenschutzgesetz). Furthermore the contractual partner agrees that these data are transferred for a compilation of information on customer's creditworthiness to reputable credit agencies like D&B Deutschland GmbH, Darmstadt / Germany and its affiliated companies.

§ 12 Place of Jurisdiction / Place of Fulfillment / applicable Law / Language

1. Place of jurisdiction for all justified rights and obligations arising from and/or in connection with this contract as well as any possible future legal disputes between the contractual parties is Cologne. This also applies to disputes regarding summary proceedings based on documents and bills of exchange. Irrespective of the conditions in sentences 1 and 2 MAUSER is also entitled to assert claims against the contractual partner in the courts of the contractual partner's place of general and special jurisdictions.

2. Place of fulfilment is the registered office of the supplier as noted on the delivery note. The suppliers are listed on the Internet homepage www.mausergroup.com for information. In addition we shall give information about the respective supplier, on request.

3. The law of the Federal Republic of Germany shall apply exclusively. Where usual delivery conditions (e.g. EXW) apply or have been agreed upon, the interpretations of Incoterms 2000 are valid. The conditions of the UN Convention of Contracts for the International Sale of Goods (CSIG) are excluded.

4. The language of contracts and business is German.

§ 13 Salvatory Clause

Should one or more provisions of these GT&C or individual contractual conditions of agreements be or become void or invalid or infeasible the validity of the remaining GT&C remains unaffected. The parties commit themselves to replace the invalid or infeasible conditions of this GT&C immediately with valid ones that come closest to the economic purpose intended with these GT&C. The provisions in sentence 1 and 2 apply to possible loopholes in these GT&C and possible loopholes in contracts that these GT&C refer to.

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MAUSER

GENERAL CONDITIONS MAUSER Benelux B.V.

MAUSER Benelux B.V., officially registered in Oosterhout, hereafter to be referred to as MAUSER, as registered with the Chamber of Commerce and Industry in Breda on 20-11-2003.

General
All offers, offers and agreements, of any nature whatsoever - particularly agreements concerning contracting of work and purchase and sale - are accepted, made and concluded by MAUSER subject to these terms and conditions and, particularly, general conditions of principals bind MAUSER only if and insofar these conditions have been accepted by MAUSER in writing.
Once a principal has purchased from MAUSER under present condition he is deemed, in the event of any orders given by him subsequently by oral, written, telephonic, telegraphic or other means, to have tacitly agreed to the applicability of this condition, irrespective whether such an order has been confirmed in writing.

Offers
All quotations and offers are without obligation, unless they state an acceptance period. Offers or arrangements by representatives only bind us if they are confirmed by us in writing. If a quotation contains an offer without obligation and this is accepted, we reserve the right of cancelling the offer within 5 days after receipt of the confirmation.
MAUSER reserves the copyright to the designs, drawings, models etc., which are furnished at the time of the offer. These remain the property of MAUSER and may not, without its express consent, be duplicated, shown to third parties, given to them in use or otherwise made available. If after the offer no order is awarded to MAUSER within a reasonable period, the offer with its corresponding designs, drawings, models etc. must be returned to MAUSER at first request. MAUSER furnishes all delivery times to the best of its knowledge, but are totally without obligation.

Designs and moulds etc.
The principal warrants the designs, drawings, models etc. furnished by or on behalf of him to MAUSER and MAUSER is not obliged to test these for accuracy. If the goods are manufactured on the basis of designs etc, furnished to MAUSER by or on behalf of the principal, principal guarantees that by manufacturing and/or supplying the goods no infringement of third party rights, of whatever type or nature, occurs and the principal safeguards MAUSER from all claims in this respect from third parties.
If a third party asserts a claim to any right and raises objections, on those grounds, to the manufacture and/or delivery of the goods, MAUSER is entitled to cease the manufacture and/or delivery and to claim from the principal compensation for the costs that have already been made, without prejudice to MAUSER's further rights and claims. MAUSER is entitled to sell and supply to third parties the goods that have been manufactured on the basis of designs, etc. that have been designed or developed in part or wholly by MAUSER, irrespective whether this occurs in collaboration with the principal. Moulds, stamps, forms and other similar means of production and aids, manufactured by or by order of MAUSER, remain/become MAUSER property and in respect of these moulds, etc. no right what so ever is due to principal, irrespective whether costs have been charged to the principal, in part or wholly, directly or indirectly.
Moulds etc. made available by principal to MAUSER, are only to be returned to principal by MAUSER when principal has complied with all his obligations towards MAUSER.

Delivery and transfer of risk
Unless expressly agreed otherwise in writing, delivery of goods occurs ex works. Shipping of goods supplied by us occurs at all times, also in case of delivery free destination, for the account and risk of principal. If delay occurs in transport or delivery, which is due to the principal, the risk is transferred under both circumstances to the principal already on the day the goods, ready for shipment, are placed at his disposal by MAUSER.
Stated delivery times shall never be considered as statutory limit, unless expressly agreed otherwise. A transport insurance is concluded by us only after express request of principal.
The costs of this insurance are for the principal's account. All bank and giro costs resulting from the shipment are for the account of the principal.

Payment
a) Unless agreed otherwise in writing, payment is to be effected without any discount within 30 days after invoice date, by payment or remittance into one of the bank accounts stated by us;
b) In case of exceeding the payment term the buyer is legally in default, without any defaulting procedures being required, and the other party is obliged to settle the legal interest plus 2 % over the amount owed, for the duration of the defaulting period.
c) All costs in and out of court that we must make are for the account of the defaulting buyer. The outs of court costs are 15 % of the outstanding amount including any interest due, the aforementioned with a minimum of € 150.00. The principal must settle the actual legal costs, i.e. also if these exceed the costs to be settled as applied by the Court in question. The principal is therefore to settle the bills of the legal counsel, solicitor and the bailiff, as well as any other legal costs.
d) The other party is not allowed, by way of compensation, to deduct payment obligations to MAUSER issuing from any other agreement but this one from that which the other party owes in respect of this agreement.

Reservation of title
Title of the goods transfers from MAUSER to the buyer after the buyer has settled the purchase price and everything else which he owes to MAUSER issuing from this agreement. The buyer is entitled to sell and use the goods normally, but as long as payment in full has not been made, the buyer is not entitled to provide the goods in lien to third parties nor to have them serve as security for third parties in the broadest sense of the word.
If the buyer sells the goods - on which our reservation of title is settled - he is obliged to cede his claim issuing from this delivery to us immediately and unconditionally. Buyer undertakes to inform MAUSER, if goods, on which the reservation of title of MAUSER is settled, are attached.

Warranty
MAUSER warrants the material and the construction of goods manufactured by MAUSER with the understanding that the goods will be repaired without charge or (at the discretion of MAUSER) a new delivery be made, wholly or in part. To that end, the goods concerned must be sent to MAUSER free destination.
The warranty is valid only if principal has complied with all his obligations towards MAUSER. The warranty does not apply to differences in colour, insofar it concerns merely nuances in colour.
This warranty does not apply to MAUSER manufactured products for which the material and the construction was specifically dictated by the client when the order was placed.

Liability
Subject to the warranty stipulations, we expressly exclude our liability resulting from consequential or operational loss.
The principal is obliged to safeguard us from and indemnify us for all costs, loss and interest, which might arise resulting from actions by us as a direct consequence or indirect consequence of claims by third parties on us in respect of events, actions or negligence for which we are not liable.

Force majeure
If during the execution of the order/agreement it proves that this order/agreement cannot be performed, wholly or in part, due to force majeure, MAUSER is entitled to claim such a change in the order/agreement, that the execution of the work will be as yet feasible, subject to circumstances when execution cannot be reasonably demanded from MAUSER due to force majeure.
The additional or less costs, issuing from the change of the order/agreement, shall be settled between parties, while in addition MAUSER shall be reimbursed for activities and deliveries already performed, but proved to be in vain, should there be cause for this. Settlement shall in this case occur within 4 weeks after the moment when it is established that the order cannot be executed in the manner initially agreed, or cannot be executed wholly or in part.
MAUSER is not liable for any damage, and consequential loss, whatever its designation, that may arise for the principal or for third parties due to the suspension or cancellation.
By force majeure is intended the meaning which in terms of normal speech and in accordance with the administration of the law is deemed to apply to this term. In the context of the execution of the order/agreement between principal and MAUSER, force majeure is also intended to be the failure to supply or the interruption in the supply of materials from suppliers, failure to deliver or repair moulds, forms, templates, machines or other means of production and, besides this, in general all circumstances, events, causes and consequences, which exercise or have exercised influence beyond the supervision or control of MAUSER. In assessing the above, attention will at all times be focussed on circumstances and events etc. which are characteristic for the industry or are deemed to be characteristic for the industry.

Price increases
Price quotations are made at all times based on the prices valid at the time that the agreement is concluded. If subsequently price increases should occur (for instance as a result of an increase in duties and excises etc.) then we reserve the right of passing on the difference in price to the client.
In the price increase exceeds 10 % of the original price, the buyer is entitled to dissolve the agreement within 7 days after being notified of the price increase, unless this would be obviously unreasonable in view of the circumstances. A dissolvement on the grounds of this article does not result in a right to compensation of any loss. In case of cancellation of an order awarded to us, all of the costs made by us in respect of that order are for principal's account, with the understanding that the principal is obliged in any event to settle the cancellation costs with us with a minimum of 10 % of the principal sum, without us being obliged to show that the reported costs have actually been made by us. That stipulated in the above article is applicable without prejudice to our right to compensation due to loss of profit, as well as of the other loss issuing from the cancellation in question; a cancellation requires our consent.
Interim cancellations of an order or agreement are deemed to be accepted only after written confirmation on our part.

Complaints
Complaints must be brought to the attention of MAUSER in writing within 10 working days after receipt of the goods. In case of failure to complain in writing or after expiration of the 10 days, or delivery to third parties, any right of complaint lapses.

Mark
MAUSER is entitled to supply goods provided with a mark and/or code.

Execution by third parties
MAUSER is entitled to have the execution of the order and/or agreement performed wholly or in part by one or more third parties and/or by material of one or more third parties.
For the benefit of all these third parties, their organs and subordinates and those of MAUSER, all stipulations are also stipulated concerning exclusion from MAUSER's liability and concerning the safeguarding by the principal from third party claims, included in these general conditions.

Applicable law
All offers, orders and agreements that are subject to these conditions are governed by Dutch law. All disputes issuing from these offers, orders and agreements of whatever nature, shall in the first instance be subjected to the judgement of the competent judge in Breda or - at the discretion of MAUSER - of the Judge of the country or territory in which the principal is resident or is officially registered.

Oosterhout, January 2013

MAUSER Benelux B.V.
Gouverneurstraat 1
NL-4903 RH Oosterhout
The Netherlands
Telefoon: +31(0)162-483700
Telefax : +31(0)162-426746
info.nl@mausergroup.com
www.mausergroup.com

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General Terms and Conditions for Deliveries and Services

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Section 1: Scope, General provisions

1. These General Terms and Conditions for Deliveries and Services (hereinafter "Terms of Delivery") shall apply to any and all deliveries and services, including ancillary services and suggestions (hereinafter: "Delivery/Deliveries") provided by the companies of the MAUSER group located in the Federal Republic of Germany, unless they explicitly declare that other general terms and conditions shall apply. Companies of the Mauser group located in the Federal Republic of Germany are companies which are - directly or indirectly - controlled by the company Mauser Corporate GmbH, or control the latter, or are controlled together with Mauser Corporate GmbH and which have their registered office in the Federal Republic of Germany (hereinafter: "MAUSER"). Mauser does not acknowledge any conditions of the Contracting Partner which deviate from or complement these Terms of Delivery, unless MAUSER explicitly agrees to the validity of such conditions in writing. These Terms of Delivery shall also apply if MAUSER executes Deliveries to the Contracting Partner in knowledge of deviating or complementing conditions of the Contracting Partner without any reservation.

2. These Terms of Delivery shall only apply in relationships with entrepreneurs in terms of Section 14 German Civil Code (*BGB*), legal entities governed by public law and special trusts under public law (in these Terms of Delivery referred to as "Contracting Partner").

3. These Terms of Delivery shall apply within the scope of an ongoing business relationship also to any and all future transactions with the Contracting Partner without need for an explicit reference in each case.

4. MAUSER reserves the right to modify these Terms of Delivery which have become an integral part of the contract. Any modification of these Terms of Delivery shall become an integral part of the contract concluded by and between MAUSER and the Contracting Partner, if a) MAUSER has notified the Contracting Partner of the modification and has, to the extent that the modification is to the detriment of the Contracting Partner, typographically emphasized it in the modification notification; and b) the Contracting Partner has not objected to the modification in writing within six weeks following the reception of the modification notification, whereas MAUSER shall refer to the legal consequences of any failure to object in the modification notification.

5. The INCOTERMS valid on the day of the formation of the contract shall apply to any interpretation of trade terms.

6. To the extent that these Terms of Delivery refer to any written form requirement, text form in terms of Section 126 b BGB (letter, fax, email etc.) shall be sufficient for the written form requirement, unless explicitly otherwise agreed upon.

Section 2: Offer, Order, Formation of Contract

1. Offers of MAUSER are without engagement and obligation.

2. The required quality and nature of the goods shall be indicated with sufficient precision in each purchase order. MAUSER shall not be liable for mistakes, delays in delivery and damages which are caused by incomplete or imprecise details (such as "as supplied before"). MAUSER provides information and recommendations regarding bulk material and amounts for the products to the best of its knowledge but MAUSER does not warrant the correctness of such information. The Contracting Partner shall examine MAUSER's products if they are suitable for the bulk material and amounts used by the Contracting Partner. This shall in particular apply to hazardous materials. MAUSER advises the Contracting Partner hereby to commission a certified MAUSER inspecting authority with the execution of a suitability test.

3. MAUSER shall be entitled to deliver a version of the ordered goods whose construction has been modified without having to inform the Contracting Partner of this separately, provided that the modification does not affect the usual utility value.

4. Any and all information provided in offers, order confirmations and other documents regarding measures, volume capacity, and weights comprehend the usual tolerances, even if this is not explicitly indicated. The provisions of the German Institute for Standardization (DIN) shall apply to material thickness and quality.

5. Offers and declarations of acceptance by MAUSER within the scope of the preparation or the conclusion of a contract shall only be valid if made in writing.

6. Any and all agreements made between MAUSER and the Contracting Partner in connection with the formation of the contract shall be put into writing. Any oral agreement prior to or during the formation of the contract is without engagement.

7. Within the scope of frame agreements, MAUSER is only obliged to deliver if an individual agreement has been concluded, whereas MAUSER is not obliged to enter into an individual agreement or to accept purchase orders. Agreed call-off orders by the Contracting Partner require MAUSER's acceptance but MAUSER is not obliged to accept such orders.

Section 3: Conditions regarding Deliveries, Delivery Periods, Delay in Delivery, Default of Acceptance

1. MAUSER shall be entitled to carry out partial shipments and performances to the extent that this is acceptable for the Contracting Partner.

2. The weights and lot sizes determined by MAUSER upon dispatch shall be decisive for the completeness of the Delivery.

3. In case of the delivery of several items, tolerances do not apply to individual items or a subset. MAUSER is entitled to make excess or short deliveries to the extent customary in trade.

4. MAUSER's Delivery is subject to its own complete self-supply in due time. MAUSER's duty to deliver shall also be subject to availability.

5. Delivery periods begin on the date of the order confirmation by MAUSER, but not prior to the clarification of all order details (such as amount, nature, specification, place of delivery, etc.). If MAUSER issues an order confirmation following a purchase order of the Contracting Partner which contains a delivery period, MAUSER shall be bound to the delivery period defined in the purchase order if MAUSER has quoted it in its order confirmation.

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General Terms and Conditions for Deliveries and Services

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6. The date of the notification of readiness for shipment shall be decisive for the compliance with an agreed delivery period.

7. Any events of force majeure which concern MAUSER, or a supplier, or subcontractor of MAUSER, such as natural disasters, civil unrest, war, strikes, accidents, governmental orders, third party interference, etc., postpone the delivery periods by the duration of the hindrance by the force majeure event plus a reasonable start-up time, without entitling the Contracting Partner to assert any compensation claims from such hindrance or postponement against MAUSER. Any and all unavoidable events which unreasonably complicate the Delivery or make it impossible and which MAUSER could not avert despite of reasonable care according to the circumstances of the individual case, such as lack of raw material or supplies, machinery breakage, lack of energy, obstruction of routes, unless they are only of a short term duration, shall be equal to such events of force majeure - even if they concern a supplier or a subcontractor of MAUSER. MAUSER will notify the Contracting Partner of the occurrence of a hindrance by a force majeure event or an equated event. If the hindrance takes longer than 3 months, MAUSER shall be entitled to rescind the contract. The Contracting Partner has the same right. Claims for damages of the Contracting Partner due to the rescission declared by MAUSER or the Contracting Partner pursuant to this Section 3 Subsection 7 shall be excluded.

8. In the event of a delay of the Delivery, MAUSER's liability shall be governed by the statutory law subject to the following provisions: The claims for damages of the Contracting Partner due to delay shall be limited to 0.5 % of the net order value of the delayed Delivery for each full week of delay, not to exceed a total of 5% of such net order value. This limitation shall not apply in case of intent or gross negligence. Irrespective of its right of rescission due to a defect pursuant to Sec. 437 no. 2 German Civil Code (BGB), the Contracting Partner shall only be entitled to rescind the contract due to the non or delayed delivery by MAUSER if MAUSER is at fault for the non-observance of its respective obligation.

9. The Contracting Partner's default of acceptance or violation of other obligations to co-operate entitles MAUSER to claim the resulting damage including eventual additional expenditures unless the Contracting Party is not at fault for the default of acceptance or its obligations to co-operate.

Section 4: Prices, Payment Terms

1. Prices of MAUSER are calculated "ex works" (EXW) plus eventually payable statutory value added tax. Costs for transport, insurance, storage or external inspection are not included in the agreed prices. The Contracting Partner shall reimburse any taxes, tariffs or any other fees in connection with the Delivery abroad which MAUSER has to bear.

2. Any amounts invoiced by MAUSER are due for payment strictly net within 30 calendar days as of the invoice date. Unless otherwise agreed upon, payment shall be made by bank transfer.

3. The deduction of a discount is only allowed if explicitly agreed upon in writing.

4. Receipt of payment shall be decisive for the timeliness of payments.

5. If the Contracting Partner is in default with the payment of amounts due, MAUSER shall be entitled to claim, as of the default date, interest in the amount of the usual bank overdraft rates, but at least in the amount of 8 percentage points above the base rate of the European Central Bank for main refinancing operations. Any further claims of MAUSER remain explicitly reserved.

6. In case of a delay in payment of a claim arising from a contract concluded with the Contracting Partner, MAUSER shall, irrespective of other rights, be entitled to make due immediately all claims arising from such contract, to demand appropriate securities and to make the execution of still outstanding Deliveries subject to the provision of an adequate security.

7. If, following the formation of the contract, a significant deterioration of the Contracting Partner's financial circumstances becomes apparent which jeopardizes a claim of MAUSER, in particular in case of a suspension of payments or a petition to open insolvency proceedings against the assets of the Contracting Partner, MAUSER shall be entitled to request a security. Should the Contracting Partner fail to provide a security within a reasonable period granted, MAUSER shall - irrespective of any other rights of rescission - be entitled to rescind or to terminate the contract.

Section 5: Transfer of Risk

1. Risk shall pass to the Contracting Partner, unless otherwise agreed, upon notification of the readiness for shipment, however, at the latest when the Delivery leaves the supply plant.

2. Should MAUSER assume the settlement of transport damages against the carrier or the insurance company on the basis of a separate agreement, the Contracting Partner is obliged to immediately submit an assignment declaration and the waybills together with an assessment of damages respectively statement of facts to MAUSER.

3. If the parties agreed on delivery free to destination, the transfer of risk pursuant to Subsection 1 of this Section 5 shall remain unaffected hereof. In this case, MAUSER only advances the freight charges for the Contracting Partner. Even if the parties agree on a different INCOTERM than EXW, the transfer of risk pursuant to Subsection 1 of this Section 5 shall remain unaffected.

Section 6: Defects

1. If the Delivery is defective at the time of transfer of risk, MAUSER is, at its own choice, entitled to remedy the defect or to deliver a replacement (hereinafter "Supplementary Performance"). Should the Supplementary Performance fail, the Contracting Partner shall be entitled to reduce the price or to rescind the contract. The Contracting Partner's claims for damages and compensation of expenses are subject to Section 7. Any further rights of the Contracting Partner shall be excluded.

2. The Contracting Partner shall only have rights arising from a material defect if the Contracting Partner notifies MAUSER in writing of the material defect imme-

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diately after receipt of the Delivery. Material defects which cannot be discovered in the course of an ordinary inspection of received goods shall be reported to MAUSER in writing immediately after their identification, otherwise the Delivery will be, also in regard of this material defect, deemed as approved. This provision shall not apply to contracts for works and services and if the defect was fraudulently concealed.

3. Place of performance of the Supplementary Performance is the supply plant of MAUSER where the Delivery derives from. MAUSER shall not be obliged to reimburse any shipping charges which were borne by the Contracting Partner as expenses for the purpose of the Supplementary Performance, to the extent that they are increased because the Delivery was transported to a different place than the initial place of destination of the Delivery.

4. It does not constitute a defect, a) if the Delivery was modified by the Contracting Partner or any other third party commissioned by the Contracting Partner after the transfer of risk, unless the defect was not caused by the modifications; b) if maintenance or repair work was not carried out properly, unless the defect was not caused by the improperly executed maintenance or repair work; or c) in case of minor hue errors and any other minor external impairments such as flash rust.

5. Any information about the product life duration provided by MAUSER shall not be deemed to constitute warranted characteristics, a warranty or guarantee or a prolongation of the limitation period of defects.

6. Unless agreed upon otherwise, MAUSER shall only be obliged to make Deliveries which are free of industrial properties rights and copyrights held by third parties (hereinafter "Property Rights") in the country of the place of delivery. Any rights of the Contracting Partner arising from infringements of Property Rights shall be excluded, insofar as the Contracting Partner is at fault for the infringement of Property Rights or if the Property Right is infringed upon as a result of special requirements laid down by the Contracting Partner. Moreover, MAUSER shall be liable for infringements of Property Rights and any other defects of title in mutatis mutandis application of the Subsections 1 and 3 to 5 of this Section 6.

Section 7: Liability for Damages and Compensation of Expenses

The following provisions shall apply in case of MAUSER's liability for damages and compensation of expenses, irrespective of the legal grounds (violations of obligations, contract, tort, etc.):

1. MAUSER shall be liable in case of intent and gross negligence, in case of death, injury or detriment of health, as well as pursuant to the German Product Liability Act in accordance with the statutory provisions.

2. In case of violations of essential contractual obligations, i.e. obligations whose violation endangers the purpose of the contract and on the observation of which the Contracting Partner generally relies and may duly rely on, MAUSER's liability shall be limited to the net value of the order, unless in case of intent or gross negligence, death, injury, or detriment of health, or a liability pursuant to the German Product Liability Act.

3. Without prejudice to Section 7 Subsection 2, MAUSER's liability arising from simple negligence shall be excluded.

4. Section 3 Subsection 8 (liability for delay) shall prevail over this Section 7.

5. To the extent that MAUSER's liability is excluded or limited, this shall also apply to the respective personal liability of the executive bodies, representatives, employees, and vicarious agents of MAUSER.

Section 8: Reservation of Ownership

1. MAUSER reserves ownership in any and all goods delivered by MAUSER (hereinafter "Reserved Goods"), until the unreserved and complete satisfaction of any and all claims which MAUSER has against the Contracting Partner for any cause in law now or in the future.

2. If the Contracting Partner infringes its contractual obligations, in particular in case of delay in payment, MAUSER is entitled to take the Reserved Goods back. MAUSER's act of taking back the Reserved Goods does not constitute a rescission from the contract, unless MAUSER explicitly declares to rescind the contract in writing. MAUSER is entitled to dispose of the Reserved Goods it has taken back; the earnings from the disposal - minus reasonable disposal costs - shall be offset against the bills receivable the Contracting Partner has against MAUSER.

3. The processing or transformation of the Reserved Goods by the Contracting Partner will always be executed for MAUSER as manufacturer in terms of Section 950 German Civil Code (*BGB*), without creating any engagement for MAUSER. If the Reserved Goods are processed together with items not belonging to MAUSER, MAUSER obtains co-ownership in the new items in the ratio of the invoice value of the Reserved Goods to the other processed items at the time of processing. Co-ownership rights of MAUSER pursuant to this provision shall be deemed as "Reserved Goods".

4. Should the Reserved Goods be inseparably combined or intermixed with other goods which are not property of MAUSER, MAUSER shall acquire co-ownership of the new item at the ratio of the value of the Reserved Goods to the other combined or intermixed goods at the time of combination or intermixture. If the combining or intermixing is carried out in a way that the property of MAUSER extinguishes due to the processing or intermixture, the Contracting Partner assigns MAUSER co-ownership in the new item already at this moment at the ratio of the value of the Reserved Goods to the other combined or intermixtured goods at the time of the combination or intermixture. The Contracting Partner shall store the created co-ownership for MAUSER. Co-ownership rights of MAUSER pursuant to this provision shall be deemed as "Reserved Goods".

5. In case of seizure or any other third parties' intervention affecting the Reserved Goods, the Contracting Partner shall immediately notify MAUSER in writing.

6. The Contracting Partner is entitled to resell the Reserved Goods in the ordinary course of business; however, already at this moment, the Contracting

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Partner assigns to MAUSER any claims against its purchasers from the resale of the Reserved Goods. If the Reserved Goods are sold together with other items which are not property of MAUSER, the assignment of the claim from the resale is limited to the invoice value of the Reserved Goods. In the event of a resale of Reserved Goods in which MAUSER holds co-ownership rights, the assignment of the claim is limited to the value of the co-ownership shares.

7. The Contracting Partner is entitled to collect the claims from the resale of the Reserved Goods.

8. MAUSER shall be entitled to revoke the authorization to resell the goods and to collect claims from the resale if the Contracting Partner is in delay in payment, or if, following the formation of the contract, a significant deterioration of the Contracting Partner's financial circumstances becomes apparent which jeopardizes a claim of MAUSER, in particular in case of a suspension of payments or a petition to open insolvency proceedings against the assets of the Contracting Partner. In these events, MAUSER may request the Contracting Partner to inform MAUSER immediately about the assigned claims and the respective debtors, provide any and all information necessary to collect the claims, hand out the corresponding documents, and inform the debtors of the Contracting Partner about the assignment.

9. MAUSER undertakes to release the securities MAUSER is entitled to upon request by the Contracting Partner to the extent that the realizable value of the securities exceeds the secured claims by more than 10%.

Section 9: Limitation Period

1. The limitation period for claims of the Contracting Partner arising from defects in quality shall be one year as of the beginning of the statutory limitation period. Notwithstanding the foregoing, the statutory limitation period shall apply a) in the event of Section 438 (1) No. 1 German Civil Code (*BGB*) (real rights of a third party), b) recourse claims pursuant to Section 479 (1) German Civil Code (*BGB*), c) fraudulent intent; d) in case of claims for damages based on intent or gross negligence, culpably caused death, injury or detriment of health, or pursuant to the German Product Liability Act.

2. As a principle, any rectification or new supply of the Delivery carried out by MAUSER is an act of goodwill and is made without acknowledgement of any legal obligation. An acknowledgement of a legal obligation causing a recommencement of the limitation period shall be deemed declared by MAUSER towards the Contracting Partner only if MAUSER declares such acknowledgement explicitly.

3. The standard limitation period (*regelmäßige Verjährungsfrist*) applicable to claims of the Contracting Partner against MAUSER is limited to two years as of the beginning of the statutory limitation period. This shall not apply to claims for damages equivalent to Section 9.1 d); these are subject to the statutory limitation period.

Section 10: Refusal of Performance, Retention, Setoff, Group Accounting Clause

1. The Contracting Partner shall not be entitled to assert a right of retention, to refuse performance, or to setoff against a claim of MAUSER, unless the counterclaim of the Contracting Partner is undisputed or has been validly decided by a final and non-appealable decision.

2. The Contracting Partner agrees that any company of the Mauser group located in the Federal Republic of Germany (see Section 1 Subsection 1) may setoff against claims of the Contracting Partner any claims which either the respective company itself or any other company of the Mauser group located in the Federal Republic of Germany can assert against the Contracting Partner. Upon request, MAUSER shall disclose to the Contracting Partner the aforementioned companies which are entitled to setoff. Besides, the statutory requirements shall apply to the setoff.

3. The Contracting Partner agrees that any company of the Mauser group located in the Federal Republic of Germany (see Section 1 Subsection 1) may setoff, against claims of the Contracting Partner, any and all claims which it is entitled to assert against a company which is - directly or indirectly - controlled by the Contracting Partner, controls the Contracting Partner or is controlled together with the Contracting Partner. The Contracting Partner shall obligate the companies which are directly or indirectly controlled by the Contracting Partner, control the Contracting Partner or are controlled together with the Contracting Partner in accordance with its own obligation. Besides, the statutory requirements shall apply to the setoffs.

Section 11: Data Privacy

MAUSER points out that personal information (such as the name, occupational title, industry sector or business designation, phone number, and email address) of the Contracting Partner or his employees will be saved in order to establish, execute, or terminate any contractual or similar obligations with the Contracting Partner.

Section 12: Place of Jurisdiction, Place of Performance, Applicable Law, Language, Severability

1. Place of jurisdiction for any and all disputes arising out of or in connection with the contract shall be Cologne. This shall also apply to summary procedures where plaintiff relies entirely on documentary evidence (*Urkundsprozess*) and special procedures deciding claims arising out of a bill of exchange (*Wechselprozess*). However, MAUSER shall also be entitled to seek action against the Contracting Partner at the place of general jurisdiction of the Contracting Partner or before any other competent court.

2. Place of performance is the place of business of the supply plant of MAUSER where the Delivery derives from.

3. Any and all legal relations between MAUSER and the Contracting Partner shall exclusively be governed by the laws of the Federal Republic of Germany under exclusion of the United Nations on Contracts for the International Sale of Goods (CISG).

4. Should one or several provision(s) of these Terms of Delivery or of the contract be or become invalid or inexecutable, the validity of the contract shall not be affected hereof.

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CONDITIONS GENERALES DE VENTE

Texte établi en conformité avec les dispositions arrêtées par les Organisations Professionnelles.

Par le seul fait de la commande, le client reconnaît avoir pris connaissance de nos conditions générales de vente et les accepter. Toute clause contraire qui n'a pas fait l'objet d'une acceptation expresse de notre part ne nous serait pas opposable.

1 - RESPONSABILITE DANS LES COMMANDES

Nos tarifs et conditions de vente ne constituent pas offre. La commande ne nous engage qu'après confirmation écrite de notre part. Les prix sont révisables conformément aux formules de variation en usage dans la profession et compte tenu de la législation en vigueur lors de la facturation.

2 - ANNULATION DES COMMANDES

Toute annulation de commande devra être notifiée par écrit au Siège Social de la Société et acceptée par nous.

En cas d'annulation ou de suspension de commande d'outillages, le montant des frais engagés par nous sera facturé au client.

En cas d'annulation ou de suspension de commandes d'emballages et de pièces, tous les emballages et pièces terminés ou en cours de fabrication seront livrés et facturés de même que les matières premières et accessoires spécialement approvisionnés pour l'exécution de ladite commande.

3 - CONDITIONS D'EXECUTION

3.1 Nous nous réservons une tolérance dans les livraisons de quantités par rapport à celles effectivement commandées, sous réserve que la différence n'excède pas 10 % par unité de conditionnement de livraison.

3.2 Les poids, contenances et cotes indiqués dans nos offres sont moyens et non rigoureux, les tolérances de poids et d'épaisseur découlent de celles qui nous sont imposées par nos fournisseurs de matières premières et nos techniques de fabrication.

3.3 Nous ne garantissons pas la conformité des teintes et couleurs en cours de fabrication avec celles des échantillons, les teintes de nos produits, couleurs et décors, dépendant elles-mêmes des tolérances qui nous sont imposées par nos fournisseurs de matières premières.

3.4 Sauf convention expresse contraire les concernant, les outillages construits ou achetés spécialement par nous pour l'exécution des commandes de pièces de nos clients, demeurent, après exécution de la commande, la propriété de notre Société quelles que puissent avoir été les avances ou participations reçues par elle. Sauf convention contraire, les participations restent acquises à notre Société.

4 - MODALITES DE REGLEMENT

4.1 A défaut de convention particulière écrite sur l'accusé de réception de commande, nos factures s'entendent payables par traite acceptée à 30 jours nets, date d'émission de facture, sans escompte, même en cas de règlement anticipé.

4.2 De convention expresse et sauf report sollicité à temps et accordé par nous, le défaut de paiement de nos fournitures à l'échéance fixée à l'alinéa précédent entraînera :

- l'exigibilité immédiate de toutes les sommes restant dues, quel que soit le mode de règlement prévu (par traite acceptée ou non) ;
- l'intervention contentieuse de nos services ou de tout organisme mandaté par nous ;
- l'exigibilité, à titre de dommages et intérêts et de clause pénale, d'une indemnité égale à 1,5 fois le taux de l'intérêt légal avec un minimum de 1% par mois des sommes dues, outre les frais judiciaires éventuels.

5 - LIVRAISONS

Les dates d'expédition mentionnées ne sont données qu'à titre indicatif. En aucun cas, notre Société ne pourra être rendue responsable pour des retards de livraison. Toute impossibilité de livrer due à des cas de force majeure ou cas fortuits, libère la Société de l'obligation d'exécuter les ordres.

6 - RESPONSABILITE

Les réclamations qui ne seront pas faites par écrit dans le courant du mois qui suit la date de l'expédition seront réputées tardives et ne pourront pas être prises en considération.

Les réclamations pour défaut de fabrication relatives à une livraison donnée ne seront prises en considération que si elles portent comme il est d'usage, sur plus de 3 % de la quantité livrée. De convention expresse, notre responsabilité se limite, en pareil cas, au remplacement d'un nombre égal à la différence entre le total des articles reconnus défectueux et le pourcentage précité, à l'exclusion de toute indemnité de quelque nature que ce soit.

En aucun cas, notre responsabilité ne pourra s'étendre aux dommages directs ou indirects que pourraient entraîner chez nos clients les conséquences de la non-livraison ou les défauts de fabrication.

Nos clients sont seuls à connaître la composition, le comportement de leurs produits, ainsi que les conditions de transport, de manutention et de stockage, et par là-même, leur compatibilité avec les emballages et pièces que nous leur livrons. Il leur appartient à ce sujet d'effectuer les essais qu'ils jugent nécessaires. Ils sont, en conséquence, seuls responsables des dommages qui pourraient survenir du fait de la composition, du comportement ou de la compatibilité de leurs produits avec nos emballages et pièces.

Les renseignements que nous communiquons à nos clients sur nos emballages et accessoires ne sont donnés qu'à titre indicatif et sans engagement de notre part.

7 - CLAUSE DE RESERVE DE PROPRIETE

Le vendeur conserve la propriété des marchandises jusqu'au paiement intégral de son prix.

L'acheteur supporte la charge des risques en cas de perte ou de destruction des marchandises livrées. Il supporte également les charges de l'assurance.

8 - RETOURS

Tout retour de marchandises en nos usines doit préalablement avoir reçu notre accord. Lorsque nous acceptons des retours de marchandises, celles-ci doivent nous parvenir en l'état d'origine, sans avoir été utilisées. Nous ne pouvons en donner avoir qu'après vérification et acceptation par nous, dans nos magasins, de leur caractère défectueux.

9 - TRANSPORTS

Nos marchandises voyagent aux risques et périls de l'acheteur, quels que soient le mode de transport et les conditions de livraison, même dans le cas où les prix sont établis "franco de port".

10 - ATTRIBUTION DE JURIDICTION

Pour toute contestation de quelque nature que ce soit, attribution de juridiction est faite aux Tribunaux compétents du Siège Social de notre Société, même en cas d'appel en garantie ou de pluralité de défendeurs. Les différents modes de livraison ou de règlement n'apportent ni novation, ni dérogation à cette attribution exclusive de juridiction.

GENERAL TERMS OF SALE

This text conforms to the provisions approved by the professional organizations.

By placing this order, the customer acknowledges familiarity with and accepts our general terms of sale. No clause to the contrary not expressly accepted by us is binding on us.

1 - LIABILITY ON ORDERS

Our prices and our terms of sale are not offers. The order is binding on us only after written confirmation by us. The prices are subject to adjustment according to the escalation formulas in use in the business and based on the legislation applicable on the billing date.

2 - CANCELLATION OF ORDERS

All order cancellations must be notified in writing to the main office and accepted by us.

In the event that an equipment order is cancelled or suspended, the expenses incurred by us will be billed to the customer.

In the event that a packaging and article order is cancelled or suspended, all packages and articles that are completed or are in the process of being manufactured will be delivered and billed, as will raw materials and secondary equipment purchased for the completion of the order in question.

3 - PROCESSING CONDITIONS

3.1 We reserve a tolerance in deliveries of quantity in relation to the quantity ordered under the condition that the difference does not exceed 10% per unit of conditioning per delivery.

3.2 The weight, volume and dimensions indicated in our offers are averages; the tolerances of weight and thickness result from those which were imposed on us by our suppliers of raw material and our manufacturing processes.

3.3 We do not guarantee the congruity of tints and colours in the process of fabrication with that of our samples, the tints of our products, colours and backgrounds, themselves dependent upon the tolerances that were been imposed on us by our suppliers of raw materials.

3.4 Excluding express agreement to the contrary, the equipment built or bought by us to complete orders of our customer's articles remain, after the completion of the order, the property of our company regardless of advances or shared expenses that it may have received. Excluding agreement to the contrary, the shared expenses remain the property of our company.

4 - TERMS OF PAYMENT

4.1 If no specific written agreement exists concerning the acknowledgment of receipt of the order, our invoices will be paid by a bank draft honoured 30 net days after the date the invoice was sent, without discount, regardless of anticipated payments.

4.2 By express agreement and excluding timely requests that we agree to accommodate, payment for our supplies not received by the date specified in the preceding paragraph will result in:

- Immediate liability of all outstanding amounts, whatever method of payment was foreseen (by honoured bank draft or not);
- Contentious intervention of our services or of all organizations mandated by us;
- Liability, corresponding to damages and interest and to the penalty clause, of an indemnity equal to 1.5 times the rate of legal interest with a minimum of 1% of the total amount due per month, excluding any legal fees.

5 - DELIVERIES

The shipping dates mentioned are given as guidelines only. In no case can our company be held responsible for delays in delivery. Failure to deliver due to acts of God or fortuitous events releases the company from the obligation to carry out the orders.

6 - LIABILITY

No claims not asserted in writing will be entertained.

Claims against faulty manufacturing relative to a delivery made will not be taken into consideration unless they bear upon, as is customary, more than 3% of the delivered quantity. In this event, by express agreement, our responsibility is limited to replacing the number of articles equal to the difference between the total number of articles recognized as defective and the percentage cited above, excluding indemnity of any nature.

In no event will we be held responsible for damages, direct or consequential, that may result in non-delivery or manufacturing defects for our customers.

Only our customers can be fully aware of the makeup and performance of their products, as well as their products' carriage, handling and storage conditions and their products' compatibility with the packaging and articles that we deliver. It is their responsibility to perform assays that they deem necessary. Consequently, they alone are responsible for damages that may result from the make-up, performance or the compatibility of their products with our packaging and parts.

The information that we give our customers regarding our packaging and parts is for informational purposes only and implies no obligation on our part.

7 - OWNERSHIP RESERVATION CLAUSE

The seller retains ownership over the goods until the entire payment has been received.

The buyer assumes responsibility for all risks of loss or damage to the delivered goods.

The buyer also assumes responsibility for insurance.

8 - RETURNS

Merchandise may be returned to us only with our prior approval. When we accept returns, the merchandise must be received by us in original condition, without having been used. We can issue a credit only after we have verified and accepted in our stores the defectiveness thereof.

9 - CARRIAGE

Our merchandise travels at the buyer's risk, regardless of the means of transport and the conditions of delivery, even if the prices are quoted "freight paid".

10 - JURISDICTION

The competent courts having jurisdiction over this company's main office have jurisdiction over all litigation of any kind, even in event of redress to the warranty or multiplicity of defendants. The terms of delivery or payment do not novate or derogate from this assignment of exclusive jurisdiction.

Schedule 4
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

General Terms and Conditions of Sale

I. General

Only the terms and conditions below shall apply for all offers, goods and services, unless an express agreement has been made to the contrary. The terms and conditions of the Party placing an order differing from ours shall not be binding on us even if we do not expressly reject them. Verbal agreements associated with entering into the contract shall only become valid once we have confirmed them in writing.

II. Offers

Our offers are subject to change without notice. The purchase contract shall be established once we have confirmed the order confirmation in writing or when we carry out the contract.

III. Prices, Payments

As a rule our prices shall be free rail truck or lorry ex works for payment in cash in full. These prices are exclusive value added tax which is to be shown separately in the invoice.
Our invoices are payable within 30 days from the date of invoice in cash in full, unless an express agreement has been made to the contrary in writing. All payments are to be made directly to us. Promissory notes and non-accepted drafts will not be accepted as methods of payment. If, by special agreement, promissory notes or drafts are accepted as payment, the discount rates in force at the town in which the supplier's works are located shall be charged. If drafts are accepted at towns without a Bundesbank office or in countries other than Germany, we shall not accept any responsibility for having to present and protest drafts on time. All the costs incurred shall be for the account of the Buyer. Credits for drafts and cheques shall always be subject to the receipt on the value date being the date on which we have access to the counter value.
Agreed prompt payment discounts shall only be allowed when payment is made in cash if we are able to dispose of the invoiced sum within 10 days from the date on which the invoice was raised.
In the event of a default in payment by the Party placing an order we shall invoice interest at 8 percentage points above the base rate.
Offsetting and rights of retention against our demands for the payment of the purchase price shall be subject to our consent, provided that the counter claims of the Party placing an order are not unconfirmed or have not been declared final and absolute in a court of law.

IV. Order

The condition of the goods is to be stated with sufficient precision in each order. We shall not be liable for defects and damage caused by incomplete and imprecise statements e.g. "as normal".

V. Order confirmation, Authorisation to close a deal

Only our sales department is authorised to issue order confirmations. Agreements with representatives shall only apply if they are confirmed in writing by our works. In cases of doubt verbal agreements shall not constitute an implied waiver of the requirement for written form.

VI. Delivery period, Withdrawal

We reserve the right to agree a separate delivery period for each individual order or call-off. It shall always be the date of our final order confirmation letter which determines the delivery date. The stated delivery periods shall not be regarded as having been transgressed for a period of time up to 2 weeks. Contractual penalties for delays in delivery shall be ruled out, other compensation claims for damages shall be limited to delays caused by intent or gross negligence. If no specific acceptance period has been agreed for sales to be called off at a later date, the call-off is consequently to be made by the Buyer in good time so that we are able to deliver within a reasonable period of time. Irrespective of the right of withdrawal in accordance with § 437 No. 2 of the (German) Civil Code [BGB], the Party placing an order shall only be entitled to withdraw from the contract on account of non-compliance with the delivery period or if the performance has not been rendered in compliance with the contract in those cases in which we are to blame for non-compliance with the delivery period or for the performance not being rendered in compliance with the contract and the Party placing an order has set us an appropriate subsequent period in writing beforehand within which to render performance.

VI. Carrying out a contract

In the absence of agreements to the contrary, we shall be entitled to supply our standard version if no queries are raised by the Buyer, and we shall also be entitled to carry out design changes not detrimental to the fitness for use of the delivered goods without notifying the Buyer separately. All information in our offers, order confirmations etc. on dimensions, weight and content shall be subject to normal tolerances. The terms and conditions of the German Standards Committee shall apply for material thicknesses, quality and weights. When several items are delivered the tolerance shall not refer to individual items or to a subset selected from the consignment as a whole. For sizeable orders and special productions we shall be allowed discrepancies in the number of units ordered arising as a result of being us being supplied with too much or too little raw material up to within reasonable limits, or as a result of the production of small production runs being uneconomic when a customer asks for a specific mould. We shall be allowed to deliver part deliveries to a reasonable extent and we shall be allowed to invoice such part deliveries.

VII. Dispatch and Passing of risk

The risk of dispatch shall in all cases, even in those in which goods are dispatched carriage free, pass over to the Buyer when the goods leave our works. The weights and unit quantities noted in our works shall apply when invoicing. Damage and losses which occur in transit shall be for the Buyer's account. In so far as we, by way of exception, deal with the damage in transit with the railway, the transport company or the insurance company, the consignee shall have to hand over the waybills with a note about the damage and a record of the facts and circumstances relating to the damage as well as a declaration of assignment to us. In every case the consignee shall have to ensure that he takes measures to secure compensation claims if goods are sent by rail or hauliers in that damage, losses and reductions in weight are certified by the railway and / or haulage company before it takes delivery of a consignment.
In so far as the normal terms of delivery such as FOB, CIF, CFR etc. should be used, Incoterms 2000 shall be used for their interpretation.

IX. Inability to deliver

Events of force majeure or operational disruptions, regardless of whether they have arisen as a result of shortages in raw materials or working materials, strikes or lock outs, shortages in goods, energy shortages, fire, explosions and war, blockages of railway lines or for other causes, shall entitle us to either extend the delivery period or to cancel part or all of the supply contract. The Buyer shall not be entitled to claim compensation as a result, unless we have caused the inability to supply intentionally or as a result of our gross negligence.

X. Non-fulfilment by the Buyer

If the Party placing an order fails to observe the period allowed for the acceptance of the goods or payment of the purchase price, we may consequently withdraw from the contract in accordance with § 323 BGB or demand compensation for damages in accordance with § [illegible] BGB.

XI. Warranty and compensation claims for damages

Identifiable defects in the delivered goods have to be notified in writing within two weeks. Concealed defects are to be notified straight away once they have been discovered. If a delivery should be incomplete, a complaint is to be made immediately upon receipt of the consignment. Minor discrepancies in shades of colour are unavoidable and shall not be regarded as defects.
All notified defects are to be sent to the supplier himself and not to his representatives. If the goods are faulty, and if the consignee has sent notification on time, we shall consequently be obliged to rectify the defective items or replace them with perfect items as we see choose. The consignee shall not be entitled to any other claims under warranty. If however, our subsequent improvement or replacement delivery is unsuccessful for once and for all, the Buyer may consequently, as he chooses, demand a reduction in remuneration or withdraw from the contract. The Party placing an order may only demand compensation for damages in accordance with the following paragraph 3 below provided that a quality guarantee has not been given or a defect has been maliciously concealed. The warranty period shall expire 1 year after the goods have been delivered.
Other compensation claims for damages which the Party placing an order – regardless of which legal reason – asserts against us, shall be restricted to the value of the delivered goods unless we are guilty of intent or gross negligence, the Buyer suffers death, personal injury, or physical harm or an important contractual duty has been breached. In that case our liability shall be limited to the foreseeable damage typical for the contract, except in cases of intent. We shall not be liable if the goods have been modified by the Party placing an order once they have been delivered or if maintenance and repair has not been carried out by us, unless the defect is not based on these modifications or repair and maintenance work.
A statutory or officially prescribed statement on useful service life shall not be regarded as a warranted quality, an extension of the warranty period or special guarantee.
We shall not be liable for the suitability of our products for a specific purpose, unless, by way of exception, an agreement has been made to the contrary in a specific case. Information and recommendations on which of our packing products are suitable for the goods to be packed shall be passed over to the best of our knowledge on the basis of the state-of-the-art technology at that time, without us furnishing a guarantee for this information being correct. The checking of the suitability of our packing products for the Customer's goods to be packed is the incumbent upon the Customer alone, in particular for hazardous goods. This shall not apply in so far that the Customer has appointed our certified test institute for material goods with conducting a check.

XI. Packing

Packing will be invoiced at cost. Crates, boxes, baskets, barrels, protective equipment for flat wagons with side stanchions are to be returned to us free of charge and shall be credited at up to 2/3 of the invoiced amount depending on the extent to which they can be reused. No other packing materials other than those stated above can be taken back.

XII. Reservation of title

We shall retain title to the goods delivered by us as long as we have accounts receivable from the Party placing an order under our business relationship. This shall also apply for individual accounts in a current account. In spite of us retaining title to delivered goods the Buyer shall bear the risk of loss, destruction and deterioration of the goods.
Our right of ownership shall extend to new goods created as a result of processing, mixing, blending or filling. If our goods are joined to goods belonging to third parties having title to their goods, we shall consequently acquire co-ownership in proportion to the value of our goods to the goods of the third party. The Party placing an order is obliged to look after the goods subject to the reservation of title carefully and in safekeeping for us. The Party placing an order must notify us straight away by means of a registered letter of a levy of execution or any other impairment of his rights by third parties.
If the Party placing an order sells the goods subject to the reservation of title to a third party, the account receivable against the third party shall be regarded as having been assigned to us. At our request the Party placing an order shall undertake to notify the buyer of this assignment and to pass over the information we require to assert our rights against the third party.
The assignments shall secure the accounts receivable to which we are entitled under the business relationship between us and the customer up to an amount exceeding the outstanding accounts receivable by 20%. Accounts receivable will not be assigned to us over and above this amount.
The Party placing an order may only sell our goods subject to reservation of title in the course of a normal business transaction. This authorisation shall lapse if the Party placing an order is in default with his obligations to us, if he becomes insolvent or if an application is made for judicial composition, bankruptcy or similar proceedings or such proceedings are instigated.

XIV. Data protection

The Buyer takes note that on the basis of the contract we shall save personal information for the purposes of automatic processing (raising invoices, bookkeeping). No data other than that included in this contract shall be saved.

XV. Applicable law

The contractual relationship shall be governed by the law of the Federal Republic of Germany. The United Nations Convention on the International Sale of Goods dated 11.04.1980 shall not apply.

XVI. Place of fulfilment and Place of jurisdiction

The place of fulfilment is our supply factory. Irrespective of the value in dispute, Cologne shall be agreed on the place of jurisdiction, even if a sale or delivery should be free destination. In this case the freight is only to be regarded as having been paid out in advance for the Buyer. The agreement on the place of jurisdiction shall also apply for legal disputes in proceedings restricted to documentary evidence and proceedings based on bills of exchange or promissory notes. If the Buyer is not a registered trader, the agreement on the place of jurisdiction shall only apply for summary proceedings for recovering a debt.

[illegible]

Schedule 4
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

CONDIZIONI GENERALI DI VENDITA

1. Generalità
Le seguenti condizioni generali regolano i termini e le condizioni di vendita e di fornitura dei beni individuati nell'ordine dell'Acquirente. Eventuali condizioni contrastanti o divergenti o altre limitazioni poste dall'Acquirente non vengono riconosciute, a meno che la Venditrice non ne abbia dato esplicita conferma per iscritto.

2. Offerte e ordini

a. Gli ordini dell'Acquirente sono irrevocabili solo se confermati per iscritto dalla Venditrice (anche con fattura o bolla di consegna).
b. L'esecuzione dell'ordine da parte della Venditrice comporta accettazione dello stesso.
c. Qualora l'Acquirente receda unilateralmente dall'ordine, la Venditrice provvederà ad addebitare a quest'ultima i costi sostenuti.
d. Se successivamente alla conferma dell'ordine la Venditrice venga a conoscenza di protesti, sequestri, pignoramenti ed in genere atti pregiudizievoli a carico dell'Acquirente, o risulti evidente che l'Acquirente si trova in condizioni di difficoltà finanziaria, la Venditrice potrà, a sua scelta sospendere il contratto ed esigere particolari garanzie, oppure risolvere il contratto per inadempimento dell'Acquirente, ai sensi dell'art. 1456 c.c., mediante comunicazione da inviarsi a mezzo di lettera raccomandata a.r.

3. Prezzi
Il prezzo di vendita, al netto di IVA e contributo CONAI, ove non specificato, è quello del listino della Venditrice in vigore alla data del perfezionamento del contratto.

4. Pagamenti

a. I pagamenti valgono come effettuati dall'Acquirente solo quando l'importo è definitivamente a disposizione della Venditrice su uno dei suoi conti.
b. Si esclude ogni diritto dell'Acquirente ad effettuare trattenute. L'Acquirente può ricorrere a compensazioni solo nel caso di crediti non contestati o legalmente determinati.
c. Il ritardo nei pagamenti fa maturare interessi di mora al tasso previsto dall'art. 5 del D.Lgs. 231/2002.

5. Cessione del credito
L'Acquirente dichiara di accettare fin d'ora, ai sensi e per gli effetti dell'art. 1264 cod. civ., l'eventuale cessione del credito vantato dalla Venditrice nei propri confronti alla società di factoring od equivalente, esonerandola espressamente da ogni altro onere di notifica, eccetto la conferma dell'intervenuta cessione a mezzo raccomandata o fax.

6. Forniture

a. Il termine di consegna decorre dal momento in cui la Venditrice comunica all'Acquirente la conferma dell'ordine di acquisto.
b. Qualora sussistano pagamenti insoluti, anche relativamente a precedenti forniture, la Venditrice ha facoltà di sospendere l'esecuzione dell'ordine sino a che i pagamenti non siano stati effettuati e le siano state fornite idonee garanzie per le rate a scadere.
c. La Venditrice si impegna a rispettare i termini di consegna pattuiti, computati in giorni lavorativi. Eventuali ritardi rispetto ai termini concordati verranno tempestivamente comunicati all'Acquirente.
d. Il termine di consegna può essere altresì prorogato per effetto di cause di forza maggiore, quali ad esempio: scioperi (anche aziendali), serrate, incendi, divieti di importazione, ritardati rifornimenti di materie prime o limitazioni delle fonti energetiche ed altri fatti che impediscano o ritardino la produzione. In questi casi la Venditrice non potrà essere ritenuta responsabile del ritardo nella consegna.
e. E' facoltà della Venditrice di procedere a consegne parziali, previo avviso all'Acquirente.
f. La consegna si intende comunque eseguita, ad ogni effetto, presso lo stabilimento della Venditrice, allo scadere del ventesimo giorno dall'avviso di approntamento dei prodotti. Da tale momento tutti i rischi della merce si trasferiscono all'Acquirente e sono a suo carico anche le spese da magazzinaggio, custodia, manutenzione, ed assicurazione.
g. Trascorsi venti giorni solari dalla data di ricevimento dell'avviso di approntamento, senza che l'Acquirente abbia provveduto a ritirare o far ritirare i prodotti, o senza che la Venditrice abbia potuto provvedere alla consegna, la stessa potrà provvedere alla vendita in danno dell'Acquirente ai sensi dell'art. 1515 c.c..

7. Spedizione
La merce viaggia a rischio e pericolo dell'Acquirente per vendite effettuate franco partenza. Quando l'Acquirente non specifichi tempestivamente il mezzo di spedizione, esso verrà scelto da chi spedisce, senz'alcuna responsabilità da parte della Venditrice.

8. Contestazioni e reclami

a. Eventuali reclami vengono presi in considerazione solamente se notificati per iscritto e se debitamente circostanziati e corredati dei necessari documenti giustificativi, in modo da consentire alla Venditrice un tempestivo e completo controllo.

Schedule 4
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

b. Nel caso di vizi occulti il reclamo deve essere inoltrato per iscritto subito dopo il loro accertamento, al più tardi però entro 5 mesi dal ricevimento della merce. L'onere della prova del vizio occulto è carico dell'Acquirente.

c. La merce contestata può essere restituita soltanto dietro esplicito consenso della Venditrice.

9. Informativa ai sensi del Codice in materia di protezione dei dati personali

Ai sensi e per gli effetti dell'Art. 13 del D.Lgs. 30 giugno 2003 n. 196 (Codice in materia di protezione dei dati personali, di seguito il "Codice") il Cliente dichiara di essere pienamente informato circa (i) le finalità e le modalità dei trattamenti dei propri dati personali comunicati all'atto di accettazione ovvero nel corso di esecuzione del presente contratto, (ii) la registrazione di tali dati su supporti elettronici protetti e trattati in via riservata dal Fornitore e/o da società fornitrici di servizi al Fornitore, o società controllate, controllanti o sotto comune controllo con il Fornitore, anche all'estero, per le proprie finalità istituzionali e comunque connesse o strumentali alle proprie attività e all'esecuzione del presente contratto, (iii) i diritti di cui agli articoli 7 e seguenti del Codice con particolare riguardo alla possibilità di accesso, integrazione, modificazione, cancellazione dei dati personali o di opposizione in tutto o in parte al relativo utilizzo ai fini ivi specificati. Il titolare del trattamento è Mauser Italia S.p.A.

10. Foro giudiziario competente

Per ogni eventuale controversia è riconosciuta la competenza esclusiva del Foro di Milano. Sarà tuttavia in facoltà della Venditrice di adire a sua scelta uno degli altri Fori competenti a norma di legge.

11. Legge applicabile

Le presenti condizioni generali di vendita e di fornitura sono regolate dalla legge italiana.

Grezzago, novembre 2009

Mauser Italia S.p.a.
Via Lazio, 16
I – 20056 GREZZAGO (MI)
Tel. 0039 02 9093651
Fax 0039 02 909365238
mailto: info.it@mausergroup.com

Schedule 4
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

1. PRICES. Seller reserves the right to change its price to Buyer for any goods referenced herein in Seller's price for such goods in effect at the time of shipment. A revision in Seller's published price list for such goods and/or the specification of a revised price in Seller's invoice to Buyer for such goods shall constitute notice to Buyer of the price change. Unless Buyer otherwise advises Seller promptly after Buyer has first been so notified as to any such price change, Buyer shall be deemed to have accepted the price change. If Buyer does not accept the changed price Buyer shall immediately notify Seller, and if the goods have already been shipped, Buyer shall accept Seller's directions regarding disposition of the goods.

2. SELLER'S TERMS TO GOVERN. Only the terms and conditions stated herein and on Seller's Order Confirmation shall be binding upon Seller, and no modification thereof whether in Buyer's purchase order, shipping release forms or otherwise shall obligate Seller unless signed by Seller's authorized representative. If the terms and conditions herein stated are not acceptable, Buyer must notify Seller immediately.

3. TAXES. All prices are subject to addition of any Federal, State or local taxes applicable to the sale, purchase, delivery, storage, processing or use of the product covered hereby. Any such tax shall be for the account of Buyer.

4. TRANSPORTATION CLAIMS. The responsibility of the Seller shall cease upon delivery of goods in condition to the carrier. Since all goods are shipped at Buyer's risk, they should be examined carefully before signing delivery receipts. If carrier tenders delivery of goods in bad condition or if packages delivered do not check with number called for on freight bill, Buyer should insist on carrier's agent making notation of condition or shortage on delivery receipt. This will enable Buyer to secure prompt payment of claim for damaged or lost material.

Sometimes damage or loss is not readily apparent. It is suggested that Buyer thoroughly inspect each shipment as soon as it is received for concealed loss or damage. If found, notify carrier's agent immediately, requesting inspection, since under usual carrier's procedure, claims are not entertained without inspection. If agent will not make inspection, Buyer should file an affidavit with his claim certifying the date inspection was requested.

5. WARRANTIES. SELLER MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUYER ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE BY SELLER OR ON ITS BEHALF, EXCEPT THAT THE GOODS COVERED BY THIS INVOICE SHALL BE OF THE STANDARD QUALITY OF SELLER. BUYER ASSUMES ALL RISK AND LIABILITY RESULTING FROM ITS USE OF THE GOODS, INCLUDING WHEN USED IN COMBINATION WITH OTHER PRODUCTS OR MATERIALS. SELLER NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR SELLER ANY OTHER LIABILITY IN CONNECTIONS WITH THE SALE OR USE OF THE GOODS SOLD. THE GOODS ARE NOT INTENDED FOR USE AS STORAGE CONTAINERS EXCEPT WHEN SUCH USE IS INCIDENTAL TO SHIPPING.

6. DELIVERY. Seller shall be under no liability for damages by failure to make, or delay in, delivery due to circumstances beyond its control, including but not limited to, acts of God, acts of Buyer, acts of civil or military authorities, priorities, fires, floods, epidemics, quarantine restrictions, war, riot, delay in transportation, car shortages, strikes, differences with workmen or other labor trouble and inability to obtain necessary labor, materials, or manufacturing facilities.

7. CLAIMS. The Buyer hereby waives any right of rejection or revocation of acceptance or any claim or defense based upon the quality of the goods specified herein unless (1) within ten (10) days after Buyer learns of the defect complained of, but in any event within ninety (90) days of receipt of shipment, Buyer sends to Seller at the address given on the Front Page of this form a letter by certified mail return receipt requested, specifying the nature of the complaint and (2) Buyer preserves the shipment or portion thereof complained of in order to enable Seller to substantiate the basis of the Buyer's complaint. Compliance by the Buyer with these conditions precedent shall not constitute an admission by the Seller of the merits or amounts of the Buyer's claim or defense.

8. CREDIT. Credit for goods found to be defective or subnormal shall be allowed only if returned, after specific authorization is obtained from the Seller, to a location designated by Seller, within a reasonable time period to be specified by the Seller.

9. SELLER'S LIABILITY. No claim of any kind whether as to goods delivered or for non-delivery of goods shall be greater in amount that the purchase price paid for the goods in respect of which such damages are claimed and in no event shall Seller be liable for pro spective profits or consequential damages. No charges or expenses incident to any claims will be allowed unless approved by an authorized representative of Seller. Goods shall not be returned to Seller without Seller's permission.

10. LOSS OF CREDIT. In the event Buyer fails to fulfill the terms of payment, or in case Seller shall have any doubt at any time as to Buyer's financial responsibility, the Seller may at any time without affecting the obligation of the Buyer to complete the contract, limit or withdraw the credit of the Buyer and may receive a satisfactory security or payment prior to any delivery. Upon failure of Buyer to make such payment, Seller reserves the right, in addition to all other rights, to cancel and sell the undelivered goods as scrap and hold Buyer for any loss.

11. DEFAULT IN PAYMENT OF INVOICE. If payment is in default for any one invoice covering goods sold to Buyer by Seller, then Seller, at its option, may declare all invoices regardless of their terms and due date and whether or not under this contract, due and payable at once, and may delay any further shipments until the default is cured.

12. INTEREST. Seller has the right to charge interest not to exceed 1 ½percent per month on all amounts past due.

13. NON-WAIVER. The Seller's failure to exercise any right hereunder, or to insist upon strict performance of any provision of this agreement, or to take any action permitted on a breach by the Buyer, shall not be deemed a waiver thereof or of any other rights in the performance of or compliance with any of the terms of this agreement.

14. FAIR LABOR STANDARDS ACT. We hereby certify with respect to goods manufactured by us, that goods were produced in compliance with all applicable requirement of Section 6, 7 and 12 of the Fair Labor Standards Act of 1938 as amended.

Schedule 5

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 5

CHARGES AND EXPENSES

1.	CALCULATION OF THE CHARGES

1.1	For each Charges Period and for each relevant currency (namely, either EUR, USD, GBP and CAD), the Charges shall be calculated (on the Calculation Date immediately preceding the end of such Charges Period) as follows:

(i)	“Funding Costs” = the sum of the Funding Costs in EUR, the Funding Costs in CAD, the Funding Costs in USD and Funding Costs in GBP

whereby:

“Funding Costs in EUR” = the sum of:

(x)	the product of:

(1)	the Funding Rate,

(2)	the Current Portion of the GIPP corresponding to the Purchased Receivables in EUR as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 360 days,

and

(y)	the product of:

(1)	60 bps,

(2)	the Maximum Program Amount minus GIPP as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 360 days,

“Funding Costs in CAD” = the sum of:

(x)	the product of:

(1)	the Funding Rate,

(2)	the Current Portion of the GIPP corresponding to the Purchased Receivables in CAD as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 360 days,

“Funding Costs in GBP” = the product of:

(1)	the Funding Rate,

Schedule 5

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(2)	the Current Portion of the GIPP corresponding to the Purchased Receivables in GBP as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 365 days,

“Funding Costs in USD” = the product of:

(1)	the Funding Rate,

(2)	the Current Portion of the GIPP corresponding to the Purchased Receivables in USD as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 360 days,

(ii)	“Administration Costs” = the product of:

(1)	the Administrator Fee Rate,

(2)	the Global Portfolio as of the previous Calculation Date, and

(3)	the number of days in the current Charges Period / 360 days,

Where “Administrator Fee Rate” means 5 bps per annum.

and

(iii)	“Servicing Cost” = the aggregate sum of the Servicing Fees corresponding to the tasks and duties to be performed by the Servicers under the Program, which shall in aggregate (for the group of Servicers) be equal to 0.25% (per annum) computed monthly on the basis of the Global Portfolio in EUR as of the previous Calculation Date (and multiplied by the number of days in the relevant Charges Period / 360 days) payable (excluding any taxes) in accordance with Clause 5 of the Servicing Agreement.

Where “Funding Rate” means

(i)	with respect to CAD, Base Rate in CAD plus the Applicable Margin in CAD;

(ii)	with respect to GBP, Base Rate in GBP plus the Applicable Margin in GBP;

(iii)	with respect to USD, Base Rate in USD plus the Applicable Margin in USD; and

(iv)	with respect to EUR, Base Rate in EUR plus the Applicable Margin in EUR.

1.2	In accordance with Schedule 5, the Charges will be due as from the first Settlement Date following the First Purchase Date, payable in arrears and taken from the Total Collections according to the priority of allocation defined in Clause 10.

1.3	The selection of the source of funding shall in all events be in the sole discretion of the Purchaser.

Schedule 5

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

2.	EXPENSES

2.1	The Originators agree to pay on demand all reasonable costs and expenses that the Transaction Administrator and the Purchaser incurred in connection with the preparation, execution, delivery, administration, amendment or modification of, or any waiver or consent issued in connection with, the Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Transaction Administrator and the Purchaser with respect thereto, and with respect to advising the Purchaser, and the Transaction Administrator as to their respective rights and remedies under the Agreement and the other documents to be delivered thereunder or in connection therewith, and all out of pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Transaction Administrator or the Purchaser in connection with the enforcement of the Agreement and the other documents to be delivered thereunder or in connection and therewith, including any restructuring or workout of the Agreement, or such documents, or the administration of the Agreement following a Termination Date. All expenses will be documented with reasonable detail.

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 6

FORMS OF TRANSFER DOCUMENTS

PART 1

DUTCH TRANSFER DEED

This deed (the “Deed”) is dated [●] and entered into

between

1.	ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser”); and

2.	MAUSER BENELUX B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its office at Souvereinstraat 1, 4903RH Oosterhout, The Netherlands, registered with the trade register of Chamber of Commerce (Kamer van Koophandel) under registration number 20043110 (the “Seller”)

Recitals

A.	The Seller and the Purchaser have entered into the framework Receivables Purchase Agreement (as defined below) whereby the Seller has undertaken to sell on a daily basis and assign on a weekly basis; from time to time to the Purchaser, and the Purchaser has undertaken to accept the sale and assignment of the Dutch Receivables.

B.	On the terms and subject to the conditions of the Receivables Purchase Agreement, the parties hereto wish to assign and accept assignment of the Dutch Receivables as may be identified in the information system of the relevant Originator.

It is agreed as follows:

1.	INTERPRETATION

1.1	In this Deed (including its recitals), except so far as the context otherwise requires, words, expressions and capitalised terms used herein and not otherwise defined or construed herein shall have the meanings as defined or construed in the receivables purchase agreement signed on 23 October 2015 by, amongst others, the parties to this Deed, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Receivables Purchase Agreement”). The rules of usage and interpretation as set forth in the Receivables Purchase Agreement and all other agreements and understandings between the parties hereto contained therein shall apply to this Deed, unless otherwise provided herein.

1.2	The expression “Deed” shall herein mean this transfer deed.

1.3	This Deed expresses and describes Dutch legal concepts in English and not in their original Dutch terms. Consequently, this Deed is concluded on the express condition that all words, terms and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands.

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

2.	ASSIGNMENT

2.1	In accordance with and under the conditions set forth in the Receivables Purchase Agreement, the Seller hereby offers to assign and the Purchaser hereby agrees to accept such offer to assign and the Seller herewith assigns to the Purchaser, which the Purchaser herewith accepts by way of undisclosed assignment (stille cessie), the relevant Receivables set out in Annex 1 hereto (and not yet previously assigned), with all rights relating thereto as referred to in Clause 2 (Sale and Purchase of Receivables) of the Receivables Purchase Agreement in accordance with Article 3:94 of the Dutch Civil Code. The Seller shall cause that this Transfer Deed is registered with the offices if the Dutch tax authorities in Rotterdam, The Netherlands or any other authorized office of the Dutch tax authorities on the dates as set out in Clause 4.4 the Receivables Purchase Agreement.

2.2	The Seller represents and warrants to the Purchaser that at the date hereof the representations and warranties of Clause 14 (Representations and Warranties) of the Receivables Purchase Agreement are true and correct in all material respects.

3.	NO DISSOLUTION, NO NULLIFICATION

3.1	To the extent permitted by law, the parties hereby waive their rights pursuant to Articles 6:265 to 6:272 inclusive of the Dutch Civil Code to dissolve (ontbinden), or demand in legal proceedings the dissolution (ontbinding) of, this Deed. Furthermore, to the extent permitted by law, the parties hereby waive their rights under Article 6:228 of the Dutch Civil Code to nullify, or demand in legal proceedings the nullification of, this Deed on the ground of error (dwaling).

4.	GOVERNING LAW AND JURISDICTION

4.1	This Deed, including Clause 4.2 below any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

4.2	The parties hereto agree that the competent courts of Amsterdam, The Netherlands shall have jurisdiction with regard to any and all disputes which may arise out of or in connection with this Agreement or its execution (including in relation to a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement).

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SIGNATURES

The parties hereto have executed this Deed on the day and year first above written.

ING LUXEMBOURG S.A.

By:

Title:

MAUSER BENELUX B.V.

By:

Title:

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Annex 1

List of Dutch Receivables

Name of the Contract	Date of the Contract	Invoice No.	Debtor Name	Invoice Date	Amount	Currency

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

PART 1

FORM OF FRENCH TRANSFER DOCUMENTS

ACTE DE CESSION DE CREANCES PROFESSIONNELLES

SOUMIS AUX DISPOSITIONS DES ARTICLES

L.313-23 À L.313-34 DU CODE MONÉTAIRE ET FINANCIER

Le présent acte est régi par les dispositions des articles L. 313-23 à L. 313-34 du Code monétaire et financier et est soumis à l’ensemble des stipulations du contrat cadre de cession de créances à titre d’escompte en date du [●] (tel qu’il pourra être modifié ultérieurement) conclu notamment entre MAUSER FRANCE S.A.S. en qualité de cédant et ING Luxembourg S.A., en qualité de cessionnaire (le “Contrat Cadre”).

Les termes et expressions définis au Contrat Cadre et utilisés au présent acte auront, sauf si le contexte l’exige autrement, le sens qui leur est donné dans le Contrat Cadre.

Société cédante :

MAUSER FRANCE S.A.S., [●] de droit français, dont le siège social est situé 100 Rue Louis Blanc, 60160 Montataire, France, immatriculée au registre du commerce et des sociétés de Compiègne sous le numéro 451 764 070, dûment représentée aux fins des présentes (le “Cédant”).

Etablissement de crédit cessionnaire :

ING Luxembourg S.A., établissement de crédit et société anonyme de droit [●], dont le siège social est [●], immatriculée au [●] sous le numéro [●], dûment représentée aux fins des présentes (le “Cessionnaire”).

Le présent bordereau (le “Bordereau”) emporte cession à titre d’escompte par le Cédant au Cessionnaire des droits et titres, ainsi que des sûretés, garanties et accessoires y afférents :

(i)	des créances éligibles (Eligible Receivables for Purchase) dont il est titulaire à la dernière date d’arrêté (Cut-off Date) et qui n’ont pas encore été transférées au titre du Contrat Cadre, et identifiées sur le support électronique figurant en annexe aux présentes comprenant :

(A)	le nombre de créances vendues libellées en Euro : [ ]

(B)	le montant global des créances vendues (valeur nominale) libellées en Euro : [ ]

(ii)	des créances éligibles (Eligible Receivables for Purchase) dont il est titulaire ou dont il sera titulaire durant l’actuelle période de données (Calculation Period) et répondant aux critères suivants :

(A)	le nom du cédant (Originator) : [ ]

Schedule 6

to Receivables Purchase Agreement (Mauser)

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(B)	le type de prestation : [ ][1]

(iii)	des créances éligibles (Eligible Receivables for Purchase) dont il sera titulaire durant la prochaine période de données (Calculation Period) et répondant aux critères suivants :

(A)	le nom du cédant (Originator): [ ]

(B)	le type de prestation : [ ][2],

(les “Créances Cédées”).

Le présent acte est stipulé à ordre, transmissible par endos au profit d’un autre établissement de crédit.

Signature et cachet	Date et cachet

MAUSER FRANCE S.A.S.	ING Luxembourg S.A.

en qualité de Cédant	En qualité de Cessionnaire

Le

[RQ : IL EST NÉCESSAIRE D’ANNEXER AU BORDEREAU LA VERSION ÉLECTRONIQUE DE LA LISTE DES CRÉANCES CÉDÉES AUX TERMES DU BORDEREAU (POUR LES CRÉANCES NÉES À LA DERNIÈRE DATE D’ARRÊTÉ (CUT-OFF DATE)). CETTE LISTE DOIT COMPRENDRE DES ÉLÉMENTS SUFFISANTS D’INDIVIDUALISATION POUR CHACUNE DES CRÉANCES CÉDÉES.]

[1]	fournir tout élément d’identification, tel l’indication du débiteur, le lieu de paiement, le montant des créances ou leur évaluation et s’il y a lieu, leur échéance.
[2]	fournir tout élément d’identification, tel l’indication du débiteur, le lieu de paiement, le montant des créances ou leur évaluation et s’il y a lieu, leur échéance

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

TRANSLATION FOR INFORMATION PURPOSES ONLY

Form of a Deed of Transfer (bordereau)

ASSIGNMENT OF PROFESSIONAL RECEIVABLES

GOVERNED BY ARTICLES L.313-23 TO L.313-34 OF THE MONETARY AND

FINANCIAL CODE

This bordereau is governed by the provisions of articles L. 313-23 to L.313-34 of the French Code monétaire et financier, and is subject to the provisions of the receivables assignment agreement dated [●], as amended from time to time, entered into by and between MAUSER FRANCE S.A.S., as originator, and ING LUXEMBOURG S.A., as purchaser, (the “Agreement”).

Unless otherwise stated, words and terms appearing herein with initial capital letters which are not defined in the Agreement shall have the same meanings as ascribed to them in the Agreement.

Originator:

MAUSER FRANCE S.A.S., a French [●], having its registered office at 100 Rue Louis Blanc, 60160 Montataire, France, registered with the companies and commercial registry of Compiègne under number 451 764 070, (the “Originator”), whose representative is duly authorised for the purpose of the present Deed,

Credit institution being the Purchaser:

ING Luxembourg S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser”), whose representative is duly authorised for the purpose hereof.

The present deed (“Bordereau”) materializes the assignment (cession à titre d’escompte) by the Originator to the Purchaser of the receivables, together with all Security Interests (sûretés), guarantees (garanties) and ancillary rights (accessoires):

(i)	the Eligible Receivables for Purchase to which it has title at the preceding Cut-Off Date and which have not been previously assigned and transferred identified on the electronic support attached as appendix to the deed and including:

(A)	the number of receivables assigned denominated in Euro : [ ]

(B)	the global amount of the Assigned Receivables (Nominal Value) denominated in Euro : [ ]

(ii)	Eligible Receivables for Purchase to which it has or will have title during the current Calculation Period, and corresponding to the following criteria:

(A)	the name of the Originator: [ ]

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(B)	the description of the furnishing: [ ][3]

(iii)	Eligible Receivables for Purchase to which it will have title during the following Calculation Period, and corresponding to the following criteria:

(A)	the name of the Originator: [ ]

(B)	the description of the furnishing: [ ][4],

(the “Assigned Receivables”).

[RQ: It is necessary to attach as appendix to the Deed an electronic version of the list of Assigned Receivables originated before the Cut-off Date.]

Signature and stamp	Date and stamp

MAUSER FRANCE S.A.S.	ING LUXEMBOURG S.A.

As Originator	As Purchaser

ON

[3]	provide any identification element, such as identification of the debtor, place of payment, amount or valuation of the receivables, and, if applicable, their due date.
[4]	provide any identification element, such as identification of the debtor, place of payment, amount or valuation of the receivables, and, if applicable, their due date.

Schedule 6

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

PART 3

CANADIAN ASSIGNMENT AGREEMENT

This Canadian Transfer Agreement is made on [●] and is subject to the provisions of the Receivables Purchase Agreement entered into between, inter alios, Mauser Canada Ltd. and ING Luxembourg S.A. on 23 October 2015 (as amended, amended and restated or supplemented from time to time, the “Agreement”).

Capitalized terms and expressions used herein and not defined herein shall, unless the context requires otherwise, have the meaning ascribed to such terms and expressions in the Agreement.

Seller: Mauser Canada Ltd., a corporation incorporated under the laws of the province of New Brunswick (the “Seller”).

Purchaser: ING Luxembourg S.A. (the “Purchaser”).

In accordance with the relevant terms of the Agreement, the Seller hereby sells, transfers and assigns on the date hereof to the Purchaser, all of the Seller’s right, title and interest in and to all present and future Canadian Eligible Receivables for Purchase in accordance with and subject to the Agreement.

In accordance with the relevant terms of the Agreement, the Seller hereby makes the warranties and representations set out in Clause 14 of the Agreement in respect of such Canadian Receivables transferred hereby.

This Canadian Transfer Agreement may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

This Canadian Transfer Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS whereof, this Canadian Transfer Agreement has been executed by Mauser Canada Ltd. [by its attorney] on the date set forth below.

MAUSER CANADA LTD. [, by

its attorney MAUSER -WERKE GMBH]

By:

Name:

By:

Name:

Schedule 6

to Receivables Purchase Agreement (Mauser)

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Transfer Date:

ING LUXEMBOURG S.A.

By:

Name:

Schedule 7

to Receivables Purchase Agreement (Mauser)

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SCHEDULE 7

LIST OF DEDICATED COLLECTION ACCOUNTS PER ORIGINATOR

ORIGINATOR	IBAN	BIC	BANK
Mauser-Werke GmbH		GEBADE33	BNP Paribas, Europa Allee 12, 60327 Frankfurt am Main

NCG Buchtenkirchen GmbH		GEBADE33	BNP Paribas, Europa Allee 12, 60327 Frankfurt am Main

and any further accounts as notified from time to time in accordance with this Agreement.

Schedule 8

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 8

FORM OF SOLVENCY CERTIFICATE

From:	[Originator]
[Address]

To:	ING LUXEMBOURG S.A.
52, Route d’Esch
L-2965 Luxembourg

[Originator]

(the Originator)

We the undersigned, being duly authorised [insert respective representative] of [●], HEREBY CERTIFY that we have determined that, as of the date hereof:

(a)	the Originator has not ceased to pay its debts as they fall due, is not unable to pay its debts as they fall due, will not become unable to do so as a consequence of the Receivables Purchase Agreement to be entered into between ING LUXEMBOURG S.A. and the Originator, among others (the “RPA”) or any document related thereto, has not admitted its inability to pay its liabilities generally as they become due and its assets exceed its liabilities;

(b)	the value of the assets of the Originator at a fair valuation exceeds the debts and other liabilities (whether subordinated, contingent, unliquidated or otherwise) of the Originator, the assets of the Originator do not constitute unreasonably small capital to conduct the business in which it is engaged as such business is presently conducted and is proposed to be conducted, and the present fair saleable value of the property of the Originator would be greater than the amount that would be required to pay the probable liability of the Originator on its debts and other liabilities, subordinated, contingent, unliquidated or otherwise, as such debts and other liabilities become absolute and mature;

(c)	the Originator has not, under any applicable law, (i) resolved to enter into liquidation, (ii) filed an application for suspension of payments, bankruptcy, examinership or for a judicial reorganisation or for a moratorium, (iii) been declared bankrupt or annulled as a legal entity or been put under temporary supervision and (iv) taken any corporate action nor is any corporate action pending in relation to any of the matters specified in points (i), (ii) and (iii) above;

(d)	no order has been made, petition presented, proceedings commenced or any other step taken seeking to adjudicate it as bankrupt or insolvent or for the winding-up, examinership, dissolution, reorganisation, liquidation, arrangement, adjustment, protection, relief, composition of it or its debts, moratorium or appointment of a liquidator, receiver, receiver-manager, administrative receiver, administrator, examiner, trustee, custodian, curator or similar officer in any jurisdiction in respect of the Originator or of any or all of the assets or revenues of the Originator or a receiver being privately appointed in respect of a substantial part of any Originator’s assets;

(e)	in our opinion, the transactions which the Originator is entering into as described in the RPA and the related documents are transactions at arm’s length terms with full and fair equivalence of consideration and reciprocal obligations among the parties thereto;

Schedule 8

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(f)	in entering into the transactions as described in the RPA and the related documents, the Originator is not acting fraudulently against the rights of any of its creditors or with actual intent to hinder, delay, or defraud any entity to whom Originator is or will be indebted;

(g)	in entering into the transactions as described in the RPA and the related documents, it was not the purpose of the Originator to put assets beyond the reach of a person who is making, or may at some future time make, a claim against the Originator or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make;

(h)	the Originator is entering into the transactions as described in the RPA and the related documents (including all obligations to be assumed by the Originator in connection therewith) in good faith and for the purpose of carrying on the Issuer’s business and, in our opinion, such transactions will benefit the Originator;

(i)	the transactions contemplated by the Transaction Documents entered into by the Originator will not constitute a transaction at an undervalue, or for less than reasonably equivalent value, since the value of any consideration received by the Originator under such contract would not be significantly less than the value of any consideration provided by the Originator under such contract;

(j)	in our opinion the value of the consideration which would be received for the purchase of the Receivables and the Associated Rights if calculated in accordance with the Receivables Purchase Agreement would in all the circumstances be fair and reasonable; and

(k)	in entering into the Receivables Purchase Agreement and the transactions contemplated thereby, the Originator has not been influenced by a desire to give a preference to any person and such transactions do not have the purpose or effect of prejudicing the Originator’s general body of creditors or defrauding any creditors.

For the avoidance of doubt, this certificate is given in our capacity as authorized officers of the Originator and not in our personal capacity.

Terms defined in the RPA between amongst others the Originator and ING Luxembourg S.A. shall have the same meaning where used in this Certificate.

DATED THIS [●].

[ORIGINATOR]

Name:	Name:

Title:	Title:

Schedule 9

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 9

[RESERVED]

Schedule 10
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

SCHEDULE 10

HISTORICAL DATA OF THE ORIGINATOR PORTFOLIOS

Periods	Apr 14	Mai 14	Jun 14	Jul 14	Aug 14	Sep 14	Okt 14	Nov 14	Dez 14	Jan 15	Feb 15	Mrz 15	Apr 15	Mai 15	Jun 15	Jul 15	Aug 15	Sep 15
Rollforward																		
1. Opening Balance of Purchased Portfolio	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2. Gross Sales	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
3. Gross Dilution	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
4. Cash Received	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
11. Write Offs	0.00	[illegible]	0.00	0.00	0.00	0.00	0.00	[illegible]	0.00	0.00	[illegible]	[illegible]	0.00	0.00	0.00	0.00	0.00	[illegible]
12. Closing Balance of Purchased Portfolio	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Bonus Rollforward																		
[illegible] Dilution	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible] Dilution	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Dilution																		
17. False Dilution																		[illegible]
Reserve																		
20. Transfer to Doubtful																		
30. Doubtful																		

Periods	Apr 14	Mai 14	Jun 14	Jul 14	Aug 14	Sep 14	Okt 14	Nov 14	Dez 14	Jan 15	Feb 15	Mrz 15	Apr 15	Mai 15	Jun 15	Jul 15	Aug 15	[illegible]
Aggregate																		
Current	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
0 - 30	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
31 - 60	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
61 - 90	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
91 - 120	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Over 120	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Schedule 11

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 11

DEDICATED COLLECTION ACCOUNTS AND SECURITY INTERESTS

ORIGINATOR	IBAN	BIC	BANK	SECURITY INTEREST AGREEMENT
Mauser-Werke GmbH			BNP Paribas, Europa Allee 12, 60327 Frankfurt am Main	account pledge agreement to be entered into as per condition subsequent set out in Clause 3.3

NCG Buchtenkirchen GmbH			BNP Paribas, Europa Allee 12, 60327 Frankfurt am Main	account pledge agreement to be entered into as per condition subsequent set out in Clause 3.3

Schedule 12
to Receivables Purchase Agreement (Mauser)
EXECUTION COPY

SCHEDULE 12

FORM OF FINANCING STATEMENT (UCC)

PART 1

TEMPLATE UCC FINANCING STATEMENT

[redacted]

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1d. SEE INSTRUCTIONS: Not Applicable / ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS: Not Applicable / ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: ING Belgium SA/NV				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: Avenue Marnix 24	CITY: Brussels	STATE	POSTAL CODE: 1000	COUNTRY: Belgium

4. This FINANCING STATEMENT covers the following collateral:

See Schedule I attached hereto and made a part hereof for a description of the collateral.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Schedule 12

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

PART 2

SCHEDULE I TO UCC-1 FINANCING STATEMENT

Seller:	[Name of originator]
[Address]
[City, State Zip]

Purchaser:	ING Luxembourg S.A.
52, Route d’Esch
L-2965 Luxembourg

This Financing Statement covers the sale, transfer and assignment, under the Receivables Purchase Agreement, by Seller to the Purchaser of all right, title, interest and benefit in and to:

A.	all U.S. Receivables, future and present, together with all Associated Rights;

B.	with respect to each U.S. Receivable, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such U.S. Receivable, including, without limitation, all cash proceeds of Associated Rights with respect to such U.S. Receivable; and

C.	to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

The following capitalized terms shall have their meanings as set forth below:

“Associated Rights” means, with respect to any Receivable, all of the Seller’s rights (including accessory rights and ancillary rights), privileges, interests, benefits and claims of any nature whatsoever relating to that Receivable under the contract from which the Receivable arises (including any indemnity rights and any late payment interest that may be due), all of the Seller’s interests in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable, all guarantees, insurance or other agreements or arrangements of whatever character supporting or securing payment of such Receivables, including any Security Interest related thereto.

“Invoice” means, with respect to any Receivable, the invoice issued by the Seller to the relevant Obligor, evidencing such Receivable.

“Obligor” means an entity set out in the records of the Seller as debtor of a Receivable, obliged to make payment for the delivery of goods or provision of services evidenced by a contract for which an Invoice has been issued by the Seller (or, if different, the entity so obliged, including for the avoidance of doubt, any entity that has assumed the obligation of payment of any Invoice issued by the Seller in the ordinary course of business).

“Receivable” means any indebtedness relating to principal, costs and any other amounts (including VAT, if applicable) owed to the Seller by an Obligor as a result (directly or indirectly) of a sale of goods or a provision of services by the Seller in its ordinary course of business.

“Receivables Purchase Agreement” means the receivables purchase agreement dated as of 23 October 2015 by (among others) the Seller and the Purchaser.

“Security Interest” means, in respect of any asset, any lien, mortgage, trust, delegation of claims, pledge, fixed or floating charge, encumbrance (including any conditional sale or other title retention or extended retention of title agreement), transfer for security purposes, security interest (or agreement to create a security interest) in, on or over such asset, or third party or other guarantee (including inter alia on demand guarantee) or other preferential arrangement having the practical effect of any of the foregoing related thereto.

Schedule 12

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EXECUTION COPY

“U.S. Receivable” means any Receivable governed by the laws of any State of the United States of America, the District of Columbia, Puerto Rico or other jurisdiction of the United States.

“VAT” means (a) any tax imposed in compliance with the Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax, as amended, and; (b) any other tax of a similar fiscal nature, whether imposed in a member state of the European Union in substitution for, or in addition to, such tax, or imposed elsewhere.

Executed counterparts of the Receivables Purchase Agreement, as defined above, are on file at the offices of the Purchaser and information concerning the interests covered by this financing statement may be obtained from such office.

Schedule 13

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 13

LIST OF OBLIGORS WITH RATING

Debtor Name	EUR equivalent funding limit	Minimum Rating
Dow Chemical	10,000,000.00	BBB- by S&P (or equivalent)
BASF	7,000,000.00	BBB- by S&P (or equivalent)
Brenntag AG	4,000,000.00	BBB- by S&P (or equivalent)
Solvay SA	4,000,000.00	BBB- by S&P (or equivalent)
Shell	4,000,000.00	BBB- by S&P (or equivalent)
Bayer	3,000,000.00	BBB- by S&P (or equivalent)
Henkel	3,000,000.00	BBB- by S&P (or equivalent)
Total	2,000,000.00	BBB- by S&P (or equivalent)
Exxon	2,000,000.00	BBB- by S&P (or equivalent)
BP	2,000,000.00	BBB- by S&P (or equivalent)
Chevron	2,000,000.00	BBB- by S&P (or equivalent)

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 1

ENGLISH ORIGINATOR

THIS DEED OF POWER OF ATTORNEY is made on     October 2015

BY:

MAUSER UK LIMITED, a company incorporated under the laws of England and Wales with company number 05798825 and having its registered office at 100 New Bridge Street, London, EC4V 6JA, England (the “English Originator”);

IN FAVOUR OF:

ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser” or the “Beneficiary” or “ING Luxembourg”).

WHEREAS:

A.	By virtue of a receivables purchase agreement (the “RPA”) dated 23 October 2015 and made between, among others, the English Originator and ING Luxembourg (as amended, restated, varied, supplemented, replaced and/or novated from time to time) provision was made for the execution by the English Originator of this Power of Attorney.

B.	Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the RPA.

NOW THIS DEED WITNESSETH as follows:

1.	The English Originator irrevocably and by way of security for the performance of the covenants, conditions and undertakings on the part of the English Originator contained in the RPA HEREBY APPOINTS the Beneficiary and any receiver and/or administrator appointed from time to time in respect of the Beneficiary or its assets (each an “Attorney”) severally to be its true and lawful attorney for the English Originator and in the English Originator’s name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the preservation, protection or enjoyment of that Attorney’s interest in the Purchased Receivables originated by the English Originator and/or for carrying out the obligations imposed on the English Originator by the RPA including (without limitation) any or all of the following:

(a)	to execute, sign, seal and deliver any conveyance, assignation or transfer of the Purchased Receivables originated by the English Originator or any of them to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof;

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(b)	to do every other act or thing which the English Originator is obliged to do under the RPA or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting or transferring the interests sold thereunder in the Purchased Receivables originated by the English Originator or any or each of them and/or the English Originator’s estate right and title therein or thereto in or to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the English Originator could have done including, without limitation, any of the acts referred to in Clauses 15 or 17.3 of the RPA in respect of the English Originator; and

(c)	to exercise all the powers of the English Originator in relation to such Purchased Receivables originated by the English Originator, including, without limitation, (i) providing payment instructions or any other instructions to any Obligor in respect of a Purchased Receivable originated by the English Originator; or (ii) providing instructions to the Dedicated Collection Account Bank held in he name of the English Originator in relation to amounts representing Collections standing to the credit of the relevant Dedicated Collection Account from time to time.

2.	The rights granted to the Attorneys under this power of attorney shall only be exercisable following the occurrence of a Termination Event in respect of the English Originator that has not been remedied or waived.

3.	Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to act on behalf of the English Originator as if that substitute shall have been originally appointed Attorney by this Power of Attorney (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

4.	The English Originator hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the English Receivables by virtue of this Power of Attorney.

5.	This power of attorney, and the rights granted to the Attorneys hereunder, shall terminate automatically upon the termination and/or satisfaction of all the obligations of the English Originator under the RPA.

6.	This power of attorney and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this power of attorney or its subject matter or formation (including non-contractual disputes or claims).

THIS POWER OF ATTORNEY has been entered into as a deed and delivered on the date stated herein.

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

Signed as a deed by MAUSER UK LIMITED acting by                     , a director,

in the presence of

Name:

Signature:

Address:

Occupation:

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 2

DUTCH ORIGINATOR

THIS POWER OF ATTORNEY (volmacht) is granted on [●]

BY:

[●], a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands having its registered office at [●] and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under registration number [●] (the “Dutch Originator”);

IN FAVOUR OF:

ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser” or the “Beneficiary” or “ING Louxembourg”).

WHEREAS:

A.	By virtue of a receivables purchase agreement (the “RPA”) dated 23 October 2015 and made between, among others, the Dutch Originator and ING Luxembourg (as amended, restated, varied, supplemented, replaced and/or novated from time to time) provision was made for the execution by the Dutch Originator of this Power of Attorney.

B.	Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the RPA.

NOW THIS POWER OF ATTORNEY WITNESSETH as follows:

1.	The Dutch Originator irrevocably, unconditionally and by way of security for the performance of the covenants, conditions and undertakings on the part of the Dutch Originator contained in the RPA HEREBY APPOINTS in respect of the Dutch Originator, the Beneficiary (an “Attorney”) to be a true and lawful attorney for the Dutch Originator and in the Dutch Originator’s name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the protection, preservation or enjoyment of that Attorney’s interest in the Dutch Receivables and/or which ought to be done under the covenants, undertakings and provisions contained in the RPA including (without limitation) any or all of the following, also in cases where the Attorney act as the Dutch Originator’s counterparty or as representative of the Dutch Originator’s counterparty within the meaning of Article 3:68 of the Dutch Civil Code:

(a)	to executed and sign any assignment or transfer agreement with respect to the Dutch Receivables or any of them pursuant to which the Dutch Receivables or any of them are assigned or transferred to the Beneficiary or its successors in title or to any other person or persons entitled to the benefit thereof;

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(b)	to do every other act or thing which the Dutch Originator is obliged to do under the RPA or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting, transferring or assigning the interests sold thereunder in the Dutch Receivables or any or each of them and/or the Dutch Originator’s estate right and title therein or thereto in or to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the Dutch Originator could have done including, without limitation, any of the acts referred to in Clauses 15 or 17.3 of the RPA in respect of the Dutch Originator; and

(c)	to exercise all the powers of the Dutch Originator in relation to such Dutch Receivables, including, without limitation, (i) providing payment instructions or any other instructions to any Obligor in respect of a Purchased Receivable; (ii) providing instructions to any relevant Dedicated Collection Account Bank in relation to amounts standing to the credit of the relevant Dedicated Collection Account from time to time or (iii) sign and deliver any notices to Obligors in connection with the sale and transfer of Dutch Receivables.

2.	Each Attorney shall have the power to, from time to time, appoint a substitute who shall have power to act on behalf of the Dutch Originator as if that substitute shall have been originally appointed Attorney by this power of attorney (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3.	This power of attorney aims at the performance of a legal act (strekt tot het verrichten van een rechtshandeling) in the interest of the Attorney(s) or a third party, the power of attorney constitutes an irrevocable power of attorney within the meaning of Article 3:74 of the Dutch Civil Code, except in case of bankruptcy (faillissement) of, or the declaration of a debt settlement arrangement (schuldsaneringsregeling) of the Dutch Obligor.

4.	The Dutch Originator hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the Dutch Receivables by virtue of this power of attorney.

5.	This power of attorney, and the rights granted to the Attorneys hereunder, shall terminate automatically upon the termination and/or satisfaction of all the obligations of the Dutch Originator under the RPA.

6.	This power of attorney including the relationship between the Dutch Obligor and the Attorney and any non-contractual obligations arising out of or in connection with this power of attorney shall be governed by and construed in accordance with the laws of the Netherlands.

[Dutch Originator]

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 3

[INTENTIONALLY LEFT BLANK]

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 4

[INTENTIONALLY LEFT BLANK]

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 5

[INTENTIONALLY LEFT BLANK]

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 6

U.S. ORIGINATOR

THIS DEED OF POWER OF ATTORNEY is made on [•]

BY:

[•], a limited liability company formed in the state of [             ], United States of America, with its registered office at [•] (the “U.S. Originator”);

IN FAVOUR OF:

ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser” or the “Beneficiary” or “ING Luxembourg”).

WHEREAS:

A.	By virtue of a receivables purchase agreement (the “RPA”) dated 23 October 2015 and made between, among others, the U.S. Originator and ING Luxembourg (as amended, restated, varied, supplemented, replaced and/or novated from time to time) provision was made for the execution by the U.S. Originator of this Power of Attorney.

B.	Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the RPA.

NOW THIS POWER OF ATTORNEY WITNESSETH as follows:

1.	The U.S. Originator irrevocably and by way of security for the performance of the covenants, conditions and undertakings on the part of the U.S. Originator contained in the RPA HEREBY APPOINTS, but only following the occurrence of a Termination Event in respect of the U.S. Originator, the Beneficiary and any receiver and/or administrator appointed from time to time in respect of the Beneficiary or its assets (each an “Attorney”) severally to be its true and lawful attorney for the U.S. Originator and in the U.S. Originator’s name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the protection, preservation or enjoyment of that Attorney’s interest in the U.S. Receivables and/or which ought to be done under the covenants, undertakings and provisions contained in the RPA including (without limitation) any or all of the following:

(a)	to execute, sign, seal and deliver (using the company seal of the U.S. Originator where appropriate) any conveyance, assignation or transfer of the U.S. Receivables or any of them to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof;

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(b)	to do every other act or thing which the U.S. Originator is obliged to do under the RPA or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting or transferring the interests sold thereunder in the U.S. Receivables or any or each of them and/or the U.S. Originator’s estate right and title therein or thereto in or to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the U.S. Originator could have done including, without limitation, any of the acts referred to in Clauses 15 or 17.3 of the RPA in respect of the U.S. Originator; and

(c)	to exercise all the powers of the U.S. Originator in relation to such U.S. Receivables, including, without limitation, (i) providing payment instructions or any other instructions to any Obligor in respect of a Purchased Receivable; or (ii) providing instructions to any relevant Dedicated Collection Account Bank in relation to amounts standing to the credit of the relevant Dedicated Collection Account from time to time.

2.	Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to act on behalf of the U.S. Originator as if that substitute shall have been originally appointed Attorney by this Power of Attorney (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3.	The U.S. Originator hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the U.S. Receivables by virtue of this Power of Attorney.

4.	This power of attorney, and the rights granted to the Attorneys hereunder, shall terminate automatically upon the termination and/or satisfaction of all the obligations of the U.S. Originator under the RPA.

5.	The laws of the state of New York shall apply to this Power of Attorney and the interpretation thereof.

[U.S. Originator]

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 14

FORMS OF POWER OF ATTORNEY

PART 7

CANADIAN ORIGINATOR

THIS POWER OF ATTORNEY is made on [•]

BY:

MAUSER CANADA LTD., a company incorporated in the province of New Brunswick with limited liability (registered number [•]), and having its registered office at [•] (the “Canadian Originator”);

IN FAVOUR OF:

ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser” or the “Beneficiary” or “ING Luxembourg”).

WHEREAS:

By virtue of a receivables purchase agreement (the “RPA”) dated 23 October 2015 and made between, among others, the Canadian Originator and ING Luxembourg (as amended, restated, varied, supplemented, replaced and/or novated from time to time) provision was made for the execution by the Canadian Originator of this Power of Attorney.

Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the RPA.

NOW THIS POWER OF ATTORNEY WITNESSETH as follows:

1.	The Canadian Originator irrevocably and by way of security for the performance of the covenants, conditions and undertakings on the part of the Canadian Originator contained in the RPA HEREBY APPOINTS, but only following the occurrence of a Termination Event in respect of the Canadian Originator, the Beneficiary and any receiver and/or administrator appointed from time to time in respect of the Beneficiary or its assets (each an “Attorney”) severally to be its true and lawful attorney for the Canadian Originator and in the Canadian Originator’s name or otherwise to do any act matter or thing which any Attorney considers necessary or desirable for the protection, preservation or enjoyment of that Attorney’s interest in the Canadian Receivables and Associated Rights and/or which ought to be done under the covenants, undertakings and provisions contained in the RPA including (without limitation) any or all of the following:

(a)	to execute, sign, seal and deliver (using the company seal of the Canadian Originator where appropriate) any conveyance, assignation or transfer of the Canadian Receivables and Associated Rights or any of them to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof;

Schedule 14

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

(b)	to do every other act or thing which the Canadian Originator is obliged to do under the RPA or which that Attorney may otherwise consider to be necessary proper or expedient for fully and effectually vesting or transferring the interests sold thereunder in the Canadian Receivables and Associated Rights or any or each of them and/or the Canadian Originator’s estate right and title therein or thereto in or to the Beneficiary and its successors in title or to any other person or persons entitled to the benefit thereof (as the case may be) in the same manner and as fully and effectually in all respects as the Canadian Originator could have done including, without limitation, any of the acts referred to in Clauses 15 or 17.3 of the RPA in respect of the Canadian Originator; and

(c)	to exercise all the powers of the Canadian Originator in relation to such Canadian Receivables and Associated Rights, including, without limitation, (i) providing payment instructions or any other instructions to any Obligor in respect of a Purchased Receivable; or (ii) providing instructions to any relevant Dedicated Collection Account Bank in relation to amounts standing to the credit of the relevant Dedicated Collection Account from time to time.

2.	Each Attorney shall have the power by writing under its hand by an officer of the Attorney from time to time to appoint a substitute who shall have power to act on behalf of the Canadian Originator as if that substitute shall have been originally appointed Attorney by this Power of Attorney (including, without limitation, the power of further substitution) and/or to revoke any such appointment at any time without assigning any reason therefor.

3.	The Canadian Originator hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorneys shall lawfully do or cause to be done in and concerning the Canadian Receivables and Associated Rights by virtue of this Power of Attorney.

4.	This Power of Attorney, being coupled with an interest, is irrevocable unless the prior written consent of the Beneficiary has been obtained to revoke this Power of Attorney.

5.	This power of attorney, and the rights granted to the Attorneys hereunder, shall terminate automatically upon the termination and/or satisfaction of all the obligations of the Canadian Originator under the RPA

5.	The laws of the province of New Brunswick and the federal laws of Canada applicable therein shall apply to this Power of Attorney and the interpretation thereof.

[Canadian Originator]

Schedule 15

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 15

FORM OF VAT CERTIFICATE OF GERMAN ORIGINATORS

[Name of German Originator]

[Name of German Originator] as originator under a Receivables Purchase Agreement entered into between, inter alios, ING Luxembourg S.A. and [Name of German Originator] on 23 October 2015 (the “Receivables Purchase Agreement”) hereby confirms as originator that with regard to the period from [•] to [•] under any VAT (Umsatzsteuer) advance tax returns (Umsatzsteuervoranmeldung) either:

1.	no VAT was payable, on the grounds of the input VAT claim exceeding the output VAT obligation ( Vorsteuerüberschuss) with respect to itself; or

2.	in relation to the VAT pre-assessment period (Voranmeldungszeitraum) of [insert the respective calendar month/quarter], it has fully paid the respective VAT prepayment (Vorauszahlung) to the German tax authorities and the VAT embedded in the Receivables generated in this pre-assessment period (Voranmeldungszeitraum) was included in the VAT prepayment (Vorauszahlung) by [Name of German Originator].

[insert date]

By:
for and on behalf of [Name of German Originator]

Schedule 16

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 16

POWER OF ATTORNEY (DUTCH VAT)

Power of Attorney

The undersigned:

MAUSER BENELUX B.V., a Dutch limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its registered office at Souvereinstraat 1, 4903RH Oosterhout, The Netherlands, registered with the commercial register (Kamer van Koophandel) under registration number 20043110 and with the Dutch tax authorities under NL005931265B01 (the “Company”), hereby confirms that:

A.	ING LUXEMBOURG S.A., a company incorporated under the laws of the Grand Duchy of Luxembourg as a société anonyme, with its registered office at 52, Route d’Esch, L-2965 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-6.041 (the “Purchaser”) and the Company have entered into or will enter into a Receivables Purchase and Servicing Agreement dated on or about the date hereof, as amended, restated, varied or supplemented from time to time (the “Agreement”);

B.	Pursuant to the Agreement, the Purchaser has purchased or will purchase certain receivables (“the Purchased Receivables”) from the Company;

C.	The Purchased Receivables may include amounts of Dutch VAT due by the Company and remitted to the Dutch tax authorities; and

D.	With reference to Clause 15.15(g) of the Agreement, the Purchaser and the Company have agreed that, pursuant to the decree from the Dutch Ministry of Finance of 5 September 2003, DGB2003/4484M, the Company shall authorize the Purchaser to request (on behalf of the Company) for a refund of remitted Dutch VAT on a Purchased Receivable sold by it that becomes (partly or totally) uncollectable within in the meaning of Article 29(1) of the Dutch VAT act and to receive such VAT refund directly on a bank account held by the Purchaser.

and hereby grants an irrevocable power of attorney to and appoints:

the Purchaser, to individually on behalf of the undersigned:

(i) request for a refund of remitted Dutch VAT on a Purchased Receivables sold by the Company that becomes (partly or totally) uncollectable within the meaning of Article 29(1) of the Dutch VAT act, (ii) receive such VAT refund directly on a bank account held by the Purchaser, and (iii) do all such further things the Purchaser deems necessary in connection with the aforementioned under (i) and (ii).

The undersigned, undertakes to ratify or confirm anything which the attorney shall do or lawfully purport to do by virtue of this instrument, and shall indemnify the attorney and keep the attorney indemnified and hold harmless against any losses, suits, claims, demands, obligations, liabilities and damages which he may suffer or incur arising out of the exercise of his powers to this instrument.

The undersigned declares that this appointment also applies to situations where an Attorney (also) acts as the Company’s counterparty within the meaning of Article 3:68 of the Dutch Civil Code or as a representative of the Company’s counterparty.

This power of attorney will be valid for the duration of the Agreement and terminates upon termination of the Agreement in accordance with Clause 17 (Term; Termination) of the Agreement.

Schedule 16

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

This power of attorney and all non-contractual obligations arising from or in connection with this power of attorney, are governed by the laws of The Netherlands.

MAUSER BENELUX B.V.

Date:

Name:

Signature:

Schedule 17

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 17

FORM OF FRENCH OBLIGOR NOTICE

French - Part I

Dans les conditions prévues par les articles L. 313-23 à L. 313-35 du Code Monétaire et Financier, Mauser France SAS, une société par actions simplifiée, dont le siège social est situé 100, rue Louis Blanc, 60160 Montataire (France), immatriculée au Registre du commerce et des sociétés sous le numéro 451 764 070 RCS Compiègne, nous a cédé les créances identifiées ci-dessous, dont vous êtes débiteur envers lui.

Les créances dont vous êtes débiteur dont la cession vous est notifiée par la présente sont identifiées et individualisées par leur numéro, leur montant et la date de facture, comme indiqué à la liste ci-dessous.

[INCLURE LISTE]

Conformément aux dispositions de l’article L. 313-28 du Code Monétaire et Financier, nous vous demandons de cesser, à compter de la présente notification, tout paiement au titre de ces créances à Mauser France SAS. En conséquence, le règlement de votre dette devra être effectué par virement électronique à l’ordre de ING Luxemburg S.A. au crédit du compte bancaire n° [•].

Nous vous informons que la présente notification est effectuée conformément au contrat en langue anglaise intitulé “Receivables Purchase Agreement” conclu le [•] entre, notamment, Mauser France SAS et ING Luxemburg S.A.

[English translation for information purposes only]

Pursuant to the terms set out in articles L. 313-23 to L. 313-35 of the French Monetary and Financial Code, Mauser France SAS, a French société par actions simplifiée, the registered office of which is located at 800, rue Louis Blanc, 60160 Montataire (France), registered with the Trade and Companies Registry under number 451 764 070 RCS Compiègne has assigned to us the receivables identified below owed by you to Mauser France SAS.

The receivables held against you the assignment of which is hereby being notified to you are identified and individualized by their number, amount and invoice date, as mentioned in the list below.

[LIST TO BE INCLUDED]

In accordance with the provisions of Article L. 313-28 of the French Monetary and Financial Code, we hereby request that you to cease to make, as of the date hereof, any payment with respect to the receivables referred to above to Mauser France SAS. As a consequence, payment of these receivables shall be made in favour of ING Luxemburg S. A. by wire transfer to the credit of the bank account with number [•].

We inform you that this notice is made in conformity (i) the Receivables Purchase Agreement dated [•] entered into between, inter alia, Mauser France SAS and ING Luxemburg S.A.

Schedule 18

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SCHEDULE 18

CALCULATION AND PAYMENT REPORT

CALCULATION AND PAYMENT REPORT

Client Name

Calculation Date

Settlement Date

Monthly Transfer date

Reserve rate applicable for this settlement date on portfolio

Limited Default Reserve Rate

Dilution Reserve Rate

Yield reserve Rate

Portfolio

Base Rate

Initial Purchase Price

Deferred Purchase Price

Global Initial Purchase Price

Global Deferred Purchase Price

Global Portfolio

Instalment of CDPP to be paid

Charges paid this period	0.00
Costs	0.00
Funding costs
Administration fee
Commitment fee
Servicing Fee

Balance of the current Account

In favor of

Next Transmission Date

Next Settlement Date

Receivables Purchase Agreement (Mauser)

EXECUTION COPY

SIGNATURES

MAUSER-WERKE GMBH as Originator

By: /s/ Björn Kreiter
Name: Björn Kreiter
Title: Managing Director (Geschäftsführer)

/s/ Dr. Martin Seiling
Name: Dr. Martin Seiling
Title: Proxy Holder (Prokurist)

NCG BUCHTENKIRCHEN GMBH as Originator

By: /s/ Ernest van den Boogerd
Name: Ernest van den Boogerd
Title: Managing Director (Geschäftsführer)

/s/ Dr. Martin Seiling
Name: Dr. Martin Seiling
Title: Proxy Holder (Prokurist)

Receivables Purchase Agreement (Mauser)

EXECUTION COPY

MAUSER BENELUX B.V. as Originator

By: /s/ Ernest van den Boogerd
Name: Ernest van den Boogerd
Title: Managing Director

MAUSER UK LIMITED as Originator

By: /s/ Dr. Jürgen Scherer
Name: Dr. Jürgen Scherer
Title: Director

MAUSER FRANCE S.A.S. as Originator

By: /s/ Dr. Jürgen Scherer
Name: Dr. Jürgen Scherer
Title: Managing Director (Président)

Receivables Purchase Agreement (Mauser)

EXECUTION COPY

MAUSER ITALIA S.P.A. as Originator

By: /s/ Dr. Jürgen Scherer
Name: Dr. Jürgen Scherer
Title: Chairman of the Board of Directors (Presidente del Consiglio di Amministrazione)

MAUSER CANADA LTD. as Originator

By: /s/ Hans-Peter Schäfer
Name: Hans-Peter Schäfer
Title: Director

MAUSER USA FINANCE, LLC as Originator

By: /s/ Kay Swanda
Name: Kay Swanda
Title: President

Receivables Purchase Agreement (Mauser)

EXECUTION COPY

NATIONAL CONTAINER GROUP FINANCE, LLC as Originator

By: /s/ Kay Swanda
Name: Kay Swanda Title: President

MAUSER-WERKE GMBH as Master Servicer

By: /s/ Björn Kreiter
Name: Björn Kreiter
Title: Managing Director (Geschäftsführer)

/s/ Dr. Martin Seiling
Name: Dr. Martin Seiling
Title: Proxy Holder (Prokurist)

to Receivables Purchase Agreement (Mauser)

EXECUTION COPY

ING LUXEMBOURG S.A. as Purchaser, Transaction Administrator and Beneficiary

By: /s/ Yves Verhulat
Name: Yves Verhulat
Title: Manager Wholesale Banking Clients Corporate & Institutional Banking

/s/ Raphaël XIOL
Name: Raphaël XIOL
Title: Manager Corporate Clients & Real Estate

MAUSER HOLDING SARL as Performance Guarantor

By: /s/ Christian Storch
Name: Christian Storch
Title: Director

/s/ Laurence Goblet
Name: Laurence Goblet
Title: A Manager